As filed with the Securities and Exchange Commission on February 13, 1996
                                                   REGISTRATION NO. 33-64153


                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                AMENDMENT NO. 2
                                      TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                             WHITMAN MEDICAL CORP.
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          NEW JERSEY                      8299                    22-2246554
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
    of incorporation or         Industrial Classification      Identification
         organization)                Code Number)                 Number)

                    485 BUILDING E, U.S. HIGHWAY ONE SOUTH
                         ISELIN, NEW JERSEY 08830-3005
                                (908) 636-3640

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                RANDY S. PROTO
                    485 BUILDING E, U.S. HIGHWAY ONE SOUTH
                         ISELIN, NEW JERSEY 08830-3005
                                (908) 636-3640

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            -----------------------
                                  Copies to:
     NORMAN A. PALERMO, ESQ.                    WILLIAM P. OBERDORF, ESQ.
     NORMAN A. PALERMO, P.C.                    ROBINSON, ST. JOHN & WAYNE
     102 EAST PIKES PEAK AVENUE                 TWO PENN PLAZA EAST
     COLORADO SPRINGS, CO 80903                 NEWARK, NEW JERSEY 07105
     TELEPHONE: (719) 471-7700                  TELEPHONE: (201) 491-3300
                            -----------------------

Approximate date of commencement proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



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




                             CROSS-REFERENCE SHEET
                 Showing location in Prospectus of information
                  required by the items of Part I of Form S-4

              FORM S-4 ITEM NUMBER AND CAPTIONS                              HEADING OR LOCATION IN PROSPECTUS
              ---------------------------------                              ---------------------------------
1.     Forepart of Registration Statement and Outside Front    Facing Page; Cross Reference Sheet; Outside Front Cover Page
       Cover Page of Prospectus..............................  of Prospectus
2.     Inside Front and Outside Back Cover Pages
       of Prospectus ........................................  Inside Front and Outside Back Cover Pages of Prospectus
3.     Risk Factors, Ratio of Earnings to Fixed Charges and
       Other Information.....................................  Summary; Risk Factors; Summary Financial Information
4.     Terms of the Transaction..............................  Summary; The Special Meetings; The Merger; The Merger
                                                               Agreement; Comparison of Rights of Stockholders
5.     Pro Forma Financial Information.......................  Summary; Pro Forma Combined Financial Information
6.     Material Contacts With the Company Being
       Acquired..............................................  The Merger; Certain Relationships and Related Transactions
7.     Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters.........  *
8.     Interests of Named Experts and Counsel................  Experts; Legal Matters
9.     Disclosure of Commission Position on Indemnification
       For Securities Act Liabilities........................  *
10.    Information With Respect to  S-3 Registrants..........  *
11.    Incorporation of Certain Information by
       Reference............................................   *
12.    Information With Respect to S-2 or S-3
       Registrants...........................................  Summary; Incorporation of Certain Documents by Reference;
                                                               Information Concerning Whitman; Whitman Medical Corp
                                                               Management's Discussion and Analysis of Financial Condition
                                                               and Results of Operations; Capitalization of Whitman;
                                                               Description of Whitman Common Stock; Executive Officers and
                                                               Directors of Whitman; Security Ownership of Certain Beneficial
                                                               Owners and Management; Consolidated Financial Statements
13.    Incorporation of Certain Information by
       Reference.............................................  Incorporation of Certain Documents by Reference
14.    Information With Respect to Registrants Other Than S-2
       or S-3 Registrants....................................  *
15.    Information With Respect to S-3 Companies.............  *
16.    Information With Respect to S-2 or S-3 Companies......  *
17.    Information With Respect to Companies Other Than S-2
       or S-3 Companies......................................  Summary; Information Concerning MDJB; M.D.J.B., Inc.
                                                               Management's Discussion and Analysis of Financial Condition
                                                               and Results of Operations; Security Ownership of Certain
                                                               Beneficial Owners and Management;  Consolidated Financial
                                                               Statements
18.    Information if Proxies, Consents or Authorizations Are
       to be Solicited........................................  The Special Meetings
19.    Information if Proxies, Consents or Authorizations Are
       Note to be Solicited in an Exchange Offer.............  *

--------------------------------
*Not Applicable

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




                             Whitman Medical Corp.
                    485 Building E, U.S. Highway One South
                                   Suite 100
                           Iselin, New Jersey 08830

February 13, 1996


Dear Stockholder:


           You are cordially invited to attend the Special Meeting of the Stockholders of Whitman Medical Corp. ("Whitman") to be held at 10:00 a.m., Eastern Standard Time, on March 8, 1996, at the offices of Ernst & Young LLP,
99 Wood Avenue South, Iselin, New Jersey 08830. At such meeting, pursuant to the rules of the American Stock Exchange, Whitman stockholders will be asked to consider and approve the Merger Agreement between Whitman Medical Acquisition Corporation ("Acquisition") and M.D.J.B., Inc. ("MDJB") providing for the merger of MDJB with and into Acquisition (the "Merger"), as described in the attached Proxy Statement - Prospectus. As a result of the Merger, and subject to the approval of the Merger by the stockholders of MDJB as described in the attached Proxy Statement-Prospectus, MDJB would merge with and into Acquisition, whereby MDJB would cease to exist and each MDJB shareholder would receive Whitman common stock as consideration for his or her MDJB stock. The Merger Agreement provides that each share of MDJB common stock would be converted into the right to receive the quotient of (i) 1,250,000 shares of Whitman common stock, divided by
(ii) the total number of MDJB shares outstanding at the time the merger shall become effective. Cash will be paid in lieu of any fractional shares. Dissenting stockholders of MDJB are granted appraisal rights under the Colorado Business Corporation Act if such dissenting stockholders follow the requirements of the statute, as more fully set forth in the Merger Agreement and in the Proxy Statement-Prospectus.

           Your Board of Directors has determined, after due deliberation and discussion, that the consideration to be given to the MDJB stockholders in the Merger is fair, from a financial point of view, to the Whitman stockholders. The Board of Directors, by unanimous vote, has approved the terms of the Merger Agreement, and recommends that Whitman stockholders vote FOR the proposal to approve the Merger. Whitman Stockholders are urged to carefully review the discussion under the caption "RISK FACTORS" on page 19 of the accompanying Proxy Statement--Prospectus prior to considering the approval of the Merger.

           Approval of the Merger requires the approval of a majority of the votes cast by Whitman stockholders. Directors and certain executive officers, now holding beneficial ownership of approximately 38% of the outstanding Whitman common stock in the aggregate, have indicated that they will vote their shares of Whitman common stock in favor of approval of the Merger at the Special Meeting of Stockholders. Consummation of the Merger is subject to satisfaction of certain other conditions, including a condition subsequent to the Merger, which shall require that the 1,250,000 shares of Whitman common stock to be issued in connection with the Merger be held in escrow by Whitman until such condition subsequent is satisfied. If the condition subsequent to the Merger is not satisfied in accordance with the terms of the Merger Agreement, Whitman may rescind the Merger transaction. For more details with respect to all of the foregoing, each stockholder is urged to read the Proxy Statement-Prospectus accompanying this letter.

           At the meeting you will also be asked to consider and approve an amendment to Whitman's Certificate of Incorporation to change the name of Whitman Medical Corp. to Whitman Education Group, Inc. so as to better reflect the scope of the business of Whitman following the recent acquisition of Sanford Brown College and the proposed acquisition of MDJB pursuant to the Merger.


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




     The Notice of Meeting and the Proxy Statement-Prospectus describing the Merger and the amendment to Whitman's Certificate of Incorporation in greater detail are attached hereto. Whether or not you plan to attend, it is important that your votes of Whitman common stock are represented at the Special Meeting of Stockholders. Please give this information your careful consideration and complete, date, sign and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even though you have previously returned your proxy.


                                                   Sincerely,



                                                   Randy S. Proto
                                                   President


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




                                M.D.J.B., Inc.
                            4435 N. Chestnut Street
                       Colorado Springs, Colorado 80907

February 13, 1996


Dear Stockholder:


           You are cordially invited to attend the Special Meeting of Stockholders of M.D.J.B., Inc. ("MDJB") to be held at 10:00 a.m., Mountain Standard Time, on March 16, 1996, at 4435 N. Chestnut Street, Room
250, Colorado Springs, Colorado 80907. At such meeting, you will be asked to consider and approve the merger of MDJB into Whitman Medical Acquisition Corporation ("Acquisition"), a Delaware corporation and wholly-owned subsidiary of Whitman Medical Corp. ("Whitman"), formed for the purpose effecting the merger (the "Merger"). Following the Merger, the separate existence of MDJB shall cease and MDJB shall be merged with and into Acquisition, which shall continue its corporate existence under the laws of the State of Delaware under a name then selected by Whitman.


           As a result of the Merger, and subject to the procedures described in the attached Proxy Statement- Prospectus, each of the outstanding shares of MDJB common stock shall be converted into the right to receive the quotient of
(i) 1,250,000 shares of Whitman common stock, divided by (ii) the total number of MDJB shares outstanding at the time the Merger shall become effective.

           Your Board of Directors has determined, after due deliberation and discussion, that the Merger is in the best interest of the stockholders of MDJB and that the consideration to be given to the MDJB stockholders in the Merger is fair, from a financial point of view. The Board of Directors, by unanimous vote, has approved the terms of the merger agreement, and recommends that MDJB stockholders vote FOR the proposal to approve the Merger. MDJB Stockholders are urged to carefully review the discussion under the caption "RISK FACTORS" on page 19 of the accompanying Proxy Statement--Prospectus prior to considering the approval of the Merger.

           Approval of the Merger requires the approval of a majority of the votes cast by MDJB stockholders. Directors and certain executive officers, holding approximately 66% of the outstanding MDJB common stock in the aggregate, have agreed that they will vote their shares of MDJB common stock in favor of approval of the Merger at the Special Meeting of Stockholders. Consummation of the Merger is subject to satisfaction of certain other conditions, including a condition subsequent to the Merger, which shall cause the 1,250,000 shares of Whitman common stock to be issued in connection with the Merger, to be held in escrow by Whitman until such condition subsequent is satisfied. If the condition subsequent to the Merger is not satisfied in accordance with the terms of the Merger Agreement, Whitman may rescind the Merger transaction. For more details with respect to all of the foregoing, each Stockholder is urged to read the Proxy Statement-Prospectus accompanying this letter.



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




           The Notice of Meeting and the Proxy Statement-Prospectus describing the Merger in greater detail are attached hereto. Whether or not you plan to attend, it is important that your votes of MDJB common stock are represented at the Special Meeting of Stockholders. Please give this information your careful consideration and complete, date, sign and return promptly your proxy card in the enclosed envelope. You may attend the meeting and vote your shares in person if you wish, even though you have previously returned your proxy.





                                       Sincerely,



                                        David D. O'Donnell
                                        President and Chairman of the Board

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




                             Whitman Medical Corp.
                    485 Building E, U.S. Highway One South
                                   Suite 100
                           Iselin, New Jersey 08830

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                     to be held March 8, 1996


TO THE STOCKHOLDERS OF WHITMAN MEDICAL CORP.


           NOTICE IS HEREBY GIVEN that a special meeting of the holders of common stock ("Special Meeting") of Whitman Medical Corp. ("Whitman"), a New Jersey corporation, will be held at 10:00 a.m. Eastern Standard Time on Friday, March 8, 1996 at the offices of Ernst & Young LLP, 99 Wood Avenue South, Iselin, New Jersey 08830 for the purpose of considering and voting upon:


           1. The approval and adoption of the Agreement and Plan of Merger ("Merger Agreement"), dated as of September 12, 1995, between and among Whitman, Whitman Medical Acquisition Corporation ("Acquisition") and MDJB, Inc. ("MDJB"), including the merger (the "Merger") of MDJB with and into Acquisition, and all the other transactions contemplated thereby;

           2. The approval and adoption of an amendment to the Certificate of Incorporation of Whitman (the "Charter") to change the name of Whitman from Whitman Medical Corp. to Whitman Education Group, Inc.; and

           3. Such other matters as may properly come before the Special
Meeting.


     Only Stockholders of record at the close of business on January 26, 1996 are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Your attention is directed to the accompanying Proxy Statement-Prospectus for greater detail concerning the proposals described above.


           Whether or not you plan to attend the meeting, please complete, date, sign and return promptly your proxy card in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person if you wish.

           The Whitman Board of Directors unanimously recommends that stockholders vote for the proposals to approve and adopt the Merger Agreement and to amend the Charter of Whitman to change its name. Management has no present intention to bring any other business before the Whitman stockholders at the Special Meeting.

           The transactions contemplated by the Merger do not require that any Whitman stockholder send in his Whitman stock certificates for surrender and exchange.

                                            By Order of the Board of Directors


February 13, 1996                           Joseph Lichtenstein, Secretary

Iselin, New Jersey

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




                                M.D.J.B., Inc.
                            4435 N.Chestnut Street
                       Colorado Springs, Colorado 80907

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       to be held March 16, 1996


TO THE STOCKHOLDERS OF MDJB, INC.


           NOTICE IS HEREBY GIVEN that a special meeting of holders of common stock ("Special Meeting") of M.D.J.B., Inc. ("MDJB"), a Colorado corporation, will be held at 10:00 a.m., Mountain Standard Time, on Saturday, March 16, 1996, at 4435 N. Chestnut Street, Room 250, Colorado Springs, Colorado 80907, for the purpose of considering and voting upon:


     1. The approval and adoption of the Agreement and Plan of Merger ("Merger Agreement"), dated as September 12, 1995, between and among Whitman Medical Corp. ("Whitman"), Whitman Medical Acquisition Corporation ("Acquisition") and MDJB including the merger (the "Merger") of MDJB with and into Acquisition, and the transactions contemplated thereby; and

     2.     Such other matters as may properly come before the Special Meeting.


     Only stockholders of record at the close of business on January 26, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof. Your attention is directed to the accompanying Proxy Statement-Prospectus for greater detail concerning the Merger.


     Whether or not you plan to attend the meeting, please complete, date, sign and return promptly your proxy card in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person if you wish.

     The MDJB Board of Directors unanimously recommends that stockholders vote for the proposal to approve and adopt the Merger Agreement. Management has no present intention to bring any other business before the MDJB stockholders at the Special Meeting.

     Please do not send in your MDJB stock certificates at this time. If the Merger is consummated, you will receive transmittal instructions for the surrender and exchange of your MDJB stock certificates from the exchange agent shortly after the Special Meeting.

                                           By Order of the Board of Directors



                                           William E. Ayen, Secretary

February 13, 1996

Colorado Springs, Colorado


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





                SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1996

                                M.D.J.B., INC.
                                PROXY STATEMENT
                     For a Special Meeting of Stockholders

                        to be held on March 16, 1996



                             WHITMAN MEDICAL CORP.
                          PROXY STATEMENT-PROSPECTUS
                     For a Special Meeting of Stockholders

                        to be held on March 8, 1996

    This Proxy Statement-Prospectus ("Proxy Statement-Prospectus") is being furnished to the stockholders of MDJB, Inc. ("MDJB") in connection with the olicitation of proxies by the MDJB Board of Directors (the "MDJB Board") for use at a special meeting of holders of MDJB common stock to be held at 4435 N. Chestnut Street, Room 250, Colorado Springs, Colorado 80907 on Saturday,
March 16, 1996, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof (the "MDJB Special Meeting").

     At the MDJB Special Meeting, the stockholders of record of MDJB common stock, no par value per share ("MDJB Stock"), as of the close of business on January 26, 1996 (the "MDJB Stockholders") will consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of September 12, 1995 between and among Whitman Medical Corp. ("Whitman"), Whitman Medical Acquisition Corporation ("Acquisition") and MDJB (the "Merger Agreement"), including, but not limited to, the merger of MDJB with and into Acquisition, with Acquisition thereafter continuing its corporate existence under the laws of the State of Delaware under a name selected by Whitman following the Merger. These and the other transactions set forth in the Merger Agreement are more fully described herein. A copy of the Merger Agreement is attached to this Proxy Statement-Prospectus as Annex A. Pursuant to the Merger Agreement, and subject to the provisions set forth therein, each of the outstanding shares of MDJB Stock shall be converted into the right to receive the quotient of (i) 1,250,000 shares of Whitman common stock, no par value ("Whitman Stock"), divided by (ii) the total number of shares of MDJB Stock outstanding at the time the Merger shall become effective (the "Effective Time"). Cash will be paid in lieu of any fractional shares. It is expected that the Effective Time shall occur, and the Merger shall close, as soon as practicable after the Special Meetings of the MDJB Stockholders and the stockholders of Whitman as hereinafter described.

     This Proxy Statement-Prospectus is also being furnished to the stockholders of Whitman in connection with the solicitation of proxies by the Whitman Board of Directors (the "Whitman Board") for use at a special meeting of holders of Whitman Stock (the "Whitman Stockholders"), to be held at the offices of Ernst & Young LLP, 99 Wood Avenue South, Iselin, New Jersey 08830 on Friday, March 8, 1996, at 10:00 a.m., Eastern Standard Time, and at any adjournment or postponement thereof (the "Whitman Special Meeting"). The closing of the Merger is subject, however, to the satisfaction of a certain conditions, including a condition subsequent, described more fully herein and in the Merger Agreement, which shall cause the consideration to be paid to MDJB Stockholders in connection with the Merger (the "Merger Consideration") to be held in escrow by Whitman until the condition subsequent is satisfied. If this condition subsequent is not satisfied, Whitman shall have the right to rescind the Merger transaction. Both the MDJB Stockholders and the Whitman
Stockholders are urged to read this Proxy Statement-Prospectus in full to become familiar with the terms of the Merger Agreement, and the possibility that the Merger transaction contemplated thereby may, under certain circumstances, be rescinded.


     This Proxy Statement-Prospectus also serves as a Prospectus of Whitman under the Securities Act of 1933, as amended (the "Securities Act") for the issuance of 1,250,000 shares of Whitman Stock in the Merger

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




(representing approximately 28.4% of the currently outstanding shares of Whitman Stock). On December 26, 1995, the closing sale price of Whitman Stock as reported by the American Stock Exchange ("AMEX") was $7.00 per share. There is presently no trading market for the MDJB Stock. This Proxy Statement-Prospectus and the accompanying Notices of Special Meetings and appropriate proxy cards for each corporation are first being mailed to MDJB Stockholders and Whitman Stockholders, respectively, on or about February 15, 1996.


THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT-PROSPECTUS. THE PROPOSED MERGER IS A COMPLEX TRANSACTION. STOCKHOLDERS OF EACH CORPORATION ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT-PROSPECTUS IN ITS ENTIRETY.


SEE "RISK FACTORS" ON PAGE 19 OF THIS PROXY STATEMENT-PROSPECTUS FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED PRIOR TO AN INVESTMENT IN WHITMAN COMMON STOCK.


THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The date of this Proxy Statement-Prospectus is ________ __, 1996.



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





       NO PERSON IS AUTHORIZED BY WHITMAN OR MDJB TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN ANY INFORMATION OR REPRESENTATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS, IN CONNECTION WITH THE OFFERING AND THE SOLICITATION MADE BY THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES, IN ANY JURISDICTION IN WHICH A SOLICITATION OR OFFERING MAY NOT LAWFULLY BE MADE.

       NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL IMPLY THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF WHITMAN OR MDJB SINCE THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Under the rules and regulations of the Securities and Exchange Commission (the "SEC"), the solicitation of MDJB Stockholders to approve the Merger Agreement constitutes an offering of Whitman Stock to be issued in conjunction with the Merger. Accordingly, Whitman has filed with the SEC a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act with respect to such offering. This Proxy Statement-Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Copies of the Registration Statement are available from the SEC, upon payment of prescribed rates. Statements contained in this Proxy Statement-Prospectus or in any document incorporated by reference in this Proxy Statement-Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     Whitman is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, proxy statements, reports and other information are filed with the SEC by Whitman. Material filed by Whitman can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (Seven World Trade Center, 13th Floor, New York, New York 10048), and copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.





                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     Whitman incorporates herein by reference (a) Whitman's Annual Report on Form 10-K for the year ended March 31, 1995, as amended on Form 10-K/A as filed with the Commission on January 19, 1996, and as further amended on Form 10-K/A-1 as filed with the Commission on February 13, 1996, File No. 1-13722 (b) Whitman's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995 as amended on Form 10-Q/A as filed with the Commission on January 19, 1996, and as further amended on Form 10-Q/A-1 as filed with the Commission on February 13, 1996, File No. 1-13722 (c) Whitman's Current Report on Form 8-K dated September 12, 1995, File No. 1-13722, (d) Whitman's Current Report on Form 8-K dated December 21, 1994, as amended on Form 8 as filed with the Commission on February 22, 1995, as further amended on Form 8-K/A-1 as filed with the Commission on January 19, 1996, and as further amended on Form 8-K/A-2 as filed with the Commission on February 13, 1996, File No. 1-13722, and (e) the description of


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




Whitman's Stock contained in Whitman's Registration Statement on Form 8-A dated April 10, 1995. See "DESCRIPTION OF WHITMAN COMMON STOCK."


     THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THERE WILL BE PROVIDED WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A PROXY STATEMENT-PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED HEREIN BY REFERENCE (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED THEREIN BY REFERENCE). REQUESTS SHOULD BE DIRECTED TO JOSEPH LICHTENSTEIN, SECRETARY, WHITMAN MEDICAL CORP., 485 BUILDING E, U.S. HIGHWAY ONE SOUTH, ISELIN, NEW JERSEY 08830 (TELEPHONE (908) 636-3640). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS IN ADVANCE OF THE SPECIAL MEETING TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES, ANY SUCH REQUEST SHOULD BE MADE BY
MARCH 1, 1996.


     All reports and definitive proxy or information statements filed by Whitman pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement-Prospectus and prior to the termination of the offering of the Whitman Stock to which this Proxy Statement-Prospectus relates shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

     ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS RELATING TO WHITMAN HAS BEEN SUPPLIED BY WHITMAN, AND ALL INFORMATION RELATING TO MDJB HAS BEEN SUPPLIED BY MDJB. NEITHER WHITMAN NOR MDJB WARRANTS THE ACCURACY OR COMPLETENESS OF INFORMATION RELATING TO THE OTHER PARTY.


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




                               TABLE OF CONTENTS

SUMMARY..................................................................   7

RISK FACTORS.............................................................  19

WHITMAN MEDICAL CORP.....................................................  23

M.D.J.B., INC............................................................  24

THE SPECIAL MEETINGS.....................................................  24

THE PROPOSED TRANSACTIONS
       Amendment to Whitman's Charter....................................  28
       The Merger........................................................  28

THE MERGER AGREEMENT.....................................................  40

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.......................  53

INFORMATION CONCERNING WHITMAN...........................................  58
       WHITMAN MEDICAL CORP SELECTED  HISTORICAL CONSOLIDATED FINANCIAL
           DATA..........................................................  65
       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPERATIONS ....................................  67
       Executive Officers and Directors of Whitman.......................  75
       Security Ownership of Certain Beneficial Owners and Management....  78
       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS....................  81

INFORMATION CONCERNING MDJB..............................................  82
       M.D.J.B., INC SELECTED CONSOLIDATED FINANCIAL DATA................  89
       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
           AND RESULTS OF OPEATIONS......................................  90
       Security Ownership of Certain Beneficial Owners and Management....  95

CAPITALIZATION OF WHITMAN................................................  96

DESCRIPTION OF WHITMAN COMMON STOCK......................................  97

COMPARISON OF RIGHTS OF STOCKHOLDERS OF WHITMAN AND MDJB.................  98

OTHER MATTERS............................................................ 105

STOCKHOLDER PROPOSALS.................................................... 105

EXPERTS.................................................................. 105



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                                       5

LEGAL MATTERS............................................................ 105

OTHER BUSINESS AT THE SPECIAL MEETINGS................................... 105

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS............................... F-1


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                                       6

                                    SUMMARY

The following is a summary of certain information contained elsewhere in this Proxy Statement-Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement-Prospectus, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement-Prospectus and the attached Annexes in their entirety.


RISK FACTORS

     The decision to vote for or against the adoption of the Merger Agreement should be made only after consideration of a number of factors relating to Whitman and MDJB. See "Risk Factors."

THE PARTIES

     Whitman is engaged in the operation of 20 proprietary career-oriented degree and non-degree granting post secondary schools. Through its wholly-owned subsidiary, Ultrasound Technical Services, Inc., Whitman owns and operates the Ultrasound Diagnostic School ("UDS"), believed by Whitman management to be the largest school in the United States for the training of sonographers for the field of medical diagnostic ultrasound. Through its wholly-owned subsidiary, Sanford Brown College, Inc., the Company owns and operates Sanford-Brown College, a post-secondary school which offers health care and business degree and non-degree programs. Through April 30, 1995, Whitman Stock was traded over-the-counter. Commencing May 1, 1995, Whitman Stock began trading on the American Stock Exchange ("AMEX") (symbol: "WIX"). Whitman is headquartered at 485 Building E, U.S. Highway One South, Iselin, New Jersey 08830 (telephone: 908-636-3640).

     MDJB is the sole shareholder of Colorado Technical University, Inc., which operates Colorado Tech as a for-profit, private educational institution offering college degree programs in engineering, computer science and management. MDJB is headquartered on the campus of Colorado Tech, 4435 N. Chestnut Street, Colorado Springs, Colorado 80907 (telephone 719-598-0200).

THE SPECIAL MEETINGS AND VOTES REQUIRED


     The Special Meeting (including any adjournments or postponements thereof) for Whitman Stockholders (the "Whitman Special Meeting") will be held for Whitman Stockholders on March 8, 1996 at the offices of Ernst & Young LLP, 99 Wood Avenue South, Iselin, New Jersey 08830. Only holders of record of Whitman Stock at the close of business on January 26, 1996 (the "Whitman Record Date") will be entitled to notice of, and to vote at, the Whitman Special Meeting. At the Whitman Special Meeting, Whitman Stockholders will be asked to consider and vote on (i) the approval and adoption of the Merger Agreement and the transactions contemplated thereby, (ii) the approval and adoption of an amendment to Whitman's Certificate of Incorporation (the "Charter") to change the name of Whitman to Whitman Education Group, Inc., and (iii) such other matters as may properly come before the Whitman Special Meeting.

     The Special Meeting (including any adjournments or postponements thereof) for MDJB Stockholders (the "MDJB Special Meeting") will be held for MDJB Stockholders on March 16, 1996 at 4435 N. Chestnut Street, Room 250,
Colorado Springs, Colorado 80907. Only holders of MDJB Stock at the close of business on January 26, 1996 (the "MDJB Record Date") will be entitled to notice of, and to vote at, the MDJB Special Meeting. At the MDJB Special Meeting, MDJB Stockholders will be asked to consider and to vote on (i) the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and (ii) such other matters as any properly come before the MDJB Special Meeting.


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




       The affirmative vote of the holders of a majority of the votes cast by the Whitman Stockholders and the MDJB Stockholders, respectively, are required for approval of the Merger Agreement. The consideration and vote by the Whitman Stockholders and MDJB Stockholders, respectively, on the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby is referred to herein as the "approval of the Merger." The approval of the Merger by the Whitman Stockholders and the MDJB Stockholders, respectively, will constitute approval and adoption of the Merger Agreement and each of the transactions contemplated by the Merger Agreement, as more fully described herein. Following the Merger, MDJB will cease to exist as a separate corporate entity.

       The affirmative vote of the holders of a majority of the votes cast by the Whitman Stockholders is required to approve the amendment to Whitman's Charter to change its name to Whitman Education Group, Inc.


       As of the Record Date, there were 4,395,762 shares of Whitman Stock outstanding, of which 1,587,197 shares, or approximately 36%, were beneficially owned by directors and executive officers of Whitman and their respective affiliates, all of whom have indicated that they will vote their shares Whitman Stock for the approval of the Merger.


       As of the Record Date, there were 1,074,847 shares of MDJB Stock outstanding, of which 788,084 shares or approximately 73% were beneficially owned by directors and executive officers of MDJB and their respective affiliates. Each of David D. O'Donnell, President of MDJB, and the Marilyn O. Sullivan Family Trust (collectively, the "Controlling Stockholders"), who own in the aggregate 709,000 shares (approximately 66%) of the outstanding MDJB Stock, have entered into stockholder agreements with Whitman pursuant to which they are required to vote the shares of MDJB Stock held by them for the approval of the Merger (the "Stockholder Agreements").

       A shareholder of either Whitman or MDJB, respectively, may revoke a proxy at any time before it is voted by the filing of an instrument revoking the proxy or of a duly executed proxy bearing a later date with the Secretary of the respective corporation prior to or at the respective corporation's Special Meeting, or by attending the respective Special Meeting and voting in person. Attendance at either Special Meeting will not by itself constitute revocation of a proxy.

THE MERGER

       General. The Merger Agreement provides that MDJB will merge into Acquisition, with Acquisition being the surviving entity. See "THE MERGER" -- Background of the Merger" and the Annex A for a copy of the Merger Agreement.


       Merger Consideration -- Whitman Stock. The Merger Agreement provides that, at the effective time of the Merger (the "Effective Time") and subject to the condition subsequent set forth therein, each share of MDJB Stock will be converted into the right to receive the quotient of (i) 1,250,000 shares of Whitman Stock divided by (ii) the total number of MDJB Stock outstanding at the Effective Time. See "THE MERGER - Merger Consideration."

       No fractional shares of Whitman Stock will be issued to MDJB Stockholders upon surrender of their certificates representing MDJB Stock in connection with the Merger. In lieu thereof, MDJB Stockholders will be entitled to a cash payment for fractional shares (hereinafter the 1,250,000 shares of Whitman Stock and cash payments for fractional shares of Whitman Stock shall be referred to as the "Merger Consideration").

       Exchange Procedures. Shortly after each of the MDJB Special Meeting and the Whitman Special Meeting, Continental Stock Transfer and Trust Company, Whitman's tranfer agent (the "Exchange Agent") will send to each MDJB Stockholder who is a shareholder of record as of five business days prior to the MDJB Special Meeting date,

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                                       8
the forms necessary for the exchange of MDJB Stock for Whitman Stock, in accordance with the allocation of the Merger Consideration set forth in the Merger Agreement. By complying with the instructions set forth on such forms and annexing their MDJB Stock thereto and returning the entire package to the Exchange Agent, the MDJB Stockholder will have fulfilled his or her obligations to receive the appropriate number of shares of Whitman Stock from the Exchange Agent. In accordance with the terms of the Merger Agreement, the Whitman Stock to be delivered to each of the MDJB Stockholders, will be held in escrow by Whitman pending the satisfaction of the condition subsequent to the Merger. SEE "THE MERGER-Whitman's Right of Rescission."

       Recommendation of the MDJB Board. In approving the Merger Agreement, MDJB's Board considered a number of factors, including but not limited to, the terms and conditions of the Merger Agreement, the historical and prospective business of each of Whitman and MDJB, and presentations from and a review of the terms of the Merger Agreement with MDJB's executive officers and counsel for MDJB. During this period, the MDJB Board considered the premium to be paid for each share of MDJB Stock as compared to the most recent valuation of the MDJB Stock performed in March 1995, the ramifications of a proposed business combination with Whitman, the financial conditions, results of operations, business prospects (including financial prospects) and strategic objectives of MDJB, as well as the risks involved in achieving those prospects and objectives in view of current industry, economic and market conditions, the experience and qualifications of Whitman's management, and the absence of negative tax consequences to MDJB Stockholders in structuring the Merger as an exchange of MDJB Stock for Whitman Stock. In view of the various factors considered by MDJB's Board, the Board did not deem it practicable to assign relative weights to the various factors considered. Nor did the MDJB Board feel it necessary to seek the advice of any outside financial consultants, at minimum fees far in excess of what the MDJB Board believed that MDJB Stockholders would deem prudent to pay. The MDJB Board did not believe that such additional expense was warranted, merely to have such outside consultants confirm the fairness, from a financial point of view, of the Merger to MDJB Stockholders, when such conclusion was already obvious as a result of the analysis of the MDJB Board and MDJB's executive officers. The MDJB Board has unanimously approved the proposed Merger and recommends to the MDJB Stockholders that they vote FOR the Merger at the MDJB Special Meeting, either by proxy or in person. See "THE MERGER - Recommendations of the Board of Directors and Reasons for MERGER" and "-Conflicts of Interest."

       Conditions to the Merger; Condition Subsequent to the Merger. The obligations of Whitman and MDJB to consummate the transactions contemplated by the Merger Agreement are subject to various conditions, including, but not limited to, obtaining approval from a majority of the Stockholders at each of the MDJB and Whitman Special Meetings, obtaining all necessary regulatory approvals, including, but not limited to, the approval of the SEC of the Form S-4 Registration Statement of which this Proxy Statement-Prospectus forms a part (the "Registration Statement"), and the approval of the AMEX for the additional listing of up to 1,250,000 shares of Whitman Stock to be issued in connection with the Merger. In addition to customary conditions precedent to closing, such as the absence of any breach of a representation or warranty made by any party to the Merger Agreement, and the satisfaction of all customary conditions precedent to the closing of the Merger relating to the operation of MDJB following the execution of the Merger Agreement, it will be a condition to the obligations of Whitman to consummate the Merger that, as of the Effective Time, holders of no more than three percent (3%) of the MDJB Stock shall have filed a notice of an intention to dissent and seek appraisal rights under the Colorado Business Corporation Act ("CBCA"), that Whitman will have received a letter from its independent auditors concurring with Whitman management's conclusion as to the appropriateness of pooling of interest accounting treatment for the Merger, that MDJB shall be in compliance with certain regulations promulgated under the Higher Education Act of 1965, as amended (the "HEA") and that David D. O'Donnell shall execute an employment agreement with Acquisition in the form attached to the Merger Agreement. See "THE MERGER AGREEMENT- Conditions to Whitman's and Acquisition's Obligations."


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




       The regulations promulgated under the HEA provide that the consummation of the Merger will result in a change of control of Colorado Tech and, as a consequence, the loss of Colorado Tech's certification to participate in funding under Title IV of the HEA ("Title IV Programs"). Representatives of each of Whitman and MDJB will submit the requisite applications and supporting documents necessary to obtain certification of Acquisition for participation in Title IV Programs as soon as practicable following the Merger (the "Condition Subsequent"). The Merger Agreement provides that if the United States Department of Education (the "ED"), has advised Whitman or Acquisition in writing within a period of 120 days following the closing of the Merger (which may be extended unilaterally by Whitman or Acquisition for an additional period of up to 120 days) that it does not intend to certify, whether absolutely or provisionally (the "Certification"), Acquisition for participation in Title IV Programs, and after diligently pursuing an appeal of such decision for an additional 30 days, Whitman has been unsuccessful in securing the Certification, whether absolutely or provisionally, of Acquisition for participation in Title IV Programs, Whitman shall rescind the Merger by giving written notice thereof to each of the MDJB Stockholders (the "Rescission Right"). Within ten (10) days of the date of Whitman's Rescission Right notice, Whitman shall, among other things, (i) deliver to the former MDJB Stockholders all of the outstanding capital stock of Acquisition so that each MDJB Stockholder receives such number of shares of Acquisition capital stock as equal his or her percentage in MDJB immediately prior to the Merger and (ii) cancel each share of Whitman Stock comprising a portion of the Merger Consideration then held in escrow by Whitman or the Exchange Agent. After giving effect to the exercise of the Rescission Right, Acquisition will be a corporation having identity of share ownership (both as to individual shareholders and as to ownership percentage) as that of MDJB preceding the Merger. "THE MERGER AGREEMENT-- Whitman's Right of Rescission."

       ED Certification Period and Post-Rescission Period. The Merger Agreement provides that during the ED Certification Period, Whitman will provide Acquisition with advances of up to the amount of the funding Colorado Tech would have received under Title IV Programs in the absence of Colorado Tech's termination from eligibility for funding under Title IV Programs as a result of the Merger (the "Advances"). In the event the Condition Subsequent is not satisfied, Whitman will continue to provide the Advances (on terms substantially similar to that provided by Whitman during the ED Certification Period) for a period of 120 days following the date of Whitman's notice of exercise of the Rescission Right (the "Post-Rescission Funding Period"). All Advances made by Whitman during the ED Certification Period and the Post-Rescission Funding Period shall be repaid from accounts receivable of Acquisition or Colorado Tech received by virtue of Title IV Program funding that would have been collected by Colorado Tech in the absence of the change of control resulting from the Merger and that are collected following Whitman's exercise of the Rescission Right, with any remaining balance of the Advances payable over a three (3) year term. See "THE MERGER -- Whitman's Right of Rescission," and "THE MERGER AGREEMENT -- Condition Subsequent to Obligations of Whitman and Acquisition."


       Termination. The Merger Agreement may be terminated at any time prior to the Effective Time by the Board of Directors of either MDJB or Acquisition if the closing date shall not have taken place prior to March 29, 1996; by the Board of Directors of Acquisition or MDJB at any time prior to the closing date if (i) a material condition to such party's performance under the Merger Agreement or a covenant of the other party shall not be fulfilled prior to the closing date or on such other date for the fulfillment of such covenant or condition, (ii) a material breach of the Merger Agreement shall be made by the other party, or (iii) certain events having a material adverse effect shall have occurred to any of the parties. Additionally, Acquisition may terminate the Merger Agreement if on the basis of a meeting with officials from ED, Acquisition reasonably believes that, upon the closing of the Merger, Colorado Tech will not be certified for participation in Title IV Programs. See "THE MERGER -- Termination."


       Conflicts of Interests. It is condition precedent to the Merger Agreement that David O'Donnell, President of MDJB, execute the form of employment agreement appended to the Merger Agreement (the "Employment Agreement"). The Employment Agreement provides for Mr. O'Donnell to serve as President of Acquisition and has a three year term. Mr. O'Donnell will be compensated at the annual rate of $145,000 for his services as

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




President of Acquisition, subject to annual review. The Employment Agreement also provides for the grant by Whitman of a stock option under Whitman's Incentive Stock Option Plan to purchase 75,000 shares of Whitman Stock. The Option has a term of 10 years and provides for vesting in full at the expiration of three years from the date of grant, subject to earlier vesting if Mr. O'Donnell is terminated without cause by Acquisition. The Employment Agreement further provides that Mr. O'Donnell is eligible for an annual bonus of up to 50% of his base salary as determined by the board of directors of Acquisition based on the satisfaction of a performance plan agreed upon by Acquisition and Mr. O'Donnell for the preceding year. The Employment Agreement also contains customary confidentiality, non-compete and indemnification provisions. See "THE MERGER-Conflicts of Interest."

       Appraisal Rights. Subject to compliance with procedures set forth in
Article 113 of the CBCA, the full text of which is attached as Annex B, MDJB Stockholders are entitled to appraisal rights in connection with the Merger. Any notice of intention to demand an appraisal must be made and delivered in writing to Whitman by the record holder prior to the vote on the Merger by MDJB Stockholders at the MDJB Special Meeting. Failure to take any of these steps required under Article 113 of the CBCA on a timely basis may result in a loss of appraisal rights. See "THE MERGER-Appraisal Rights."

       Summary of Income Tax Consequences. Under current federal income tax law and regulations, it is expected that the Merger should be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that Whitman and MDJB will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and that no gain or loss should be recognized by MDJB Stockholders to the extent they receive Whitman Stock solely in exchange for MDJB Stock, except for cash received (and taxed as capital gain or loss) in lieu of a fractional share interest in Whitman Stock. If a MDJB Stockholder receives cash in the Merger because the MDJB Stockholder exercised and perfected appraisal rights under Colorado law, gain or loss will be recognized by the Stockholder to the extent of the difference between the amount of cash received and the adjusted tax basis of the MDJB Stockholder in the MDJB Stock surrendered in the transaction. Unless dividend treatment applies, gain or loss will be a capital gain or loss if the shares of MDJB Stock are held as a capital asset. No gain or loss will be recognized by Whitman, Acquisition or MDJB in the Merger. For a more complete description of federal income tax consequences of the Merger, see "THE MERGER -- Certain Federal Income Tax Consequences."

       Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each MDJB Stockholder, each stockholder should consult a tax advisor concerning the applicable federal, state, local and foreign tax consequences of the Merger.

       Accounting Treatment. The Merger of Acquisition and MDJB is intended to be accounted for as a pooling of interest. See "THE MERGER-Accounting Treatment" and "UNAUDITED PRO FORMA FINANCIAL INFORMATION."

       AMEX Listing. Since acceptance of the Whitman Stock comprising the Merger Consideration for listing on the AMEX is a condition to the Merger, a listing application will be made to AMEX. Approval of such application will be subject to AMEX listing requirements and compliance with applicable securities laws. See "THE MERGER-AMEX Listing."

THE WHITMAN CHARTER AMENDMENT

       On November 8, 1995, the Board of Directors of Whitman unanimously approved and recommended that Whitman Stockholders consider and approve an amendment to Article 1 of Whitman's Certificate of Incorporation (the "Charter") to change the name of Whitman from Whitman Medical Corp. to "Whitman Education Group, Inc."

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




The Board of Directors believes that the change in Whitman's corporate name will better reflect the scope of Whitman's business and still allow the general public to continue to distinctively identify Whitman.

       The Board of Directors recommends a vote "FOR" the proposal to change the name of Whitman. The affirmative vote of a majority of the outstanding shares of Whitman Stock entitled to vote at the Whitman Special Meeting will be necessary for approval of the Charter amendment.

MARKET PRICE DATA

       Through April 30, 1995, Whitman Stock was traded in the over-counter market on the National Association of Securities Dealers Automated Quotation ("NASDAQ") System under the symbol "WHIT." Commencing May 1, 1995, Whitman Stock ceased trading on the NASDAQ System and commenced trading on the AMEX under the symbol "WIX".

       The Following table indicates the high and low bid and asked prices for Whitman Stock for each quarter in the fiscal year ended March 31, 1994 and 1995 and for the month ended April 30, 1995 on the NASDAQ System based upon information supplied by the National Quotation Bureau, Inc. (all quotations represent inter-dealer prices, without retail mark-up, mark-down or commissions, and do not necessarily represent actual transactions).


                                                 BID                                           ASKED
                                                 ---                                           -----
                                    High                      Low                   High                    Low
                                    ----                      ---                   ----                    ---
        Fiscal 1994
        -----------
First Quarter                        14                     7-1/4                    15                   7-3/4
Second Quarter                       14                     9-1/4                    15                   9-3/4
Third Quarter                      12-1/2                   7-1/2                    13                   8-1/4
Fourth Quarter                     7-3/4                    5-3/4                  8-1/2                  6-1/4

        Fiscal 1995
        -----------
First Quarter                        8                        5                    8-1/2                    6
Second Quarter                     5-1/2                    3-1/2                    6                    3-5/8
Third Quarter                      7-3/8                    3-3/4                  7-5/8                  3-7/8
Fourth Quarter                     8-3/4                    6-1/4                  9-1/4                  6-3/4


        Fiscal 1996
        -----------
First Quarter                      6-1/2                    5-1/2                    7                    6-1/4
(through April 30)



       The following table indicates the high, low and closing price of Whitman Stock on a quarterly basis for the fiscal year ending March 31, 1996 following the commencement of Whitman's listing on the AMEX on May 1, 1995, based upon information supplied by the AMEX.

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






          Fiscal 1996             High           Low          Closing
          -----------             ----           ---          -------
First Quarter                     6-3/4         5-1/2          6-1/4
    (May 1 through June 30)
Second Quarter                   8-15/16       4-15/16         7-1/4
Third Quarter                     7-3/8         5-1/4          7-1/8

           The last sales price per share of Whitman Stock, as reported by the Wall Street Journal on September 12, 1995, the last full trading day before the public announcement by Whitman that the parties had executed the Merger Agreement was $7.62; and on February 6, 1996, the latest practicable trading date before the printing of this Proxy Statement-Prospectus was $7.50.


Holders
-------


           Whitman had 192 shareholders of record as of December 15, 1995.


Dividends
---------

           Whitman has not paid dividends on its Common Stock and does not contemplate paying dividends in the foreseeable future.

           MDJB STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR WHITMAN STOCK IN CONNECTION WITH THE VOTING OF THEIR SHARES.

SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA


           The following tables set forth (i) consolidated historical summary financial data for the periods and as of the dates indicated for Whitman and its consolidated subsidiaries and for MDJB and its consolidated subsidiary and
(ii) pro forma combined summary financial data for the periods and as of the date indicated, giving effect to the Merger as if it had been consummated at the beginning of the periods presented, for income statement purposes and as of March 31, 1995 and September 30, 1995, for balance sheet information and assuming the acquisition of Sanford- Brown College by Whitman also had occurred on April 1, 1994 for the year ended March 31, 1995. The unaudited pro forma combined summary financial data gives effect to the Merger of Acquisition and MDJB on a pooling of interest basis.


           The following information should be read in conjunction with and is qualified in its entirety by the Whitman and MDJB Consolidated Financial Statements and related notes thereto included elsewhere in this Proxy Statement-Prospectus, the financial statements and related notes thereto of Sanford-Brown College incorporated by reference in this Proxy Statement-Prospectus, and the pro forma combined financial statements and accompanying discussion and notes set forth under "PRO FORMA COMBINED FINANCIAL INFORMATION." The Pro Forma Combined Summary Financial Data is intended for information purposes and is not necessarily indicative of the future financial position or future results of operations of the combined company or of the financial position or the result of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or for the periods presented.



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








                                         WHITMAN CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA
                                                              Years Ended March 31                           Six Months Ended
                                                              --------------------                           September 30,
                                                                                                             --------

                                        1991          1992          1993           1994           1995       1994        1995
                                        ----          ----          ----           ----           ----       ----        ----
CONSOLIDATED OPERATING DATA:                      (In thousands, except for per share data)                    (Unaudited)
Total Revenues                         $3,370        $3,852        $4,268         $6,158        $11,759     $3,501       $13,410

Net Income (loss) from
continuing operations                     354           259          (115)           214           (355)       (79)       (1,453)

Net Income (loss) from
continuing operations per
common and common
equivalent share:                         .30           .22          (.03)           .06         (.10)(1)     (.02)         (.38)

BALANCE SHEET DATA:
Working Capital (Deficiency) (2)          910         1,181         2,655          3,046          5,100      2,808        (4,653)
Total Assets                            3,868         4,000         7,936          9,225         27,367     11,044        25,262
Long-Term Obligations                      45            82           392            484          9,244      1,412         2,167
Stockholders' Equity                    1,636         1,907         4,403          4,903          6,226      4,659         5,053


---------------------------------
(1) The 501,806 shares issued in connection with the Sanford Brown College acquisition that remain in escrow to be disbursed to the seller or returned to Whitman upon the occurrence or failure to occur of certain events relating to the regulation of Sanford Brown College are not considered outstanding for purposes of computing the net loss for fiscal 1995 as their effect is anti-dilutive.

(2) Working Capital (Deficiency) includes, as a current liability, deferred tuition revenue of $1,913,634, $1,794,515, $2,698,620, $3,348,629 and
       $9,910,213 as of March 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $4,292,978 and $8,451,675 as of September 30, 1994 and 1995,
       respectively.



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                                      14

                                               MDJB CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA

                                                                                                           Nine Months
                                                               Year Ended December 31                   Ended September 30,
                                     1990          1991          1992           1993          1994       1994        1995
                                     ----          ----          ----           ----          ----       ----        ----
                                                                                                            (Unaudited)
                                                         (in thousands)
CONSOLIDATED OPERATING DATA:
Total Revenues                     $5,216        $5,695        $6,513          $7,063        $7,868     $5,667     $6,421
Net Income from
continuing operations                  26           124           333             139           208        173        218

BALANCE SHEET DATA:
Working Capital (Deficiency)(1)    (1,314)       (1,185)         (957)           (588)         (493)      (574)       208
Total Assets                        2,773         2,656         3,679           3,742         4,128      4,038      4,563
Long-Term Obligations                 132            34           185             215           223        177      1,057
Stockholders' Equity                  187           306           473             815           924        891        862


(1) Working Capital (Deficiency) includes, as a current liability, deferred tuition and fees of $1,221,765, $1,175,123, $1,492,861 $1,531,375 and
       $1,653,993 as of December 31, 1990, 1991, 1992, 1993 and 1994,
       respectively, and $1,885,268 and $1,906,349 as of September 30, 1994 and 1995, respectively.



182426-1
                                      15

   PRO FORMA COMBINED SUMMARY FINANCIAL DATA REFLECTING THE PROPOSED MERGER


                              Year Ended                Six Months Ended
                              March 31, 1995            September 30, 1995(1)
                              (unaudited)               (unaudited)

CONSOLIDATED OPERATING DATA     (in thousands, except for per share data)
Total Revenues                  $30,400                    $17,758
Net Income (loss) from
 continuing operations              324                     (1,085)
Net Income (loss) from continuing
 operations per common and
 common equivalent share            .06                       (.21)

BALANCE SHEET DATA:
Working Capital (Deficiency)         -                      (5,347)
Total Assets                         -                      28,909
Long-Term Obligations                -                       2,380
Stockholders' Equity                 -                       5,838



(1) Includes the operating results of Sanford Brown College as if the acquisition had occurred on April 1, 1994.

         The following tables set forth certain historical per share data of Whitman and MDJB and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling-of-interest basis assuming that each share of MDJB Stock is converted into the right to receive the quotient of (i) 1,250,000 shares of Whitman Stock, divided by (ii) the total number of shares of MDJB Stock outstanding at the Effective Time. The pro forma data is presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have occurred or that will occur upon consummation of the Merger. The following information should be read in conjunction with and is qualified in its entirety by the Whitman and MDJB Consolidated Financial Statements and related notes thereto included elsewhere in this Proxy Statement-Prospectus and the pro forma combined financial statements and accompanying discussion and notes set forth under the caption "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

182426-1
                                      16



                                                                                                         Unaudited Six
                                                                                                         Months Ended
                                                           Years Ended March 31,                         September 30, 1995
                                                           ---------------------                         --------------
HISTORICAL-WHITMAN                        1993                  1994                     1995
                                          ----                  ----                     ----
Net income (loss) per share              $(.08)                 $.06                    $(.10)                $(.38)
Book Value per share (1)                  1.38                  1.49                     1.67                  1.33
Cash dividends declared
per share (2)                               --                    --                      --                     --
                                    -------------------   ------------------     --------------------        -----------


                                                                                                         Unaudited Nine Months
                                                         Years Ended December 31,                           Ended September 30,
                                                         ------------------------                        -------------------
HISTORICAL-MDJB                           1992                  1993                     1994                    1995
                                          ----                  ----                     ----                    ----
Net income (loss) per share              $(.05)                 $.12                     $ .18                $ .13
Book Value per share (1)                   .43                   .68                       .79                  .80
Cash dividends declared
per share (2)                               --                    --                      --                     --
                                    -------------------   ------------------     --------------------        -----------



                                                                                                         Unaudited Six
                                                                                                           Months Ended
                                                           Years Ended March 31,                           September 30,
                                                           ---------------------                         -------------
                                                                 (unaudited)
PRO FORMA COMBINED                        1993                  1994                     1995                 1995
                                          ----                  ----                     ----                 ----
NET INCOME PER SHARE:
Pro forma net income (loss) per
Whitman share                             $.05                  $.07                     $.06                $(.21)
Pro forma net income (loss) per
MDJB share (3)                             .06                   .08                      .07                 (.24)



                                                                                                      Unaudited Six Months
                                                         Years Ended March 31,                        Ended September 30, 1995
                                                         ---------------------                        -------------------
                                                               (unaudited)
PRO FORMA COMBINED                        1993                  1994                   1995
                                          ----                  ----                   ----
DIVIDEND` DECLARED PER
SHARE (2):
Pro Forma combined
dividends per share
declared per Whitman
share                              $       --            $       --             $        --               $   --
                                    -----------------     -----------------      -----------------         ---------



182426-1
                                      17


Pro Forma combined
dividends declared per
MDJB Share (3)                              --                    --                    --                      --
                                    -------------------   ------------------   --------------------         -----------



PRO FORMA COMBINED BOOK VALUE PER                                   March 31, 1995                            Unaudited
SHARE (4):                                                          --------------                       September 30, 1995
                                                                                                         -------------
                                                                       (unaudited)
Pro Forma book value per Whitman Share                                $1.44                            $1.15
Pro Forma combined book value per MDJB                                 1.67                             1.33
Share (3)




---------
(1) The historical book value per share is computed by dividing shareholders' equity by the number of shares of Common Stock outstanding (net of treasury shares) at the end of each period.

(2) Neither Whitman nor MDJB has ever paid dividends on their respective common stock, and Whitman has no plans to do so in the immediate future.

(3) The MDJB equivalent pro forma per share amounts are calculated by multiplying combined pro forma per share amounts by the estimated number (1.16 shares) of Whitman Stock for each share of MDJB Stock.

(4) The pro forma book value per share is computed by dividing pro forma shareholders' equity by the pro forma number of shares of Common Stock outstanding at the end of each period.



182426-1
                                      18

                                 RISK FACTORS

         The Stockholders of each of MDJB and Whitman should carefully consider the following in deciding whether or not to vote in favor of the Merger.


         RECENT LOSSES; ADDITIONAL CAPITAL REQUIREMENTS. Whitman reported a net loss of $354,979 on revenues of $11,759,258 for the fiscal year ended
March 31, 1995, as compared to net income of $213,561 on revenues of $6,158,203 for the fiscal year ended March 31, 1994. For the six months ended September 30, 1995, Whitman reported a net loss of $1,403,129 on revenues of $13,410,119, as compared to a net loss of $78,534 on revenues of $3,501,242 for the comparable period in 1994. Management attributes such losses to increased costs associated with the current expansion of the UDS teaching facilities to increase the number of career programs offered, an increase in the number of its full-time employees and the acquisition of laboratory and computer equipment and furniture. (See "WHITMAN MEDICAL CORP. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-Comparison of Operations for the Six Months Ended September 30, 1995 and 1994" and-"Comparison of Results of Operations of Fiscal Years 1995 and 1994"). It is anticipated that the expenditures associated with the planned expansion of the UDS teaching facilities will cause Whitman to incur operating losses until such time, if any, as Whitman generates sufficient additional revenues from operations. In addition, Whitman has a working capital facility in the amount of $2,500,000 (of which $1,250,000 was available for use at November 30, 1995) and a $6,000,000 term loan, each of which mature on April
16, 1996. While Whitman management believes that the cash flow from operations will be sufficient to pay the balance on the $2,500,000 working capital facility, Whitman does not expect to have sufficient positive cash flow by April 16, 1996 to repay the $6,000,000 term loan facility. Although Whitman has been successful to date in funding its cash flow deficiencies through private offerings of its securities and bank financing, no assurance can be given that Whitman will be successful in completing future offerings of its securities or in obtaining replacement bank financing. Whitman is currently in discussions with its bank to extend the term of each of the working capital and term loan facilities. No assurance can be given, however, that such an extension will be available, or, if available, on terms acceptable to Whitman. If additional funds are not available from operations or alternatives sources of financing to refinance Whitman's $6,000,000 term loan and to fund cash flow deficiencies, following the repayment of the working capital facility Whitman's business would be materially adversely affected. Moreover, pursuant to the Merger Agreement with MDJB, Whitman has agreed to provide to Colorado Tech certain advances up to the amount of funding that Colorado Tech would have received under Title IV Programs in the absence of Colorado Tech's termination from eligibility for funding under such programs as a result of the Merger. Whitman's obligation to provide such advances will continue for an additional period of 120 days in the event Whitman rescinds the Merger. In the event the Company is successful in refinancing or extending the term of its existing working capital and term loan facilities, management believes it will have sufficient resources available to satisfy its obligations to make advances to Colorado Tech as provided in the Merger Agreement. If, however, the working capital and term loan facilities are not refinanced or extended, or alternative sources of financing are unavailable, Whitman will be unavailable to satisfy its obligations in this regard. The failure of Whitman to provide such advances to Colorado Tech will have a material adverse effect on the Company.


         FEDERAL AND STATE REGULATION. Colorado Tech and each school operated by Whitman is subject to regulation (i) by the state in which it operates,
(ii) by accrediting associations and (iii) because it is eligible to participate in Federal financial aid programs, by the United States Department of Education ("ED").

         Accreditation. Whitman's schools and Colorado Tech are accredited by accrediting associations recognized by ED. Accreditation serves as the basis for: (1) the recognition and acceptance by employers, other higher education institutions and governmental entities of degrees and credits earned by students; (2) one of the qualifications to participate in Title IV Programs and (3) the qualification for authorization to operate in certain

182426-1
                                      19
states. The withdrawal of accreditation from Whitman's schools or Colorado Tech would have a material adverse effect on Whitman and Colorado Tech.

         State Authorization. Whitman is required to have authorization to operate in each state where it physically provide educational programs. Colorado Tech is required to have authorization from the State of Colorado. Certain states accept accreditation as evidence of meeting minimum state standards for authorization. Other states require separate evaluations for authorization. Depending on the state, the addition of a program not offered previously or the addition of a new location must be included in the institution's accreditation and/or be approved by the appropriate state authorization agency. Whitman's schools and Colorado Tech are currently authorized to operate in all states in which they have physical locations. If Whitman or Colorado Tech is unable to maintain authorization to operate in existing states, it may have a material adverse effect on Whitman and Acquisition.

         FEDERAL FINANCIAL AID PROGRAMS. Whitman derives a majority of its revenue and Colorado Tech derives a significant portion of its revenue from students who participate in Federal financial aid programs Title IV Programs under of the HEA, and the regulations promulgated thereunder by ED (the "Regulations"). In order to participate in Title IV Programs, Whitman and Colorado Tech must comply with complex standards set forth in the HEA and the Regulations. In 1992, in reauthorizing the HEA, Congress imposed more stringent standards upon proprietary institutions participating in Title IV Programs. The new standards placed proprietary institutions under increased regulatory scrutiny. The loss by Whitman or Colorado Tech of its eligibility to participate in Title IV Programs would have a material adverse effect on such entities.

         State Postsecondary Review Equity. The HEA requires each state to establish a State Postsecondary Review Entity ("SPRE") to review institutions within its state to determine continued eligibility to participate in the Title IV Programs. SPRE reviews will be mandatory for institutions meeting specific criteria. At present, UDS and SBC operate schools in 11 states. Each state is required to submit its review standards to ED for approval. The review standards promulgated by a state could adversely affect the eligibility of Whitman's schools in that state to participate in the Title IV Programs.

         The 85/15 Rule. The HEA requires that an annual comparison be made for each proprietary school of the percentage of its Title IV Program receipts to its total receipts from Title IV eligible programs. Under the 85/15 Rule, a proprietary school will be ineligible to participate in Title IV Programs if, on a cash basis of accounting, more than 85% of its revenues from Title IV eligible programs for the prior fiscal year were derived from Title IV Program funds. Although Whitman and Colorado Tech believe that each of their schools is in compliance with the 85/15 Rule, there could be no assurance that such compliance will continue in the future.

         Student Loan Defaults. If a school's cohort default rate (the rate at which its student borrowers entering repayment in one federal fiscal year default on repayment of student loans obtained under the Federal Family Education Loan Programs ("FFELP") before the end of the following fiscal year) exceeds 25% in all of its three most recent federal fiscal years it becomes ineligible to participate in the FFELP programs. An institution's cohort default rate is published annually by ED. The most recent cohort year published was 1992. A school may appeal its published rate and/or its loss of eligibility. Each of Colorado Tech's and UDS' default rates are well below the 25% ceiling, but SBC's 1992 rate exceeded 25% and it is expected that SBC's 1993 default rate will exceed the 25% ceiling. Stringent measures have been implemented by SBC to reduce its default rate. Whitman does not anticipate that SBC will lose FFELP eligibility, however, ED may place restrictions on SBC until the rate has been reduced below the 25% ceiling. If SBC does lose FFELP eligibility, it would have a material adverse affect on Whitman.

         Standards of Financial Responsibility. Under the Regulations, each eligible institution must satisfy certain standards of financial responsibility to continue to participate in Title IV Programs. A failure to satisfy the standards

182426-1
                                      20
could result in restrictions being place on an institution's participation in Title IV Programs or a termination of its eligibility to participate in Title IV Programs. For purposes of these standards, at present SBC is evaluated as a distinct entity, while UDS is evaluated on the basis of the financial performance of Whitman as a whole. The three principal standards are the acid test ratio, profitability and tangible net worth.

         Acid Test Ratio. At the end of the fiscal year, a proprietary institution must maintain a ratio of at least 1 to 1 of cash, cash equivalents, restricted cash and current accounts receivable to total current liabilities. At March 31, 1995, Whitman acid test ratio was 1.36 to 1.00 and SBC's acid test ratio was 1.21 to 1.00. There can be no assurance that the minimum acid test ratios will be met in the future.


         At December 31, 1994, Colorado Tech's acid test ratio was determined by ED to be less than 1.00 to 1.00. As a result of such determination, ED has requested that Colorado Tech open for the benefit of ED an irrevocable letter of credit to ED in the amount of $1,330,000 (representing not less than one-half of the annual funding received by Colorado Tech under Title IV Programs) in order to continue participating in Title IV Programs. Colorado Tech appealed the requirement to open a letter of credit by requesting an extension of time in order for ED to utilize Colorado Tech's December 31, 1995 financial statements in the calculation of the acid test ratio. The extension was granted by ED. At September 30, 1995 and at December 31, 1995, Colorado Tech met the
1.00 to 1.00 acid test ratio requirement. There can be no assurance that the minimum acid test ratios will be met in the future.


         Profitability. An eligible institution may not have operating losses in either or both of its two most recent fiscal years that, in sum, result in a decrease in its tangible net worth in excess of 10% of the institution's tangible net worth at the beginning of the two year period. Each of Colorado Tech and SBC operated profitably in fiscal 1995. Although Whitman had an operating loss for fiscal 1995, the sum of its operating results in the 1994 and 1995 fiscal years did not result in a decrease of its tangible net worth in excess of 10%. Should Whitman experience an operating loss for fiscal 1996, the UDS schools will likely fail to meet the profitability standard which could have a material adverse effect on Whitman.

         Tangible Net Worth. An eligible institution is required to have a positive tangible net worth at the completion of its fiscal year. At December 31, 1994, Colorado Tech had a positive net worth. At March 31, 1995 SBC and Whitman each had a positive net worth. There can be no assurance that Colorado Tech, SBC or Whitman will continue to maintain a positive tangible net worth, which could have a material adverse effect on Whitman.

         LOSS OF COLORADO TECH'S ELIGIBILITY TO PARTICIPATE IN TITLE IV PROGRAMS; WHITMAN'S RIGHT TO RESCIND THE MERGER. The regulations promulgated under HEA provide that the consummation of the Merger will result in a change of control of Colorado Tech and, as a consequence, the loss of Colorado Tech's certification to participate in funding under Title IV Programs. Following the Merger, Acquisition will be required to submit the requisite applications and supporting documents necessary to obtain certification by ED for participation in Title IV Programs. The submission and review of an application to participate in Title IV Programs in anticipation of the Merger is not permitted under the Regulations. Moreover, the certification review process can take between 60 and 180 days to complete. No assurance can be given that Acquisition will receive certification. The refusal by ED to grant Acquisition certification to participate in Title IV Programs following the Merger would have a material adverse affect on the business and financial condition of Acquisition.

         The Merger Agreement provides that Whitman has the right to rescind the Merger in the event Acquisition is not certified for participation in Title IV Programs within a period of 120 days (subject to extension for an additional 120 days at the election of Whitman or Acquisition) following the Merger. In the event Acquisition is

182426-1
                                      21
not certified for Title IV Program participation within such time, Whitman may exercise its right of rescission by written notice to the MDJB Stockholders and, among other things, each MDJB Stockholder shall receive such number of shares of Acquisition capital stock as equals his or her percentage in MDJB immediately prior to the Merger and each share of Whitman Stock comprising the Merger Consideration then held in escrow by Whitman will be canceled. The rescission of the Merger and the transfer of all of the capital stock of Acquisition to the MDJB Stockholders will constitute a change of control under the ED Regulations requiring that Acquisition again apply for recertification for participation in Title IV Programs. As a result, Colorado Tech will be ineligible for participation in Title IV Program funding during the period in which Whitman seeks to obtain certification for Acquisition and, in the event Whitman's Rescission Right is exercised, during the period in which Acquisition seeks recertification following the rescission of the Merger. Colorado Tech's suspension from eligibility for Title IV Program funding could range from 3 to 9 months and no assurance can be given that Colorado Tech will be recertified following the rescission of the Merger. Although Whitman has agreed in the Merger Agreement to provide certain working capital advances to Colorado Tech for a period of 120 days following the exercise of its Rescission Right in amounts approximately equal to the Title IV Program funding that Colorado Tech would have received absent the Merger, the interruption and potential loss of Title IV Program funding for Colorado Tech could have a material adverse affect on its business operations. See "Recent Losses; Additional Capital Requirements;" "THE MERGER-Whitman's Right of Rescission," and "THE MERGER AGREEMENT-Condition Subsequent to the Merger."

         RELIANCE ON CURRENT MANAGEMENT AND PERSONNEL. Each of Whitman's and Colorado Tech's success is dependent on its ability to recruit and retain qualified management and educational personnel. Although each of Whitman and Colorado Tech has been successful to date in attracting and retaining skilled management and educational personnel, there can be no assurance that Whitman and Colorado Tech will be able to attract and retain such personnel on acceptable terms in the future.

         COMPETITION. In almost all the geographic areas in which UDS teaching facilities are located, hospitals and community colleges operate programs to train medical sonographers. In addition, both proprietary schools and community colleges offer Medical Assisting programs and Cardiovascular Technology programs similar to that offered by UDS. Moreover, in each of the areas in which SBC and Colorado Tech operate, there are many competitors which provide comparative educational degrees and curriculum. See "INFORMATION CONCERNING WHITMAN-Competition," and "INFORMATION CONCERNING MDJB-Competition."

         DIVIDEND POLICY. Whitman has not paid dividends on its Common Stock since its inception and, by reason of its present financial condition and its projected financial needs, it does not contemplate paying dividends in the foreseeable future on its Common Stock.

         SHARES ELIGIBLE FOR FUTURE SALE. Sales of Whitman Stock in the public market by current shareholders or Whitman could adversely affect the market price of the Whitman Stock. Whitman has filed a registration statement on Form S-3 with the SEC to register 609,038 shares of Whitman Stock originally issued in a private offering made by Whitman in connection with its acquisition of SBC. Whitman cannot predict the effect, if any, that market sales of the Whitman Stock subject to such registration statement or the availability of such Whitman Stock will have on the market price for Whitman Stock. However, sales by the selling security holder under such registration statement, existing shareholders and Whitman of substantial amounts of Whitman Stock in the public market could adversely affect the prevailing market prices for Whitman Stock.




182426-1
                                      22

                             WHITMAN MEDICAL CORP.

Whitman is engaged in the operation of 20 proprietary career-oriented degree and non-degree granting post-secondary schools. Through its wholly- owned subsidiary, Ultrasound Technical Services, Inc., Whitman owns and operates the Ultrasound Diagnostic School, believed by management to be the largest school in the United States for the training of sonographers for the field of medical diagnostic ultrasound. Through its wholly-owned subsidiary, Sanford Brown College, Inc., Whitman owns and operates Sanford-Brown College, a post-secondary school which offers healthcare and business degree and non-degree programs.

         Ultrasound Diagnostic School

         The Ultrasound Diagnostic School ("UDS") teaches more students to be ultrasound technologists for the field of medical ultrasound than any other school in the United States. Medical ultrasound employs harmless high frequency sound waves to form a picture of the internal organs of the body. Diagnostic medical ultrasound is employed in various medical specialties, including obstetrics, gynecology, cardiology, internal medicine, oncology and ophthalmology.


         At December 1, 1995, UDS consisted of fifteen teaching facilities: three in New York State, three in Florida, two in the Commonwealth of Pennsylvania, two in Texas and one each in the states of Georgia, Maryland, Massachusetts, New Jersey and Ohio. Of the fifteen facilities, four began operations in fiscal 1993 and one in fiscal 1994. The fifteen facilities are organized into four main campuses -- Carle Place, N.Y., Elmsford, N.Y., New York, N.Y. and Iselin, N.J.


         Sanford-Brown College

         On December 21, 1994, a wholly owned subsidiary of Whitman acquired Sanford-Brown College ("SBC"). See "INFORMATION CONCERNING WHITMAN -- Acquisition of Sanford-Brown College." Founded shortly after the Civil War, SBC operates four schools in Missouri and one in Illinois organized into two main campuses -- Des Peres, Missouri and Granite City, Illinois. SBC offers the following programs: physical therapy assistant, occupational therapy assistant, associate degree nursing, licensed practical nursing, medical administrative assistant, accounting, secretarial, data processing, travel and hospitality and paralegal.

         SBC is accredited by the Accrediting Commission for Independent Colleges and Schools, and is a candidate for accreditation by the North Central Association ("NCA"). The NCA candidacy status allows SBC to issue accredited associate's degrees, giving a student the ability to transfer credits earned at SBC toward a baccalaureate degree at many four year colleges. SBC is one of two proprietary schools in Missouri that have been approved for NCA candidacy.

         Acquisition

         Acquisition is a Delaware corporation wholly-owned by Whitman and formed for the specific purpose of effecting the Merger. Acquisition has no business operations or assets and will remain inactive prior to the Merger.

         For additional information relating to Whitman and the combined company that would result from the Merger of Acquisition and MDJB, see "THE MERGER", "PRO FORMA COMBINED FINANCIAL INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION CONCERNING WHITMAN."



182426-1
                                      23

                                M.D.J.B., INC.

         MDJB is the owner of Colorado Technical University, Inc. popularly known as "Colorado Tech." Colorado Tech is a regionally accredited degree granting institution with approximately 1600 students enrolled primarily in computer science, engineering and management programs. Colorado Tech confers degrees at the associate's, bachelor's, master's and doctoral levels. The average Colorado Tech student is not a recent high-school graduate, but rather someone who has already been established in a career field and seeks to upgrade his or her position. Classes are structured to provide full evening and weekend schedules available to working students.

         Located in a central campus in Colorado Springs, Colorado where the classrooms, labs, bookstore and financial departments are located, Colorado Tech provides its students an on-campus Resource Center that features extensive study, tutorial training and research equipment designed to support the academic needs of both students and faculty. Traditional resources are enhanced by access to over 150 computer software programs, CD-ROM databases, an on-line information system and an audio/visual center. See "INFORMATION CONCERNING MDJB -- Colorado Technical University."

         MDJB also owns Concept Communications ("Concept"), an advertising agency which provides services to Colorado Tech and other clients not affiliated with MDJB. Concept offers a variety of services in all aspects of marketing and communications, from print and broadcast advertising production and placement to proposal packaging and documentation support. See "INFORMATION CONCERNING MDJB -- Concept Communications."

         For additional information relating to MDJB and the combined company that would result from the Merger, see "THE MERGER," "PRO FORMA COMBINED FINANCIAL INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION CONCERNING MDJB."

                             THE SPECIAL MEETINGS
GENERAL

         This Proxy Statement-Prospectus is being furnished to MDJB Stockholders in connection with the solicitation of proxies by the MDJB Board for use at the MDJB Special Meeting to vote on the Merger and to transact such other business as may properly come before the MDJB Special Meeting or any adjournments or postponements thereof. Each copy of this Proxy Statement-Prospectus mailed to MDJB Stockholders is accompanied by a form of proxy for use at the Special Meeting.

         This Proxy Statement-Prospectus is also furnished by Whitman to Whitman Stockholders in connection with the solicitation of proxies by the Whitman Board for use at the Whitman Special Meeting to vote on the Merger, the amendment to the Charter and to transact such other business as may properly come before the Whitman Special Meeting or any adjournments or postponements thereof. Each copy of this Proxy Statement-Prospectus mailed to Whitman Stockholders is accompanied by a form of proxy for use at the Special Meeting.

         This Proxy Statement-Prospectus is also furnished by Whitman to MDJB Stockholders as a prospectus in connection with the shares of Whitman Stock to be issued upon consummation of the Merger.

DATE, PLACE AND TIME OF MDJB SPECIAL MEETING




         The Special Meeting for MDJB Stockholders will be held at 10:00 a.m. on Saturday, March 16, 1996 at 4435 N. Chestnut Street,
Room 250, Colorado Springs, Colorado 80907.



182426-1
                                      24

APPROVAL OF MDJB STOCKHOLDERS


         The MDJB Board has fixed January 26, 1996 as the Record Date for the MDJB Special Meeting. Accordingly, only holders of record of MDJB Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting. At the close of business on such date, there were 1,074,847 shares of MDJB Stock issued and outstanding.


         Stockholders of record on the Record Date of the MDJB Special Meeting are entitled to one vote per share on any matter that may properly come before the MDJB Special Meeting. The presence, in person or by proxy, of the holders of the shares entitled to carry a majority of the votes at the Special Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the shares of MDJB Stock, in person or by proxy, at the MDJB Special Meeting is required to authorize the adoption of the Merger Agreement.


         As of December 1, 1995, the Controlling Stockholders of MDJB had the right to vote an aggregate of 709,000 shares of MDJB Stock, representing approximately 66% of the MDJB Stock then outstanding. The Controlling Stockholders of MDJB are parties to a certain Stockholder Agreement with Whitman pursuant to which each has agreed to vote his or her shares of MDJB Stock in favor of the Merger Agreement. See "THE MERGER AGREEMENT -- Additional Agreements - Stockholder Agreement."


         As of the Record Date, to the best knowledge of the executive officers of Whitman, neither Whitman nor any of its directors or executive officers owned any MDJB Stock.

VOTING AND REVOCATION OF PROXIES

         Shares of MDJB Stock represented by a proxy properly signed and received at or prior to the MDJB Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF MDJB STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of
(i) an instrument revoking it or (ii) a duly executed proxy bearing a later date, to the Secretary of MDJB prior to or at the MDJB Special Meeting, or by voting in person at the MDJB Special Meeting. All written notices of revocation and other communications with respect to revocation of MDJB proxies should be addressed to: M.D.J.B., Inc., 4435 N. Chestnut Street, Colorado Springs, Colorado 80907, Attention: Secretary. Attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter submitted to a vote of stockholders as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

         The MDJB Board is not aware of any business to be acted upon at the Special Meeting other than as described herein. If, however, other matters are properly brought before the Special Meeting, including any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment, except that properly appointed proxies votes against the Merger will not be voted for any adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on the matters incident to the conduct of the MDJB Special Meeting.

         THE MDJB BOARD, BY UNANIMOUS VOTE OF ALL DIRECTORS, APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AS BEING IN THE BEST

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




INTERESTS OF MDJB AND ITS STOCKHOLDERS. THE MDJB BOARD UNANIMOUSLY RECOMMENDS THAT MDJB STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER
AGREEMENT.

         MDJB STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. IF THE MERGER IS APPROVED, A TRANSMITTAL FORM WITH INSTRUCTIONS WITH RESPECT TO THE SURRENDER OF THE MDJB STOCK CERTIFICATES WILL BE MAILED TO EACH STOCKHOLDER SHORTLY AFTER SUCH APPROVAL.

SOLICITATION OF PROXIES

         In addition to solicitation by mail, directors, officers and employees of MDJB, who will not be specifically compensated for such services, may solicit proxies from MDJB Stockholders personally or by telephone or telegram or other forms of communication. Brokerage house nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.

DATE, TIME AND PLACE OF WHITMAN SPECIAL MEETING


         The Special Meeting for Whitman Stockholders will be held at 10:00 a.m. on Friday, March 8, 1996, at the offices of Ernst & Young LLP, 99 Wood Avenue South, Iselin, New Jersey 08830.


APPROVAL OF WHITMAN STOCKHOLDERS


         The Whitman Board has fixed January 26, 1996 as the Record Date for the Whitman Special Meeting. Accordingly, only holders of record of Whitman Stock at the close of business on that date will be entitled to notice and to vote at the Whitman Special Meeting. At the close of business on such date, there were 4,395,762 shares of Whitman Stock outstanding.


         Stockholders of record on the Record Date of the Whitman Special Meeting are entitled to one vote per share on any matter that may properly come before the Whitman Special Meeting. The presence, in person or by proxy, of the holders of shares entitled to cast a majority of the votes at the Whitman Special Meeting is necessary to constitute a quorum. The affirmative vote of a majority of the votes cast by holders of the shares of Whitman Stock, in person or by proxy, at the Whitman Special Meeting is required to
(i) authorize the adoption of the Merger Agreement and (ii) authorize the adoption of the amendment to the Charter to change the corporate name of Whitman.


         As of December 1, 1995, the directors and executive officers of Whitman and their affiliates had the right to vote an aggregate of 1,587,197 Shares of Whitman Stock, representing approximately 36% of the Whitman Stock issued and outstanding. The Directors and executive officers of Whitman have indicated that they intend to vote their shares of Whitman Stock in favor of each of the Merger Agreement and the amendment to the Charter.


         As of the Record Date, to the best knowledge of the executive officers of MDJB, neither MDJB nor any of its directors or executive officers owned any Whitman Stock.

VOTING AND REVOCATION OF PROXIES


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




         Shares of Whitman Stock represented by a proxy properly signed and received at or prior to the Whitman Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES OF WHITMAN STOCK REPRESENTED BY THE PROXY WILL BE VOTED FOR (I) THE PROPOSAL TO APPROVE THE MERGER AND (II) THE PROPOSAL TO AMEND THE CHARTER TO CHANGE THE CORPORATE NAME OF WHITMAN. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by the filing of, (i) an instrument revoking it or (ii) a duly executed proxy bearing a later date, with the Secretary of Whitman prior to or at the Whitman Special Meeting. All written notices of revocation and other communications with respect to revocation of Whitman proxies should be addressed to Whitman Medical Corp., 485 Building E, U.S. Highway One South, Suite 100, Iselin, New Jersey 08830, Attention: Secretary. Attendance at the Whitman Special Meeting will not in and of itself constitute a revocation of a proxy.

         Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to a vote of the stockholders. If a broker or nominee indicates on its proxy that it does not have discretionary authority to vote on a particular matter submitted to a vote of the stockholders as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to that matter.

         The Whitman Board is not aware of any business to be acted upon at the Whitman Special Meeting other than as described herein. If, however, other matters are properly brought before the Whitman Special Meeting, including any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment, except that properly appointed proxies voted against the Merger will not be voted for any adjournment or postponement. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote on the matters incident to the conduct of the Whitman Special Meeting.

         THE WHITMAN BOARD, BY UNANIMOUS VOTE OF ALL THE DIRECTORS, APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE AMENDMENT TO THE CHARTER OF WHITMAN, EACH AS BEING IN THE BEST INTERESTS OF WHITMAN AND ITS STOCKHOLDERS. THE WHITMAN BOARD UNANIMOUSLY RECOMMENDS THAT WHITMAN STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF (I) THE MERGER AGREEMENT AND (II) THE AMENDMENT TO WHITMAN'S CHARTER.

         SINCE WHITMAN STOCKHOLDERS ARE NOT EXCHANGING THEIR SHARES AS PART OF THE MERGER TRANSACTION WITH THOSE ISSUED BY MDJB OR ANY OTHER CORPORATION, WHITMAN STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. ANY SUCH STOCK CERTIFICATES THAT ARE MISTAKENLY SENT WILL, TO THE BEST ABILITY OF WHITMAN, BE RETURNED TO THEIR BENEFICIAL OWNERS, AS SOON AS POSSIBLE FOLLOWING THE WHITMAN SPECIAL MEETING.

SOLICITATION OF PROXIES

         In addition to solicitation by mail, directors, officers and employees of Whitman, who will not be specifically compensated for such services, may solicit proxies from Whitman Stockholders personally or by telephone or telegram or other forms of communication. Brokerage house nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in doing so.



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




                           THE PROPOSED TRANSACTIONS


WHITMAN
                        AMENDMENT TO WHITMAN'S CHARTER

         On November 8, 1995, the Board of Directors of Whitman unanimously approved and recommended that Whitman Stockholders consider and approve an amendment to Article I of Whitman's Certificate of Incorporation (the "Charter") to change the name of Whitman from Whitman Medical Corp. to Whitman Education Group, Inc.

         The Board of Directors believes that the change in the corporate name of Whitman to "Whitman Education Group, Inc." will better reflect the scope of the business of the Company in view of the recent acquisition of Sanford Brown College and the proposed acquisition of Coloradao Tech, while still allowing the general public to continue to distinctively identify Whitman. The Board of Directors believes that it is appropriate to delete the word "Medical" from Whitman's name because such reference implies an unnecessarily limited description of Whitman's business. Retaining the name "Whitman" in the corporate name was considered to be desirable in order to maintain the identity of the Company to the general public. If the proposed amendment to Whitman's Charter is approved by the stockholders and is not abandoned by the Board of Directors, such amendment will become effective on the filing of a Certifcate of Amendment to Whitman's Charter with the Secretary of State of the State of New Jersey.


         The Board of Directors recommends a vote "FOR" the above proposal to change the name of Whitman and to authorize the Board of Directors to abandon such name change as the Board of Directors may determine without further action by the stockholders. The affirmative vote of a majority of the outstanding shares of Whitman Common Stock entitled to vote at the Whitman Special Meeting will be necessary for approval. Unless otherwise instructed, the Proxies will vote FOR approval of the amendment and the related authorization to the Board of Directors. For purposes of counting votes in this regard, abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determing the approval of this Proposal by the shareholders. If a broker or nominee indicates that it does not have discretionary authority to vote on this Proposal as to certain shares, those shares will be counted for general quorum purposes but will not be considered as present and entitled to vote with respect to this Proposal.

         If the proposal is adopted, the Charter will be amended to delete
Article I in its entirety and replace same with the following:

         "1.      The name of the corporation is Whitman Education Group, Inc."

WHITMAN AND MDJB

                                  THE MERGER

BACKGROUND OF THE MERGER

Whitman's management became aware of the existence of Colorado Tech in February 1995, as a result of Whitman's hiring of an individual who had also been interviewed by, and visited, Colorado Tech seeking employment. As a result of his perception of the academic quality of Colorado Tech, this individual recommended to Whitman's President that he contact an advisor to Colorado Tech to determine if a strategic or other form of relationship between the two companies might be effected.

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




         As a result of such a contact during February 1995, Whitman's and Colorado Tech's Presidents first spoke on February 20, 1995. The discussion centered around both company's historical and planned strategic objectives and performance, and the possibility of various potential relationships between the two companies, including the possibility of joint ventures, product sharing, or merger. The discussions were broad based, general in nature, and brief. It was agreed that the two companies would share general information including financial statements, school catalogs, and promotional literature, and that a subsequent meeting should take place. A confidentiality agreement between Whitman and MDJB was signed on March 3, 1995.

         On March 29, 1995, Whitman's President first visited Colorado Tech and met its President. Based upon a review of the programs offered at Colorado Tech, the quality of accreditations held, and in-depth discussions of Colorado Tech's and Whitman's strategic plans, the two Presidents agreed to share detailed strategic and operational information, and involve other management of each company in evaluation of a possible merger of the two companies.

         During April and May of 1995, Colorado Tech provided Whitman with detailed data including five year strategic plans, detailed financial data, and curriculum outline. Specifically, during this period, Colorado Tech shared information which forcasted a significant increase in revenue and pre-tax profits from fiscal 1994 to 1995, increasing enrollment in upper division (i.e. Master's and Doctoral degree) programs, and market opportunity in Colorado Springs and proximate markets for additional programs of Colorado Tech's type and for the type of healthcare programs offered by certain Whitman schools.

         Based upon discussions conducted during this timeframe, and upon information provided by Colorado Tech, Whitman management determined that a merger of Colorado Tech into a Whitman subsidiary would be desirable.

         Several discussions took place between Whitman's and Colorado Tech's Presidents to begin to negotiate an exchange ratio, and transaction structure, including a meeting on May 15, 1995 which included other members of Colorado Tech and Whitman management. In these negotiations consideration was given to the asset value, historical and future income potential of the companies, both separately and combined, values of accreditation, strength of management, and positioning of the companies.

         On May 31, 1995, a meeting was held between Colorado Tech's President and Chairman, David O'Donnell, and members of Whitman's Board and management to attempt to agree upon an exchange ratio. Based upon the discussions, analyses, information provided to date, and arms'-length negotiations between the parties, it was agreed that the ratio would be 1.163 shares of Whitman Common Stock for each share of MDJB Common Stock. The parties further agreed to attempt to structure a letter of intent to memorialize the terms of a proposed merger.

         On June 8, 1995, MDJB, Inc., parent company of Colorado Tech, and Whitman entered into a letter of intent to merge.

         During July and August 1995, Whitman conducted further due diligence investigation, including accounting due diligence. This investigation also involved Whitman management and outside consultants, including professionals highly experienced in matters surrounding Federal Financial Aid Programs, and school operations. MDJB Inc., personnel also conducted a review of the operations of Whitman and its schools. The results of this investigation being satisfactory, both Boards unanimously approved the execution by their respective companies of the Merger Agreement. The Whitman Board approval was given on August 28, 1995 and the MDJB, Inc. and Colorado Tech Inc. board approval was given on August 19, 1995.


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




         On September 12, the Agreement and Plan of Merger was executed by both companies. In addition stockholder agreements were executed by certain shareholders of MDJB, Inc. who hold approximately 66% of MDJB, Inc. stock providing, among other things, for such stockholders' agreement to vote their shares in favor of the Merger.


RECOMMENDATION OF THE MDJB BOARD AND REASONS FOR THE MERGER

         The amount and nature of the consideration payable under the Merger Agreement were determined in direct arms'-length negotiations between Whitman and MDJB. In approving the terms of the Merger Agreement, MDJB's Board, after the disclosure of certain interests of MDJB management in the Merger (see"--- Conflicts of Interest"), considered a number of factors. The material factors were as follows:

                  1. The terms and conditions of the transactions contemplated by the Merger Agreement;

                  2. The historical and prospective business of each of Whitman and MDJB, including, among other things, the current financial condition, assets, liabilities, businesses, operations, prospects and various financial ratios of each of Whitman and MDJB and the financial performance of Whitman compared with that of other publicly traded companies in the same or similar businesses (Whitman's wide range of post-secondary educational institutions and its business operations and prospects and the fact that MDJB Stockholders would receive Whitman Stock, pursuant to the formula set forth in the Merger Agreement, was a factor the MDJB Board felt supported its recommendation);

                  3. Presentations by the executive officers of MDJB and its legal counsel on June 9, 1995 which included a discussion of the values placed upon MDJB stock by two companies which had previously expressed an interest in a stock exchange transaction;

                  4. The review and discussion of the terms and conditions of the Merger Agreement with the executive officers of MDJB and its legal counsel on August 19, 1995;

                  5. The interest shown by the stockholders of MDJB when briefed by the executive officers of MDJB and its legal counsel as to the terms of the proposed merger during August and October 1995;

                  6. A review and analysis of MDJB's operations and the potential synergism between Whitman and MDJB;

                  7. The opportunity of MDJB Stockholders to own common stock registered under the Securities Act and which has on active trading market (the fact that the Merger would create liquidity for the MDJB Stockholders' investment in MDJB in view of the AMEX listing of Whitman Stock, was a factor that the Board felt that supported the Board's recommendation) .

                  8. The experience and qualifications of Whitman's management; and

                  9. The favorable tax effects of the Merger on MDJB Stockholders. See "Certain Federal Income Tax Considerations" (The MDJB Board felt the transaction was structured in such a fashion that provided the most advantageous tax treatment for MDJB Stockholders and such factor supported the MDJB Board's recommendation).


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




                  In view of the various factors considered by the MDJB Board, the Board did not deem it practicable to assign relative weights to the various factors considered.

                  The Board did not seek a fairness opinion as it did not see any need to incur the expense for such an opinion when the benefits of the Merger to the stockholders of MDJB and to the future of Colorado Technical University, Inc. were so manifestly clear. Specifically, each stockholder of MDJB is to receive 1.163 shares of Whitman Stock in exchange for each share of MDJB stock. The per share book value of MDJB was $.79 as of December 31, 1994 and had not appreciably changed, the value established under the formulas in the Stock Redemption Agreement between MDJB and its stockholders was $1.81 as of December 31, 1994, the value of MDJB Stock for redemption purposes (death or disability) under the Redemption Agreement had been established by agreement to be $4.00 per share and all recent stock purchases were for $3.00 per share. Whitman's publicly traded stock was priced at $6.00 per share and even though the MDJB shareholders are subject to the risk of a decline in price, they are also the beneficiaries of any increase in the price of Whitman's shares. An examination of these factors and the material factors enumerated above, led the Board to conclude that the Merger would be in the best interest of the sharesholders of MDJB and such was confirmed informally by the favorable reception of the shareholders when briefed as to the terms, conditions and progress of the Merger.

         THE MDJB BOARD UNANIMOUSLY RECOMMENDS THAT MDJB STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECOMMENDATION OF THE WHITMAN BOARD AND REASONS FOR THE MERGER.

         The amount and nature of the consideration payable under the Merger Agreement were determined in direct arms'-length negotiations between Whitman and MDJB. Is approving the terms of the Merger Agreement, Whitman's Board considered a number of factors. The material factors were as follows:

                  1. The terms and conditions of the transaction contemplated by the Merger Agreement, including, without limitation, the ability of Whitman to rescind the Merger in the event Certification of Acquisition for Title IV Funding is not obtained from ED within specified time frames;

                  2. The historical and prospective business of each of Whitman and MDJB, including, amount other things, the current financial condition, assets, liabilities, businesses, operations and prospects of each of Whitman and MDJB and the financial performance of MDJB compared with that of other publicly traded companies in the same or similar businesses (MDJB's ability to confer degrees at the associate, master and doctoral levels, including its attendant accreditation, and its emphasis in computer science, engineering and management programs was a factor the Whitman Board felt supported its recommendation);

                  3. Presentations from and a review of the Merger Agreement with the executive officers of Whitman and representatives of its legal counsel on August 28, 1995;

                  4. A review and analysis of Whitman's operations and the potential synergism between Whitman and MDJB;

                  5.   The experience and qualifications of MDJB's management;
          and

                  6. The results of the due diligence investigation of MDJB and its operations.


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




         In view of the various factors considered by the Whitman Board, the Board did not deem it practicable to assign relative weights to the various factors considered.

         THE WHITMAN BOARD UNANIMOUSLY RECOMMENDS THAT WHITMAN STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

MERGER CONSIDERATION

         The Merger Agreement provides that, at the Effective Time and subject to the Condition Subsequent to the Merger (see "Whitman's Right of Rescission"), each share of MDJB Stock will be converted into the right to receive the quotient of (i) 1,250,000 shares of Whitman Stock, divided by (ii) the total number of shares of MDJB Stock outstanding at the Effective Time.

         No fractional shares of Whitman Stock will be issued to any MDJB Stockholder upon surrender of their certificates representing MDJB Stock in connection with the Merger. Each MDJB Stockholder who would otherwise have been entitled to receive a fraction of a share of Whitman Stock shall receive, in lieu thereof, cash without interest in an amount equal to such fraction of a share of Whitman Stock multiplied by the closing price of the Whitman Stock on the trading day immediately proceeding the closing date of the Merger as reported by the AMEX. No MDJB Stockholder will be entitled to dividends, voting rights or other rights as a stockholder in respect of any fractional share.

         The Merger Consideration was determined by arms' length negotiations between MDJB and Whitman. In the negotiations, consideration was given to the relative size of the companies, including assets, income and future earnings potential, and the outstanding capital stock and trading price of Whitman Stock. After giving consideration to these factors, valuations were determined and agreed upon which resulted in an exchange ratio. Based on the then current market price of Whitman Stock of $6.00 per share, it was agreed between the parties that Whitman would issue 1,250,000 shares of Whitman Stock pursuant to the Merger, which number of shares would not be subject to adjustment to reflect any change in the market price of Whitman Stock. Based upon the 1,074,847 shares of MDJB Stock issued and outstanding as of the date of this Proxy Statement-Prospectus, this results in an exchange ratio of approximately
1.163 shares of Whitman Stock to be issued per share of MDJB Stock to be exchanged in the Merger.


         The following table illustrates the approximate percentage of Whitman and MDJB comprising Whitman assuming the Merger has been consummated (and assuming that the MDJB Stockholders receive in the aggregate 1,250,000 shares of Whitman Stock) and not considering the dilutive effect of outstanding options and warrants of either Whitman or MDJB. Percentage relating to net sales, net income and total assets have been computed from the unaudited pro forma consolidated balance sheet at September 30, 1995 and the unaudited pro forma consolidated statement of operations for the six month period ended September 30, 1995, included elsewhere in this Proxy Statement-Prospectus.



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





                 Shares held by
               Former Stockholders    Net Sales   Net Income(loss)  Total Assets

Whitman.....           75%                 76%         (136)%           87%
MDJB........           25%                 24%           36%            13%
                    ----------          ---------    ---------      ----------
Total........         100%                100%         (100)%          100%




EFFECTIVE TIME

       The Merger will become effective upon the filing of Certificates of Merger with the Secretary of State of the State of Delaware and the Secretary of State of Colorado or such later time as is specified in such certificates. The filings with respect to the Merger will occur as soon as possible after satisfaction (or waiver) of the conditions to Whitman's and MDJB's obligations to effect the Merger. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

WHITMAN'S RIGHT OF RESCISSION

       The regulations promulgated under the HEA provide that the consummation of the Merger will result in a change of control of Colorado Tech and, as a consequence, the loss of Colorado Tech's Certification to participate in funding under Title IV Programs. In anticipation of the closing of the Merger, representatives of each of Whitman and MDJB will have meetings with ED to determine preliminarily whether ED will raise concerns or objections relating to the Certification of Acquistion. Promptly following the consummation of the Merger, Whitman will submit to ED the requisite applications and supporting documents necessary to obtain Certification of Acquisition. The review by ED of an application for Certification to participate in Title IV Programs in anticipation of a change of control is not permitted under the regulations promulgated under the HEA and may only be processed following the occurrence of the change of control event. The refusal by ED to grant Certification to Acquisition to participate in Title IV Programs following the Merger would have a material adverse effect on the business and financial condition of Acquisition. See "RISK FACTORS- Loss of Colorado Tech's Eligibility to Participate in Title IV Programs; Whitman's Right to Rescind the Merger."

       Recognizing the importance of Acquisition obtaining Certification following the Merger, the Merger Agreement provides that Whitman shall rescind the Merger in the event Acquisition is not granted, whether absolutely or provisionally, Certification by ED within the ED Certification. In order to allow for the exercise of the Rescission Right, the Merger Consideration shall be held in escrow by Whitman during the ED Certification Period. If Certification of Acquisition to participate in Title IV Programs is not obtained within the ED Certification Period, and after the expiration of a 30-day appeal period, Whitman shall rescind the Merger by written notice to the MDJB Stockholders. After giving effect to the exercise of the Rescission Right, each MDJB Stockholder shall receive such number of shares of Acquisition capital stock as equals his or her percentage in MDJB immediately prior to the Merger and each share of Whitman Stock comprising the Merger Consideration then held in escrow by Whitman shall be canceled. As a result, Acquisition will be a corporation having identity of share ownership (both as to individual shareholders and as to ownership percentage) as that of MDJB preceding the Merger. In the event Acquisition is granted Certification within the ED Certification Period, the Merger Consideration, exclusive of 87,500 shares of Whitman Stock (the "Escrow Portion"), shall be delivered to the MDJB Stockholders based on their proportionate ownership of MDJB preceding the Merger. See "THE MERGER AGREEMENT-Conditions Subsequent to Obligations of Whitman and Acquisition," and "Indemnification-Escrow of Whitman Stock."

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




EXCHANGE PROCEDURES

       Shortly after the two Special Meetings, the Exchange Agent will send to each MDJB Stockholder who is a shareholder on the date which is five business days prior to such date, a form of transmittal ("Transmittal Form") and other appropriate and customary transmittal materials permitting each holder to receive the product of (i) 1,250,000 shares of Whitman Stock multiplied by
(ii) the quotient of (a) the number of shares owned by such MDJB Stockholder, divided by (b) the total number of MDJB Stock outstanding at the Effective Date.

       Neither Whitman nor the Exchange Agent will be liable to any former shareholder of MDJB for any Whitman Stock properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

       Any shares of MDJB Stock with respect to which appraisal rights have been properly perfected will be purchased in accordance with the procedures described under - "Appraisal Rights" and under Section 7-113-101 et. seq. of the CBCA attached as Annex B to this Proxy Statement-Prospectus.

                  TO MAKE AN EFFECTIVE EXCHANGE, A MDJB STOCKHOLDER MUST SUBMIT A PROPERLY COMPLETED TRANSMITTAL FORM SO THAT IT IS ACTUALLY RECEIVED BY THE EXCHANGE AGENT AT OR PRIOR TO THE EXCHANGE DEADLINE (AS DEFINED BELOW) IN ACCORDANCE WITH THE INSTRUCTIONS OF THE TRANSMITTAL FORM. A TRANSMITTAL FORM WILL BE PROPERLY COMPLETED ONLY IF ACCOMPANIED BY CERTIFICATES REPRESENTING ALL MDJB STOCK COVERED THEREBY. THE "EXCHANGE DEADLINE" IS 5:00 P.M., EASTERN STANDARD TIME, ON THE TWENTIETH DAY FOLLOWING, BUT NOT INCLUDING, THE DATE OF MAILING OF THE TRANSMITTAL FORM OR SUCH OTHER DATE UPON WHICH WHITMAN AND MDJB MUTUALLY AGREE.

       Whitman will cause the Exchange Agent to make available one or more Transmittal Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of MDJB Stock between a date as of five business days prior to the Mailing Date and the close of business day prior to the Exchange Deadline.

       MDJB STOCKHOLDERS SHOULD NOT FORWARD MDJB STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. MDJB STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

AMERICAN STOCK EXCHANGE LISTING

       It is a condition to each party's's obligation to consummate the Merger that the shares of Whitman Stock to be issued to the holders of MDJB Stock in the Merger be authorized for trading on the AMEX, subject to the official notice of issuance. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger -- Conditions to Each Party's Obligations to Effect the Merger."

CONFLICTS OF INTEREST

       The Merger Agreement provides for David D. O'Donnell, President of MDJB, to become a party to the Employment Agreement attached as an exhibit to the Merger Agreement. The Employment Agreement provides for Mr. O'Donnell to serve as President of Acquisition and has a term of three years. Mr. O'Donnell will be compensated at the annual rate of $145,000 for his services as President of Acquisition, subject to annual review. The Employment Agreement also provides for the grant by Whitman of a stock option under Whitman's Incentive

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Stock Option Plan to purchase 75,000 shares of Whitman Stock. The option has a term of 10 years and provides for vesting in full at the expiration of three years from the date of grant, subject to earlier vesting if Mr. O'Donnell is terminated without cause by Acquisition. The Employment Agreement further provides that Mr. O'Donnell is eligible for an annual bonus of up to 50% of his base salary as determined by the Board of Directors of Acquisition based on the satisfaction of a performance plan agreed upon by Acquisition and Mr. O'Donnell for preceding year. The Employment Agreement also contains customary confidentiality, non-compete and indemnification provisions.


ACCOUNTING TREATMENT

       Whitman expects to account for the Merger of MDJB with and into Acquisition as a pooling transaction in accordance with generally accepted accounting principles. Under such method of accounting, Whitman and MDJB will be deemed to have combined their existing voting common stock interests. Accordingly, the historical amounts of the assets of Whitman and MDJB, and the liabilities and stockholders' equity of each, as reported on their respective consolidated balance sheets, will be combined and no goodwill will be recorded as a result of the Merger. Under the pooling of interests method of accounting, Whitman's historical financial statements will be restated to combine the assets, liabilities, retained earnings and results of operations of Whitman and MDJB, as reflected in their historical financial statements, subject to appropriate adjustments, if any, to conform the accounting principles of the respective companies. Expenses incurred to effect the Merger will be charged against income by each party.

       The obligations of Whitman to effect the Merger are conditioned upon the receipt by Whitman of a letter from its independent auditors at closing regarding that firm's concurrence with Whitman management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The following is a summary description of material federal income tax consequences of the Merger. This summary is not a complete description of all of the consequences of the Merger and, in particular, does not address federal income tax considerations that may affect the treatment of certain shareholders, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, stockholders which, at the Effective Time of the Merger, already own some Whitman Stock, individuals who acquired MDJB Stock pursuant to employee stock options, and other special status taxpayers. Moreover, shareholders should be aware that the federal income tax rate for individuals on long-term capital gains may be significantly lower than the rate imposed on ordinary income or short-term capital gains. Each stockholder's individual circumstances may affect the tax consequences of the Merger to such shareholder. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state or local laws. Consequently, each MDJB Stockholder is advised to consult a tax advisor as to the specific tax consequences of the Merger to that Stockholder.


  General.

       As a condition to the Merger, Robinson, St. John & Wayne, counsel to Whitman ("Counsel") is required to render its opinion on the Closing Date to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Whitman, Acquisition and MDJB will each be a party to that reorganization within the meaning of Section 368(b) of the Code and that no gain or loss will be recognized by the MDJB Stockholders to the extent they receive Whitman Stock solely in exchange for their

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MDJB Stock (except for cash received in lieu of fractional shares). Such opinion will be based on the Code, its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as in effect on the Closing Date and all of which are subject to change, which change could be retroactive. In addition, such opinion will be based upon certain customary representations being provided to Counsel as of the Closing Date by Acquisition, MDJB and the Controlling Stockholders of MDJB. A ruling from the Internal Revenue Service (the "IRS") concerning the tax consequences of the Merger will not be requested. Based upon such opinion, the federal income tax effects of the Merger will be as follows:

Tax Treatment to Whitman, Acquisition and MDJB. No gain or loss will be recognized by Whitman, Acquisition or MDJB as a result of the Merger.

       Receipt of Whitman Stock in Exchange for MDJB Stock. No gain or loss will be recognized by a MDJB Stockholder who receives solely shares of Whitman Stock (except for cash received in lieu of fractional shares, as discussed below) in exchange for all of his or her MDJB Stock. The tax basis of the shares of Whitman Stock received by a MDJB Stockholder in such exchange will be equal (except for the basis attributable to any fractional shares of Whitman Stock, as discussed below) to the basis of the MDJB Stock surrendered in exchange therefor. The holding period of the Whitman Stock received will include the holding period of the shares of MDJB Stock surrendered in exchange therefor, provided that such shares were held as capital assets of the MDJB Stockholder at the Effective Time of the Merger.

       Cash in Lieu of Fractional Shares. A MDJB Stockholder who holds MDJB Stock as a capital asset and who receives in the Merger, in exchange for such stock, Whitman Stock and cash in lieu of a fractional share interest in Whitman Stock will be treated as having received such fraction of a share of Whitman Stock and then as having received cash in redemption by Whitman of the fractional share interest. Under the IRS's present advance ruling position , since the cash is being distributed in lieu of fractional shares solely for the purpose of saving Whitman the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration, the cash received will be treated as having been received in part or full payment in exchange for the fractional share of stock redeemed, and as capital gain or loss, not as a dividend.

       Exercise of Dissenters' Rights. The transaction will be a taxable event for a MDJB Stockholder who perfects his appraisal rights under Colorado law and receives solely cash in exchange for his shares. Such a stockholder would generally recognize capital gain or loss, provided that the shares are held by such stockholder as capital assets at the Effective Time of the Merger, equal to the difference between the amount of cash received and the stockholder's tax basis in the shares surrendered.

       Information Reporting. Stockholders who receive Whitman Stock must also comply with the information reporting requirements of the Treasury Regulations under Section 368 of the Code. Appropriate documentation for the foregoing purposes will be provided to stockholders with the Transmittal Form that will be sent to them by the Exchange Agent.

The discussion set forth is included for general information purposes only. As stated above, it does not address the state, local or foreign tax aspects of the Merger. The above discussion is based on currently existing provisions of the Code, existing and proposed Treasury regulations thereunder and current administrative rulings and court decisions. All of the foregoing is subject to change and any such could affect the continuing validity of this discussion.

APPRAISAL RIGHTS


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       MDJB Stockholders are entitled to appraisals rights under Article 113 of the CBCA in connection with the Merger. The following provides a discussion of the material provisions of the law in Colorado pertaining to appraisals rights. Such discussion is not a complete statement of such law and is qualified in its entirety by the full text of Article 113 which is presented in its entirety as Annex B to this Proxy Statement-Prospectus.

       All MDJB Stockholders who wish to exercise their appraisal rights with respect to such shares must comply with the procedures of Article 113 of the CBCA. If a MDJB Stockholder returns a signed proxy but does not specify a vote against approval of the Merger or a direction to abstain, the proxy will be voted for approval of the Merger, which will have the effect of waiving that stockholder's appraisals rights.

       One condition of the obligations of Whitman and Acquisition to complete the Merger is that, as of the Effective Time, the holders of no more than three percent (3%) of the shares of MDJB Stock shall have filed a notice of an intention to dissent and seek appraisal rights under the CBCA.

       ARTICLE 113. Pursuant to Article 113 of the Colorado Business Corporation Act (the "CBCA"), MDJB Stockholders have the right to dissent from the Merger and receive "Fair Value" for their shares. A dissenter is defined in the CBCA as a stockholder who exercises the right to dissent according to the statutory provisions of Article 113 ("Dissenter"). "Fair Value" with respect to a Dissenter's shares, means the value of the shares immediately before the Effective Time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger, unless such exclusion would be inequitable. Interest will accrue on the Fair Value from the Effective Time to the date of payment at the average rate currently paid by MDJB on its principal bank loan or, if none, at the legal rate as specified in Section 5-12-101, Colorado Revised Statutes.

       MDJB Stockholders considering whether to assert Dissenters' rights should note that the Fair Value of their shares as determined under the CBCA could be more than, equal to, or less than the consideration they would receive if they did not elect to assert Dissenters' rights.

       To assert Dissenters' rights, a stockholders must comply with the requirements of Article 113 of CBCA. Specifically a stockholder must: (i) cause MDJB to receive, before the vote is taken on the Merger, written notice of the stockholder's intention to demand payment for the stockholders' shares; and (ii) not vote the shares in favor of the proposal, or execute any writing, such as a proxy, consenting to the Merger. A stockholder who does not satisfy these requirements will not be entitled to demand payment for the stockholder's shares under Article 113 of the CBCA.

       If the Merger is authorized at the MDJB Special Meeting, MDJB will give a written Dissenters' notice (the "Dissenters' Notice") to all MDJB Stockholders who complied with the requirements of Article 113 of the CBCA and are entitled to demand payment for their shares. The Dissenters' Notice will be given no later than 10 days after the Effective Time. The Dissenters' Notice will: (i) state that the Merger was authorized and state the Effective Time or proposed Effective Time of the Merger; (ii) state an address at which MDJB will receive payment demands ("Payment Demands") and the address of a place where certificates for certificated shares must be deposited; (iii) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the Payment Demand is made; (iv) supply a form for demanding payment, which form will request a Dissenter to state an address to which payment is to be made; (v) set the date by which MDJB must receive the Payment Demand and certificates for certificated shares, which date will not be less than 30 days after the date the Dissenters Notice is given; (vi) state that when a record stockholder dissents with respect to the shares held by a beneficial stockholder, such beneficial stockholder must certify to MDJB that the beneficial stockholder, and the record stockholder or record stockholders of all shares owned beneficially by the beneficial stockholder, have asserted, or will timely assert, Dissenters' rights as to all such shares; and (vii) be accompanied by a copy of Article 113 of the CBCA.

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       A stockholder who is given a Dissenters' Notice and who wishes to assert Dissenters' rights shall, in accordance with the terms of the Dissenters' Notice: (i) cause MDJB to receive a Payment Demand, which may be the payment demand form supplied with the Dissenters' Notice, duly completed, and (ii) deposit the stockholder's certificates for shares. A stockholder who demands payment for the stockholder's shares retains all rights of a stockholder, except the right to transfer the Shares, until the Effective Time, and will have only the right to receive payment for the shares after such Effective Time. Except as described below, the Payment Demand and deposit of certificates are irrevocable. A stockholder who does not make a Payment Demand and deposit share certificates as required by the date or dates set in the Dissenters' Notice will not be entitled to payment under Article 113 of the CBCA.

       A stockholder entitled to dissent and obtain payment of the Fair Value of the stockholder's shares under Article 113 of the CBCA may not challenge the contemplated Merger unless such transaction is unlawful or fraudulent with respect to the stockholder or with respect to MDJB.

       Upon the Effective Time, MDJB is required to pay each Dissenter who has complied with Article 113, the amount MDJB estimates to be the Fair Value of the Dissenter's shares, plus accrued interest. The payment shall be accompanied by MDJB's Balance Sheet as of the end of its most recent fiscal year, or if that is not available, MDJB's Balance Sheet as of the end of the fiscal year ending not more than sixteen months before the date of payment, an Income Statement for that year, and, if MDJB customarily provides such statements to stockholders, a Statement of Changes in Stockholder's Equity for that year and a Statement of Cash Flow for that year, which balance sheet and statements shall have been audited if MDJB customarily provides audited financial statements to stockholders, as well as the latest available Financial Statements, if any, for the interim or full-year, which financial statements need not be audited. Since all such financial information will be set forth in this Proxy Statement - Prospectus, the mailing of this document to such dissenting MDJB stockholder will satisfy the statutory requirements. Also required are (i) a statement of MDJB's estimate of the Fair Value of the shares (which information will also be a part of the financial information concerning MDJB included in this Proxy Statement Prospectus); (ii) an explanation on how the interest was calculated (the average rate currently paid by MDJB on its principal bank loan or, if none, at the legal rate as specified in Section. 5-12-101, Colorado Revised Statutes); (iii) a statement of the Dissenter's right to demand payment under Section 7-113-209; and (iv) a copy of Article 113 which is attached hereto as an Annex B to the Proxy Statement - Prospectus.

       If the Effective Time shall occur more than 60 days after the date set by MDJB in the Dissenter's Notice which establishes the date by which MDJB must receive the payment demand and certificates, MDJB is required to return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. If the Effective Time occurs more than 60 days after the date set by MDJB by which MDJB must receive the payment demand pursuant to the Dissenter's Notice, then MDJB shall send a new Dissenter's Notice and the procedures set forth above and described in Sections 7-113-204 to 7-113-209 shall again be applicable.

       The MDJB Stockholders should be aware that if the Condition Subsequent described in Section 7A.4. of the Merger Agreement is not satisfied within 60 days following the Effective Time, MDJB will not be sending out a new Notice of Dissenter's Rights because the Merger will have been consummated even though a failure to satisfy the Condition Subsequent could result in a termination of the Merger. See "THE MERGER AGREEMENT Condition Subsequent to Obligations of Whitman and Acquisition."

       Pursuant to section 7-113-209, Colorado Revised Statutes, a Dissenter who disagrees with MDJB's calculation of the Fair Value of the shares, or the interest due, may give written notice to MDJB of the Dissenter's estimate of the Fair Value of the Dissenter's shares and of the amount of interest due and may demand payment of such estimate. Such written notice must be given within 30 days after MDJB made or offered payment for the

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Dissenter's shares. If MDJB rejects such written notice, and fails to make the payment as demanded by the Dissenter, MDJB may, within 60 days after receiving the payment demand, commence a proceeding in the District Court of El Paso County, Colorado, to determine the Fair Value of the shares and accrued interest. Section 7-113- 301, Colorado Revised Statutes discusses this procedure and Section 7-113-302, Colorado Revised Statutes sets forth provisions relating to the assessing of court costs and counsel fees.

       All MDJB Stockholders are advised that all written notices regarding Dissenter's rights or demands for payment should be sent or delivered to M.D.J.B., Inc., 4435 North Chestnut Street, Colorado Springs, Colorado, 80907, addressed to William E. Ayen, Corporate Secretary.

       FAILURE TO FOLLOW THE STEPS REQUIRED BY ARTICLE 113 OF THE CBCA FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

       The foregoing is a summary of the provisions of Article 113 of the CBCA of the State of Colorado and is qualified in its entirety by reference to the full extent of such Article, a copy of which is attached hereto as Annex B.


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                             THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, which is attached as Annex A to this Proxy-Statement-Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

       The Merger Agreement provides that following the approval of the Merger by the Whitman Stockholders and the MDJB Stockholders, and upon the satisfaction of other conditions to the Merger, MDJB will be merged with and into Acquisition. The Merger will become effective upon the filings with the Secretary of State of Colorado and the Secretary of State of Delaware of duly executed Certificates of Merger or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time"). At the Effective Time, the capital stock of MDJB will be transmitted to the Whitman Exchange Agent and each share of MDJB Stock will ultimately be converted into the right to receive, upon the satisfaction of the Condition Subsequent set forth in the Merger Agreement, the quotient of (i) 1,250,000 shares of Whitman common stock, divided by (ii) the total number of shares of MDJB shares outstanding at the Effective Time. See "THE MERGER -- Merger Consideration," "-- Exchange of Shares" and "Whitman's Right of Rescission."

REPRESENTATIONS AND WARRANTIES OF WHITMAN, ACQUISITION AND MDJB.

       Representations and Warranties of Whitman and Acquisition. The Merger Agreement contains representations and warranties delivered by Whitman and Acquisition including (i) Whitman's and Acquisition's organization, good standing and similar corporate matters; (ii) the execution, delivery and enforceability of the Merger Agreement; (iii) the absence of any event of breach, default, violation of law or imposition of any lien or encumbrance on the property of each of Whitman and Acquisition as a result of the consummation of the transactions contemplated by the Merger Agreement; (iv) the material accuracy of all previous governmental filings made by Whitman with the SEC, copies of which had been delivered to MDJB; (v) except as disclosed, from March 31, 1995 to the date of the Merger Agreement, the absence of changes or other events involving any prospective change in the condition of Whitman and its subsidiaries which had constituted a material adverse change; (vi) the adequacy of Whitman Stock reserved for the issuance to MDJB shareholders, which shares will have been registered under the Securities Act, as amended pursuant to this Proxy Statement-Prospectus; (vii) the ownership of 100% of the outstanding capital stock of Acquisition by Whitman, free and clear of all liens, claims and encumbrances; (viii) the absence of any action or knowledge by Whitman and Acquisition of any fact or circumstance that would prevent the Merger from qualifying as a tax-free organization with the meaning of Section 368 of the Code; (ix) except as disclosed, the absence of litigation, pending or, to the best knowledge of Whitman, threatened against or affecting Whitman of its subsidiaries, or involving any of their respective property or assets, pursuant to which an adverse determination would have a material adverse effect; (x) the absence of any untrue statement of a material fact and the failure to omit any material fact necessary to make such information not misleading, with respect to the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q, previously furnished by Whitman to MDJB pursuant to the Merger Agreement; (xi) the fact that Whitman, Acquisition and their respective representatives have been given full access to the data requested of MDJB, along with the opportunity to ask questions relating to such relevant materials of MDJB; (xii) the fact that all documents furnished to MDJB by Whitman or Acquisition have been true and correct copies, with no amendments or modifications thereto except as a result of the transactions contemplated by the Merger Agreement; and (xiii) the fact that the representations and warranties made by each of Whitman and Acquisition on the date of the Merger Agreement will remain correct, true and complete as at the Effective Time, with the same force and effect as though such representations and warranties had been made at the Closing Date,

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and that such representations and warranties would survive until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB.

       Representations and Warranties of MDJB and Colorado Tech. The Merger Agreement contains representations and warranties by each MDJB and Colorado Tech, on a joint and several basis, and by each of the MDJB Stockholders, on a several basis, to Acquisition and Whitman including (for purposes of this discussion MDJB and Colorado Tech are referred to collectively as "MDJB"): (i) the structure, organization, standing and similar corporate matters of MDJB and its subsidiaries; (ii) except as disclosed, the absence of preemptive warrants or other rights granted or binding upon MDJB for the purchase of any of its capital stock; except as disclosed, the immutability of the list of Stockholders since the execution of the Merger Agreement; except as disclosed, the absence of any Stockholder having been granted any options or other rights to purchase shares of common stock from any other Stockholder; except as disclosed, the absence of any voting trusts or other agreements or understandings with respect to the voting of any shares of MDJB Common Stock; and the absence of any ownership rights by MDJB, directly or indirectly, of any outstanding stock or securities convertible into capital stock of any other corporation or participating interest in any partnership, joint venture or other business enterprise; (iii) MDJB's power and authority to own, lease and operate its business as presently conducted and as proposed to be conducted, and the qualification of MDJB as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iv) the Certificate of Incorporation of MDJB and Colorado Tech, each certified by the Secretary of State of Colorado, and by-laws of MDJB, certified by its corporate secretary, are annexed to the Merger Agreement and are true, correct and complete; (v) MDJB's authorization to enter into the Merger Agreement and its having the full corporate power, authority and legal right to enter into the Merger Agreement and to consummate the transactions contemplated thereby subject to Shareholder approval; (vi) the material accuracy of information supplied by MDJB in connection with the Registration Statement and this Proxy Statement-Prospectus; (vii) except as disclosed, compliance with applicable laws and the absence of any liens or encumbrances in favor of any third party upon the properties or assets of MDJB; (viii) except as disclosed, the absence of any condition or event which would constitute an event of default by MDJB under any other instrument or agreement, whether written or oral, to which it is a party or by which any of its properties or assets are bound; (ix) the correctness of the audited, as well as unaudited financial statements of MDJB in all material respects, in accordance with generally accepted accounting principles, as well as the absence of any material liabilities of MDJB, fixed or contingent, not otherwise reflected in the financial statements and for which adequate reserves have been taken, except for those liabilities or obligations incurred after August 1, 1995 in the ordinary course of business, consistent with past practices; (x) the absence of any changes in MDJB since December 31, 1994, except as disclosed, which might result in a material adverse effect upon the business, prospects or operation of MDJB, and the absence of any such occurrence before or after the Closing Date; (xi) the compliance by MDJB of the covenants relating to the operation of MDJB's business following the execution of the Merger Agreement; (xii) retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974 ("ERISA"), amended; (xiii) the full disclosure by MDJB to Acquisition concerning the information contained in the schedules to the Merger Agreement and all other information furnished by MDJB at any time prior to the Closing Date; (xiv) the filing of tax returns and the proper payment of all non-disputed taxes, as well as the absence of any action by MDJB which would prevent the transaction from being treated as a tax-free reorganization under section 368 of the Code; (xv) the accounts receivable of MDJB as reported on the financial statements represent bona fide claims, subject to no defenses, setoffs or counter-claims, and that such accounts will be fully collectible in the ordinary course of business, except to the extent reserved in the financial statements, (xvi) the good operating condition of the assets of all MDJB properties, ordinary wear and tear excepted; (xvii) except as disclosed, the good title MDJB has to its properties and assets, free liens and encumbrances, other than as specified; (xviii) the inventory of MDJB as reported on the financial statements will consist solely of items of quality and quantity useable or salable in the normal course of business;
(xix) prepaid items on the financial statements is a full and complete presentation; (xx) except as disclosed, the enforceability of certain intellectual

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property rights, including without limitation, the trade name "Colorado
Technical University"; (xxi) except as disclosed, an accurate listing of all of MDJB's real property interests with no outstanding or holdover tenancies or any easements or rights-of-way, other than as disclosed, affecting MDJB's properties, and all applicable laws having been compiled with; (xxii) the adequacy of utilities to the MDJB properties, with all charges paid in full; (xxiii) the adequacy of MDJB's machinery and equipment for use in its business, which such equipment in good operating condition, ordinary wear and tear excepted; (xxiv) the title of all motor vehicles used by MDJB; (xxv) the absence of any brokers or finders being employed by MDJB in connection with the Merger and related transactions; (xxvi) except as disclosed, the absence of any contractual obligations by MDJB in excess of $10,000, and the validity of all such contractual agreements; (xxvii) the delivery to Acquisition of copies of all such contractual relationships, together with all modifications and amendments thereto, correctly and completely summarized in all material respects; (xxviii) the sufficiency of MDJB's assets for the conduct of its business;(xxix) except as disclosed, the absence of material or pending litigation against MDJB or its subsidiaries; (xxx) the absence of actions or conditions which would give rise to liabilities under federal, state and local laws and regulations, and compliance with all laws regarding employment, employment practices, employee safety, environmental protection, local zoning and similar laws and regulations and absence of notice of noncompliance with any of the foregoing; (xxxi) compliance with the requirements to receive financial aid for students pursuant to Title IV Programs, and except as disclosed, the agreements between MDJB and ED regarding such financial aid, along with a cohort default rate, by percentage, for the years of 1991, 1992 and a pre-published rate for 1993; (xxxii) except as disclosed, all accreditation and licensure necessary to operate educational institutions, including State Authorization and accreditation by the NCA; (xxxiii) the absence of actions or conditions which would give rise to liabilities under environmental laws and regulations; (xxxiv) the maintenance of adequate insurance, as set forth on a disclosure schedule, which insurance will remain in full force and effect through the Closing Date and the consummation of the transactions contemplated by the Merger Agreement; (xxxv) the possession by MDJB of all necessary licenses, permits and approvals issued by any third party, governmental or otherwise, necessary for the conduct of MDJB's business, that all such approvals are in full force and effect and, except as disclosed, no further approvals are necessary in connection with the execution and performance of the Merger Agreement by MDJB; (xxxvi) except as disclosed, the interest of certain affiliated persons in the business of MDJB or the beneficial interest of certain affiliated persons in any contact or arrangement to which MDJB is a party or is otherwise bound; (xxxvii) the good and amicable relations MDJB has with its employees and the absence of any reason to believe that any employees are considering collective representation; (xxxviii) the accuracy of all documents furnished to Acquisition by MDJB and, except as set forth in such documents, the absence of any amendments or modifications thereto; (xxxix) the accessibility of MDJB and its Shareholders to Acquisition, the answering of all questions and the receipt of all SEC filings made by Whitman from its Form 10-Q for the quarter ended June 30, 1994 through to the annual report on Form 10-K for the year ended March 31, 1995; (xxxx) the representations and warranties made by MDJB in the Merger Agreement are true, correct and complete as if they had been made at the Effective Time, and shall survive Effective Time until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB.

CONDITIONS TO OBLIGATIONS OF THE PARTIES

       The obligations of Whitman, Acquisition and MDJB are subject to various conditions, unless waived at or prior to the Effective Time, which include, in addition to the Conditions Subsequent and customary closing conditions, the following:

       (i) The MDJB Stockholders shall have approved all matters relating to the Merger required to be approved by such stockholders by the vote required under the CBCA at the MDJB Special Meeting;


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       (ii) The Whitman Stockholders shall have approved all matters relating to the Merger required to be approved by such stockholders by the vote required under the New Jersey Business Corporation Act ("NJBCA") at the Whitman Special Meeting;

       (iii) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order;

       (iv) No party to the Merger Agreement shall be subject to any injunction or restraining order preventing the consummation of the Merger nor shall any proceeding by any Governmental Entity seeking the same be pending nor shall the Merger be illegal under any applicable law;

       (v) Whitman and Acquisition shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated by the Merger Agreement; and

       (vi) The shares of Whitman Stock which shall be issued to holders of MDJB Stock shall have been authorized for trading on the AMEX, subject to official notice of issuance.

CONDITIONS TO WHITMAN'S AND ACQUISITION'S OBLIGATIONS

       The obligations of Whitman and Acquisition to effect the Merger are subject to the fulfillment or waiver at or prior to the Closing Date of each of the following additional conditions:

       (i) At the Closing Date, the representations and warranties of MDJB and Colorado Tech set forth in the Merger Agreement will be true, correct and complete in all material respects, except as otherwise permitted by the terms of the Merger Agreement;

       (ii) Each of MDJB and Colorado Tech shall have performed their respective obligations in all material respects on or before the Closing Date, and at the Closing Date;

       (iii) All action required to be taken by each of MDJB and Colorado Tech to authorize the execution, delivery and performance of the Merger Agreement by each of MDJB and Colorado Tech and the consummation of all the transactions contemplated by the Merger Agreement shall have been duly and validly taken by the Board of Directors of each such entity;

       (iv) Acquisition shall have received certain legal opinions from counsel to MDJB and Colorado Tech;

       (v) From the date of the Merger Agreement to the Closing Date, there shall have been no material adverse change in the financial condition, assets, businesses or results of operations as to either of MDJB or Colorado Tech;

       (vi) All consents or waivers (other than of government entities) which are necessary to permit the succession of Acquisition either by the terms thereof or as a matter of law shall have been obtained;

       (vii) MDJB and Colorado Tech shall furnish Acquisition with such certificates of officers to evidence compliance with all of their respective obligations under the Merger Agreement and to certify that the proper corporate formalities of the creation of the two entities have been observed in accordance with the CBCA;


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       (viii) David D. O'Donnell, President of MDJB and Colorado Tech, shall have entered into the Employment Agreement with Acquisition or an affiliate on or before the Closing Date in substantially the form appended to the Merger Agreement;

       (ix) Acquisition shall have received audited financial statements with respect to MDJB as of and for the year ended December 31, 1994, and unaudited financial statements for the period ending with the most recently completed calendar month preceding the Closing Date;

       (x) During the course of Acquisition's review of the records of MDJB and Colorado Tech, as provided by the Merger Agreement, there shall not have developed or occurred anything which might indicate that an event has taken place since the date of the execution of the Merger Agreement which might be considered to have a Material Adverse Effect upon MDJB;

       (xi) MDJB shall have delivered Assignment, Assumption and consent agreements with respect to each facility, duly executed by the landlord providing for terms no less affordable than those contained in the existing MDJB or Colorado Tech leases;

       (xii) MDJB shall demonstrate that, as of December 31, 1994 and June 30, 1995 its net equity is $924,492 and $1,011,849, respectively, and that there has been no material decrease in such net equity between June 30, 1995 and the Closing Date;

       (xiii) At the Closing, MDJB shall demonstrate, represent and warrant that (a) MDJB meets or exceeds, or is not required to maintain, an acid test of 1 to 1 as required by and determined in accordance with 34 C.F R. 668.15 and (b) MDJB has a positive Tangible Net Equity as required by and determined in accordance with 34 C.F.R.
668.15;

       (xiv) Holders of no more than 3% of the MDJB Stock shall have exercised dissenters' rights under the CBCA prior to the Closing Date;

       (xv) Ernst &Young LLP shall have provided a letter to Whitman regarding that firm's concurrence with Whitman management's conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with the Merger Agreement;

       (xvi) Each of the MDJB Stockholders owning ten (10%) percent or more of the MDJB Common Stock shall have executed and delivered to Whitman the Tax Representation Letter in the form attached to the Merger Agreement; and

       (xvii) Each officer, director and shareholder owning beneficially 10% or more of the MDJB Stock shall have executed and delivered to Whitman the Affiliate Letter Agreement in the form attached to the Merger Agreement.

CONDITIONS TO MDJB'S OBLIGATIONS

       The obligations of MDJB to effect the Merger are subject to the fulfillment or waiver prior to the Closing Date of the following additional conditions:

       (i) At the Closing Date, the representations and warranties of Whitman and Acquisition will be true and correct in all material respects, except to the extent affected by the transactions contemplated hereby;


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       (ii) Each of Whitman and Acquisition shall have performed, in all material respects, on or before the Closing Date, all of their respective obligations pursuant to the terms of this Agreement;

       (iii) All action required to be taken by each of Whitman and Acquisition to authorize the execution, delivery and performance of the Merger Agreement by each of them and the consummation of the transactions contemplated by the Merger Agreement shall have been duly and validly taken by the Board of Directors and stockholders of each such entity;

       (iv) MDJB shall have received certain legal opinions from counsel to Acquisition and Whitman;

       (v) From the date of the Merger Agreement to the Closing Date, there shall have been no material adverse change in the condition, financial or otherwise, of Acquisition;

       (vi) David D. O'Donnell shall have been entered in the Employment Agreement with Acquisition or an affiliate on or before the Closing Date in substantially the form appended to the Merger Agreement;

       (vii) Acquisition and Whitman shall have furnished MDJB with such certificates of the officers to evidence compliance with all of their respective obligations under the Merger Agreement and to certify that the proper corporate formalities have been observed, and that the transfer and recording taxes and charges arising from the transactions contemplated by the Merger Agreement have been paid;

       (viii) A certificate executed by Acquisition's and Whitman's officers certifying as of the Closing Date that the certificates delivered to MDJB pursuant to this section of the Merger Agreement are true and correct in all material respects; and

       (ix) There shall not have come to the attention of MDJB any material information (a) not previously disclosed to MDJB despite the inquiry of Acquisition and Whitman by MDJB; or (b) indicating the occurrence of events since the date of the Merger Agreement that is likely to have a Material Adverse Effect.

CONDITION SUBSEQUENT TO OBLIGATIONS OF WHITMAN AND ACQUISITION

       If within 120 calendar days after the closing date of the Merger ("ED Certification Period"), the ED has advised Whitman or Acquisition in writing that it does not intend to certify, whether absolutely or provisionally (the "Certification"), Acquisition for participation in Title IV Programs, and after diligently pursuing an appeal of such decision for an additional 30 days, Whitman has been unsuccessful in securing the Certification, whether absolutely or provisionally, Whitman shall rescind the Merger by giving written notice thereof to each of the MDJB Stockholders (the "Recission Right"). Within ten (10) days of the date of Whitman's Recision Right notice, Whitman shall (i) deliver to the former MDJB Stockholders all of the outstanding capital stock (including the corporate minute book, resolutions and related corporate documents) of Acquisition so that each MDJB Stockholder receives such number of shares of Acquisition capital stock as equals his or her percentage in MDJB immediately prior to the Merger, (ii) cancel each share of Whitman Stock comprising the Merger Consideration then held in escrow by Whitman or the Exchange Agent (iii) transfer the aggregate fractional share consideration comprising a portion of the Merger Consideration to a general operating account of Whitman for its benefit and (iv) deliver the resignation of any officers and directors of Acquisition appointed by Whitman before or after the Merger. Upon satisfaction of Whitman's obligations in connection with the exercise of the Recission Right, the Merger of Acquisition and MDJB shall be deemed rescinded. After giving effect to the exercise of the Recission Right, Acquisition will be a corporation having identity of share ownership (both as to individual shareholders and as to ownership percentage) as that of MDJB preceding the Merger. Whitman shall neither be a shareholder of

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Acquisition following the exercise of the Recission Right, nor will any officer or director of Whitman have a similar position in Acquisition following the Rescission of the Merger.


        Notwithstanding Whitman's Recission Right described above, upon the closing of the merger transaction in accordance with the terms of the Merger Agreement, the merger of MDJB with and into Acquisition will be deemed legally consummated and the seperate corporate existence of MDJB shall cease at such time. While Whitman may deliver all of the shares of Acquisition to the former shareholders of MDJB if Certification from ED is not obtained within the ED Certification Period, such right will not impair the merger of Acquisition and MDJB as the legal requirements for the completion of the Merger will have been consummated. Accordingly, although the Whitman stock to be issued pursuant to the Merger will be held in escrow pending ED Certification, the shareholders of MDJB shall be deemed the record owner of the Whitman Common Stock at the time of the closing of the Merger and shall have voting and dividend rights with regard to such shares.

       In the event the Condition Subsequent is satisfied and Acquisition receives the Certification from ED to participate in Title IV Program funding, the Merger Consideration less the Escrow Portion shall be delivered to the MDJB Stockholders in proportion to their relative ownership interests in MDJB preceding the Merger.

CONDUCT OF MDJB'S BUSINESS PRIOR TO THE MERGER

       MDJB (including Colorado Tech unless the context clearly provides otherwise), covenants that, prior to the Closing Date, it will afford free access to the representatives of Acquisition to all of the assets, properties, Books and Records and employees in order to afford Acquisition as full an opportunity of review and investigation by Acquisition as it shall desire to make of MDJB, and MDJB shall cause to be furnished to representatives of Acquisition such reasonable financial and operating data and other information about MDJB's business properties and assets which any of Acquisition's representatives shall give reasonable advance notice of wanting to see, visit or meet in connection with an analysis of MDJB's business. Neither party will disclose or use any information learned or exchanged among MDJB, Acquisition and Whitman prior to the Merger, and if the Merger is not consummated, at all times hereafter, with respect to the confidential information of each party. Such obligation of confidentiality shall not extend to any information which is shown to have been previously known by MDJB, Whitman or Acquisition, as the case may be, or generally known in the same trade or business as MDJB, Whitman or Acquisition or made public by a third party.

           From the date of the Merger Agreement to the Closing Date, MDJB has covenanted to take all necessary action so that (i) MDJB shall keep its business and organization intact, shall continue to conduct its business in the ordinary course, and shall use its good faith efforts to keep available the services of its directors, officers, employees and agents and to maintain the goodwill and reputation associated with the business; (ii) MDJB shall not make any changes in its Certificate of Incorporation or by-laws; (iii) MDJB shall exercise its good faith efforts to maintain all of its properties and assets that are material to the operation of the business in good operating condition, ordinary wear and tear excepted; (iv) MDJB shall not purchase, sell, lease or dispose of or enter into any contract for the purchase, sale, lease or disposition of or subject to lien or any encumbrance properties or assets other than in the ordinary course of business consistent with past practices and the representations and warranties set forth in the Merger Agreement and not in breach of any of the covenants set forth in the Merger Agreement (v) MDJB shall not, other than in the ordinary course of its business consistent with past practices, grant any salary increases to, or increase the draw of, any of its officers or directors or enter into any new, or amend or alter any existing bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance death benefit or other fringe benefit plan, trust agreement or similar arrangement, any employee agreement with any officer or any consulting agreement; (vi) MDJB shall not incur any bank indebtedness or make any borrowing, or issue any commercial paper other than in the ordinary course of business consistent with past practices; (vii) MDJB shall not satisfy any obligation, fixed or contingent, or satisfy or discharge any lien, encumbrance, claim or liability asserted against it or any of its properties, except for current liabilities included in the financial statements and incurred between the date of the Merger Agreement and the Closing Date except in the ordinary course of business consistent with past practices and with its representations and warranties contained in the Merger Agreement; (viii) MDJB shall not enter into any leases of real property of equipment and machinery other than in the ordinary course of business consistent with past practices and except for an additional 3,700 square feet of leased space; (ix) except without first having obtained the written consent of Acquisition, MDJB shall not enter into any contract, commitment or agreement, including without limiting the generality of the foregoing, any contract for the purchase of materials or supplies, if such contract exceeds $50,000 individually and is outside the ordinary course of business of MDJB, except for the acquisition and installation of its planned Student Information System, or any contract,

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agreement or commitment with any person listed as an employee, officer, director or affiliate of MDJB, any affiliate of such person, or any such agreement in which any Stockholder of MDJB has a beneficial interest; (x) MDJB shall not, other than in the ordinary course of its business consistent with past practices, further encumber or permit to be further encumbered any of its properties or assets; (xi) except as otherwise set forth in schedule to the Merger Agreement, neither MDJB nor any subsidiary shall grant, sell, redeem, combine, change or purchase any shares, notes or other securities or make any commitments to do so; (xii) MDJB shall not effect any subdivision of its outstanding capital stock, purchase or, except as otherwise set forth in a schedule to the Merger Agreement, redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock;
(xiii) MDJB shall not, other than in the ordinary course of its business consistent with past practices, grant or issue any options, warrants, or other rights to acquire any capital stock or other of its equity securities, whether by conversion or otherwise, or make any commitment to do so; (xiv) MDJB shall not, other than in the ordinary course of its business consistent with past practices, curtail purchases or accelerate shipments beyond customer requirements, or modify, amend, cancel or terminate any existing contracts or agreements; and (xv) MDJB shall maintain in full force and effect each of the policies of insurance listed on a schedule to the Merger Agreement.

CERTAIN COVENANTS OF THE PARTIES PRIOR TO THE CLOSING DATE

       Article 7 of the Merger Agreement provides certain covenants to which MDJB (including Colorado Tech, unless the context clearly provides otherwise) shall be subject between the execution of the Merger Agreement and the Closing Date including: (i) MDJB shall furnish Acquisition, upon request, with all information concerning MDJB reasonably required for inclusion in a Registration Statement or any application made by Acquisition to the SEC or any governmental body in connection with the transactions contemplated by the Merger, including, without limitation, the consolidated financial statements of MDJB, including the required accountant's reports and consents, necessary for the preparation of the Registration Statement; (ii) Within 30 days after the end of each month after the date of the Merger Agreement, MDJB shall deliver to Acquisition unaudited balance sheets of MDJB as at the end of the month and as at the end of the comparative month for the preceding year, together with the related unaudited statements of income for the month then ended (including stockholders' equity and cash flows on a quarterly basis);
(iii) Acquisition and MDJB shall consult with each other with respect to any public announcement or statement to their employees generally concerning or relating to the Merger. Prior to the Closing Date neither Acquisition or MDJB shall make any announcement to the public without the prior written consent of the other, except for announcements which Acquisition believes on the written advice of its counsel to be required by applicable securities laws or stock exchange rules; (iv) each party will give prompt notice to the other of the occurrence or the failure of any event to occur that results in a breach of any representation by the other party or a failure by the other party to comply with any covenant or condition contained in the Merger Agreement; (v) MDJB shall promptly notify Whitman and Acquisition of (a) any material change in its condition, (b) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity (as defined therein), (c) the institution or the threat of material litigation involving MDJB or any Subsidiary or (d) any event or condition that might reasonably be expected to cause any of its representations, warranties or covenants contained in the Merger Agreements not to be true and correct in all material respects as of the Effective Time;
(vi) Whitman, Acquisition and MDJB (a) will take all reasonable action necessary as of the Closing Date to render accurate their representations and warranties as set forth in the Merger Agreement,(b) will refrain from taking any action which would render any such representation and warranty inaccurate in any material respect as of such time, and (c) will use their good faith efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them; and (vii) Neither MDJB nor the MDJB Stockholders will furnish information to, initiate or participate in negotiations with, third parties relating to, or otherwise cause to seek to cause or permit to occur any merger, sale or other disposition of any substantial part of the assets or stock of MDJB.

MISCELLANEOUS AGREEMENTS AND CONSENTS

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           Additional Covenants of Whitman, Acquisition and MDJB. Subject to
the terms of the Merger Agreement, each of the parties agrees to use its best efforts to effect all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement as expeditiously as reasonably practicable, including the use of their respective best efforts to lift or rescind any injunction or restraining order adversely affecting the ability of the parties to consummate the transactions contemplated by the Merger Agreement and to cause any conditions to the Closing to be satisfied. All the parties shall use their best efforts to obtain any necessary consents from relevant third parties and Governmental Entities desirable for the consummation of the transactions contemplated by the Merger Agreement. If, after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Merger Agreement, the proper officers and directors of Whitman shall be deemed to have been granted the authority by MDJB to take whatever action is necessary or desirable. The parties shall exchange such certifications and opinions as their respective officers and counsel shall reasonably request under the circumstances.

       Notice of Breach. Whitman shall promptly notify MDJB of (i) any material change in its condition; (ii) any complaints, investigations or hearings, or threats relating thereto, from any Governmental Entity; (iii) any institution or threat of material litigation involving Whitman or any Subsidiary; or (iv) any event or condition that might reasonably cause any of its representations, warranties or covenants not to be true in all material respects as of the Effective Time. From the date of the Merger Agreement continuing to the earlier to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement, Whitman shall provide MDJB a copy of its quarterly report on Form 10-Q as filed with the SEC promptly upon its filing.

       Stockholder Agreements. Whitman has entered into Stockholder Agreements with each of David D. O'Donnell and the Marilyn O. Sullivan Family Trust (the "Controlling Stockholders"). Each Stockholder Agreement, among other things, and subject to certain terms and conditions, requires (i) the Controlling Stockholder to vote in the manner most favorable to the consummation of the Merger; (ii) the Controlling Stockholder, at Whitman's option, to grant an irrevocable proxy to Whitman for the purpose of allowing Whitman to vote the shares of MDJB Stock in a manner most favorable to the consummation of the Merger; (iii) the Controlling Stockholder to remit to Whitman all of the net proceeds received by the Controlling Stockholder on each share of MDJB Stock in excess of $6.00 per share (a) tendered or sold by the Controlling Stockholder to the entity or other person triggering the occurrence of an Acquisition Event (such "Acquisition Event" being the earliest to occur of (1) an entity or other person commencing or consummating a tender offer or who otherwise acquired beneficial ownership of 20% of the outstanding shares of MDJB Stock, or (2) MDJB authorizing, recommending, proposing or publicly announcing an intention to authorize, enter into, recommend or propose, an agreement with any entity or other person to (A) effect a merger, consolidation or similar transaction involving MDJB, (B) sell, lease or otherwise dispose of assets of MDJB or its subsidiaries representing 15% or more of the consolidated assets of MDJB and its subsidiaries, or (C) issue, sell or otherwise dispose of securities representing 20% or more of the voting power of MDJB or any of its subsidiaries) that occurs within 6 months from the date of the Stockholder Agreement, or (b) otherwise sold by the Controlling Stockholder within 6 months of such Acquisition Event; and (iv) the Controlling Stockholder, upon the occurrence of an Acquisition Event, to sell the MDJB Stock, at Whitman's option, to Whitman for cash at $6.00 per share.

       Pursuant to each Stockholder Agreement, the Controlling Stockholder may not, nor shall he or it permit any of his or its affiliates, nor authorize or permit any of its officers, directors, partners or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by him or it or any of his or its affiliates, to, directly or indirectly, solicit, initiate, or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably expect to lead to, an Acquisition Event or the sale or other disposition of any of the MDJB Stock held by such Controlling Stockholder, or agree to or endorse any Acquisition Event or the sale or other disposition of any of the MDJB Stock held by such Controlling

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Stockholder, or participate in any discussions or negotiations, or provide third parties with any information, relating to any such inquiry or proposal.

       For any violations of a Stockholder Agreement, Whitman shall have the option of (i) electing to receive a payment of $6.00 per share of MDJB Stock covered by the Stockholder Agreement as liquidated damages, or (ii) seeking equitable relief in any court of competent jurisdiction to require at the Controlling Stockholder comply with the terms of the Stockholder Agreement.

       Affiliate Letter Agreements. At least 40 days prior to the Closing Date, MDJB shall deliver to Whitman and Acquisition an identification letter as to all persons who are, at the time the Merger Agreement is submitted for approval to the MDJB Stockholders, "Affiliates" of MDJB for purposes of Rule 145 under the Securities Act. MDJB shall use all reasonable efforts to cause each person so named to deliver to the other parties prior to the Closing Date a written "Affiliates" agreement, in customary form, providing that such person shall dispose of the Whitman Stock to be received by such person only in accordance with applicable law and, in addition, in such agreement, such Affiliate shall represent that they have no plans to dispose of any such shares of Whitman Stock.

COVENANTS OF WHITMAN AND ACQUISITION PENDING EXPIRATION OF
THE CONDITION SUBSEQUENT

       From the closing of the Merger until the satisfaction of the Condition Subsequent or the exercise of Whitman's Rescission Right, unless otherwise agreed in writing by a majority in interest of the MDJB Stockholders, Whitman and Acquisition shall not hypothecate or transfer any of the MDJB assets (including Colorado Tech) other than in the ordinary course of business, shall conduct the MDJB businesses consistent with past practices, shall use its best efforts to continue the present services of MDJB's and Colorado Tech's employees (including all efforts to maintain existing employee benefit and 401(k) plans), preserve the goodwill of the suppliers, students and others with whom MDJB and Colorado Tech have a business relationship, shall take no action which prevents the continued operation of Colorado Tech, shall pay all necessary taxes on the assets of MDJB and Colorado Tech prior to delinquency and shall not waive or permit the loss of any substantial right. Until the satisfaction of the Condition Subsequent, or Whitman's exercise of the Rescission Right, Acquisition shall maintain sufficient equity capital as shall be acceptable to the ED and any other relevant agencies, so as to provide reasonable assurances that Acquisition shall be financially capable of obtaining the necessary accreditations and certifications. During such interim period, Whitman and Acquisition shall administer and operate Colorado Tech in accordance with all permits, accreditations, authorizations and agreements issued by or entered into with any federal, state or local governmental or quasi-governmental agency, in order to vest Acquisition with the right and authority to administer and operate Colorado Tech in accordance with all permits, accreditations, authorizations and agreement issued by or entered into with any federal, state or local governmental or quasi-governmental agency, or accrediting agency in any way regulating the operation of Colorado Tech. In addition, Whitman and Acquisition are required to work in good faith to obtain any and all approvals from the ED, any state educational regulatory authority and any other governmental or accrediting agency that may be necessary or appropriate to vest in Acquisition the right and authority to administer and operate Colorado Tech and to certify Acquisition for participation in Title IV Programs.

       During the ED Certification Period, Whitman will provide Acquisition with advances up to the amount of the funding that Colorado Tech would have received under Title IV Programs in the absence of Colorado Tech's termination from eligibility for funding as a result of the Merger (the "Advances"). Whitman will continue to provide the Advances for a period of 120 days following the date of the Rescission Right, if exercised (the "Post-Rescission Funding Period"). Following the Post-Rescission Funding Period, all advances made by Whitman will be repaid by Acquisition from all accounts receivable of Acquisition or Colorado Tech received through Title IV Program funding that would have been received by Colorado Tech in the absence of the change of change control resulting from the Merger and that are collected following Whitman's exercise of the Rescission Right. The balance

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of unpaid Advances shall be converted to a term loan payable over three years in equal monthly installments bearing interest at a fixed rate equal to the prime rate of Citibank, N.A. in effect as of the date of the Rescission Right notice to MDJB Stockholders.

INDEMNIFICATION

Indemnification of Acquisition and Whitman

       The Merger Agreement provides that until the issuance of the first independent audit report on the combined results of Acquisition and MDJB following the Merger, the MDJB Stockholders shall, on a several basis and subject to the limitation described under the caption "Escrow of Whitman Stock," indemnify and hold harmless Acquisition and Whitman in respect of each and all of the following:

       (i) Any and all damage or deficiency resulting from any misrepresentation, breach or warranty, non-fulfillment of any agreement or obligation on the part of MDJB or Colorado Tech contained in the Merger Agreement (or any of the exhibits and schedules thereto) and from any misrepresentation in or omission from any certificate, exhibit, schedule, instrument, or other information furnished to Acquisition or Whitman by MDJB, Colorado Tech or by any of their respective officers; and

       (ii) All demands, assessments, judgments, costs and legal and other expenses, including, without limitation, reasonable attorneys' fees, arising from or in connection with any action, suit, proceeding or settlement or claim incident to the immediately preceding subparagraph herein or involving a third-party action against Whitman or Acquisition.

       The MDJB Stockholders shall have no liability with respect to the indemnification obligations described herein unless all such aggregate losses, costs, damages and expenses actually paid or suffered by Acquisition or Whitman as a result of the foregoing exceeds $25,000 (the "Deductible"), in which case the MDJB Stockholders will be liable for such aggregate losses, costs, damages and expenses to the extent they exceed the Deductible, but in no event to exceed the Escrow Portion.

Escrow of Whitman Stock

       The Merger Agreement provides that Whitman shall escrow 87,500 shares of Whitman Stock from the Merger Consideration to be held in escrow for indemnification purposes, in accordance with the MDJB Stockholders' indemnity obligations under the Merger Agreement (the "Escrow Portion"). Whitman shall release to each MDJB Stockholder his or her allocable share of the Escrow Portion, if any, after giving effect to Whitman's exercise of its set-off rights against the Escrow Portion relating to the MDJB Stockholders' indemnification obligations, upon the later to occur of (a) the satisfaction of the Condition Subsequent and (b) the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB (the "Escrow Release Date"); provided, however, that notwithstanding the foregoing, in no event shall the Escrow Portion be released following the exercise of Whitman's Rescission Right. (See "The MERGER AGREEMENT -- Condition Subsequent to Obligations of Whitman and Acquisition" and "-- Representations and Warranties of MDJB and Colorado Tech.") Any claim by Whitman or Acquisition for indemnification in excess of the Deductible shall be satisfied from the Escrow Portion allocated to each MDJB Stockholder on a pro rata basis, based upon the Closing Date Fair Market Value of Whitman Stock. For purposes of the indemnification provisions of the Merger Agreement, "Closing Date Fair Market Value" shall mean the closing sales prices of Whitman Stock as reported by the AMEX on the trading day immediately prior to the Closing Date as accurately reported by the "Wall Street Journal." No MDJB Stockholder shall have any liability for indemnification of Whitman and Acquisition with

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




respect to claims for indemnification exceeding the Closing Date Market Value of the Escrow Portion allocated to such Stockholder. If as of the Escrow Release Date, the claims for indemnification are less than the Closing Date Fair Market Value of the Escrow Portion, the remaining Escrow Portion shall be released to the MDJB Stockholders, on a pro rata basis, with cash payments made to each MDJB Stockholder who would otherwise be entitled to a fractional share from the Escrow Portion then remaining, based on the Closing Date Fair Market Value. Whitman shall have the right to set-off against the Escrow Portion the amount of any claims for indemnification incurred by Acquisition or Whitman. Whitman's right of set-off with respect to third party claims may be exercised upon the relevant determination date. Whitman shall provide the Shareholders with written notice of any set-off for any indemnity loss. Whitman's and Acquisition's sole remedy for indemnity is limited to the Escrow Portion. If Whitman is determined by a court of competent jurisdiction to have wrongfully set-off claims for indemnification against the Escrow Portion, Whitman's liability to the MDJB Stockholders shall be limited to the number of shares wrongfully set-off from the Escrow Portion.

       Upon Acquisition receiving Certification from ED to participate in Title IV Programs, and until the issuance of the first independent audit report on the combined results of Acquisition and MDJB following the Merger, the MDJB Stockholders shall be severally liable with Acquisition for Title IV Program liabilities arising prior to the Closing Date, with any such liabilities being satisfied from the Escrow Portion.

Indemnification of MDJB

       The Merger Agreement provides that until the issuance of the first independent audit report on the combined results of Acquisition and MDJB following the Merger, Acquisition and Whitman shall indemnify and hold MDJB harmless in respect of each and all of the following:

       (i) Any damages resulting from any misrepresentation, breach of warranty, nonfulfillment of any agreement or obligation on the part of Acquisition or Whitman contained in the Merger Agreement (or any exhibits or schedules thereto) and from any misrepresentation in, or omission from any certificate, exhibit, schedule, instrument or other information furnished to MDJB in connection with the Merger Agreement by Acquisition, Whitman or any of their respective officers; and

       (ii) All demands for Claims, including reasonable attorneys' fees, arising from or in connection with any action, suit, proceeding or settlement of Claims incident to the foregoing subparagraph or involving a third-party action against MDJB.

       Neither Whitman nor Acquisition shall have any liability with respect to the inaccuracy or breach of representations and warranties of Acquisition or Whitman or for such other liability arising out of actions or omissions unless all such aggregate losses actually paid and suffered by MDJB as a result of any claims for indemnification exceed the Deductible, in which case Whitman will be liable for such aggregate losses to the extent they exceed the Deductible. The sole remedy for a post-closing Claim shall be for losses actually paid or suffered by MDJB. No claim may be made by the MDJB Stockholders for Rescission of the Merger. See "-- Condition Subsequent to Obligations of Whitman and Acquisition."

       For a period of three years after the Effective Time, Acquisition shall maintain in effect liability insurance coverage known as "Tail Coverage" covering the prior acts and omissions of the officers and directors of MDJB and Colorado Tech preceding the Effective Time. In addition, Acquisition shall maintain director and officer liability insurance for each of its officers and directors for a period of at least three years following the Effective Time.


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




TERMINATION

       The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger to the MDJB Stockholders and the Whitman Stockholders:


         (a) by the Board of Directors of MDJB or Acquisition if the Closing Date shall not have taken place by March 29,1996;


         (b) by the Board of Directors of Acquisition at any time prior to the Closing Date if:

                  (i) a material condition to Acquisition's performance under the Merger Agreement or a covenant of MDJB or Colorado Tech contained in the Merger agreement shall not have been fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such covenant or condition; or

                  (ii) a material breach or default of the Merger Agreement shall be made by MDJB or Colorado Tech; or

                  (iii) since December 31, 1994, there shall be a material adverse change in the results of operations of MDJB or Colorado Tech or any adverse change in the business, income before income taxes (as compared with the same period in the preceding year), prospects, manner of conducting business, financial condition or any asset of MDJB or Colorado Tech, which change is material; or

                  (iv) the Board of Directors of Acquisition shall have determined in its reasonable opinion that the transactions contemplated by the Merger Agreement have become inadvisable or impracticable by reason of the institution or threat by any governmental authorities or by any other person of (A) litigation, or proceedings to restrain or prohibit the consummation of the transactions contemplated by the Merger Agreement or which seeks substantial damages in connection with the Merger Agreement or the transactions contemplated thereby; or (B) other litigation or proceedings the outcome of which in the reasonable opinion of Acquisition would have a material adverse effect on the business, results of operations, prospects, manner of conducting business, financial condition or any material asset of MDJB, Colorado Tech or Acquisition; or


                  (v) by the Board of Directors of Acquisition if it shall have determined in its reasonable opinion that the results of the due diligence of MDJB is unsatisfactory.

         (c) by the Board of Directors of MDJB at any time prior to the Closing Date if:

                  (i) a material condition to MDJB's performance under the Merger Agreement shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such condition; or

                  (ii) a material default or breach of the Merger Agreement shall be made by Whitman or Acquisition; or


182426-1
                                      52

                  (iii) since March 31, 1995, there shall be a material adverse change in the results of operations of Acquisition or Whitman, or any material adverse change in the business, results of operations ( as compared with the same period in the preceding year), prospects, manner of conducting business, financial condition or any asset of Acquisition or Whitman, except as disclosed to MDJB in writing on or prior to the date hereof.

Additional Right of Acquisition to Terminate

                  As soon as practicable after execution of the Merger Agreement, Acquisition's representatives and MDJB's representatives shall together meet with officials from ED's Institutional Participation Division ("IPD") to inform IPD of the Merger Agreement and determine whether IPD reasonably anticipates that Acquisition will be able to obtain Certification for Colorado Technical University subsequent to the proposed Merger. If, on the basis of the above-described meeting, Acquisition reasonably believes that IPD will not certify Colorado Technical University at any time or in a timely manner, then, notwithstanding any other provision of the Merger Agreement to the contrary, Acquisition may elect to terminate the Merger Agreement by notice to MDJB given not less than five business days prior to the Closing Date, including in such notice the basis for belief upon which the election is taken. Acquisition may withdraw its election if, subsequent to the giving of notice, it is satisfied that the basis cited in the notice has been satisfactorily resolved, the determination of Acquisition to be dispositive.

EXPENSES

                  All legal and other costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses. Without limiting the generality of the foregoing, any and all fees and expenses of any attorneys, accountants or investment bankers of the parties hereto incurred in connection with the Merger Agreement or the transactions contemplated thereby shall be borne by the party incurring such expense and shall not be assumed by any other party; provided, however, that in no event shall the legal, accounting and other fees and expenses incurred by or on behalf of MDJB and/or Colorado Tech exceed an aggregate of $75,000 without the prior written consent of Whitman.

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


                  The following unaudited pro forma combined financial information gives effect to the proposed Merger of Acquisition and MDJB on a pooling of interest basis. For a description of pooling of interests accounting with respect to the Merger, See "THE MERGER-Accounting Treatment." The following unaudited pro forma combined financial information has been prepared based upon the historical consolidated financial statements of Whitman and MDJB giving effect to the Merger. The accompanying unaudited pro forma combined balance sheet assumes that the Merger took place on September 30, 1995 and combines Whitman's September 30, 1995 historical condensed consolidated balance sheet with MDJB's June 30, 1995 historical condensed consolidated balance sheet. The unaudited pro forma combined statements of operations assumes that the Merger occurred as of the beginning of the periods presented and combine Whitman's consolidated results of operations for the six months ended September 30, 1995 and for each of the three years in the period ended March 31, 1995 with MDJB's consolidated results of operations for the six months ended June 30, 1995 and for each of the three years in the period ended
December 31, 1994, respectively.

                  Whitman acquired SBC on December 21, 1994. The acquisition was accounted for using the purchase method of accounting. The acquired assets and liabilities of SBC are included in Whitman's condensed consolidated balance sheet as of September 30, 1995. Whitman's consolidated results of operations include the operating


182426-1
                                      53
results of SBC from the date of acquisition. Pro forma results of operations for the year ended March 31, 1995 assume the acquisition of SBC occurred on April 1, 1994.

                  The unaudited pro forma combined financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the Merger been in effect as of the date or the periods presented.

                  These unaudited pro forma combined financial statements and the accompanying notes should be read in conjunction with and are qualified in their entirety by the Whitman and MDJB Consolidated Financial Statements, including the related notes thereto, included elsewhere in this Proxy Statement-Prospectus and the SBC Financial Statements incorporated by reference in this Proxy Statement-Prospectus.

182426-1
                                      54

                   WHITMAN MEDICAL CORP. AND M.D.J.B., INC.
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET




                                                                 Historical       Historical
                                                                   Whitman         M.D.J.B.          Pro Forma      Pro Forma
                                                            September 30, 1995  June 30, 1995       Adjustments      Combined
                                                                -------------   --------------       -----------    ----------

                    ASSETS
Current assets:
      Cash and cash equivalents ...............................   $  1,115,479   $     55,828                       $  1,171,307
      Accounts receivable, net ................................     11,231,548      1,502,879                         12,734,427
      Other current assets ....................................      1,043,057        394,568                          1,437,625
                                                                  ------------   ------------                       ------------
           Total current assets ...............................     13,390,084      1,953,275                   0     15,343,359

Equipment and leasehold improvements, net .....................      4,884,672      1,675,667                          6,560,339
Deposits and other assets .....................................      2,023,310         17,633                          2,040,943
Goodwill, net .................................................      2,564,647                                         2,564,647
Restricted cash - escrow ......................................      2,400,000                                         2,400,000
                                                                  ------------   ------------        ------------   ------------
           Total assets .......................................   $ 25,262,713   $  3,646,575                   0   $ 28,909,288
                                                                  ============   ============        ============   ============
      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and accrued expenses ...................   $  1,614,422   $    813,407         (1)$300,000   $  2,727,829
      Current portion of long-term debt .......................      7,976,766        201,162                          8,177,928
      Deferred tuition revenue ................................      8,451,675      1,333,266                          9,784,941
                                                                  ------------   ------------        ------------   ------------
           Total current liabilities ..........................     18,042,863      2,347,835             300,000     20,690,698

Deferred income taxes .........................................                        73,990         (8) (73,990)             0
Long-term debt ................................................      2,167,195        212,901                          2,380,096
Stockholders' equity ..........................................      5,052,655      1,011,849         (1)(300,000)     5,838,494
                                                                                                      (8)  73,990
                                                                  ------------   ------------        ------------   ------------
                                                                  $ 25,262,713   $  3,646,575        $          0   $ 28,909,288
                                                                  ============   ============        ============   ============




181422-1
                                       55

                   WHITMAN MEDICAL CORP. AND M.D.J.B., INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                                                                  Historical      Historical
                                                                   Whitman         M.D.J.B.
                                                              Six Months Ended  Six Months Ended  Pro Forma      Pro Forma
                                                             September 30, 1995  June 30, 1995    Adjustments      Combined
                                                                   -----------    -----------    -----------    -----------

Tuition and other revenues, net .................................    $13,410,119     $4,347,827                   $17,757,946
Cost of educational services ....................................      8,155,630      2,759,587                    10,915,217
Student services and administrative expenses ....................      6,106,348        981,946                     7,088,297
                                                                    ------------    -----------                  ------------
      (Loss) income from operations .............................       (851,859)       606,291                      (245,568)

Interest income (expense), net ..................................       (563,649)       (24,623)                     (588,272)
                                                                    ------------    -----------                  ------------
      (Loss) income from continuing
      operations before income taxes ............................     (1,415,508)       581,668                      (833,840)
Income tax expense ..............................................         37,621        213,206                       250,827
                                                                    ------------    -----------                  ------------
Net (loss) income from continuing
 operations .....................................................    $(1,453,129)    $  368,462                   $(1,084,667)
                                                                    ============    ===========                 =============
Net (loss) per common share (3) ..........................           $      (.38)                                 $      (.21)
                                                                    ============                                =============
      Weighted average common shares and
      common share equivalents ..................................      3,854,851                  (2)1,250,000      5,104,851




181422-1

                   WHITMAN MEDICAL CORP. AND M.D.J.B., INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                        Historical       Historical                                Historical
                          Whitman          SBC                                      M.D.J.B
                        Year Ended        Period       Pro Forma                   Year Ended       Pro Forma        Pro Forma
                      March 31, 1995 4/1/94-12/20/94  Adjustments    Subtotal   December 31, 1994  Adjustments       Combined
                      --------------  --------------  -----------    --------   -----------------  ------------      --------
Tuition and other
 revenues, net ......... $11,759,258   $10,773,344                  $22,532,602      $7,867,523                     $30,400,125
Cost of educational
 services ..............   6,179,696     5,565,279                   11,744,975       5,662,689                      17,407,664
Student services and
 administrative
 expenses ..............   5,699,426     4,399,164   $ (4)55,400     10,153,990       1,798,538                      11,952,528
                        ------------   ------------   ----------   ------------     -----------    ------------    ------------
(Loss) income from
 operations ............    (119,864)      808,901       (55,400)       633,637         406,296                       1,039,933

Interest income
 (expense), net ........    (268,050)        7,862   (5)(152,500)      (412,688)        (42,821)                       (455,509)
                        ------------   ------------   ----------   ------------     -----------                    ------------
(Loss) income from
 continuing operations
 before income taxes ...    (387,914)      816,763      (207,900)       220,949         363,475                         584,424
Income tax expense
 (benefit) .............     (32,935)      195,898    (6)(57,900)       105,063         155,107                         260,170
                        ------------   ------------   ----------   ------------     -----------    ------------    ------------
Net (loss) income from
 continuing operations . $  (354,979)  $   620,865   $  (150,000)   $   115,886      $  208,368                     $   324,254
                        ============   ============   ==========   ============    ============    ============    ============
Net (loss) income
 per common share (3) ..      $(0.10)                                     $0.03                                           $0.06
                              ======                                     ======                                           =====
Weighted average common
 shares and common
 share equivalents .....   3,599,993                    (7)71,050      4,181,849                    (2)1,250,000       5,431,849
                                                       (9)510,806



181422-1
                                       57

                   WHITMAN MEDICAL CORP. AND M.D.J.B., INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                               Historical      Historical
                                                 Whitman         M.D.J.B.
                                               Year Ended       Year Ended       Pro Forma    Pro Forma
                                             March 31, 1994  December 31, 1993  Adjustments   Combined
                                             --------------  -----------------  -----------   --------

Tuition and other revenues, net ...........     $6,158,203      $7,062,536                     $13,220,739
Cost of educational services ..............      3,415,312       5,448,285                       8,863,597
Student services and administrative
 expenses .................................      2,427,051       1,390,660                       3,817,711
                                               ------------    ------------                   ------------
      Income from operations ..............        315,840         223,591                         539,431

Interest income (expense), net ............        (21,885)        (22,193)                        (44,078)
                                               -----------    ------------                    ------------
      Income from continuing operations
        before income taxes ...............        293,955         201,398                         495,353
Income tax expense ........................         80,394          62,140                         142,534
                                               -----------    ------------                    ------------
Net income from continuing operations .....     $  213,561      $  139,258                     $   352,819
                                               ===========    ============                    ============
Net income per common share (3) ...........          $0.06                                           $0.07
                                                     =====                                           =====
Weighted average common shares and common
share equivalents .........................      3,645,886                     (2)1,250,000      4,895,886

                                       58


181422-1

                   WHITMAN MEDICAL CORP. AND M.D.J.B., INC.
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                               Historical       Historical
                                                 Whitman         M.D.J.B.
                                               Year Ended       Year Ended      Pro Forma   Pro Forma
                                             March 31, 1993 December 31, 1992  Adjustments   Combined
                                             -------------- -----------------  -----------   --------


Tuition and other revenue, net .............   $ 4,268,406    $ 6,512,779                  $10,781,185
Cost of educational services ...............     2,557,344      4,761,987                    7,319,331
Student services and administrative expense      1,830,134      1,217,322                    3,047,456
                                               -----------    -----------                  -----------
  (Loss) income from operations ...........       (119,072)       533,470                      414,398

Interest income (expense), net .............        25,496        (20,504)                       4,992
                                               -----------    -----------                  -----------
  (Loss) income from continuing operations
   before income taxes .....................       (93,576)       512,966                      419,390
Income tax expense .........................        21,742        180,070                      201,812
                                               -----------    -----------                  -----------
Net (loss) income from continuing operations   $  (115,318)   $   332,896                  $   217,578
                                               ===========    ===========                  ===========

Net (loss) income per common share (3) .....        $(0.03)                                      $0.05
                                                    ======                                       =====
Weighted average common shares and
common share equivalents ...................     3,534,434                   (2)1,250,000    4,784,434


181422-1
                                       59

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION



(1) The estimated costs associated with the Merger of $300,000 relate primarily to legal and accounting fees. All of these costs will be charged against operations of the combined company in the period in which the Merger is consummated. Accordingly, the effects of these costs have not been reflected in the unaudited pro forma condensed combined statements of operations, but are reflected in the unaudited pro forma condensed combined balance sheet.

(2) Reflects the issuance of 1,250,000 shares of Whitman Common Stock in exchange for all outstanding shares of M.D.J.B. based on an exchange ratio of
1.163 shares of Whitman Common Stock exchanged for each share of M.D.J.B. stock.

(3) Pro forma income (loss) per common share was computed by dividing pro forma net income (loss) by the pro forma combined weighted average number of common shares outstanding. The pro forma combined weighted average number of common and common equivalent shares assumes that the 1,250,000 shares were outstanding as of the beginning of each period presented.


(4) Reflects amortization expense of deferred financing fees and goodwill related to the SBC acquisition for the period from April 1, 1994 through December 20, 1994. Goodwill is being amortized using the straight-line method over a 40 year period.

(5) Estimate for additional interest expense for the period from April 1, 1994 through December 20, 1994 on the assumed average outstanding SBC acquisition loan balance at prime minus 1/2% (actual interest rate on the SBC acquisition loan).


(6) Reflects pro forma tax expense attributable to SBC's income in accordance with the provisions of Statement of Financial Accounting Standards No. 109, after giving effect to the pro forma acquisition adjustments. SBC had elected S-Corp filing status for federal income tax purposes.


(7) Reflects issuance of 98,232 shares of Whitman Common Stock in conjunction with the acquisition of SBC as if the shares were issued effective April 1, 1994.

(8) To reduce Whitman's valuation allowance related to its deferred tax assets to the extent that it is expected to be offset by M.D.J.B.'s taxable temporary differences in periods when the companies are expected to file a consolidated tax return. This adjustment will be reflected in operations in the period of the merger.

(9) Reflects as common stock the 510,806 shares of Whitman Common Stock held in escrow pursuant to the SBC acquisition agreement since, on a pro-forma basis, their effect is not anti-dilutive for the year ended March 31, 1995 and, accordingly, considered outstanding for the full year on a pro forma basis. See
Note 12 to the Whitman financial statements included in this Proxy Statement/Prospectus for a description of the conditions precedent to the issuance of the shares of Whitman Common Stock held in escrow.


181422-1
                                       60

                        INFORMATION CONCERNING WHITMAN

         Whitman is engaged in the operation of 20 proprietary career-oriented degree and non degree granting post-secondary schools. Through its wholly-owned subsidiary, Ultrasound Technical Services, Inc., the Company owns and operates the Ultrasound Diagnostic School, believed by Whitman management to be the largest school in the United States for the training of sonographers for the field of medical diagnostic ultrasound. Through its wholly owned subsidiary Sanford Brown College, Inc., the Company owns and operates Sanford-Brown College, a post-secondary school which offers healthcare and business degree and non-degree programs.

         The Company's executive offices are located at 485 Building E, U.S. Highway 1 South, Iselin, New Jersey 08830-3005 and its telephone number is
(908) 636-3640.

Ultrasound Diagnostic School

         The Ultrasound Diagnostic School ("UDS") teaches more students to be ultrasound technologists for the field of diagnostic medical ultrasound than any other school in the United States. Medical ultrasound employs harmless high frequency sound waves to form a picture of the internal organs of the body. Diagnostic medical ultrasound is employed in various medical specialties, including obstetrics, gynecology, cardiology, internal medicine, oncology and ophthalmology.


         At December 1, 1995, UDS consisted of 15 teaching facilities: three in New York State, three in Florida, two in Pennsylvania, two in Texas and one each in Georgia, Maryland, Massachusetts, New Jersey and Ohio. Of the 15 facilities, four began operations in fiscal 1993 and one in fiscal 1994. The fifteen facilities are organized into four main campuses -- Carle Place, N.Y., Elmsford, N.Y., New York City, N.Y. and Iselin, N.J.


         UDS' general ultrasound program teaches its students to become diagnostic medical sonographers. To qualify for the program, a student must have completed either one year of college or have two years of work experience. A typical UDS facility conducts four classes each year of the general ultrasound program consisting of 645 hours of classroom and laboratory study and 560 hours of clinical training at a healthcare facility. In fiscal 1994, UDS received permission from the various states in which it operates to increase the total number of hours in the general ultrasound program from 961 to 1205 hours. With the increase in the hours of the program, UDS increased tuition for the general ultrasound program to $9,800. The Company believes that the increase in tuition resulted in an increase in revenues without having a material adverse effect on enrollment. UDS further increased tuition to $11,495 for general ultrasound classes that began after July 31, 1995. In addition, the Company plans to offer UDS' general ultrasound programs at its newly-acquired Sanford-Brown College, as well as offer certain Sanford-Brown College courses at UDS teaching facilities.

         The Company believes that it can more effectively use UDS' existing resources, increase revenues and generate profits by expanding the healthcare programs offered by UDS. As a result, UDS added two major programs to its curriculum offerings, Cardiovascular Technology and Medical Assisting.

182431-1
                                      61

         The Cardiovascular Technology ("CVT") program provides concentrated study and practical experience in cardiac and vessel anatomy, pathophysiology and other anatomical landmarks, biophysics, acquired and congenital disease, ultrasound physics, pharmacology and drug interaction, electrocardiograms, holter monitoring and stress testing, echocardiography and cardiac doppler, and the entire spectrum of arterial and venous doppler using ultrasound color flow technology.

         The CVT program consists of 544 hours of classroom and laboratory study and 480 hours of clinical training at a healthcare facility. Tuition for the program is $9,700. UDS began offering the CVT program in September, 1994; by fiscal year end, seven UDS facilities had begun offering the program. UDS plans to offer the CVT program in all 15 UDS facilities by the end of fiscal 1996. When the CVT program is fully implemented, each UDS facility will offer four classes per year of the CVT program.

         The second major program added to the UDS curriculum was Medical Assisting ("MA"). Medical assistants are basic health care employees with broad responsibilities. The MA program provides concentrated study and practical experience in routine front office administrative skills and clinical capabilities performed in a primary healthcare setting. The program teaches patient scheduling, insurance billing and reimbursement, medical computer systems, basic on-site laboratory tests, patient history, vital signs, sterile procedures, diet and medication. The MA program consists of 720 hours of classroom and laboratory study and 180 hours of clinical training at a healthcare facility.

         Tuition for the MA program is $8,100. The MA program was first offered at a UDS facility in December of 1994. At March 31, 1995 the course was being offered at two UDS facilities. The Company anticipates that the program will be offered at all 15 UDS facilities by the end of fiscal 1996. When the MA program is fully implemented, each UDS facility will offer 16 classes per year of the program.

         Implementing the new programs entails a significant cost and expense in advance and in anticipation of revenues. In the short term, this has an adverse effect on cash flow and earnings. Before a new program can be offered, it must be approved by the state in which the program is to be offered, and under certain circumstances by ED. The CVT and MA programs have been approved in seven of the nine states in which UDS operates. The CVT and MA programs require equipment and systems that are not required for the general ultrasound program, and, hence, were not available at the various UDS facilities. Moreover, in order to offer the MA program, more space was required at various UDS facilities. UDS has been acquiring additional equipment and systems, expanding various of its teaching facilities, hiring additional staff and increasing its marketing and sales efforts in order to begin offering the CVT and MA programs.

         In addition to offering the general ultrasound program and the CVT and MA programs, UDS, through its Division of Continuing Medical Education, offers advanced continuing medical education courses in diagnostic ultrasound, Magnetic Resonance Imaging ("MRI") and Computed Axial Tomography ("CAT scan"). MRI is a method of imaging internal body organs, bones and vessels, utilizing radio frequency waves. Like sonography, MRI is not invasive and not cumulative. CAT scan is a method of imaging internal body organs and bones utilizing X-rays. X-rays are invasive and cumulative and X-ray technicians, in contrast to sonographers and MRI technologists, require licensing.


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




         The UDS programs are not degree granting programs. Graduates receive a certificate or diploma. However, the Program on Non Collegiate Sponsored Instruction of the American Council on Education ("ACE") evaluated the ultrasound courses and recommended that universities and colleges give UDS graduates up to 43 college credits towards a baccalaureate degree. Of these credits, 36 are from the general ultrasound program and 7 are from the continuing medical education programs. ACE also reviewed the CVT and MA programs and recommended the CVT program for 24 college credits and the MA program for l8 college credits. Whitman strategy is to obtain college credit recommendations from ACE for all UDS courses. Descriptions of the UDS courses appear in the National Guide to Educational Credit for Training Programs, published annually by ACE.

         UDS is seeking to establish joint programs with community colleges and has successfully consummated an articulation agreement with Florida Community College of Jacksonville. In a joint program, a student would take one year of courses at the participating community college and one year at UDS, and graduate with both an Associate's Degree from the community college and a certificate from UDS.

         At September 30, 1995, 1,213 students were enrolled in the various UDS programs. In fiscal 1995, UDS graduated 676 students from its various programs. The overall completion rate in the general ultrasound program is approximately 80%.

Sanford-Brown College

         On December 21, 1994, a wholly-owned subsidiary of Whitman acquired Sanford-Brown College (See, "Acquisition of Sanford-Brown College"). Founded shortly after the Civil War, Sanford-Brown College ("SBC") operates four schools in Missouri and one in Illinois organized into two main campuses -- Des Peres, Missouri and Granite City, Illinois. SBC offers the following programs: physical therapy assistant, occupational therapy assistant, associate degree nursing, licensed practical nursing, medical administrative assistant, accounting, secretarial, data processing, travel and hospitality and paralegal.

         SBC's practical nursing program is the largest in the State of Missouri, enrolling approximately 350 students each year. SBC's associate degree nursing program enrolls approximately 290 students each year. All of SBC's nursing programs are fully accredited by the Missouri State Board of Nursing. Upon completion of the nursing program, the student is considered a graduate nurse and is eligible to make application to the Missouri State Board of Nursing to take either the Licensed Practical Nurse or Registered Nurse licensure examination. The Company plans to offer UDS' general ultrasound and CVT programs at the SBC Des Peres, Missouri school; and based on its evaluation of the market, may offer these programs at other SBC schools.

         SBC is accredited by the Accrediting Commission for Independent Colleges and Schools, and is a candidate for accreditation by the North Central Association ("NCA"). The NCA candidacy status allows SBC to issue accredited associate's degrees, giving a student the ability to transfer credits earned at SBC toward a baccalaureate degree at many four year colleges. SBC is one of two proprietary schools in Missouri that has been approved for NCA candidacy.


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         Tuition rates for SBC programs range from $10,965 for its legal office assistant program to $16,320 for its physical therapy program.

          At September 30, 1995, 1,505 students were enrolled in the various SBC programs; and during the most recent year ended March 31, 1995, 1,493 students were graduated from SBC. The overall completion rate of SBC's students is approximately 77% and the completion rate of the students in its healthcare programs exceeds 90%.

Regulation

         Each UDS and SBC teaching facility is regulated and licensed by the state in which it operates. In addition, although approval of ED is not required for UDS or SBC to operate, both UDS and SBC derive a substantial portion of their revenues through the Title IV Programs. Approval for participation in Title IV Programs requires as a prerequisite that a school be licensed by the state in which it operates and accredited by an accrediting agency approved by ED. All UDS teaching facilities are accredited by the Accrediting Bureau of Health Education Schools. All SBC teaching facilities are accredited by the Accrediting Commission for Independent Colleges and Schools. The accreditation of SBC's facilities is due to expire on December 31, 1995. SBC's management believes that the facilities will be reaccredited.

Federal Financial Aid Programs

         Both UDS and SBC derive a majority of their revenue from the Title IV Programs. The Title IV programs consist of loan programs and grant programs. To participate in various of the Title IV Programs, a school must comply with the HEA, and the regulations promulgated thereunder by ED. The 1992 reauthorization of the HEA, and the regulations promulgated thereunder, expanded significantly the regulation of proprietary schools participating in Title IV Programs.

         State Postsecondary Review Entity. The HEA requires each state to establish a State Postsecondary Review Entity ("SPRE") to review institutions within its state to determine continued eligibility to participate in the Title IV Programs. SPRE reviews will be mandatory for institutions meeting specific criteria. At present, UDS and SBC operate teaching facilities in 11 states. Each state is required to submit its review standards to the Department of Education for approval. The review standards promulgated by a state could adversely affect the eligibility of Whitman's teaching facility in that state to participate in the Title IV Programs.

         The 85/15 Rule. The HEA requires that an annual comparison be made of the percentage of Title IV Program receipts of a proprietary school to its total receipts in Title IV eligible programs. Under the 85/15 Rule, a proprietary school will be ineligible to participate in Title IV Programs if, utilizing a cash basis of accounting, more than 85% of its revenues from Title IV eligible programs for the prior fiscal year were derived from Title IV Program funds. The Company believes that each of the UDS and SBC facilities is in compliance with the 85/15 Rule.


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         Federal Direct Lending. The HEA establishes a system of direct lending by the federal government. At present loans are made by third parties and are guarantied by the federal government. Federal direct student loans eliminate third party lending institutions and guaranty agencies from the student loan disbursement process. All UDS and SBC facilities have been approved to participate in the direct loan program beginning in July 1995.

         Standards of Financial Responsibility. Under ED regulations, each institution must satisfy certain standards of financial responsibility to continue to participate in Title IV Programs. A failure to satisfy those standards could result in restrictions being placed upon that school's participation in Title IV Programs or a termination of its eligibility to participate in Title IV Programs. For purposes of these Standards, at present SBC is evaluated as a distinct entity. UDS, on the other hand, is evaluated on the basis of the financial perfor mance of Whitman, its parent, as a whole.

         One standard of financial responsibility is profitability. A school may not have operating losses in either or both of its two most recent fiscal years that in sum result in a decrease in tangible net worth in excess of 10 percent of the school's tangible net worth at the beginning of the two year period. SBC operated profitably in fiscal 1995. Although the Company had an operating loss for fiscal 1995, the sum of its performance in fiscal 1994 and 1995 did not result in a decrease in its tangible net worth in excess of 10 percent. Should Whitman experience an operating loss, or have insufficient operating profits, for fiscal 1996, the UDS teaching facilities would likely fail to meet the profitability requirements which could have a material adverse effect on Whitman.

         A second standard of financial responsibility is the acid test ratio. A school must maintain a ratio of at least 1 to 1 at the end of its fiscal year of cash, cash equivalents, restricted cash and current accounts receivable to total current liabilities. At March 31, 1995, Whitman's acid test ratio was 1.36 to 1.00 and SBC's acid test ratio was 1.21 to 1.00.

         A third standard of fiscal responsibility is the requirement that a school maintain a positive tangible net worth. At March 31, 1995, SBC and Whitman each had a positive tangible net worth.

         Cohort Default Rates. If a school's cohort default rate, that is, the rate at which its students default on repayment of student loans obtained under the Federal Family Education Loan Programs ("FFELP"), exceeds 25% in all of its three most recent federal fiscal years, it becomes ineligible to participate in the FFELP programs. A school's cohort default rate is published annually by ED. The most recent cohort year published was 1992. A school may appeal its published rate and/or its loss of eligibility. SBC's 1992 default rate was published at 30% and is currently on appeal with ED. SBC's 1993 default rate is expected to exceed the 25% ceiling. Stringent measures have been implemented by SBC to reduce its default rate. Whitman does not anticipate that SBC will lose FFELP eligibility because of its default rate, but ED may place restrictions on SBC until the rate has been reduced below the 25% ceiling. The failure of SBC to maintain FFELP eligibility would have a material adverse affect on the operations and financial condition of Whitman. A portion of the purchase price paid by Whitman for SBC remains in escrow subject to certain conditions including SBC's Missouri and Illinois campuses each maintaining its eligibility in the event its default rate exceeds 25% in each of fiscal 1992, 1993 and 1994. (See "- Acquisition of Sanford-Brown College"). The published default rate for UDS's four main campuses for the 1992 fiscal year ranged from 6% to 13%. The default rates of the UDS

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




facilities have been low historically and Whitman does not anticipate the rates exceeding current regulatory ceilings.

         SBC Change of Control. The change of control of SBC automatically terminated the participation of SBC in the Title IV Programs. After the closing, the Company applied for, and SBC was declared eligible for participation in the Title IV Programs in early May 1995. Students who enrolled in SBC during the period in which its participation was terminated could not utilize Title IV Program loans and grants for the payment of tuition. Students who had been enrolled prior to this period also faced limitations in their ability to receive program loans and grants. As a result of SBC's eligibility, most of the Title IV Program funds affected by the termination of SBC's participation have been or will be received by SBC from the Title IV Programs. A portion will not, and SBC must look to its students for that portion which may result in a future increase in SBC's bad debt experience. In addition, the period during which SBC was ineligible to participate in the Title IV Programs had an adverse effect on the cash flow of SBC.

         Settlement of Dispute with Department of Education. In fiscal 1995, UDS settled a dispute it had with ED relating to federal financial aid granted to students at the UDS Norwood, Massachusetts teaching facility between April 28, 1988 and November 21, 1989. UDS paid approximately $61,000 in the settlement. Included in that amount was UDS' repurchase of student loans totaling approximately $19,000. If the loans are repaid in full to UDS, the cost to UDS of the settlement will be approximately $42,000. The pendency of this dispute contributed to a delay in ED approving the UDS Dallas and Cleveland facilities for participation in the Title IV Programs. After the settlement was consummated, both the Dallas and Cleveland facilities were approved for participation in the Title IV Programs. The delay in approving the Dallas and Cleveland facilities had an adverse effect upon Whitman's earnings for fiscal 1995 and on its cash flow.

Payment of SBC by Reimbursement

         In fiscal 1995, a regional office of ED performed a program review of SBC with respect to the 1992-93, 1993-94 and 1994-95 award years.
Substantially all of this period preceded SBC's acquisition by Whitman. After the close of fiscal 1995, ED placed SBC on a reimbursement program for certain Title IV Programs, the most important of which to SBC is the Pell grant program. As a result, SBC will have to advance the amount of the Pell grants on behalf of its students and await reimbursement from the government. This has had an adverse effect upon SBC's cash flow. The final report relating to the program review has not yet been issued by ED. As a result, Whitman is unable to determine the amount of liability, if any, for noncompliance by SBC with Title IV Programs as a result of such program review.

Acquisition of Sanford-Brown College

         On December 21, 1994, Whitman's wholly-owned subsidiary acquired substantially all of the assets and assumed certain liabilities of Sanford-Brown College, Inc., a Missouri corporation. After the acquisition the seller changed its name to SBC Liquidating Inc. and Whitman's subsidiary changed its name to Sanford Brown College, Inc. The assets acquired consisted principally of tangible and intangible assets owned and/or leased by the seller in the operation of Sanford Brown College and the liabilities assumed consisted principally of preclosing trade payables and accrued expenses relating to the operation of Sanford-Brown College. The purchase price paid was $9,000,000 of which $5,900,000 was in cash and the balance in shares of Whitman's Common Stock. The number of shares delivered at the closing was 609,038, determined on the basis of a

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




formula set forth in the acquisition agreement. The acquisition agreement provided for conditions subsequent pursuant to which, under certain conditions, the transaction could have been terminated and rescinded by the Company in whole or in part; pending the satisfaction or expiration of the conditions subsequent, the entire purchase price was delivered into escrow at the closing. When the ED recertified SBC for participation in the Title IV Programs in May 1995, pursuant to the agreement $3,500,000 of the cash and 98,232 of the shares of Whitman Common Stock held in escrow were disbursed to SBC Liquidating, Inc. The balance of the cash and common stock remains in escrow to be disbursed to SBC Liquidating, Inc. or returned to Whitman upon the occurrence or failure to occur of certain events relating to ED regulation of SBC.

         Whitman's obligation to close the acquisition of SBC was subject to it obtaining a binding commitment from a bank or other financial institution to lend it at least $8,500,000 at a rate and on terms reasonably satisfactory to it. This sum was needed to fund the cash portion of the purchase price and to provide working capital particularly during the period between the closing and the recertification of SBC for participation in the Title IV Programs. Whitman was unable to secure the requisite financing on its own credit. Bank of America Illinois offered to extend the financing on the credit and guaranty of Frost-Nevada, Limited Partnership ("Frost- Nevada"), Whitman's largest shareholder. Frost-Nevada agreed to guaranty the loans and the bank extended to the Company an $8,500,000 credit facility consisting of a $6,000,000 term loan and a $2,500,000 revolving credit loan. The loans bear interest at a rate of 1/2% below the prime rate and are due on April 16, 1996. In consideration for guarantying the facility, Whitman issued warrants to Frost-Nevada to purchase 575,000 shares of Whitman Common Stock at a price of $6.25 per share. Dr. Phillip Frost, Chairman of Whitman's Board of Directors, is the beneficial owner of Frost-Nevada.

Competition

         In almost all the geographic areas in which UDS teaching facilities are located, hospitals and community colleges operate programs to train medical sonographers. Generally, hospitals operate these programs for their own staffing requirements. Community colleges and other proprietary and private schools compete directly with UDS. There are few proprietary schools or community colleges that offer the CVT program. Currently, most of the teaching of this program is hospital based for the hospital's own staffing needs. Medical assisting is a commonly offered health Care program and is not exclusive to health Care education institutions. Both proprietary schools and community colleges offer medical assisting programs.

         In the St. Louis area, SBC has 10 competitors who provide comparative educational degrees and curriculum, four of which are NCA accredited. SBC has four competitors in the St. Louis area offering comparable health Care programs. SBC has two principal competitors to its practical nursing program in the Kansas City area.

         A clinical training externship performed at a health Care center is an integral part of each health Care program offered by UDS and SBC. Demand for clinical training sites is great. In general, there is a finite number of available clinical sites in a geographic area. Increased competition for available clinical sites increases the cost and difficulty of procuring such sites. If a facility is unsuccessful in procuring a sufficient number of clinical training sites, it may have to limit enrollment thereby adversely affecting revenue.


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




Employees


         As of December 1, 1995, Whitman and its subsidiaries had 375 full time and 220 part time employees and engaged 5 independent contractors.


Properties

         Whitman leases approximately 5200 square feet of space in an office building located at 485 Building E, U.S. Highway 1 South, Iselin, New Jersey 08830-3005. UDS leases 16 premises, three each in New York and Florida, two each in Texas and Pennsylvania and one each in Georgia, Maryland, Massachusetts, New Jersey, Ohio and Minnesota. At present UDS intends to delay opening the Minnesota teaching facility. SBC leases six premises, one of which is its corporate headquarters and the balance are teaching facilities. Five of the SBC premises are in Missouri and one in Illinois. Subject to the current expansion of individual UDS facilities to allow UDS to offer the medical assisting program, Whitman believes that the facilities it occupies are sufficient to carry on its business operations. Whitman owns or rents sufficient equipment for its current operations. All such equipment is in satisfactory condition.

Legal Proceedings


        An action has been commenced against Whitman's wholly owned subsidiary, Ultrasound Technical Services, Inc. (UTS), operator of the Ultrasound Diagnostic School, in the Circuit Court, Fourth Judicial Circuit, Duval County, Florida.

        The amended complaint filed on behalf of 35 current or former students of the School's Jacksonville and Tampa facilities, alleges that at the time each of the plaintiffs registered, UTS falsely represented that almost all of its graduates were placed in positions of employment in the field of ultrasound diagnostics and that its students were eligible upon graduation to take the examination for the American Registry of Diagnostic Medical Sonographers or that being registered was not a factor in obtaining employment in the field of ultrasound diagnostics. The amended complaint further alleges that the plaintiffs were induced by these alleged false representations to pay a total of over $300,000 in tuition and fees to UTS. The amended complaint seeks an unspecified amount of damages. UTS has not interposed its answer in the action. UTS intends to deny making the alleged representations and believes that it has meritorious defenses to the action. Whitman cannot at this stage in the proceedings assess whether UTS will have any liability in this action and, if so, whether such liability will have a material adverse effect upon UTS or Whitman.



                             WHITMAN MEDICAL CORP.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


         The selected consolidated financial data for each of the three years in the period ended March 31, 1995 set forth below are derived from the audited Consolidated Financial Statements that are included elsewhere in this Proxy Statement-Prospectus and should be read in conjunction with such Consolidated Financial Statements and related notes thereto and "Whitman Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected consolidated financial data for each of the two years in the period ended March 31, 1992 has been derived from audited financial statements of Whitman which are not included herein. The interim consolidated financial information for the six months ended September 30, 1995 and 1994 is unaudited and reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the consolidated financial information for these periods. Operating results for the six months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ending March 31, 1996.



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








            WHITMAN HISTORICAL CONSOLIDATED SUMMARY FINANCIAL DATA


                                                                                           Six Months Ended
                                               Years Ended March 31                       September 30,1995
                                               --------------------                     ---------------------
                                   1991       1992       1993        1994       1995        1994        1995
                               --------   --------   --------    --------   --------    --------    --------
                                        (In thousands, except for per share data)             (Unaudited)
CONSOLIDATED OPERATING DATA:
   Total Revenues ..........   $  3,370   $  3,852   $  4,268    $  6,158   $ 11,759    $  3,501     $13,410
   Net Income (loss) from
   continuing operations ...        354        259       (115)        214       (355)        (79)     (1,453)
   Net Income (loss) from
   continuing operations per
   common and common
   equivalent share (1) ....        .30        .22       (.03)        .06       (.10)       (.02)       (.38)

BALANCE SHEET DATA:
   Working Capital
    (Deficiency) (2) .......        910      1,181      2,655       3,046      5,100       2,808      (4,653)
   Total Assets ............      3,868      4,000      7,936       9,225     27,367      11,044      25,262
   Long-Term Obligations ...         45         82        392         484      9,244       1,412       2,167
   Stockholders' Equity ....      1,636      1,907      4,403       4,903      6,226       4,659       5,053


---------------------------------
(1) The 510,806 shares issued in connection with the Sanford Brown College acquisition that remain in escrow to be disbursed to the seller or returned to Whitman upon the occurrence or failure to occur of certain events relating to the regulation of Sanford Brown College are not considered outstanding for purposes of computing the net loss for fiscal 1995 as their effect is anti-dilutive.

(2) Working Capital (Deficiency) includes, as a current liability, deferred tuition revenue of $1,913,634, $1,794,515, $2,698,620, $3,348,629 and $9,910,213
as of March 31, 1991, 1992, 1993, 1994 and 1995, respectively, and $4,292,978 and $8,451,675 as of September 30, 1994 and 1995, respectively.



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                             WHITMAN MEDICAL CORP.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

         The following should be read in conjunction with Whitman's Consolidated Financial Statements and the related notes thereto included elsewhere in this Proxy Statement-Prospectus.

RESULTS OF OPERATIONS


COMPARISON OF OPERATIONS FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1994

   For the six months ended September 30, 1995 (the "1995 Six Month Period"), Whitman had net loss of $1,403,129, or $.36 per share. The 510,806 shares that remain in escrow in connection with the SBC acquisition are not considered outstanding for the purpose of the per share loss computation as their effect is anti-dilutive. For the six month period ended September 30, 1994 (the "1994 Six Month Period"), Whitman had a net loss of $78,534, or $.02 per share.

   In both periods, virtually all of Whitman's revenues were generated by its school operations. However, in the 1994 Six Month Period, Whitman's school operations consisted solely of UDS whereas, in the 1995 Six Month Period, the school operations also consisted of SBC which was acquired in December 1994. Therefore, the discussion below of the 1994 Six Month Period does not include SBC.


   For the 1995 Six Month Period the contribution to the operating performance of Whitman from each of its two school operations, exclusive of $457,356 of Whitman's corporate overhead, was:


                               UDS           SBC
                         -------------  ------------
Total revenues .........   $ 5,367,145    $8,042,974
Operating expenses  ....     6,557,278     7,297,344
Operating (loss) income     (1,190,133)      745,630
Interest expense, net  .       218,766       294,883
Pretax (loss) income  ..    (1,408,899)      450,747

SBC interest expense reflects the bank debt associated with its acquisition by Whitman.

   Whitman had total revenues of $13,410,119 for the 1995 Six Month Period, as compared to total revenues of $3,501,242 for the 1994 Six Month Period. Of Whitman's total 1995 Six Month Period revenues, $5,367,145 were earned by UDS and $8,042,974 were earned by SBC.

   UDS tuition revenues increased 50%, or $1,689,000, in the 1995 Six Month Period as compared to the 1994 Six Month Period. Revenues from the general ultrasound program decreased $200,000 and revenues from continuing medical education decreased $82,000 in the 1995 Six Month Period as compared to the 1994 Six Month Period, as UDS emphasized enrollments in the new MA and CVT programs, but tuition revenue from the CVT program increased from $43,000 to $803,000 and tuition revenue from the MA program increased from $0 to $1,090,000. UDS expects to continue to focus on enrollments in the new programs as a means of further growth. Management believes that enrollment and revenue in the general ultrasound program will remain stable or decline slightly.


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

   As part of the addition of the CVT and MA programs, employees were hired (administrative and teaching), equipment was acquired and school facilities were expanded. As a result, expenses are being incurred in advance of further anticipated increases in enrollments and revenues that management believes will continue to occur from the expansion.

   Cost of educational services were $8,155,630 in the 1995 Six Month Period ($3,230,185 incurred by UDS and $4,925,445 incurred by SBC) as compared to $2,039,999 in the 1994 Six Month Period.


   At UDS, cost of educational services increased by approximately 58%, from $2,040,000 to $3,230,000, in the 1995 Six Month Period as compared to the 1994 Six Month Period. In the 1995 Six Month Period, instructor payroll increased by approximately 70%, from $904,000 to $1,538,000 as approximately 40 additional instructors were employed at UDS in the 1995 Six Month Period as compared to the 1994 Six Month Period reflecting the staff necessary to deliver the new CVT and MA programs. Administration payroll increased by approximately 47%, from $454,000 to $669,000, as additional staff were hired to deliver enhanced services to the growing student body and facility rent expense increased by approximately 76%, from $381,000 to $669,000, because of the relocation or expansion of 11 school facilities to larger, more expensive facilities, in order to accommodate the increased student population.


   General and administrative expense, excluding $407,356 in corporate overhead, was $5,698,992 in the 1995 Six Month Period ($3,327,093 incurred by UDS and $2,371,899 incurred by SBC) as compared to $1,466,659 in the 1994 Six Month Period.

   At UDS, general and administrative expense increased approximately 127% in the 1995 Six Month Period as compared to the 1994 Six Month Period. The expenses in most of the categories that comprise general and administrative expense increased because of the increase at UDS of its number of students, the corresponding financial commitment UDS made to support this growth and the commensurate additional operating expenses related to larger facilities and increased student body. The categories that increased in the 1995 Six Month Period as compared to the 1994 Six Month Period and the respective increases were: sales and marketing expenses, including the cost of admissions representatives and advertising, increased $791,000, management employee expense increased $95,000, equipment rental expense increased $51,000, consulting fees increased $113,000, general office supplies increased $177,000, travel expense increased $235,000, depreciation expense increased $119,000 and bad debt expense increased $215,000.


   Bad debt expense at UDS increased $189,000, from $42,000 to $268,000, in the 1995 Six Month Period. The increase at UDS was due, primarily, to growth in student population, resulting in an increase in the related accounts receivable and the related reserve. There were no significant changes in the Company's credit terms or collection efforts during this period. Accounts charged off during the six months ended September 30, 1995 at SBC were the result of the delay in recertification of Title IV eligibility and the related unfunded student accounts receivable balances. As a result of the acquisition of SBC and the related change in ownership, SBC was immediately terminated from the Title IV programs. SBC's application for reinstatement in participation in Title IV programs was approved in May 1995. As a result of the length of time which elapsed before Title IV eligibility was reinstated, certain student balances were unable to be funded, requiring a higher than normal level of reserve against those receivables. The following table reflects the activity in the allowance for doubtful accounts and bad debt expense for the six months ended September 30, 1995:


          Allowance for
        doubtful accounts              Six months ended    Six months ended
           rollforward                 September 30, 1995  September 30, 1995   Consolidated
-------------------------------------  ------------------  ------------------  --------------
                                               UDS                 SBC             WHITMAN
                                       ------------------  ------------------  --------------
Beginning balance as of 4/1/95 ......       $146,754           $  854,110        $1,000,864
Bad debt expense ....................        267,662              901,058         1,168,720
Charged off during year .............        (30,161)            (639,952)         (670,113)
                                           ----------          -----------       -----------
Ending balance as of 9/30/95 ........       $384,255           $1,115,216        $1,499,471
                                           ==========          ===========       ===========

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

   For accounting purposes, tuition income is recorded as income in the period in which it is earned and any portion not yet earned from active students is treated as deferred tuition revenue, a liability account. At September 30, 1995, deferred tuition revenue increased $840,037 as compared to March 31, 1995. At UDS, deferred tuition revenue at September 30, 1995 as compared to March 31, 1995 increased $3,920,379 due, principally, to the increased number of students currently enrolled in UDS, which was 629 at March 31, 1995 and 1213 at September 30, 1995. At SBC, deferred tuition revenue decreased $3,080,342 at September 30, 1995 as compared to March 31, 1995 due, principally, to the fact that SBC changed its method of recording tuition charges for its programs from academic year based programs to term based program. This change in the method of recording tuition charges, which is reflected in SBC's accounts receivable and deferred revenue accounts, was made in response to Department of Education regulations. Prior to the change in recording tuition charges, SBC was charging for an academic year equal to three terms or quarters as compared to the current method of charging one term or quarter at a time. This change had the effect of reducing both the amounts charged to accounts receivable and the amounts recorded as liabilities for revenues not yet earned.

   The Company will be required to adopt Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of in fiscal 1997, and Statement of Position 93-7, Reporting on Advertising Costs, in fiscal 1996. The implementation of these new pronouncements is not expected to have a material affect on the financial position or the results of operations of the Company.


  COMPARISON OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 1995 AND 1994

          In fiscal 1995, Whitman had a net loss of $354,979, or $.10 per share. The 510,806 shares that remain in escrow in connection with the SBC acquisition are not considered outstanding for the purposes of the per share loss computation as their effect is anti-dilutive. In fiscal 1994, Whitman had net income of $213,561, or $.06 per share.

          Whitman had total revenues of $11,759,258 for fiscal 1995, as compared to total revenues of $6,158,203 for fiscal 1994. For fiscal year 1995, virtually all of Whitman's revenues were generated by its school operations. Beginning on December 21, 1994 and for the period through the fiscal year ended March 31, 1995, Whitman's school operations also included the activities of its wholly-owned subsidiary Sanford-Brown College, Inc. Of Whitman's total fiscal 1995 revenues, $7,570,591 were earned by UDS and $4,188,667 were earned by SBC.

          In fiscal 1995, the contribution to the operating performance of Whitman from each of its two school operations, UDS and SBC, was:


                             UDS             SBC
                             ---             ---
Total revenues            $ 7,570,591    $ 4,188,667
Operating expenses          7,787,622      3,761,095
Operating (loss) income      (217,031)       427,572
Interest expense, net         135,993        132,057
Pretax (loss) income         (353,024)       295,515


          SBC interest expense includes $148,062 attributable to the bank debt associated with its acquisition by Whitman. Pretax loss and income of each subsidiary does not include any attribution of Whitman's corporate overhead of $330,405.


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




          UDS' revenues increased 23% in fiscal 1995 as compared to fiscal 1994. The increase was due, almost equally, to the increased tuition rate of the general ultrasound program and to an increase in enrollment in career programs attributable to the new CVT and MA programs.

          Enrollment in the general ultrasound program at March 31, 1995 declined 11% compared to enrollment at March 31, 1994 due, principally, to the cancellation of three classes scheduled to start in fiscal 1995 and to a decrease in retention in the general ultrasound program from 91% in fiscal 1994 to 86% in fiscal 1995.

          Starting with the November 1993 class, an expanded general ultrasound program with an increased tuition rate was offered in nine UDS facilities; and all UDS facilities offered the expanded program starting with the February 1994 class. UDS tuition increase affected approximately 79% of the students whose tuition was recognized as revenues for fiscal 1995. In fiscal 1995 all students newly enrolled in the general ultrasound program pay the higher tuition. The expanded program required additional expenditures for instructors and equipment. Demand for the general ultrasound program remains stable and UDS has increased the tuition rate in fiscal 1996. Management believes the planned increase in the general ultrasound tuition rate will not have an adverse effect on enrollment and ultimately will result in increased revenues and profits.

          Revenues from continuing medical education (CME) courses decreased by approximately 10% in fiscal 1995 compared to fiscal 1994 due, principally, to a decrease in revenue from the MRI course. Management believes that interest in this specialty has waned. Revenues from UDS' other CME courses increased in fiscal 1995 compared to 1994. Management believes the CME courses will continue to offer an opportunity to increase revenues per facility.

          During fiscal 1995, UDS began a planned expansion to increase the number of career programs offered. Two new programs, the CVT program and the MA program, are being phased in during fiscal 1995 and 1996. When the expansion is complete, each UDS facility will have quadrupled, on the average, its number of full-time employees. Teaching and other personnel have been hired. To teach the program and better equip its ultrasound laboratories, UDS acquired state- of-the-art color flow doppler scanning machines for all of its teaching facilities. To accommodate the MA program, school facilities had to be expanded and new specialized rooms added. During fiscal 1995, UDS expanded 11 of its 15 teaching facilities to accommodate the MA program and acquired computers, laboratory equipment and furniture for those facilities. The remaining four facilities will be similarly expanded and equipped in fiscal 1996. Management believes Whitman will not realize the benefits from this plan until the fourth quarter of fiscal 1996 when the physical expansion of the UDS facilities and the implementation of its new programs are substantially complete. Management believes that the additional programs will increase revenues and generate profits by more efficient utilization of the individual UDS teaching facilities.

          Cost of educational services were $6,179,696 in costs in fiscal 1995 as compared to $3,415,312 in fiscal 1994. Of the $6,179,696 in costs in fiscal 1995, $4,294,618 was incurred by UDS and $1,885,078 was incurred by SBC.

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
          At UDS, cost of educational services increased approximately 26% in fiscal 1995 as compared to fiscal 1994. The major components of this category that increased in fiscal 1995 were instructor payroll, administrative and sales payroll, rent expense and the cost of books offered for sale. Instructor payroll increased in fiscal 1995 due, principally to the addition of instructors to teach the new CVT and MA programs and to the increased cost of teaching the expanded general ultrasound program. Administration and sales payroll increased in fiscal 1995 because of the addition of full-time school sales and administrative staff necessary to operate the expanded school facilities. Facility rent increased in fiscal 1995 because of the relocation or expansion of 11 school facilities to larger, more expensive quarters. Books were offered for sale to students for the first time in fiscal 1995.


          General and administrative expense was $5,699,426 in fiscal 1995 as compared to $2,427,051 in fiscal 1994. Of the $5,699,426, $3,823,409 was incurred by UDS, representing an increase of approximately $1,400,000, and $1,876,017 was incurred by SBC.

          At UDS, general and administrative expense increased approximately $1,400,000 or 58% in fiscal 1995 as compared to fiscal 1994. Payroll increased approximately $392,000, from approximately $925,000 to approximately $1,317,000, in fiscal 1995. The increase was due, primarily, to the addition of employees at the corporate office to provide the management structure necessary to operate the presently expanded schools and the future planned school expansions and to the addition of employees at the schools to provide expanded levels of student services. Bad debt expense at UDS increased approximately $331,000, from approximately $71,000 to approximately $402,000, in fiscal 1995. The following table reflects the activity in the allowance for doubtful accounts and bad debt expense for fiscal 1995:

Allowance for doubt-        Twelve              December 21, 1994
ful accounts roll-       months ended             to March 1995
forward                 March 31, 1995                                  Consolidated
                             UDS                        SBC                WHITMAN
---------------------   --------------          -----------------       -------------
Beginning balance          $138,582                  $943,999             $1,082,581
Bad debt expense            402,304                   429,078                831,382
Charged off during year    (394,132)                 (518,967)              (913,099)
Ending balance             $146,754                  $854,110             $1,000,864

UDS increased the amount of allowance for doubtful accounts charged to expense in fiscal 1995, in part, to reflect the increase in accounts receivable outstanding from students in the Cleveland and Dallas facilities. The Cleveland and Dallas facilities were not able to utilize Title IV program funds until the fourth quarter of fiscal 1995 and a number of sudents completed their programs with substantial unsecured, unpaid balances. UDS evaluated the balances and consistently applied its reserve calculation to determine the associated bad debt expense. In addition, UDS identified and charged off $262,000 in fiscal 1995. During fiscal 1995, credit terms and collection procedures did not change significantly. Depreciation and amortization increased $163,000, from $313,000 to $476,000 in fiscal 1995, principally, because of the expenses associated with $1,200,000 of new capital equipment and leasehold improvements acquired primarily in fiscal 1995. These capital items were acquired in connection with the new CVT program and to improve the equipment used in the existing ultrasound program. Advertising expense increased $68,000, from $271,000 to $339,000 in fiscal 1995, due to the increased level of advertising necessary to attract the additional students for the newly available programs in conjunction with the expansion plan. Travel expense increased $79,000 from $89,000 to $168,000 in fiscal 1995. The increase reflects travel and meetings conducted in order to train personnel and prepare facilities for the planned school expansion. General administrative expenses, including professional fees, increased $111,000, from $392,000 to $503,000 in fiscal 1995. The increase in these expenses reflects the additional costs of operating the expanded corporate office and expanded school facilities and the costs associated with the anticipated additional future expansion.


          Whitman has been able, and anticipates that at current rates of inflation it will continue to be able, to increase tuition to accommodate increases in costs due to inflation.

          For accounting purposes, tuition income is recorded as income in the period in which it is earned and any unearned portion is treated as deferred tuition revenue, a liability account. In fiscal 1995 deferred tuition revenue increased $3,122,639 as compared to fiscal 1994; of the increase, $1,617,586 was attributable to SBC and $1,505,053 to UDS. At UDS, the increase in deferred tuition revenue was due, principally, to the fact that most of the deferred tuition revenue per student enrolled at March 31, 1995 was at a higher tuition rate than the deferred tuition revenue per student enrolled at March 31, 1994.

          SFAS #115. The Financial Accounting Standards Board has recently issued Statement of Financial Accounting Standard No. 115 Accounting for Certain Investments in Debt and Equity

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



Securities ("SFAS #115"). Whitman adopted SFAS #115 in fiscal year 1995 which had no material impact on its financial position or results of operations.

COMPARISON OF OPERATIONS FOR THE YEARS ENDED MARCH 31, 1994 AND 1993

          In fiscal 1994, Whitman had net income of $213,561, or $.06 per share. In fiscal 1993, Whitman had a net loss of $280,263, or $.08 per share consisting of a loss from continuing operations of $115,318 ($.03 per share) and a loss from discontinued operations of $164,945 ($.05 per share).

          Whitman had revenues of $6,158,203 for fiscal 1994, as compared to revenues of $4,268,406 for fiscal 1993. All but an insignificant amount of the Company's revenues in fiscal 1994 were received from UDS. Revenues increased in fiscal 1994 due to increases in enrollment and tuition. Enrollment in the general ultrasound program increased by 26% in fiscal 1994 as compared to fiscal 1993. During fiscal 1993 four facilities were opened. Two of the four new facilities made no significant impact on fiscal 1993 revenues but did so on fiscal 1994 revenues.

          UDS revenues for fiscal 1993 were reduced because of two events in Massachusetts. The relocation of the Massachusetts facility from Norwood to Marlborough, Massachusetts disrupted recruitment for the February 1993 class and the class was canceled. In addition, tuition refunds were made to settle claims of students enrolled at the Massachusetts facility, principally in the February 1991 class. Professional fees were incurred in fiscal 1993 in connection with these claims. All the claims were resolved and management believes that these charges and expenses were one time and non-recurring in nature. Fiscal 1993 revenues also suffered from a low enrollment in the spring 1992 class. Revenues from continuing medical education courses increased from $276,470 in fiscal 1993 to $583,005 in fiscal 1994. The increase was due, primarily, to the MRI course which UDS offered in nine facilities in the second quarter of fiscal 1994 and 15 locations in the fourth quarter of fiscal 1994.


          Cost of educational services increased $858,000 in fiscal 1994 as compared to fiscal 1993. In fiscal 1994, cost of sales and services related entirely to the operations of UDS. The two major components of this category that increased were payroll and facility rent. School related payroll increased $587,000, from $1,572,000 to $2,159,000 in fiscal 1994. Facility rent increased $241,000 from $448,000 to $689,000 in fiscal 1994. These increases reflected a year of operating expenses in fiscal 1994 of the newly opened facilities (Houston and Dallas, Texas, Jacksonville, Florida, Pittsburgh, Pennsylvania, and Cleveland, Ohio) compared to a partial year of operating expenses for those same facilities in fiscal 1993. In addition, in fiscal 1994 UDS relocated two facilities (Philadelphia, Pennsylvania and Iselin, New Jersey) to larger, more costly premises.

   In fiscal 1994, UDS incurred general and administrative expense of $2,427,051, an increase of $597,000 as compared to fiscal 1993. Payroll increased $153,000, from $555,000 to $708,000, in fiscal 1994. Depreciation and amortization increased $136,000, from $202,000 to $338,000 in fiscal 1994, principally, because of the expenses associated with $350,000 of new capital equipment and leasehold improvements acquired in fiscal 1994. These capital items were acquired, primarily, to enable UDS to improve the equipment used in its existing ultrasound program and to prepare to offer its new CVT program. Advertising expense increased $133,000, from $154,000 to $287,000 in fiscal 1994, due to the increased level of advertising to attract students to enroll in its new school facilities. Fees related to a proposed acquisition of $155,000 were incurred in fiscal 1994 as compared to $77,000 in fiscal 1993. When it was determined the acquisition would not be consummated, the related costs were expensed in the period. Bad debt expense at UDS decreased approximately $4,000, from $74,000 in fiscal 1993 to $70,000 in fiscal 1994. The following table reflects the activity in the allowance for doubtful accounts and bad debt expense for fiscal 1994:

       Allowance for                             Twelve Months
       doubtful accounts roll forward            ended March 31, 1994
       ------------------------------            -----------------------

       Beginning Balance                             $104,763
       Bad Debt Expense                                70,863
       Charged Off During Year                        (37,044)
       Ending Balance                                 138,582



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                                      75

          At March 31, 1994 deferred tuition revenue totaled $3,348,829 as compared to $2,698,620 at March 31, 1993. The increase in deferred tuition revenue was due to the fact that the number of students enrolled at March 31, 1994 was greater than at March 31, 1993, and that most of the deferred tuition revenue per student enrolled at March 31, 1993 was at a lower tuition rate than the deferred tuition revenue per student enrolled at March 31, 1994.


   UDS revenues for fiscal 1993 were reduced because of two events in Massachusetts. The relocation of the Massachusetts facility from Norwood to Marlborough, Massachusetts disrupted recruitment for the February 1993 class and the class was cancelled. In addition, tuition refunds in the amount of approximately $42,000 were made to settle claims of students enrolled at the Massachusetts facility, principally in the February 1991 class. Professional fees were incurred in fiscal 1993 in connection with these claims. All the claims were resolved and management believes that these charges and expenses were non-recurring. Fiscal 1993 revenues also suffered from a low enrollment in the spring 1992 class. Revenues from continuing medical education courses increased from $276,470 in fiscal 1993 to $583,005 in fiscal 1994. The increase was due, primarily, to the MRI course which UDS offered in nine facilities in the second quarter of fiscal 1994 and fifteen locations in the fourth quarter of fiscal 1994.

   In fiscal 1993, revenue increased approximately 11% or $419,000. UDS opened four new school facilities in fiscal 1993. Houston, Texas opened in June 1992, Jacksonville, Florida opened in December 1992, Dallas, Texas and Pittsburgh, Pennsylvania both opened in March 1993. Of the $419,000 increase in fiscal 1993 revenues over fiscal 1992, $397,000 was due directly from the revenue of the four new school facilities. The remaining increase, $22,000, was due to the increase in tuition charges.

   In fiscal 1994, revenue increased approximately 44% or $1,890,000. Of the increased revenue, $213,000 was due to the tuition increase which took effect in eight school facilities in November 1993 (Atlanta, Georgia, Houston and Dallas, Texas, Pittsburgh and Philadelphia, Pennsylvania, Pompano Beach, Tampa and Jacksonville, Florida) and the remaining seven school facilities in February 1994. The remainder of the increased revenue, $1,677,000, was due to the revenue from the five new school facilities (Houston and Dallas, Texas, Pittsburgh, Pennsylvania, Jacksonville, Florida and Cleveland, Ohio). Of the five new school facilities, one was opened in June 1992, one was opened in December 1992, two were opened in March 1993 and one was opened in June 1993.

          Whitman discontinued its medical device business in fiscal 1993. Revenues from that business were not significant in fiscal 1993, and Whitman incurred losses totaling $164,945, net of a federal income tax benefit of $55,088 which arose from the utilization of a net operating loss carry back of approximately $190,000. Whitman plans to dispose of its remaining patents and related medical device products.

          LIQUIDITY AND CAPITAL RESOURCES


      At September 30, 1995, Whitman had cash on hand of $1,115,479, as compared to $1,970,104 at March 31, 1995. Included in cash on hand at September 30, 1995 were $393,276 and $312,000,respectively, as cash set aside in accordance with ED regulations to be available for student refunds. Receivables at September 30, 1995 were $11,231,548 (net of an allowance of $1,499,971 for doubtful accounts), compared to receivables of $14,216,126 (net of an allowance of $1,000,864 for doubtful accounts) at March 31, 1995. Of the $11,231,548 in accounts receivable at September 30, 1995, $8,090,702 were held by UDS and $3,140,846 were held by SBC as compared to $7,330,306 held by UDS and $6,885,820 held by SBC at March 31, 1995. Receivables held by UDS increased at September 30, 1995 from March 31, 1995 because of the increase in the UDS student population. Receivables held by SBC decreased at September 30, 1995 from March 31, 1995 even though the SBC student population increased due to the change in SBC's tuition charging method for term based programs.

        Of the $1,499,471 in allowance for doubtful accounts at September 30, 1995, $384,255 was provided by UDS and $1,115,216 was provided by SBC, as compared to $146,575 provided by UDS and $854,109 by SBC at March 31, 1995. The allowance for doubtful accounts of UDS increased at September 30, 1995 from March 31, 1995 as a result of the corresponding increase in accounts receivable. The allowance for doubtful accounts of SBC increased at September 30, 1995 from March 31, 1995 to provide additional exposure on such student receivables, as a result of the delay in recertification during the period in which the school was terminated from access to new Title IV Program funding. This termination resulted form the change in control and ownership associated with the acquisition of SBC by the Company on December 21, 1994. SBC was then required to obtain certification form the Department of Education, which was received on May 4, 1995.

                                         76





   Whitman's primary source of operating liquidity is the cash received from payments of tuition and fees. At both UDS and SBC, most students receive some form of financial aid under the Title IV federal student financial aid programs. Disbursements under each program are subject to disallowance and repayment by the Schools. At present, SBC has an open program review on its Title IV activity for the award years 1992 through 1994. No determination as to whether a liability exists or the amount of liability, should one exist, can be made. Accordingly, no contingency is reflected. UDS has no known liabilities related to its Title IV programs. Should the Schools be limited, suspended or terminated from the Title IV programs, from which UDS and SBC receives 66% and 76% of its funding, respectively, the result would have a material negative impact on the results of operations, liquidity and net worth of Whitman. Whitman will continue to evaluate the effect of any changes in these contingencies and, as determinable, will reflect their impact in the financial statements. At present, there are no known environmental contingencies or issues.

          In order to finance the acquisition of SBC, Whitman obtained a bank term loan in the amount of $6,000,000 which is due on April 16, 1996 and is reflected as a current liability on the balance sheet at September 30, 1995 resulting in a working capital deficiency of $4,652,000 at September 30, 1995. The Company will continue to invest in the expansion of UDS and management does not expect positive cash flows from UDS until the first quarter of fiscal 1997. SBC generates positive cash flows from its operations. Management believes these cash flows combined with the existing lines of credit are sufficient to fund the remaining expansion of UDS but that it is not sufficient to repay the $6,000,000 term loan due April 16, 1996. Management believes SBC's positive cash flow and the available line of credit are sufficient to fund the Company's daily operating expenses and no additional material short ferm capital commitments are planned. (See "RISK FACTORS--Recent Losses; Additional Capital Requirements.") Whitman intends to seek financing which may include an extension of the due date of the term loan, refinancing of the term loan and/or equity financing. Whitman is currently in discussions with its bank to extend the maturity date of the term loan. Management believes it will be able to extend or refinance the $6,000,000 term loan, which will result in positive working capital. If Whitman is unable to extend or refinance the term loan it could have a material adverse effect on Whitman's net income (loss), liquidity and equity. The table below demonstrates the significance of the $6,000,000 term loan outstanding as compared to the activity of the Company and the necessity of the Company to refinance the obligation due to its current inability to repay the term bank loan.




     Description       March 31, 1995       September 30, 1995
--------------------  --------------        ------------------
Stockholder's equity     6,331,396             5,052,655
Debt to equity ......    1.52 to 1                2 to 1
Income (loss) .......     (354,979)           (1,453,129)
Cash flow (used)  ...      288,642              (935,901)




        The Company has not formalized its long term capital resource requirements beyond the planned expansion of UDS, which expansion will be substantially complete by the end of the first quarter of fiscal 1997. The Company believes it will be able to restructure the $6,000,000 term loan to a long term obligation from a short term obligation and that it will have sufficient cash flows from operations to repay the obligation in the future or will have other financing alternatives when the loan becomes due.

        The majority of the Company's long term financing will continue to be in the form of operating leases at the facilities in which it operates its schools. Management believes it will generate positive long term cash flows and that those cash flows will be sufficient to funds its future operating requirements.

          Whitman has entered into master equipment leases totaling $2,190,00 to finance the purchase of capital equipment. At September 30, 1995, approximately $300,000 remained available under those leases with which to purchase capital equipment. Whitman had no other material commitments for capital expenditures at the end of the 1995 Six Month Period.


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





          Whitman has available to it a working capital facility expiring
April 16, 1996 in the amount of $2,500,000. At September 30, 1995, Whitman had approximately $1,210,000 available for use from this credit facility as compared to approximately $876,000 available for use at March 31, 1995. Since the recertification of SBC by ED in May 1995, cash flow generated from the operations of SBC, particularly cash received from the federal government, have been applied to reduce the outstanding balance in the working capital facility and has repaid all monies borrowed under the working capital facility to fund the SBC change of ownership. The $2,500,00 working capital facility was opened originally to fund the operations of SBC during the change of ownership. As SBC has positive cash flow and has repaid the amount it used to fund its operations, the working capital facility is being used to help fund UDS during its expansion. Management believes Whitman will have sufficient cash flow to repay the balance on the working capital facility by April 16, 1996. Whitman also has a bank line of credit expiring August 31, 1996 in the amount of $500,000, the full amount of which was available for use from this credit facility at September 30, 1995.

          In the six months ended September 30, 1995, the Company had positive cash flow from operations of $106,092 as compared to using cash in its operations of $149,119 in the 1994 six month period. SBC had positive cash flow from its operations of $1,409,647 and UDS used $1,303,550 in its operations, resulting in $106,092 of positive cash flow from Whitman's operations.

          At UDS, the cash used in operating activities was due, principally, to the expenditures utilized to expand UDS (management, staff, programs, equipment and size of facilities) in advance of the receipt of revenues from anticipated expanded enrollments in new programs and to an increase in accounts receivable. Management believes that UDS will continue to use cash in the first three quarters of fiscal 1996 but by the fourth quarter, the UDS planned expansion will begin to generate positive cash flow from operations. Management further believes that the excess cash generated from SBC operations, the availability of the bank line of credit and the working capital facility and the balance available under the master equipment leases will be sufficient to provide the necessary resources to accomplish the expansion of UDS. Management also believes it will be able to extend or refinance the $6,000,000 term loan due April 16, 1996, which will result in positive working capital. If, however, Whitman is unable to extend or refinance the term loan, it will have a material adverse effect on Whitman's net income (loss), liquidity and equity.

          On December 21, 1994 as a result of its change of ownership, SBC was automatically required to cease awarding and disbursing Title IV Program funds to many of its students, pending recertification by ED. The cash used in operating activities at SBC in fiscal 1995 was due to the decertification of SBC. SBC was recertified to participate in Title IV Programs in May 1995. In anticipation of the negative impact on cash flow caused by this process, Whitman, on the guaranty of Frost-Nevada, obtained the $2,500,000 working capital facility. Upon recertification most of the Title IV Program funds for student tuition which were delayed have been or will be recoverable from the government. SBC has established long-term tuition payment plans with the students for the funds which are not recoverable. Management believes that any negative impact upon bad debts will not be material.


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


         The delay in Title IV recertification of SBC upon its acquisition and change of ownership resulted in temporary negative cash flow of approximately $1,800,000. After SBC received its recertification, approximately $1,300,000 in receivables were funded and approximately $500,000 of student receivables relating to students who were no longer in school, were unfunded. SBC determined approximately 50% of the unfunded receivables to be uncollectible and fully reserved such amount during the six month period. This effect had a non-recurring impact.


          Commencing in July 1995, UDS and SBC were approved for participation in the federal government's program of direct lending. Direct lending provides Title IV loans to eligible students directly from the federal government by passing traditional lending institutions. Management believes participation in direct lending will have a positive affect on cash flow.

          As part of the recertification process, ED conducted program reviews of SBC. As a result of the program reviews, ED placed SBC on reimbursement for certain Title IV Programs, the only such program significant to SBC being the Pell Grant program. Management believes that although reimbursement will result in some delay in receipt of Pell Grant funding, SBC will continue to generate positive cash flow sufficient for its operating requirements and to repay the working capital loan.


         At UDS, the delay in Title IV funding at its Dallas and Cleveland school facilities resulted in the delay of cash flow of approximately $800,000 over twelve months. In addition, bad debt expense for the unfunded student receivables increased by approximately $200,000 due to the delay in Title IV funding. The effect of these delays is not expected to be recurring.



EXECUTIVE OFFICERS AND DIRECTORS OF WHITMAN

          The executive officers and directors of Whitman are as follows:


Name                                  Age  Position
----                                  ---  --------

Randy S. Proto ....................   38   President

Phillip Frost, M.D ................   59   Chairman of the Board of Directors


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




Joseph Lichtenstein .................   69   Vice President, Secretary,
                                             Treasurer and Director

Isaac Kaye ..........................   66   Director

Richard C. Pfenniger, Jr ............   40   Director

Peter S. Knight .....................   44   Director

Jack R. Borsting ....................   66   Director

          Randy S. Proto has been President of Whitman since November 25, 1994. For seven years prior thereto, Mr. Proto was the Chief Executive Officer of, and had ownership interests in, 11 proprietary schools in four states. For eight years prior thereto, Mr. Proto was employed by Computer Processing Institute. Among the positions he held at that institution were Vice President and School Director, Director of Admissions and Marketing, Director of Finance and Financial Aid, Director of Placement and Director of Education.

          Phillip Frost, M.D. has been a Director of Whitman since April 6, 1992 and Chairman of the Board of Directors since November 19, 1992. Dr. Frost has been Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation, a pharmaceutical company, since 1987 and President of that company since July 1991. Dr. Frost is a director of North American Vaccine,
Inc., American Exploration Company, Intercontinental Bank, and NaPro Biotherapeutics, Inc. Dr. Frost was Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami from 1972 to 1990. Dr. Frost is a trustee of the University of Miami and a member of the Board of Governors of the American Stock Exchange, Inc.

          Joseph Lichtenstein has been Vice President, Secretary and Treasurer and a Director of Whitman, since its organization in 1979. Prior to organizing Whitman, and from 1962, Mr. Lichtenstein was President of a manufacturer of pharmaceuticals where his responsibilities included administration and management. Mr. Lichtenstein is the father of William Lichtenstein, the President of Ultrasound Technical Services, Inc., Whitman's subsidiary that operates UDS.



          Isaac Kaye has been a Director of Whitman since April 6, 1992. Mr. Kaye has been Deputy Chief Executive Officer and a director of IVAX Corporation since December 1990, Chief Executive Officer of Norton Health Care Limited since December 1990 and an employee of Norton Health

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




Care Limited since 1988, and from 1985 to 1988 Mr. Kaye was a consultant to Norton Health Care Limited.

          Richard C. Pfenniger, Jr. has been a director of Whitman since April 6, 1992. Mr. Pfenniger, an attorney, has been Chief Operating Officer of IVAX Corporation since May 1994 and President of its Health Care Group since January 1995. From 1989 to May 1994 he served as Senior Vice President - Legal Affairs and General Counsel of IVAX Corporation and as its Secretary from 1990 to 1994. From 1986 to 1989, Mr. Pfenniger was a member of the law firm of Greer, Homer & Bonner, P.A. Mr. Pfenniger is a director of North American Vaccine, Inc. and NaPro BioTherapeutics, Inc.

          Peter S. Knight has been a director of Whitman since December 20, 1994. Mr. Knight, an attorney, is a member of the law firm of Wunder, Diefenderfer, Cannon & Thelen. Mr. Knight was Chairman of the Vice Presidential campaign of Vice President Gore, was Deputy Director of Personnel in the Clinton/Gore presidential transition and a Consultant to the Office of Presidential Personnel. From 1989 to 1991, Mr. Knight was General Counsel and Secretary to Medicis Pharmaceutical Corporation. Mr. Knight is a director of COMSAT and Wertheim Schroeder Investment Services.

          Jack R. Borsting has been a director of the Company since December 20, 1994. Dr. Borsting is the E. Morgan Stanley Professor of Business Administration at the University of Southern California and Director of its Center for Telecommunication Management. From 1988 to 1994, Dr. Borsting was Dean of the University of Southern California School of Business Administration, and from 1983 to 1988 was Dean of the University of Miami School of Business Administration. Dr. Borsting, a former Assistant Secretary of Defense (Comptroller), is a director of Northrop Corporation and of TRO Learning, . Dr. Borsting is a member of the National Research Council Committee on Military Enlistment Standards and a trustee of the Institute for Defense Analysis, of the Rose Hill Association and of the Los Angeles Orthopedic Hospital Foundation.

Certain Significant Employees


          William Lichtenstein (age 36), a certified public accountant and the son of Joseph Lichtenstein, an executive officer and director of the Company, has been employed by Ultrasound Technical Services, Inc. since August 1991, first as Vice President-Operations and since January 1995 as its President. For two years prior thereto, Mr. Lichtenstein was a marketing representative for CSC Health Care Systems, Inc.

          Brett Combs (age 34), holder of an MBA degree, has been President of Sanford Brown College since the acquisition of SBC in December 1994. Mr. Combs, whose father is the sole shareholder of the entity that sold SBC to the Company, had previously been employed by Sanford Brown College as Vice President of Operations and earlier as Vice President of Marketing.



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



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth, as of December 15, 1995 certain information with respect to Whitman Stock, both before and after the Merger, that may be deemed to be beneficially owned by each director and executive officer of Whitman, by all directors and executive officers as a group and by all persons who may deemed to beneficially own five percent (5%) or more of the outstanding Whitman Stock:


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


                                                                    Before Merger             After Merger
                                                                    Percentage of            Percentage of
       Name of Beneficial Owner                    Whitman Stock    Whitman Stock (1)      Whitman Stock (1)
       ------------------------                    -------------    -------------------    -----------------
Frost-Nevada, Limited
Partnership
3500 Lakeside Court
Suite 200
Reno, Nevada 89509 .....................              1,989,814(2)     40.4%                 32.2%

Phillip Frost, M.D .....................              1,989,814(2)     40.4%                 32.2%

Azure Limited
c/o Charter Management
Limited
P.O. Box 134
Town Mills, Trinity Square
St. Peter Fort
Guernsey Channel Island ................                600,000(3)     13.6%                 10.6%

SBC Liquidating, Inc.
P.O. Box 31452
Des Peres, Missouri 63131 ..............                 98,232(4)      2.2%                  1.7%

Joseph Lichtenstein ....................                221,983(5)      4.9%                  3.8%

Isaac Kaye .............................                 20,000(6)       *                    *

Richard C. Pfenniger, Jr ...............                 45,000(6)       *                     *

Peter S. Knight ........................                 10,000(6)       *                     *

Jack R. Borsting .......................                 10,300(7)       *                     *

Randy S. Proto .........................                    100          *                     *

All Officers and directors or a
group (7 persons) ......................               2,297,197        44.9%                 36.1%


-------------
*Percentage of shares beneficially owned does not exceed 1% of Whitman Stock.

         (1) All Shares are beneficially owned and sole investment power is held by the persons named except as otherwise indicated.

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         (2)      Dr. Phillip Frost is the sole limited partner of
                  Frost-Nevada, Limited Partnership and the sole shareholder of the corporate general partner of Frost-Nevada, Limited Partnership. Share information for each of Dr. Frost and Frost-Nevada, Limited Partnership includes 425,000 shares which can be obtained upon the exercise of stock purchase warrants within 60 days and 100,000 shares which can be obtained by the exercise of outstanding stock options within 60 days. Exercise of these warrants and options are subject to the restrictions under the New Jersey Shareholders Protection Act.

         (3) Azure Limited holds the referenced shares as Trustee for the benefit of Charter Trust Company Limited ("Charter"), a limited liability corporation organized under the laws of Guernsey, a Channel Island which is part of the United Kingdom. Charter holds such shares through Azure Limited, as Trustee, for the I. Kaye Family Trust (the "Trust"), which was created by Mr. Isaac Kaye, a director of Whitman, in March 1988. The beneficiaries of the Trust include Mr. Kaye's children and remote issue (including their spouses) of Mr. Kaye's father, any person or class of persons selected by the trustee of the Trust and such charities as the trustee shall from time to time select; provided, however, that neither the trustee, Mr. Kaye or his spouse (during the lifetime of Mr.
                  Kaye), nor any other person excluded by the trustee may be a beneficiary of the Trust. Isaac Kaye disclaims beneficial ownership of the Whitman Common Stock owned by the Trust.


         (4) In connection with the purchase by Whitman of Sanford Brown College, 609,038 shares of Whitman Stock were registered in the name of SBC Liquidating, Inc. and were delivered into escrow under an Escrow Agreement which provides for the return to Whitman of all our portion of the escrow shares upon the occurrence of certain contingencies. Mr. James Combs, the prior owner of Sanford-Brown College, is the sole shareholder of SBC Liquidating, Inc. Among other things, all the shares were required to be returned to Whitman if ED failed to certify SBC for participation in Title IV Programs. In May 1995, SBC was certified by ED and 98,232 of the escrow shares were delivered to SBC
                  Liquidating, Inc. from the escrow account. The balance of 510,806 shares remaining in the escrow account continued to be subject to return to Whitman upon the occurrence of certain contingencies. SBC Liquidating, Inc. has disclaimed beneficial ownership of any of the shares except for the 98,232 shares delivered to ED from the escrow account. Each of Whitman and SBC Liquidating, Inc. have agreed that the shares held in escrow will not be voted by either party.

         (5) Includes 100,000 shares which can be obtained upon the exercise of stock options within 60 days.

         (6) Consists of shares which can be obtained upon the exercise of stock options within 60 days.

         (7) Includes 10,000 shares which can be obtained upon the exercise of stock options within 60 days.


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




                             WHITMAN MEDICAL CORP.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 1995, Career Master a company 40% owned by Randy S. Proto, President of Whitman, entered into an agreement with UDS pursuant to which Career Master would implement at UDS its system of organizing and operating job placement departments for use at the UDS teaching facilities. In addition to paying a small fee for the service, UDS agreed to purchase over a two year period approximately $160,000 in text books and related materials from Career Master to be resold to UDS students. In addition, Whitman agreed to seek approval from its Stock Option Committee to issue options to purchase 15,000 shares of Whitman Stock to a Principal of Career Master who is not related to Mr. Proto.

         In fiscal 1995, UDS paid rent of $60,545 to a partnership in which Joseph Lichtenstein Vice President, Secretary, Treasurer and a Director of Whitman, is a general and limited partner that owns the building in which is located the premises occupied by UDS's Pompano Florida facility. Mr. Lichtenstein is also a principal in the company that manages that building. UDS purchased approximately $290,000 in medical equipment and supplies from a medical supply distributor owned by the wife of Mr. Lichtenstein at prices at least as favorable as UDS would have paid to third parties. This same distributor is the exclusive licensee of the Whitman's change-in-temperature indicator utilized in the transportation and storage of blood. Royalties received by Whitman in connection with this license are not significant.

         In fiscal 1995, in connection with the acquisition of Sanford-Brown College, Frost-Nevada, Limited Partnership, a limited partnership beneficially owned by Dr. Phillip Frost, was issued warrants to purchase 575,000 shares of the Company's Common Stock at a price of $6.25 per share in consideration for Frost-Nevada agreeing to guaranty an $8,500,000 credit facility consisting of a $6,000,000 term loan and $2,500,000 revolving credit loan to Whitman. The number of warrants exercisable by Frost-Nevada at any time is subject to the restrictions of the New Jersey Shareholders Protection Act. See "INFORMATION CONCERNING WHITMAN-Acquisition of Sanford-Brown College".


         In the last quarter of fiscal 1995, management of Whitman concluded that it was advisable that Whitman obtain an infusion of equity capital in order, among other things, to insure that it will be in compliance at fiscal year end with certain ED regulations including the positive tangible net worth requirement. As an inducement to Frost-Nevada to make this equity investment, the Company offered to discount the exercise price of 385,480 warrants utilizing a present value calculation to the expiration date of those warrants. Accordingly, on March 31, 1995 Frost-Nevada purchased 75,000 shares of Common Stock at $3.12 per share, 160,480 shares at $.93 per share and 150,000 shares at $3.51 per share. The latter shares were purchased on the exercise of a portion of the Warrants issued to Frost- Nevada in January 1995 in connection with the guarantee of Whitman's debt associated with the acquisition of Sanford-Brown College.



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




         James Combs, the beneficial owner of the company from which SBC was acquired, is the beneficial owner of three buildings occupied by SBC under lease agreements. In fiscal 1995, the Company's SBC subsidiary paid Mr. Combs rent totaling $119,097.

                          INFORMATION CONCERNING MDJB


         MDJB owns Colorado Technical University, commonly known as Colorado Tech ("Colorado Tech" or the "University"). Colorado Tech is a regionally accredited, degree granting institution with approximately 1600 students enrolled primarily in computer science, engineering and management programs. Colorado Tech confers degrees at the associate's, bachelor's, master's and doctorate level. MDJB also owns Concept Communications, an advertising and marketing firm which provides services to Colorado Tech and other clients not affiliated with MDJB.

         MDJB's corporate offices are located at 4435 North Chestnut Street, Colorado Springs, Colorado 80907 (Telephone: (719) 598-0200).

COLORADO TECHNICAL UNIVERSITY

Markets

         Colorado Tech was founded in Colorado in 1965. The mission of the University is to provide career-oriented education by teaching applied, real-world, state-of-the-practice programs in selected technical, business and health science fields. Colorado Tech is accredited by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools (NCA) and its programs have been endorsed by organizations including the International Society of Logistics Engineers (SOLE) and the Logistics Education Foundation (LEF).

         In the past ten years, student enrollment has grown from 250 to over 1600. Colorado Tech is an adult-oriented commuter school. Most students live in Colorado Springs and nearby communities. Many of Colorado Tech's students are already established in their career fields and their educational goals focus on career advancement. To support the lifestyle demands and time constraints of these students, Colorado Tech provides day, evening and weekend classes, and a flexible approach to program structuring. Class sizes are small, and professors share their knowledge and experience in a highly personal atmosphere.

         Colorado Tech's strategic marketing objectives include expansion of branch campuses into other markets in its region as well as to expand program offerings that target high school graduates, building its day-student enrollment.

Academic Programs


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




         Colorado Tech offers a variety of programs at the associate's, bachelor's, master's and doctorate levels as well as numerous professional certificate programs for degree students who wish to expand or enhance their knowledge in a specific field. Each program discipline has a separate advisory board made up of respected leaders in related career fields. As a result, each curriculum focuses on the practical needs of industry, yet is flexible enough to respond quickly to changes in those needs.

         DOCTORATE PROGRAMS, leading to Doctor of Computer Science or Doctor of Management. The Colorado Tech doctorate degree differs from a Ph.D. (philosophical) degree in that the doctorate degree emphasizes applying knowledge to solve today's problems in business and industry. Three steps are involved in obtaining a Colorado Tech doctorate degree: course work (eight courses each lasting five weeks; six in a major area of study and two in a minor area); an eight-hour comprehensive written exam followed by an oral exam, and a doctoral dissertation which offers an opportunity to conduct applied research that exhibits intellectual achievement.

         Doctorate degrees are earned with a minimum of 64 credit hours at a cost of $350 per credit hour. The program can be completed in two years. Students can, at additional cost, extend to a third year if additional time is needed for completion.

         MASTER OF SCIENCE PROGRAMS, leading to Master of Science in Computer Engineering, Computer Science (with Concentrations in Computer Systems Engineering, Software Engineering, and Systems Engineering), Electrical Engineering (with concentrations in Electronic Systems and Communication Systems) or Management (with concentrations in Business Management, Logistics, Management Information Systems/MIS and Systems Management).

         The master's degree has two phases. Phase one consists of course work. Students may enter the program in any 5-1/2 week course period. Phase two -- the completion phase -- offers two options. Students who wish to broaden their academic experience as much as possible may opt for additions courses to complete their master's studies; students who wish to conduct applied research, prepare for future academic pursuits, or contribute directly to scholarly investigation of a problem within their organization may select the Thesis Option which allows the student to complete an in-depth research project focused on a specific issue within the area of study.

         Master's degree are 48 credit hours (Thesis Option) or 52 hours (Academic Option). Cost per credit hour is $215. Typical master's degree completion time at Colorado Tech ranges from 18 to 21 months, depending upon the option a student selects.

         BACHELOR OF SCIENCE PROGRAMS, leading to Bachelor of Science in Business Management, Computer Engineering, Computer Science, Electrical Engineering, Electronic Engineering Technology, Logistics Systems Management, Management Information Systems, Systems Management, or Telecommunication Electronics Technology. Colorado Tech's Bachelor of Science degree programs are relevant to today's industry needs and are designed to prepare students for success and productivity in their selected profession.


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




         The Bachelor of Science degree program in Electrical Engineering is accredited by the Engineering Accreditation Commission of the Accreditation Board for Engineering and Technology; the Bachelor of Science degree in Electronic Engineering Technology is accredited by The Technology
Accreditation Board Commission for Engineering and Technology.

         Credit hours required for completion of a Colorado Tech bachelor of science degree range from 178 to 199 depending upon the program selected. Cost per credit hour is $135. A full-time student will typically complete the bachelor's degree program in four years.

         An ASSOCIATE OF SCIENCE PROGRAM in Electronics Technology offers hands-on, practical experience in the electronics industry. This undergraduate program is structured to provide in-depth technical preparation combined with academic foundation that prepares the student for a variety of entry level challenges, or serves as a platform to advance to the Bachelor's Degree.

         The program consists of 95 credit hours of course work. Cost per credit hour is $135. Typical completion time is two years for a full-time student.

         PROFESSIONAL CERTIFICATE PROGRAMS are college-level courses that advance technical expertise within a specific discipline or enhance technical awareness in related areas. Certificates are offered in the following areas:
Advanced Programming, C/C++ Programming, Computer Design, Computer Technology Contract Management, Digital Telecommunications, Logistics Systems Management, Object-Oriented Development, Professional Communication, Software Engineering, Total Quality Management, Voice and Wireless Telecommunications.

         Customized Professional Certificate programs can be designed to meet specific company training needs.

         Most certificate programs are completed in less than a year; cost per credit hour is $135.


Student Services

         Colorado Tech students have access to a wide range of services through specially chosen and trained advisors and mentors. University advisors and mentors team with a student throughout their educational program, offering assistance in academics, financial aid, professional development and other education-related needs. The advisor/mentor approach has proven to be extremely beneficial in student retention; students who are well supported and motivated for academic success are significantly more inclined to complete their program of study and advance to the next degree level.

         A student services area offers centralized access to admissions, student records, the business office, financial aid, and a bookstore with a full range of educational supplies, software and textbooks.


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




         The University Resource Center is an evolving virtual library environment providing technology to support student research and study needs. Students have access to a wide range of information and educational resources on campus as well as materials and services located at remote facilities. The Colorado Tech Resource Center includes a supportive book periodical collection; CD ROM bibliographic databases; articles from journals and industry conferences; a videotape library; and software tutorials. Students also may access worldwide library and bibliographic databases, including Internet access.



Service Development and Marketing Strategy

         The success of Colorado Tech has been accomplished through strategic planning and effective implementation. On-going analysis of market needs, growth industries and economic impact enables the University to continually evolve its programs and curriculum to identify windows of opportunity as well as maximize student success.

         Colorado Tech provides industry-focused education that revolves around three separate yet supportive components: the educational product, or curriculum; a University-wide commitment to customer/student service; and a method of delivery designed for customer/student convenience.

         The product components feature educational programs in industry-relevant fields such as computer science, software development, hardware technology, engineering and business/management. The content of each is focused on utilization of leading edge technology in that specific environment.

         The service component relies on a company-wide commitment to customer service and continuous improvements and enhancement. Students are customers, as are colleagues, vendors, and anyone else without whose support the success of the University would not be possible.

         The delivery component includes scheduling classes at times when working adults are able to attend (typically evenings and weekends), offering program structures that allow frequent start dates for students, and a flexible approach to accommodating students' demanding lifestyle needs.

         A close working relationship with business and industry, including tapping the resources of advisory boards made up of key managers and executives in related fields, enables Colorado Tech to

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




adapt its curriculum to changing needs in the marketplace. By way of example, Colorado Tech has been successful in implementing the following programs:

         o Doctorate degrees were introduced in January 1995; 60 degree candidates were in the first class start. Within four months, a waiting list existed. As of October 1, 1995, it is believed by management to be the only main campus program of its kind -- public or private -- available in southern Colorado.
         o Master's enrollment has been stimulated by demand for the doctorate degree as students take the initiative to complete prerequisite studies prior to embarking on the doctorate program.D.
         o Bachelors degrees in management information systems and business management were introduced in the first quarter of 1995. Business concentrations in the master's degree program followed in the second quarter of 1995. Colorado Tech customized this traditional area of study to create "hybrid" degrees that combine contemporary business leadership strategies with working knowledge from the technical side. The cross-over approach produces managers who are realistically informed and prepared for the challenge of change.
         o Undergraduate technology programs were "re-engineered" in 1995 to offer a stronger, more hands-on electronics education at the two-year point. The changes in curriculum respond to growing industry demand for entry-level candidates. Students are now better positioned to begin work after two years, gaining on-the-job experience to complement their learning program and often qualifying for company tuition assistance to help finance the final two years of a bachelor's degree.

Student Recruitment

         Colorado Tech alumni represent a significant number of managers and key executives in area companies. The success and influence of these ranks of graduates exert a strong, positive effect on educational decision made by the area's high tech workers.

         A newly introduced high school recruitment program will support growth in enrollment of college-bound high school seniors. Because the high tech industries employ a large percentage of the local workforce, the sons and daughters of individuals who are successfully employed in these fields are ideal candidates for training in related career fields.

         Colorado Tech employs an aggressive, consistent marketing effort in a variety of media vehicles to attract new students and support the credibility, image and identity of the University.

Competition

         The University of Colorado at Colorado Springs, the University of Phoenix, Chapman University, Webster University and Regis University are located in Colorado Tech's market area. All such institutions represent post-secondary education options to that of Colorado Tech. MDJB

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




management believes that Colorado Tech has been successful in competing with area Universities because of its range of technically oriented studies and degree programs.

         Flexible course structures, class schedules designed for the working adult, and the recent introduction of local-campus doctorate programs have solidified Colorado Tech's position as a recognized leading source of education in its current market. Colorado Tech believes this provides a strong competitive base for expansion and growth in new markets.

         By offering business degree programs that combine contemporary business leadership strategies with working knowledge from the technical side, Colorado Tech's business degrees offer a unique alternative to the traditional business graduate degrees offered by traditional liberal arts and business-oriented universities and colleges.

Research and Development

         Advanced technology is the cornerstone of Colorado Technical University. Multi-media classrooms, student laptop computers with modem access to the campus, and the "virtual" library that links the campus to the information superhighway are in place.

         Classrooms are evolving into live laboratory settings, where professors and students -- both on campus and from off-site locations -- interact as a learning unit.

         Among the opportunities that are on the technological horizon for Colorado Tech is interactive learning that opens the campus to students from remote locations. Via interactive learning, Colorado Tech's programs can become available to individuals and corporations worldwide.

         Investment has already been made in feasibility and design of interactive learning. Market opportunities, the mechanics of product delivery, the cost of prototype testing and implementation are currently being analyzed.

Employees

         Colorado Technical University employs approximately 160 full- and part-time individuals including: 30 full-time faculty members, 81 adjacent faculty members and 49 support staff personnel. Among its full-time staff are 18 members who hold doctorate degrees and an additional six who are doctoral candidates.

CONCEPT COMMUNICATIONS

Markets

         Concept Communications was founded in Colorado Springs in 1987 as a full-service advertising, marketing and communications company. The firm has grown consistently over the years

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




both in sales volume and client stature. In 1993 Concept Communications was acquired by MDJB, Inc. and today provides services both to MDJB and to a diversified outside client base.

         Its client roster includes an assortment of local accounts and national firms with local communications requirements. Among the firms served by Concept Communications are Colorado Technical University, ITT Federal Services Corp., Martin Marietta, Hewlett Packard, Dain Bosworth, Norwood Development Corp., The Schuck Corporation, Crystal Specialties and Sky Sox professional baseball.

Services

         Concept Communications offers a variety of services in all aspects of marketing and communications, from print and broadcast advertising production and placement to proposal packaging and documentation support.

         Among its services are: logo development and image packaging; media relations and publicity programs; video presentations for sales training and trade shows; special effects and animation production; special events planning and implementation; interactive CD ROM and computer based training support; collateral production including internal and external newsletters, brochures, annual reports and sales literature; and design and production of all forms of advertising.

Competition

         Concept Communications is believed by management to rank sixth in sales volume among more than 20 advertising/marketing agencies in the Colorado Springs area. The development of expertise and investment in technology tools that have allowed the agency to diversify from the traditional advertising business enable Concept Communications to do business in an entirely different venue than its competitors. Since this documentation/publishing support niche is considerably more profitable than mainstream advertising business, Concept Communications can continue to service accounts with more traditional needs while maintaining a high level of profitability.

Employees

         Concept Communications has a full-time staff of seven. Concept expands its internal capabilities with freelance talent on a project-to-project basis for specialized needs such as copywriting, design and video production. Utilization of this stable of talent enables the company to provide maximum service to clients while eliminating the need for additional full-time employees and increased overhead.

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




                                M.D.J.B., INC.

                     SELECTED CONSOLIDATED FINANCIAL DATA

         The selected financial data for each of the three years in the period ended December 31, 1994 set forth below are derived from the audited consolidated financial statements that are included elsewhere in this Proxy Statement-Prospectus and should be read in conjunction with such financial statements and related notes thereto and "MDJB, Inc. Management's Discussion and Analysis of Financial Conditions and Results of Operations." The selected financial data for each of the two years in the period ended December 31, 1991 set forth below are derived from the audited consolidated financial statements which are not included herein. The interim consolidated financial information furnished herein is unaudited and reflects all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation. Operating results for the nine months ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31,1995.



              MDJB CONSOLIDATED HISTORICAL SUMMARY FINANCIAL DATA
                                                                                                                  Nine Months
                                                                    Years Ended December 31                   Ended September 30
                                                        -----------------------------------------------         --------------
                                          1990          1991          1992          1993           1994         1994       1995
                                          ----          ----          ----          ----           ----         ----       ----
                                                          (in thousands)
CONSOLIDATED OPERATING
DATA:
Total Revenues ...................      $ 5,216       $ 5,695        $6,513        $7,063        $7,868        $5,667    $6,421
Net Income from continuing
  operations .....................           26           124           333           139           208           173       218

BALANCE SHEET DATA:
Working Capital (Deficiency) (1)..       (1,314)       (1,185)         (957)         (588)         (493)         (574)      208
Total Asset ......................        2,773         2,656         3,679         3,742         4,128         4,038     4,563
Long-Term Obligations ............          132            34           185           215           223           177     1,057
Stockholders' Equity .............          187           306           473           815           924           891       862

----------------
(1) Working Capital (Deficiency) includes, as a current liability, deferred tuition and fees of $1,221,765, $1,175,123, $1,492,861, $1,531,375 and
$1,653,993 as of December 31, 1990, 1991, 1992, 1993 and 1994, respectively, and
$1,885,268 and $1,906,349 as of September 30, 1994 and 1995, respectively.



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                                M.D.J.B., INC.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS


COMPARISON OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994.

        MDJB had total revenues of $6,420,823 for the nine months ended September 30, 1995 as compared to total revenues of $5,667,487 for the same period in 1994, representing a 13% increase in revenue. Virtually all of MDJB's revenues in the nine months ended September 30, 1995 were from educational operations with approximately 6% or $408,316 coming from the Concept Communications division's advertising operations. The growth in revenue is due to the introduction of the Doctorate programs into the graduate product mix beginning in January 1995.

        In the nine months ended September 30, 1995 MDJB had net income of $218,460 as compared with net income of $172,607 for the same period in 1994, representing a 27% increase.

        Operating expenses for the nine months ended September 30, 1995 were $6,046,702 or 94% of total revenues, as compared to $5,325,175 or 94% of total revenues for the same period last year. This increase in operating expenses of approximately 14% was due to the start-up costs associated with the introduction of the Doctorate programs.

        Interest expense for the nine months ended September 30, 1995 was $34,762 as compared to $43,985 for the same period last year. Interest expense is made up predominately of interest on capital leases as well as interest expenses associated with the utilization MDJB's revolving line of credit facility.


COMPARISON OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

          MDJB had total revenues of $7,867,523 in 1994 as compared to total revenues of $7,062,536 in 1993, representing a 11% increase in revenue. Virtually all of MDJB's revenues in 1994 were from educational operations with only 7% or $521,816 coming from the Concept Communications division's advertising operations.

          In 1994 MDJB had net income of $208,368 as compared with net income of $139,258 in 1993, representing a 50% increase.

          Operating expenses grew to $7,461,227 in 1994 versus $6,838,945 in 1993, a 9% increase. The major components of this growth were payroll costs which supported revenue growth in the educational area and cost of advertising sales which directly supported such revenues.

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          Interest expense for the year ended December 31, 1994 was $42,821 as compared to $38,488 for the year ended December 31, 1993. Interest expense is made up predominantly of interest on capital leases as well as interest expenses associated with the utilization of MDJB's revolving line of credit facility.

COMPARISON OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

          MDJB had total revenues of $7,062,536 in fiscal 1993 as compared to total revenues of $6,512,779 in fiscal 1992, representing an 8% increase in revenue. Virtually all of MDJB's revenues in 1993 were from educational operations with only 2% or $172,812 coming from the Concept Communications division's advertising operations which was acquired on March 31, 1993.

          In fiscal 1993 MDJB had net income of $139,258 as compared with a net loss of $50,801 in fiscal 1992. The loss in fiscal 1992 was caused by the cumulative effect of an accounting change related to marketing costs of $425,897. Prior to 1992, marketing costs (exclusive of salaries and benefits) were capitalized and amortized over the following 24 months. Beginning in 1992 this was changed so marketing costs incurred during a quarter were accumulated and expensed in the following quarter. Beginning in 1995, marketing costs are expensed as incurred.

          Operating expenses grew to $6,838,945 in fiscal l993 versus $5,979,309 in fiscal 1992, a 14% increase. The major components of this growth were payroll costs which supported revenue growth in the educational area and depreciation expense following a capital buildup in anticipation of graduate program expansion.

          Interest expense for the year ended December 31, 1993 was $33,488 as compared to $26,039 for the year ended December 31, 1992. Interest expense is made up predominantly of interest on capital leases as well as interest expenses associated with the utilization of MDJB's revolving line of credit facility.

GENERAL ANALYSIS AND COMPARISON OF OPERATIONS

          Increases in revenues in all comparative time frames covered are due largely to growth in the graduate programs product area. Increases in revenue due to price increases have been quite small, averaging from as little as zero to a maximum of 5%, depending on the time period and varying by product. The purchase of Concept Communications in 1993 represents no more than a third of the increased revenue during any of the comparative periods. The University has strengthened admissions and academic standards during the period which has essentially held the total undergraduate program in a stable state. Some shifting of student populations between majors has been noted. This movement has generally been from technology and engineering into computer science and most recently towards management disciplines. Even with some shifting of subgroups the overall trend has been stable at the undergraduate level with growth coming from new product at the graduate level.


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          Due to the seasonality of traditional higher education programs, where summer populations are at reduced levels, interim financial results are not indicative of a full fiscal year. This seasonality normally causes a drop in revenue and losses in the summer quarter which are offset by higher revenue and profitability in the other three quarters.

          The University is currently a one campus operation in a community experiencing excellent economic growth. Competitive factors are stable and not likely to change in the near term. Uncertainty does exist in the plans of local employers/agencies in connection with their educational reimbursement policies, as this is a major source of revenue for the institution. The risk from such an environmental factor could be significant.

                   Further risk exists from federal funding sources that students utilize to pay for their education at the University. This includes tuition assistance programs from military employers/agencies such as the U.S. Air Force and Army. Both agencies having sizable operations in the local economy. Many students utilize various Veterans benefits programs as well. While no trends or event are likely to effect either of these programs in a negative manner some degree of risk exists in the continuity of any federal program.

          Colorado Tech participates in the Federal Title IV financial aid programs. Certain risks inherent to these programs exist on an ongoing basis as well as specifically as relates to the Merger.
See "RISK FACTORS-Federal Financial Aid Programs."


          The University has experienced historical growth through new product introduction and expansion. Further significant sales growth would require market expansion beyond the single campus structure and/or into new product areas such as new academic disciplines. This would entail growth in fixed costs beyond current levels in both human resources and fixed assets/buildings. Management is at the exploratory stages and continues reviewing opportunities for expansion. The board of directors has approved for submission to Colorado Tech's accreditor (NCA), a request for expansion into the health science academic disciplines. At this time no firm financial commitments exist regarding expansion plans as they are still in the formative and evaluative stages.

          Historical tax loss carry forwards were exhausted in 1992 and are not likely to recur. In 1992 approximately $113,000 of net operating loss carry forwards were utilized to reduce income taxes. The impact of this extraordinary item was to reduce actual income taxes below normal statutory levels.

LIQUIDITY AND CAPITAL RESOURCES

          The most material change in MDJB's liquidity has been the transition from a situation where the majority of Colorado Tech's students were supported by financial aid and this funding was paid in advance of term starts, often in excess of current term needs. Changes in institutional policies, Federal regulation and student populations has changed the situation to one best described as "pay as you go". The impact of this change can be seen in the growth of receivables and the reduction of prepaid tuition and fees. The growth in sales has also driven the growth of deferred income and

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receivables. As a service business, the deferred revenue is shown as a liability and is a good indicator of next quarters revenue. This liability is of a non-cash nature and is earned and non-refundable for most customers within two weeks of the quarter start.

          Uncertainties related to liquidity, specifically as it pertains to concentrations of credit risk, are the same as covered under results from operations and pertain to various federal programs and employers reimbursement plans. Shifts in timing for these plans can have adverse effects on short term liquidity and as recent historical conditions have shown can result in shifts in major balance sheet items such as receivables and prepaid revenues.

          The Merger of MDJB and Acquisition will require a recertification by U.S. Department of Education (ED) for Title IV Program participation. This process could take 60 to 180 days and could affect over one-third of Colorado Tech's cash flow. The Merger Agreement provides that Whitman will provide Acquisition with advances up to the amount of the University would have received under these Title IV Programs. In addition to ED, other agencies of government and various accreditors will need to approve the Merger, though no impact on cash flows or any disruption of operations in anticipated as a result.

          The Merger will result in technical violation of certain covenants under MDJB's line of credit facility with its bank and will require updates to legal documents and agreements. The Bank is not opposed to the Merger and these updates should be able to be made in the normal course of business without a disruption in service and without the line of credit being canceled. This line of credit carries the personal guarantee of David D. O'Donnell, President and CEO of MDJB. This guarantee would need to continue or be replaced by some other facility agreeable to the Bank for the line of credit to remain intact. Certain corporate guarantees by MDJB relating to bank and lease debt facilities carried by Colorado Tech will need to be restated as a result of the Merger though no concern on the part of debt holders has been noted to date. Access to capital and operating leasing, has in no way been disrupted by the on-going merger discussions and all major providers are aware of the pending transaction and continue to quote and approve leases for MDJB.


          MDJB's improved financial condition over the past few years has resulted in enhanced access to capital resources. Cost of capital relative to prevailing prime market rates has been reduced. MDJB's line of credit is significantly larger having grown from $300,000 in 1992 to $1,000,000 as of December 22, 1995. In September 1995, MDJB converted the short-term line of credit to a long-term revolving note with its bank. As of September 30, 1995, MDJB had drawn $750,000 under this credit facility to maintain sufficient operating capital. The larger facility is used more months of the year in 1995 than the smaller facility was in 1992. Cash from operating activities is generaly balanced by expenditures or investing activities associated with the acquisition of equipment and furnishings. Educational programs offered in high tech fields require such capital investment on a continuing basis. Such acquisitions are financed through operating cash or capital leases. Access to leases and/or debt to finance fixed asset expansion is available and currently under utilized. Net fixed assets are not highly leveraged, normally carrying less than a 15% long term debt against them. Capital expenditures are financed mainly from operations and leases. This trend is anticipated to continue on the current base of operations into the future. Only major expansion actions beyond current operations would require alternative sources of funds.

          Financing activities consist mainly of debt borrowings and repayment. Transactions in MDJB common stock result from the issuance of stock to employees and MDJB's optional repurchase of stock from its employees upon retirement, severance or other purchase events.

          The Company maintains a leased facility at 4435 N. Chestnut Street in Colorado Springs, Colorado occupying approximately 80,000 square feet. This is covered by a noncancelable lease which expires in 2008 with annual rental obligations in excess of $500,000. Further off-balance sheet

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commitments consist of the rental (operating leases) of lap top computers associated with the Doctoral programs. These commitments are relatively short in nature expiring in February 1997 and represent approximately $85,000 as of September 30, 1995.


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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth, as of December 1, 1995, certain information with respect to MDJB Stock that may deemed to be beneficially owned by each director and executive officer of MDJB as well as by each MDJB Stockholder known by MDJB to own five percent (5%) or more of MDJB's outstanding shares.


                              Amount and Nature
                                of Beneficial
Name of Beneficial Owner         Ownership      Percentage of Class
------------------------           -------      -------------------
David D. O'Donnell .............   365,000      33.96%
Marilyn O. Sullivan Family Trust   344,000        32%
William Ayen ...................    12,400       1.15%
Kenneth Burnley, Ph. D .........      --          --
Richard Gillaspie ..............      --          --
Randolph Karsh .................      --          --
J. Dan Martinez ................      --          --
David Oxenhandler ..............    33,350       3.1%
Marvin Strait ..................    33,333       3.1%
All Directors and Officers as a    788,084      73.32%
group (9 Persons)


Each named holder has, to the best knowledge of MDJB, sole voting and investment power with respect to the indicated shares.



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                           CAPITALIZATION OF WHITMAN

         The consolidated capitalization of Whitman and subsidiaries at September 30, 1995 and the adjusted consolidated capitalization of Whitman and subsidiaries after giving effect to the Merger is set forth below. The adjustments made to Whitman and subsidiaries' historical consolidated capitalization to arrive at the adjusted consolidated capitalization are described under "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

         This table should be read in conjunction with the Consolidated Financial Statements and relating notes thereto and other financial information included elsewhere in this Proxy Statement- Prospectus.





                                               At September 30, 1995
                                               ----------------
                                          Actual         As Adjusted(2)
                                          ------         -----------
Current Portion of Long-Term Debt (1)..   $  7,976,766   $  8,177,928
                                          ============   ============
Long-Term Debt:
 Long-Term Obligations (1)                   2,167,195      2,380,096
Stockholders' equity:
  Common Stock-50,000,000 shares
  authorized; 3,864,248 shares issued
  and outstanding before the Merger
  (excluding shares held in escrow),
  5,114,248 shares issued and
  outstanding, as adjusted .........         7,029,516      7,431,875
 Additional Paid in Capital ........           280,500        280,500
  Retained earnings (deficit) ......        (1,778,111)    (1,148,066)
Treasury Stock .....................          (430,500)      (677,065)
Net unrealized loss on non-current
 marketable securities .............           (48,750)       (48,750)
                                          ------------   ------------
  Total Stockholders' Equity .......         5,052,655      5,837,994
  Total Capitalization .............      $  7,219,850   $  8,218,590
                                          ============   ============


-------------------------------------------
(1) See Note 6 of the Notes to the Consolidated Financial Statements.
(2) Financial data relating to MDJB is as of June 30, 1995.


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                      DESCRIPTION OF WHITMAN COMMON STOCK

COMMON STOCK


         Whitman is authorized to issue 50,000,000 shares of common stock, no par value per share. As of December 15, 1995, there were 4,395,762 shares of Whitman Stock and options and warrants to purchase 1,386,400 shares of Whitman Stock outstanding.

         Holders of Whitman Stock are entitled to one vote per share for each share held in all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of majority of the shares of Whitman Stock entitled to vote in any election of directors may elect all of the directors standing for election. Frost-Nevada, Limited Partnership, a limited partnership controlled by Dr. Philip Frost, a director of Whitman, beneficially owns approximately 40% of Whitman Stock and, accordingly, has the power to direct the control of Whitman. Holders of Whitman Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution, or winding up of Whitman, the holders of Whitman Stock are entitled to receive ratably the net assets of Whitman available after the payment of all debts and other liabilities. Holders of Whitman Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Whitman Stock are fully paid and non-assessable.


CERTAIN CHARTER AND BY-LAW PROVISIONS

         Pursuant to the provisions of the New Jersey Business Corporation Act (the "NJBCA"), Whitman has adopted provisions in its Certificate of Incorporation and Bylaws which require Whitman to indemnify its officers and directors to the fullest extent permitted by law, if (a) he acted good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Whitman and (b) with respect to any criminal proceeding, provided he had no reasonable cause to believe his conduct was unlawful. These provisions do not eliminate any director's or officer's liability if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to Whitman and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. Whitman believes that these provisions will assist Whitman in attracting or retaining qualified individuals to serve as directors and officers.

NEW JERSEY ANTI-TAKEOVER LAW

         Whitman is a New Jersey corporation that is subject to Section 14A:10A-4 of the NJBCA which provides, among other things, that no resident domestic corporation may engage in any business combination with any "interested stockholder" of such corporation (defined as a holder of 10% or more of stock) for a period of five years unless that business combination is approved by the Board of Directors prior to the date on which the interested stockholder made its stock acquisition.

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See "COMPARISON OF RIGHTS OF STOCKHOLDERS OF WHITMAN AND MDJB - Anti-
Takeover Statutes."

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Whitman's Common Stock is Continential Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.


                    COMPARISON OF RIGHTS OF STOCKHOLDERS OF
                               WHITMAN AND MDJB

GENERAL

         If the Merger is consummated, MDJB Stockholders will become holders of Whitman Stock, which will result in their rights as Stockholders being governed by the laws of the State of New Jersey and by Whitman's Certificate of Incorporation (the "Whitman Charter") and Bylaws. It is not practical to describe all of the differences between the MDJB Certificate of Incorporation (the "MDJB Charter") and the MDJB Bylaws and the Whitman Charter and Whitman By-laws, and the laws of the States of New Jersey and Colorado. The following is a summary of some of the significant rights of the Stockholders of Whitman and MDJB. This summary is qualified in its entirety by reference to the full text of such documents. For information as to how such documents may be obtained, see "Available Information."

AUTHORIZED CAPITAL STOCK


         Whitman. The authorized capital stock of Whitman consists of 50,000,000 shares of Whitman Common Stock, no par value, of which 4,395,762 shares were issued and outstanding as of December 15, 1995. No Whitman Stockholder has preemptive rights with respect to any class of stock of Whitman.

         MDJB. The authorized capital stock of MDJB consists of 10,000,000 shares of MDJB Common Stock, no par value per share, of which 1,074,847 shares were issued and outstanding as of December 15, 1995. No MDJB Stockholder has preemptive rights with respect to any class of stock of MDJB.


DIRECTORS

         Whitman. Whitman's Bylaws provide that Whitman's Board shall consist of at least two and not more than nine directors with the actual number being fixed from time to time by action of the Stockholders or of the Board. Whitman's Bylaws provide that a vacancy among the directors may be filled for the unexpired term by the vote of a majority of the remaining directors in office, though less than a quorum.

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         MDJB. MDJB's Bylaws provide that MDJB's Board shall consist of at least one director with the actual number being fixed from time to time by action of the Stockholders or of the Board. A majority of the number of directors constitutes a quorum (if the total number of directors is at least
3) for the transaction of business. MDJB's Bylaws provide that a vacancy among the directors may be filled for the unexpired term by the vote of a majority of the remaining directors in office, though less than a quorum.

ELECTION AND REMOVAL OF DIRECTORS

         Whitman. Whitman's Bylaws provide that directors hold office until their successors are elected and qualified or until their earlier resignation or removal. Any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         MDJB. MDJB's Bylaws provide that directors hold office until their successors are elected and qualified or until their earlier resignation or removal. Any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

LIMITATIONS ON THE LIABILITY OF DIRECTORS

         Whitman. The Whitman Charter includes a provision stating that the directors of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders; provided, however, a director shall not be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such director's duty or loyalty to the Corporation or its shareholders,
(ii) not in good faith or involving a knowing violation of law, or (iii) resulting in the receipt by such person of an improper personal benefit.

         MDJB. The MDJB Charter includes a provision eliminating the personal liability of directors to the fullest extent permitted by the Colorado Business Corporation Act ("CBCA").

STOCKHOLDER ACTION BY WRITTEN CONSENT

         Whitman. Whitman Stockholders may take action by written consent if a consent or consents setting forth the action taken are signed by the holders of outstanding having not less than the minimum number of votes that would be necessary to take such action at a meeting.

         MDJB. MDJB Stockholders may take action by written consent if a consent or consents setting forth the action taken are signed by the holders of outstanding having not less than the minimum number of votes that would be necessary to take such action at a meeting.



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AMENDMENT OF BY-LAWS

         Whitman. Whitman's bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of the majority of the board of directors at any regular or special meeting of the board, subject to any provision of the Whitman charter reserving to the shareholders the power to adopt, amend, or repeal the bylaws; but bylaws made by the board may be altered or repealed and new bylaws made by the shareholders. The shareholders may prescribe that any bylaw made by them shall not be altered or repealed by the board.

          MDJB. The MDJB bylaws may be amended, altered, or modified by its board of directors or its stockholders.

MEETINGS OF STOCKHOLDERS

         Whitman. The Whitman Bylaws provide that annual meetings shall be held at the date and time as the directors shall fix and special meetings of Stockholders may be called by the President and shall be called by the Secretary upon the written request of Stockholders owning at least twenty percent of the shares entitled to vote at such meeting. The holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum for the transaction of any business.

         MDJB. The MDJB Bylaws provide that annual meetings shall be held at the date and time as the directors shall fix and special meetings of Stockholders may be called by the President and shall be called by the Secretary upon the written request of Stockholders owning at least twenty percent of the shares entitled to vote at such meeting. The holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum for the transaction of any business.

CORPORATE LAW

         In addition to the changes described above in respect of the Charter and Bylaws of the two companies, the Merger will effect several changes in the rights of MDJB Stockholders as a result of differences between the corporate laws of the state of Colorado and the state of New Jersey. Summarized below are certain of the principal differences affecting the rights of MDJB Stockholders. This summary does not purport to be a complete statement of differences affecting such Stockholders' rights under the CBCA and the NJBCA and is qualified in its entirety by reference to the provisions thereof.

     Voting Rights with respect to Extraordinary Corporate Transactions

         NEW JERSEY. Approvals of mergers and consolidations and of sales of all or substantially all of the assets of the corporation, other than in the ordinary course of the business of such corporation, requires the approval of a majority of the outstanding shares of the corporation, except that no vote of stockholders of the corporation surviving a merger (unless its certificate of incorporation provide otherwise) is necessary if: (i) the plan of merger does not amend the certificate of incorporation of

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the surviving corporation which is required by the provisions of the NJBCA to be approved by the shareholders; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; (iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable on conversion of other securities or on exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 40% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

         COLORADO. The CBCA generally requires the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote to approve a merger or share exchange. In certain circumstances, the holders of outstanding shares of a class of capital stock of a Colorado corporation are entitled to vote as a separate voting group, without regard to whether the articles of incorporation provide that such shares of capital stock are entitled to vote. However, no vote of shareholders of a Colorado corporation is required to approve a merger if (i) that corporation is the surviving corporation of the merger, (ii) the articles of incorporation of the surviving corporation, with certain exceptions, will not differ from its articles of incorporation before the merger, (iii) each shareholder of the surviving corporation whose shares are outstanding immediately before the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger, and (iv) the number of shares of the corporation to be issued in the merger does not exceed 20% of the voting stock of that corporation outstanding immediately before the merger.

     Stockholders Consent without a Meeting

         NEW JERSEY. Action requiring the vote of stockholders may be taken without a meeting, by the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voting, except that written consent for the annual election of directors must be unanimous.

         COLORADO. The CBCA permits written actions by shareholders, but requires that a written consent be signed by all of the shareholders entitled to vote thereon.

     Dissenters' Rights

         NEW JERSEY. Under the NJBCA, dissenting shareholders who comply with certain procedures are entitled to appraisal rights in connection with the merger, consolidation or sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business, unless the certificate of incorporation otherwise provides, except that

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




such rights are not provided when (i) the shares are listed on a national securities exchange or held of record by not less than 1,000 holders (or shareholders receive in such transaction cash and/or securities which are listed on a national securities exchange or held of record by not less than 1,000 shareholders) or (ii) no vote of the corporation's shareholders is required for the proposed transactions.

         COLORADO. Under the CBCA, any shareholder of a Colorado corporation is entitled to receive payment of the fair value of such shareholder's shares of capital stock if such shareholder properly dissents from (i) any merger, share exchange or consummation of a sale or exchange of all or substantially all of the assets of the corporation not made in the regular course of business for which a vote of such shareholder is required, (ii) any corporate action that results in an amendment of the articles of incorporation, which materially and adversely affects rights with respect to a dissenter's shares because it alters or abolishes a preferential right of the shares, creates, alters or abolishes a right in respect of redemption, excludes or limits the right of the shares to be voted on any matter or to cumulate votes, or reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash, or (iii) any other corporate action taken pursuant to a shareholder vote to the extent the bylaws or resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and to obtain payment for their shares.

     Dividends

         NEW JERSEY. The NJBCA prohibits a corporation from making any distribution to its shareholders if, after giving effect to such distribution, the corporation would be unable to pay its debts as they became due in the usual course of business or the corporation's total assets would be less than its total liabilities.

         COLORADO. Distributions to shareholders of a Colorado corporation may not be made if any such distribution would render the corporation unable to meet its liabilities in the ordinary course of business or, if as a result of such distribution, the excess of the corporation's assets over its liabilities would be less than the liquidation preference of all shares having a preference on liquidation over the class or series to which the distribution is made.

     Quorum of Directors

         NEW JERSEY. Unless a greater number is required for a quorum by the article of incorporation or bylaws (but in no event less than one-third of the votes of the entire board or committee), a majority of the directors than in office shall constitute a quorum.

         COLORADO. A majority, or all of the directors if there be fewer than three, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

182435-1
                                      106

     Inspection of Books and Records

         NEW JERSEY. The NJBCA grants the right to inspect a corporation's minutes of shareholder proceedings and its record of shareholders only for any proper purpose and only (i) to shareholders of record for at least six months preceding the demand, (ii) to holders of at least 5% of the outstanding shares of any class or series of the corporation's stock or (iii) to shareholders upon receipt of court order.

         COLORADO. Colorado law allows any shareholder who has been a record holder for at least three months, or who holds at least five percent of all outstanding shares, to inspect and copy the shareholders' list, minute books, and accounting records for any proper purpose, and generally permits all shareholders to inspect the corporation's charter documents, minutes of shareholders' meetings and certain other lists, reports and financial records. The CBCA also provides that a court may order the production of corporate records for examination irrespective of the number of such shareholder's shares or the period of time for which they have been held.

    Special Meetings of Stockholders

         NEW JERSEY. Special Meetings may be called by the President, the Chairman of the Board of Directors, a majority of the directors, stockholders of not less than 10% of the shares entitled to vote at the meeting (unless the articles of incorporation or bylaws provide for a smaller percentage) or such other officers or persons as may be provided in the articles of incorporation or bylaws. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after its last annual meeting, the Superior Court may, upon the application of any shareholder, summarily order the meeting.

         COLORADO. The CBCA, provides that special meetings of the shareholders may be called by the board of directors, a person authorized in the bylaws to call special meetings or a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote.

    Amendments to Charter

         NEW JERSEY. Amendments to the articles of incorporation must be approved by the Board of Directors adopted and approved by the affirmative vote of holders of a majority of all shares entitled to vote thereon and in addition, if any class or series of shares is entitled to vote thereon, a majority of the votes cast in each class vote; except that if the articles of incorporation require the vote of a greater proportion of all or any class of the stockholders than is required by New Jersey law to effect such amendment, such provision shall control and may not be amended, altered or repealed except by such greater vote.

         COLORADO. Under the CBCA, the holders of shares representing at least 10% of the votes entitled to be cast on the amendment may propose an amendment to the articles of incorporation.

182435-1
                                      107

Colorado law, generally requires that the amendment be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights.

     Anti-Takeover Statutes

         NEW JERSEY. Section 14A:10A-4 of the NJBCA provides, among other things, that no resident domestic corporation may engage in any business combination with any "interested stockholder" of such corporation (defined as a holder of 10% or more of stock) for a period of five years unless that business combination is approved by the Board of Directors prior to the date on which the interested stockholder made its stock acquisition. In addition to the restrictions stated in the preceding sentence, no such corporation may engage in a business combination with an interested stockholder other than one in which (1) the board of directors has approved such business combination prior to such interested stockholder's stock acquisition date; (2) such business combination is approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by that interested stockholder at a meeting called for such purpose; or (3) the aggregate amount of cash and the market value, as of the consummation date, of consideration to be received per share by holders of outstanding shares of common stock in the business combination is at least equal to a certain "fair price" as determined by various criteria set forth in the statute, subject to certain provisions.

         Section 49:5 of the NJBCA provides, among other things, that, in certain limited circumstances, a person making an offer to purchase in excess of 10% (or such amount which, when aggregated with such person's present holdings, exceeds 10%) of any class of equity securities of any corporation or other issuer of securities which is organized under the laws of New Jersey must, 20 days before the offer is made, file a disclosure statement with the target company and the Bureau of Securities in the Division of Consumer Affairs in the Department of Law and Public Safety of the State of New Jersey (the "Bureau"). Such takeover bid may not proceed until after receipt of the Bureau's permission, which shall be granted unless the Bureau, after public hearing, finds that (i) the financial condition of the offeror is such as to jeopardize the financial stability of the target company, or prejudice the interests of any employees or securityholders who are unaffiliated with the offeror, (ii) the terms of the offer are unfair or inequitable to the securityholders of the target company, (iii) the plans and proposals which the offeror has to make any material change in the target company's business or corporate structure or management, are not in the interest of the target company's remaining securityholders or employees, (iv) the competence, experience and integrity of those persons who would control the operation of the target company are such that it would not be in the interest of the target company's remaining securityholders or employees to permit the takeover or (v) the terms of the takeover bid do not comply with the provisions of Section 49:5 of the NJBCA.

         COLORADO.  Colorado has no comparable provision.



182435-1
                                      108

                                 OTHER MATTERS

REGULATORY APPROVALS REQUIRED

         The Merger may be rescinded in the absence of Acquisition's obtaining Certification from ED for participation in Title IV Programs. See "THE MERGER AGREEMENT - Conditions to Consummation of the Merger" and "Whitman's Right of Rescission." There can be no assurance that such Certification will be obtained.

                             STOCKHOLDER PROPOSALS


         Whitman's next annual meeting will be its 1996 Annual Meeting. Whitman Shareholders proposals must be received by Whitman no later than July 1, 1996 to be considered for inclusion in the Proxy Statement and form of proxy for the 1996 Annual Meeting of Shareholders. Whitman will provide timely advance notice to shareholders of any change in that date.


                                    EXPERTS

         The Consolidated Financial Statements of Whitman and subsidiaries at March 31, 1995 and 1994 and for each of the three years in the period ended March 31, 1995, appearing in this Proxy Statement-Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

         The Consolidated Financial Statements of MDJB and subsidiaries at December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, appearing in this Proxy Statement-Prospectus, have been audited by Stockman Kast Ryan & Scruggs, P.C. independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                                LEGAL MATTERS

         The validity of the shares of Whitman Stock offered hereby will be passed upon for Whitman by Robinson, St John & Wayne. Certain legal matters relating to the Merger will be passed upon for Whitman by Robinson, St. John & Wayne. Certain legal matters relating to the Merger will be passed upon for MDJB by Norman A. Palermo, P.C.

                    OTHER BUSINESS AT THE SPECIAL MEETINGS

         Neither Whitman Board or MDJB Board is aware of any other business to be presented at the respective Special Meetings other than the matters described in this Proxy Statement-Prospectus. If any other matter should properly come before the Special Meetings, the persons named as proxies on the accompanying proxy card will have the discretionary authority to vote the shares of MDJB

182435-1
                                      109

Stock and Whitman Stock at the MDJB Special Meeting and the Whitman Special Meeting, respectively, represented by proxy in accordance with the discretion and judgment of the person or persons voting the proxies as to the best interests of their respective companies and stockholders.

         The cost of the solicitation of proxies will be borne by the respective companies. In addition to solicitation by mail, directors, officers and regular employees of Whitman and MDJB may solicit proxies personally or by telegraph or telephone but will not be entitled to receive additional compensation for such services.



182435-1
                                      110

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                             WHITMAN MEDICAL CORP.


                                                                                                               Page
                                                                                                               ----
Report of Independent Auditors.................................................................................. F-2

Consolidated Balance Sheets at March 31, 1994 and 1995.......................................................... F-3

Consolidated Statements of Operations for the years  ended March 31, 1993, 1994 and 1995....................................................................................................... F-4

Consolidated Statements of Stockholders' Equity for the years ended
 March 31, 1993, 1994 and 1995.................................................................................. F-5

Consolidated Statements of Cash Flows for the years ended March 31, 1993,
 1994 and 1995.................................................................................................. F-6

Notes to the Consolidated Financial Statements.................................................................. F-7

Unaudited Consolidated Balance Sheet at September 30, 1995...................................................... F-18

Unaudited Consolidated Statements of Operations for the six months ended September 30, 1994 and 1995.......... F-20

Unaudited Consolidated Statements of Cash Flows for the six months ended September 30, 1994 and 1995.......... F-21

                                M.D.J.B., INC.

       (INFORMATION AT AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994 IS UNAUDITED)


Report of Independent Auditors.................................................................................. F-24

Consolidated Balance Sheets at December 31, 1993 and 1994 and September 30, 1995................................ F-25

Consolidated Statements of Income for the years ended December 31, 1992,
 1993 and 1994 and nine months ended September 30, 1994 and 1995................................................ F-26

Consolidated Statements of Stockholders' Equity for the years ended
 December 31, 1992, 1993 and 1994 and the nine months ended September 30, 1995.................................. F-27

Consolidated Statements of Cash Flows for the years ended December 31, 1992,
 1993 and 1994 and the nine months ended September 30, 1994 and 1995............................................ F-28

Notes to the Consolidated Financial Statements.................................................................. F-29


                                        F-1


182435-1

                         Report of Independent Auditors


The Board of Directors
Whitman Medical Corp.

We have audited the accompanying consolidated balance sheets of Whitman Medical Corp. and subsidiaries as of March 31, 1994 and 1995 and the related consolidated statements of operations, changes in stockholders'equity and cash flows for each of the three years in the period ended March 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Whitman Medical Corp. and subsidiaries at March 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended March 31, 1995, in conformity with generally accepted accounting principles.




                                                            ERNST & YOUNG LLP


MetroPark, New Jersey
May 5, 1995, except for Note 16, as to
which the date is June 15, 1995.


                                      F-2






                         Whitman Medical Corp. and Subsidiaries

                               Consolidated Balance Sheets


                                                                                                  MARCH 31
                                                                                           1994            1995*
                                                                                       ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents .......................................................   $  1,369,462    $  1,658,104
   Restricted cash .................................................................                        312,000
   Accounts receivable, less allowance for doubtful accounts of $138,582
    in 1994 and $1,000,864 in 1995 .................................................      5,399,170      14,216,126
   Inventories .....................................................................                        290,450
   Other current assets ............................................................        114,582         520,044
                                                                                       ------------    ------------
Total current assets ...............................................................      6,883,214      16,996,724

Equipment and leasehold improvements, net ..........................................        991,201       3,678,239
Marketable securities--related party ...............................................        750,000         750,000
Deferred costs, net of accumulated amortization of  $388,099 in 1994 and
 $553,434 in 1995 ..................................................................        317,248         624,205
Deposits and other assets, net of amortization of $42,687 in 1994 and
 $58,998 in 1995 ...................................................................        207,264         449,872
Goodwill, net of accumulated amortization of $87,971 in 1994 and
 $113,762 in 1995 ..................................................................         75,672       2,572,979
Restricted cash - escrow ...........................................................                      2,400,000
                                                                                       ------------    ------------
                                                                                       $  9,224,599    $ 27,472,019
                                                                                       ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ................................................................   $    117,833    $    829,959
   Accrued expenses ................................................................        165,149         764,881
   Income taxes payable ............................................................         53,163
   Current portion of capitalized lease obligations ................................        152,615         391,496
   Deferred tuition revenue ........................................................      3,348,829       9,910,213
                                                                                       ------------    ------------
Total current liabilities ..........................................................      3,837,589      11,896,549

Capitalized lease obligations ......................................................        484,077       1,620,453
Long-term bank notes ...............................................................                      7,623,621

Commitments and contingencies

Stockholders' equity:
   Common stock, no par value, authorized 50,000,000 shares, issued and outstanding, excluding shares held in escrow, 3,351,036 shares in
    1994 and 3,854,748 shares in 1995 ..............................................      5,505,936       7,008,878
   Additional paid-in capital ......................................................                        280,500
   Retained earnings (deficit) .....................................................         29,997        (324,982)
   Treasury stock, 58,374 shares in 1994 and 1995 ..................................       (430,500)       (430,500)
   Net unrealized loss on noncurrent marketable securities .........................       (202,500)       (202,500)
                                                                                       ------------    ------------
Total stockholders' equity .........................................................      4,902,933       6,331,396
                                                                                       ------------    ------------
                                                                                       $  9,224,599    $ 27,472,019
                                                                                       ============    ============

*  As restated--See Note 1

See accompanying notes.


                                      F-3








                           Whitman Medical Corp. and Subsidiaries

                           Consolidated Statements of Operations

                                                                             YEARS ENDED MARCH 31
                                                                   1993            1994            1995
                                                               ------------    ------------    ------------
REVENUES
Tuition ....................................................   $  4,268,406    $  6,158,203    $ 10,954,572
Other educational materials ................................                                        634,623
Other ......................................................                                        170,063
                                                               ------------    ------------    ------------
Total revenues .............................................      4,268,406       6,158,203      11,759,258

COSTS AND EXPENSES
Cost of educational services ...............................      2,557,344       3,415,312       6,179,696
General and administrative expense .........................      1,755,510       2,356,188       4,868,044
Bad debt expense ...........................................         74,624          70,863         831,382
                                                               ------------    ------------    ------------
Total costs and expenses ...................................      4,387,478       5,842,363      11,879,122
                                                               ------------    ------------    ------------

(Loss) income from operations ..............................       (119,072)        315,840        (119,864)

Interest income ............................................         75,419          57,742          58,075
Interest expense ...........................................        (49,923)        (79,627)       (326,125)
                                                               ------------    ------------    ------------
(Loss) income from continuing operations before income
 tax (benefit) provision ...................................        (93,576)        293,955        (387,914)

Income tax (benefit) provision .............................         21,742          80,394         (32,935)
                                                               ------------    ------------    ------------
(Loss) income from continuing operations ...................       (115,318)        213,561        (354,979)

Discontinued operations:
  Loss from operations of subsidiary, net of tax benefit
   of $15,321 ..............................................        (42,224)
  Loss on disposal of subsidiary, net of tax
   benefit of $39,767 ......................................       (122,721)
                                                               ------------
Total loss from discontinued operations ....................       (164,945)
                                                               ------------    ------------    ------------
Net (loss) income ..........................................   $   (280,263)   $    213,561    $   (354,979)
                                                               ============    ============    ============
(Loss) income per share of common stock:
   Continuing operations ...................................   $       (.03)   $        .06    $       (.10)
   Discontinued operations .................................           (.05)
                                                               ------------    ------------    ------------
Net (loss) income ..........................................   $       (.08)   $        .06    $       (.10)
                                                               ============    ============    ============
Average number of common and common equivalent shares
 outstanding, excluding common shares held in escrow .......      3,534,434       3,645,886       3,599,993
                                                               ============    ============    ============

See accompanying notes.

                                      F-4






                                    Whitman Medical Corp. and Subsidiaries

                              Consolidated Statements of Changes in Stockholders' Equity

                                   Years ended March 31, 1993, 1994 and 1995



                                                                                                                 Net
                                                                                                              Unrealized
                                                                                                                (Loss)
                                                                                                               Gain on
                                            Common                      Additional     Retained               Noncurrent
                                            Shares        Common          Paid-In      Earnings    Treasury   Marketable
                                           Outstanding    Stock          Capital     (Deficit)     Stock      Securities  Total
                                           -----------  -----------   -----------    ---------   ----------   ---------- --------
Balance at April 1, 1992 ...............   1,143,710    $ 1,810,007                  $ 96,699    $      --    $      -- $1,906,706
   Shares issued in private placement ..   2,000,000      2,984,402                                                      2,984,402
   Shares issued for exercise of
    stock options                            164,000        451,540                                                        451,540
   Shares received for payment of 150,000
    stock options exercised ............     (58,374)                                            (430,500)                (430,500)
   Net unrealized loss on noncurrent
    marketable securities ..............                                                                      (228,750)   (228,750)
   Net loss ............................                                             (280,263)                            (280,263)
                                           -----------  -----------   -----------   ---------   ----------   ---------- ----------
Balance at March 31, 1993 ..............   3,249,336      5,245,949                  (183,564)   (430,500)    (228,750)  4,403,135
   Shares issued for exercise of
    stock options.......................     101,700        259,987                                                        259,987
   Net unrealized gain on noncurrent                                                                            26,250
    marketable securities ..............                                                                                    26,250
   Net income ..........................                                              213,561                              213,561
                                           -----------  -----------   -----------   ---------   ----------   ---------- ----------
Balance at March 31, 1994 ..............    3,351,036     5,505,936                    29,997    (430,500)    (202,500)  4,902,933
   Shares issued for exercise of stock
    options and warrants ...............      405,480     1,002,942                                                      1,002,942
   Shares issued in acquisition ........       98,232       500,000                                                        500,000
   Value of warrants issued for loan
    guarantee ..........................                               $280,500                                            280,500
   Net loss ............................                                            (354,979)                             (354,979)
                                           -----------  -----------   -----------   ---------   ----------   ---------- ----------
Balance at March 31, 1995* ............     3,854,748   $ 7,008,878    $280,500    $(324,982)   $(430,500)   $(202,500) $6,331,396
                                           ===========  ===========   ===========   =========   ==========   ========== ==========

*  As restated--See Note 1



See accompanying notes.


                                      F-5







                           Whitman Medical Corp. and Subsidiaries

                           Consolidated Statements of Cash Flows

                                                                             YEARS ENDED MARCH 31
                                                                   1993            1994          1995
                                                               ------------    ------------  ------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income ..........................................   $  (280,263)   $   213,561    $  (354,979)
Adjustments to reconcile net (loss) income to net cash
 used in operating activities:
   Depreciation and amortization ...........................       201,913        323,196        616,104
   Bad debt expense ........................................        74,624         70,863        831,382
   Loss on sale of equipment and write-off of patents
    from disposal of discontinued operations ...............        10,138          3,307          9,338
   Changes in operating assets and liabilities,
    net of effects from purchase of Sanford-Brown College:
     Restricted cash .......................................                                    (312,000)
     Accounts receivable ...................................    (1,034,372)    (1,839,745)    (6,122,288)
     Inventories ...........................................       142,067                      (197,390)
     Other current assets ..................................       (94,249)         5,291       (190,269)
     Deferred costs ........................................      (262,326)      (136,935)      (191,792)
     Deposits and other assets .............................        (8,945)       (16,554)       (94,239)
     Accounts payable ......................................        56,367          3,305        108,127
     Accrued expenses ......................................        78,452        (25,549)        22,537
     Income taxes payable ..................................         5,111         42,554        (53,163)
     Deferred tuition revenue ..............................       904,105        650,209      3,122,639
                                                               ------------    ------------    ------------
Net cash used in operating activities ......................      (207,378)      (706,497)    (2,805,993)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of Sanford-Brown College .......................                                  (2,590,110)
Payments into escrow for acquisition of Sanford-Brown College                                 (2,400,000)
Purchase of equipment and leasehold improvements ...........      (173,717)       (71,016)      (438,481)
Proceeds from sale of equipment ............................        60,476          4,200         37,300
                                                               ------------    ------------    ------------
Net cash used in investing activities ......................      (113,241)       (66,816)    (5,391,291)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term bank loan ..........................                                   6,000,000
Proceeds from revolving line of credit and long-term
 borrowings ................................................       200,000        250,000      2,428,621
Principal payment on revolving line of credit and
 long-term borrowings ......................................      (180,000)      (270,000)      (805,000)
Principal payments of capitalized lease obligations ........      (128,157)      (143,205)      (140,637)
Proceeds from exercise of options and warrants .............        21,040        259,987      1,002,942
Proceeds from sale of common stock - private placement .....     2,100,000
                                                               ------------    ------------    ------------
Net cash provided by financing activities ..................     2,012,883         96,782      8,485,926
                                                               ------------    ------------    ------------

Increase (decrease) in cash and cash equivalents ...........     1,692,264       (676,531)       288,642
Cash and cash equivalents at beginning of year .............       353,729      2,045,993      1,369,462
                                                               ------------    ------------    ------------
Cash and cash equivalents at end of year ...................   $ 2,045,993    $ 1,369,462    $ 1,658,104
                                                               ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid ..............................................   $    49,923    $    76,627    $   277,000
                                                               ============    ============    ============
Income taxes paid ..........................................   $    46,188    $    14,422    $    89,738
                                                               ============    ============    ============
Stock issued in connection with acquisition ................                                 $   500,000
                                                               ============    ============    ============

See accompanying notes.

                                      F-6







                        Whitman Medical Corp. and Subsidiaries

                      Notes to Consolidated Financial Statements

                             March 31, 1993, 1994 and 1995


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

The Company's primary business is the operation of proprietary schools devoted to career program training primarily in the business and medical fields. The Company's revenues are received from students who attend the Company's schools. The majority of these students participate in one or more federal financial aid programs. The Company also maintains patents for some medical devices and licenses one product for use in the health care field.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Whitman Medical Corp. and its subsidiaries, all of which are wholly-owned. All significant intercompany transactions have been eliminated. On November 19, 1992 the Company increased the number of common shares authorized from 4,000,000 to 50,000,000.


RESTATEMENT

The 1995 Consolidated Balance Sheet and Consolidated Statement of Changes in Stockholders' Equity have been restated to reflect $105,500 of additional deferred interest expense associated with the warrants issued in connection with the guarantee of debt. See Note 9.


CASH AND CASH EQUIVALENTS

The Company's policy is to invest cash in excess of operating requirements in income producing investments. The Company considers all investments with a maturity of three months or less as of the date of purchase as cash equivalents.

RESTRICTED CASH

Cash invested in U.S. government securities is restricted for payment of student refunds, as required by the United States Department of Education
(USDE). While the funds are immediately available for refunds, they are currently invested. Such cash is restricted for refunds at March 31, 1995 as follows:

Sanford Brown College ..........................   $287,000
Ultrasound Diagnostic Schools ..................     25,000
                                                   --------
                                                   $312,000
                                                   ========


REVENUES, RECEIVABLES AND DEFERRED TUITION REVENUE

Upon enrollment, the Company bills the student for the full contract amount of the course resulting in the recording of an accounts receivable and a corresponding deferred tuition revenue liability. The deferred tuition revenue liability is reduced and recognized into income on a straight-line basis over the term of the course being attended by the student.


                                      F-7






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment, furniture and fixtures and automobiles are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs which do not add to the value of the related assets or materially extend their original lives are expensed as incurred.

Depreciation of equipment, furniture and fixtures and automobiles is computed principally by the straight-line method over the estimated useful lives of the assets ranging from 1 to 10 years. Leasehold improvements are amortized over the term of the related leases, which approximates the estimated useful lives.


DEFERRED COSTS

Deferred costs consist primarily of costs associated with the opening of new school locations, the expansion of facilities to accommodate new programs and the development of new curriculum at existing locations. Such costs are amortized on a straight-line basis over thirty-six months.




GOODWILL

The Company amortizes the goodwill associated with acquisitions using the straight-line method, principally over a forty-year period. The realizability of goodwill and other intangibles is evaluated periodically as events or circumstances indicate a possible inability to recover their carrying amount. Such evaluation is based on various analyses, including cash flow and profitability projections that incorporate, as applicable, the impact on existing Company businesses. The analyses necessarily involve significant management judgment to evaluate the capacity of an acquired business to perform within projections.


(LOSS) INCOME PER SHARE

(Loss) income per common share are computed by dividing net (loss) income by the weighted average number of common shares, as well as common share equivalents, outstanding during the period assuming exercise of all stock options and warrants to the extent dilutive using the treasury stock method.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year's presentation.


                                      F-8






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVENTORY

Inventory consists primarily of books, uniforms and supplies and is valued at the lower of cost or market using the FIFO (first-in , first-out) method.

2.  ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

                                                                MARCH 31
                                                          1994            1995
                                                     ------------    ------------
   Student receivables ...........................   $  5,537,752    $ 15,216,990
   Less allowance for doubtful accounts ..........       (138,582)     (1,000,864)
                                                      ------------    ------------
                                                      $  5,399,170    $ 14,216,126
                                                      ============    ============

                                                                   1993            1994            1995
                                                               ------------    ------------    ------------
Allowance for doubtful accounts:
   Balance at beginning of year ............................   $     50,377    $    104,763    $    138,582
   Acquisition of Sanford-Brown College ....................                                        943,999
   Charged to expense ......................................         74,624          70,863         831,382
   Accounts charged off during the year ....................        (20,238)        (37,044)       (913,099)
                                                               ------------    ------------    ------------
                                                               $    104,763    $    138,582    $  1,000,864
                                                               ============    ============    ============

3.  EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

                                                               MARCH 31
                                                         1994            1995
                                                     ------------    ------------
   Furniture and fixtures ........................   $    280,501    $  1,035,865
   Equipment .....................................      1,273,183       2,734,680
   Automobiles ...................................        148,936         124,689
   Leasehold improvements ........................        145,562         988,885
   Other .........................................                         25,512
                                                     ------------    ------------
                                                        1,848,182       4,909,631
   Less accumulated depreciation and amortization        (856,981)     (1,231,392)
                                                     ------------    ------------
                                                     $    991,201    $  3,678,239
                                                     ============    ============


                                      F-9





                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)

4.  MARKETABLE SECURITIES

The Company's marketable equity securities, which are considered available-for-sale, have been classified as non-current as it is Company's intention to hold such security for a foreseeable future. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity.

Marketable securities consist of the following at both March 31, 1994 and 1995:

                                                                                                 UNREALIZED
                                                                   COST           MARKET            LOSS
                                                               ------------    ------------    ------------
Noncurrent portfolio:
   IVAX Common Stock, 30,000 shares,
    $.10 par value .........................................   $ 952,500         $ 750,000     $ (202,500)


A director and shareholder of the Company is also Chairman and Chief Executive Officer of IVAX Corporation.


5.  INCOME TAXES

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement became effective for the fiscal year ended March 31, 1994 and did not have a material impact on the Company's financial statements.

The components of the income tax provision (benefit) are as follows:

                                                                       FISCAL YEAR ENDED MARCH 31
                                                                   1993            1994            1995
                                                               ------------    ------------    -----------
Current:
   Federal .................................................                   $  46,776        $ (51,680)
   State and local .........................................   $  21,742          33,618           18,745
                                                               ------------    ------------    -----------
Total ......................................................   $  21,742       $  80,394        $ (32,935)
                                                               ============    ============    ===========

                                      F-10







                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


5.  INCOME TAXES (CONTINUED)

The differences between the statutory income tax rate and the effective tax rate for continuing operations are summarized below:

                                                                         FISCAL YEAR ENDED MARCH 31
                                                              1993            1994            1995
                                                          ------------    ------------    ------------
Statutory tax rate .....................................       (34.0)%         34.0%           (34.0)%
State income taxes, net ................................       (23.2)          11.4              6.9
Utilization of tax credits and operating losses ........        34.0          (13.2)
Valuation allowance ....................................                        1.5             20.7
Other, net .............................................                       (6.4)            (2.1)
                                                          ------------    ------------    ------------
Effective tax rate .....................................       (23.2)%         27.3%            (8.5)%
                                                          ============    ============    ============

Deferred tax assets of approximately $50,000 and $129,000 at March 31, 1994 and 1995, respectively, have been offset by a valuation allowance of the same amount and consists of the following:


                                                             MARCH 31
                                                       1994            1995
                                                  ------------    ------------
Accounts receivable reserves ..................   $  50,000        $  20,000
Prepaid expenses ..............................                      (18,000)
Other (net) ...................................                        8,000
Net operating loss carryforwards ..............                       85,000
Tax credit carryforwards ......................                       34,000
                                                  ------------    ------------
Deferred tax asset ............................      50,000          129,000
Less valuation allowance ......................     (50,000)        (129,000)
                                                  ------------    ------------
                                                  $      --       $       --
                                                  ============    ============

At March 31, 1995 the Company has available net operating loss carryforwards of $250,000, expiring in the year 2010.


                                      F-11







                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


6.  DEBT

Long-term debt consists of the following at March 31, 1995:

Term note due April 16, 1996 (with interest at prime less 1/2%,
 8.5% at March 31, 1995)..........................................   $6,000,000

$2.5 million revolving credit facility expiring April 16, 1996
 (with interest at prime less 1/2%, 8.5% at March 31, 1995) ......    1,623,621
                                                                     ----------
                                                                     $7,623,621
                                                                     ==========

The Company also has a $500,000 unsecured revolving line of credit which expires on August 31, 1996. Under the terms of this facility, the Company may borrow funds at 1.5% above the bank's floating prime rate. The average amount outstanding during 1994 and 1995 was $70,000 and $261,000 at an average interest rate of 7.5% and 10.11%, respectively. The maximum month end borrowing outstanding in 1994 and 1995 was $150,000 and $375,000, respectively. There were no borrowings outstanding under this agreement at March 31, 1994 and 1995.

7.  CAPITALIZED LEASE OBLIGATIONS

The Company leases equipment under several lease agreements which are accounted for as capitalized leases. The assets and liabilities under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the asset. The assets are amortized over the related lease term.

During 1995, the Company entered into leases totaling approximately $1,500,000 in connection with the purchases of equipment and automobiles.

The following is a summary of assets held under capital leases which are included in equipment and leasehold improvements:


                                                             MARCH 31
                                                       1994            1995
                                                  ------------    ------------
Equipment ..................................      $932,335        $2,444,743
Automobiles.................................       142,169           124,689
Less accumulated amortization ..............      (363,558)         (584,137)
                                                  ------------    ------------
                                                  $710,946        $1,985,295
                                                  ============    ============

                                      F-12






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


7.  CAPITALIZED LEASE OBLIGATIONS (CONTINUED)

Amortization of leased assets is included in depreciation and amortization expense.

Future minimum lease payments under capital leases as of March 31, 1995 are as follows:


Years ended March 31:
  1996 ...................................... $  588,136
  1997 ......................................    593,550
  1998 ......................................    524,473
  1999 ......................................    417,679
  2000 ......................................    378,028
  Thereafter ................................     30,575
                                              ----------
Total minimum lease payments ................  2,532,441
Less amount representing interest ...........   (520,492)
                                              ----------
                                              $2,011,949
                                              ==========


8.  PROPOSED BUSINESS ACQUISITIONS

The Company incurred professional fees and expenses of $155,000 and $77,000 in fiscal 1994 and 1993, respectively, for proposed business acquisitions. The fees incurred were expensed in the period it was determined the proposed acquisition would not be consummated.

9.  STOCK OPTION PLANS AND WARRANTS

The Company has adopted stock option plans under which employees, directors and consultants of the Company may be issued options covering up to 1,712,000 shares of the common stock. Options are granted at the fair market value of the stock at the date of the grant. A summary of stock option activity related to the Company's stock option plans is as follows:


                                                  AVERAGE         NUMBER
                                                   PRICE        OF SHARES
                                               ------------    ------------

Outstanding April 1, 1992 ...................     $ 2.97          384,200
   Granted...................................       4.89          354,500
   Exercised.................................       2.75         (164,000)
   Cancelled ................................       4.38           (2,000)
                                               ------------    ------------
Outstanding March 31, 1993 ..................       4.21          572,700
   Granted...................................      10.84           87,500
   Exercised ................................       2.56         (101,700)
   Cancelled ................................       3.00           (3,500)
                                               ------------    ------------
Outstanding March 31, 1994 ..................       5.56          555,000
   Granted ..................................       4.68          377,050
   Exercised ................................       4.74          (20,000)
   Cancelled ................................       4.91          (33,750)
                                               ------------    ------------
Outstanding March 31, 1995 ..................       5.23          878,300
                                               ============    ============
Exercisable March 31, 1995 ..................     $ 5.36          525,000
                                               ============    ============


                                      F-13






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


9.  STOCK OPTION PLANS AND WARRANTS (CONTINUED)

In connection with the 1993 private placement, a stock purchase warrant was issued to a company beneficially owned by a stockholder of the Company to purchase 75,000 shares of the Company's common stock at an exercise price of $4.00 a share. In fiscal 1994, this stock purchase warrant, plus warrants for 160,480 shares held by another company beneficially owned by this stockholder, were acquired by a partnership beneficially owned by the Chairman of the Board.


In connection with the term loan and revolving credit facility, a company beneficially owned by the Chairman of the Board provided a guarantee of the debt in exchange for warrants to purchase 575,000 shares of common stock at $6.25 per share, the fair value of the common stock at the date of issuance. $280,500 of deferred interest expense has been recorded at March 31, 1995 representing the estimated value of the warrants, including the impact of the discounted exercise price as described below, which is being recognized as interest expense over the loan guarantee period of 16 months.

At the Company's request, the stock purchase warrants to purchase 75,000 shares issued in 1993 and 160,480 shares issued in 1994, and the warrants to purchase 150,000 shares (included in 575,000 mentioned above) were exercised during fiscal 1995 at agreed upon discounted prices. The stock purchase warrant to purchase 75,000 shares, with an original exercise price of $4.00 per share and an expiration date of April 1997, was exercised at a discounted price of $3.12 per share. The stock purchase warrant to purchase 160,480 shares, with an original exercise price of $1.56 per share and an expiration date of July 1999, was exercised at a discounted price of $.93 per share. The warrants to purchase 150,000 shares, with an original exercise price of $6.25 per share and an expiration date of January 2000, were exercised at a discounted price of $3.51 per share.


Common stock reserved for issuance under the stock option plans and outstanding warrants aggregate 1,830,300 shares.

10.  LEASE COMMITMENTS

Future minimum annual rental commitments under noncancellable operating leases as of March 31, 1995 are as follows:

1996..........................  $  2,070,388
1997..........................     1,994,434
1998..........................     1,901,711
1999..........................     1,748,147
2000..........................     1,557,866
Thereafter....................     1,761,170
                                ------------
Total minimum lease payments..  $ 11,033,716
                                ============

Rent expense during fiscal 1993, 1994 and 1995 was $447,842, $688,887 and $1,108,306, respectively.


                                      F-14






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


11.  DISCONTINUED OPERATIONS

In fiscal 1993, the Company discontinued operations of its manufacturing subsidiary and the Company sold and/or disposed of all of the subsidiary's assets. The loss from the discontinued operations amounted to $164,945, net of a federal income tax benefit of $55,088. The Company plans to dispose of its remaining patents and medical device products.

12.  RELATED PARTY TRANSACTIONS

The Company purchased various advertising services from a marketing and advertising agency owned by a former director of the Company totaling $102,000 during the fiscal year ended March 31, 1993. No such purchases were made during the fiscal years ended March 31, 1994 and 1995.

The Company paid rent to a partnership in which an officer and director of the Company and an outside consultant (and former director) of the Company maintain an interest. These rents totaled $39,000, $47,000 and $61,000 during the fiscal years ended March 31, 1993, 1994 and 1995, respectively.

The Company paid rent to a partnership containing one general partner who is a consultant (and former director) of the Company. These rents totaled $33,000, $39,000, and $35,000 during the fiscal years ended March 31, 1993, 1994 and 1995, respectively.

The Company paid for accounting services provided by an outside accounting corporation owned partially by a consultant (and former director) of the Company. These services totaled $78,000, $53,000, and $48,000 during the fiscal years ended March 31, 1993, 1994 and 1995, respectively.

During the fiscal year ended March 31, 1995, the Company purchased $290,000 in medical supplies and equipment from a medical supply distributor owned by the wife of an officer and director of the Company. No such purchases were made during the fiscal years ended March 31, 1993 and 1994.

The Seller of Sanford-Brown College (SBC) is the beneficial owner of three buildings occupied by SBC under lease agreements. In fiscal 1995, the Company's SBC subsidiary paid the Seller rent totaling $119,000.


                                     F-15






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


12.  RELATED PARTY TRANSACTIONS (CONTINUED)

In April 1995, the Company entered into an agreement with another company 40% owned by the Company's president. In addition to paying a fee for services, the Company agreed to purchase textbooks and materials totaling $160,000 over a two-year period. These textbooks and materials will be resold to the Company's students.

13.  ACQUISITION

On December 21, 1994, the Company completed the purchase of Sanford-Brown College, a privately held proprietary business and allied healthcare college. Sanford-Brown was acquired for $3.5 million in cash and $500,000 (98,232 shares) in common stock and contingent consideration of $2.4 million in cash and 510,806 shares of common stock held in escrow at March 31, 1995.


The balance of $2,400,000 and 510,806 shares of Whitman common stock currently held in escrow pursuant to Whitman's acquisition of Sanford Brown College will be disbursed, in whole or in part, to Whitman or the Seller based principally upon the Cohort Default Rates for each of the Missouri and Granite City, Illinois locations of SBC. The Cohort Default Rate is the rate at which the student borrowers entering repayment in one federal fiscal year default on repayment of student loans obtained under any Federal Family Education Loan Programs before the end of the following fiscal year. Specifically, the entire $2,400,000 and 255,403 shares of the Whitman common stock retained in escrow will be released to the Seller or Whitman based upon the Cohort Default Rate for the SBC Missouri locations for each of fiscal year 1992, 1993 and 1994 (the "Missouri Escrow Allocation"). The remaining 255,403 shares of Whitman common stock held in escrow have been allocated to the SBC Granite City, Illinois location and will be released based upon such location's compliance with permitted Cohort Default Rates and other financial requirements (the "Granite City Escrow Allocation").

With respect to the Missouri Escrow Allocation, if the Cohort Default Rate for SBC Missouri in 1992, 1993 or 1994 is less than 25%, the Missouri Escrow Allocation will be released to the Seller of SBC. If, however, SBC Missouri is decertified by ED because of excessive Cohort Default Rates in 1992, 1993 and 1994, the Missouri Escrow Allocation and the Granite City Escrow Allocation will be returned to Whitman; provided, however, that notwithstanding the foregoing, the Missouri Escrow Allocation will be released to the Seller upon the first to occur of (a) confirmation from ED that SBC Missouri will not be decertified as a result of Cohort Default Rates exceeding 25% for the period 1992 through 1994; (b) the receipt of an unqualified opinion from a law firm designated by Seller and Whitman that, notwithstanding that Cohort Default Rates for the period 1992 through 1994 are likely to exceed 25%, SBC Missouri will not be decertified by ED as a result; or (c) the mutual agreement of the parties to release the Missouri Escrow Allocation.

With respect to the Granite City Escrow Allocation, if the conditions for the relase of the Missouri Escrow Allocation have been satisfied and an audit report indicates that Granite City is in compliance with the 85/15 rule as prescribed by ED for its fiscal year ending as of June 30, 1995, 49,116 shares of Whitman common stock held in escrow shall be released to the Seller. Additionally, if SBC Granite City (a) demonstrates compliance with the 85/15 rule as of June 30, 1995, (b) has a finally determined Cohort Default Rate for 1993 or 1994 of less than 25% and (c) the conditions for the release of the Missouri Escrow Allocation have been satisifed, the remaining balance of the Granite City Escrow Allocation shall be released to Seller; provided, however, if any one of (a), (b) or (c), is not achieved by the final determination of the 1994 Cohort Default Rate, the balance of the Granite City Escrow Allocation shall be disbursed to Whitman.


The acquisition has been accounted for as a purchase, and the net assets and results of operations are included in the Company's consolidated financial statements since the date of acquisition. The purchase price has been allocated to the assets and liabilities of Sanford-Brown based on their relative fair market value which approximated their net book value. The purchase price and expenses associated with the acquisition exceeded the fair value of Sanford-Brown's net assets by approximately $2.4 million which has been assigned to goodwill.

In connection with the acquisition, the Company acquired assets with a fair market value of approximately $6.3 million and assumed liabilities of approximately $4.6 million.

Based on the terms of the escrow agreement, upon the occurrence of certain events, the escrow agent will disburse cash and stock to either the seller or the Company. If and when the cash and stock in escrow are released to the seller, their value will be accounted for as an increase in goodwill.

                                     F-16






                         Whitman Medical Corp. and Subsidiaries

                Notes to Consolidated Financial Statements (continued)


13.  ACQUISITION (CONTINUED)

The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company and its subsidiaries for the years ended March 31, 1994 and 1995 as though the acquisition described above was made at the beginning of each fiscal year:

                                                       1994            1995
                                                  ------------    ------------

Net Revenues ..................................   $20,297,114      $22,532,602
Income before taxes ...........................     2,079,135          220,949
Net income ....................................     1,406,457          115,886
Net income per share ..........................   $       .36      $       .03

14.  COMMITMENTS AND CONTINGENCIES

In fiscal 1995 the Company entered into financing agreements to acquire capital
equipment totaling $2,190,000.   The capital equipment, primarily ultra sound
scanners, are being used in the new career programs being offered. In fiscal 1995, $1,488,000 of capital equipment was financed under the agreements.

15.  STUDENT FINANCIAL AID PROGRAMS

The Colleges operated by the Company participate in various student financial aid programs. These programs are subject to respective periodic review by the United States Department of Education. Disbursements under each program are subject to disallowance and repayment by the Schools. At present, SBC has an open program review on its Title IV activity for the award years 1992 through 1994. No determination as to whether a liability exists or the amount of liability, should one exist, can be made. Accordingly, no contingency is reflected. UDS has no known liabilities related to its Title IV programs. Should the Schools be limited, suspended or terminated from participation in Title IV programs, from which UDS and SBC receives 66% and 76% of its funding, respectively, it would have a material negative impact on the results of operations, liquidity and net worth of the Company.


16.  SUBSEQUENT EVENT

On June 15, 1995, the Company entered into a letter of intent to acquire another company that operates a regionally accredited degree granting institution. The consummation of the transaction is subject to the fulfillment of several conditions, including that the transaction qualifies for pooling of interests accounting treatment, the performance of a due diligence investigation by the Company and certain regulatory approvals, including approval by the United States Department of Education. There can be no assurance that a final agreement will be entered into, or if entered into, the terms of any such agreement.


17.  EVENTS (UNAUDITED) SUBSEQUENT TO THE
     DATE OF THE REPORT OF INDEPENDENT AUDITORS

DEFERRED COSTS

Effective January 1, 1996 the Company changed the amortization period of deferred costs from a 36 month period to a 12 month period. The change in estimate will be accounted for on a prospective basis and will increase amortization expense in the fourth quarter ended March 31, 1996 by approximately $16,000 and fiscal year 1997 by approximately $129,000.

Had this change in accounting estimate been implemented in prior periods, the estimated effect on amortization expense for the year ended March 31, 1996 and March 31, 1995 would have approximated $2,000 and ($94,000), respectively.

LEGAL PROCEEDINGS

An action has been commenced against the Company's wholly owned subsidiary, Ultrasound Technical Services, Inc. (UTS), operator of the Ultrasound Diagnostic School, in the Circuit Court, Fourth Judicial Circuit, Duval County, Florida.

The amended complaint filed on behalf of 35 current or former students of the School's Jacksonville and Tampa facilities alleges that at the time each of the plaintiffs registered, UTS falsely represented that almost all of its graduates were placed in positions of employment in the field of ultrasound diagnostics and that its students were eligible upon graduation to take the examination for the American Registry of Diagnostic Medical Sonographers or that being registered was not a factor in obtaining employment in the field of Ultrasound Diagnostics. The amended complaint further alleges that the plaintiffs were induced by these alleged false representations to pay a total of over $300,000 in tuition and fees to UTS. The amended complaint seeks an unspecified amount of damages. UTS has not interposed its answer in the action. UTS intends to deny making the alleged representations and believes that it has meritorious defenses to the action. Management cannot at this stage in the proceedings assess whether UTS will have any liability in this action and if so, whether such liability will have a material adverse effect on the Company.


                                      F-17







                    Whitman Medical Corp. and Subsidiaries
                          Consolidated Balance Sheet



                                             September 30,
                                                  1995
                                              (Unaudited)
                                             ------------
ASSETS
Current assets:
   Cash and cash equivalents .............   $   722,203
   Restricted cash .......................       393,276
   Accounts receivable, less allowance
       for doubtful accounts of $1,499,471    11,231,548
   Inventories ...........................       682,800
   Other current assets ..................       360,257
                                             -----------
Total current assets .....................    13,390,084

Equipment and leasehold improvements,
   net ...................................     4,884,672
Marketable securities ....................       903,750
Deferred costs, net of accumulated
   amortization of $739,780 ..............       442,737
Deposits and other assets, net of
   accumulated amortization of $69,645 ...       676,823
Goodwill, net of accumulated
   amortization of $149,999 ..............     2,564,647
Restricted cash - escrow .................     2,400,000
                                             -----------

                                             $25,262,713
                                             ===========


See accompanying notes.


                                     F-18

182398-1

                    Whitman Medical Corp. and Subsidiaries
                    Consolidated Balance Sheet - Continued



                                                                   September 30,
                                                                      1995
                                                                   (Unaudited)
                                                                   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ......................................         $    737,389
   Accrued expenses ......................................              872,311
   Income taxes payable ..................................                4,722
   Bank notes payable ....................................            7,290,000
   Current portion of capitalized
       lease obligations .................................              686,766
   Deferred tuition revenue ..............................            8,451,675
                                                                    -----------
Total current liabilities ................................           18,042,863

Capitalized lease obligations ............................            2,167,195

Commitments and contingencies

Stockholders' equity:
   Common stock, no par value,
       authorized 50,000,000 shares,
       3,864,248 shares issued and outstanding,
       excluding shares held in escrow ...................            7,029,516

   Additional paid-in capital ............................              280,500

   Retained (deficit) ....................................           (1,778,111)

   Treasury stock, 58,374 shares .........................             (430,500)

   Net unrealized loss on noncurrent
       marketable securities .............................              (48,750)
                                                                    -----------
Total stockholders' equity ...............................            5,052,655
                                                                    -----------
                                                                   $ 25,262,713
                                                                    ===========



See accompanying notes.

                                     F-19

182398-1

                    Whitman Medical Corp. and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)


                                                               For The Six
                                                               Months Ended
                                                               September 30,
                                                         1995              1994
                                                     -------------     -------------
REVENUES
   Tuition ......................................     $12,385,058        $3,401,432
   Educational materials and other...............       1,025,061            99,810
                                                      -----------        ----------
Total revenues ..................................      13,410,119         3,501,242

COSTS AND EXPENSES
   Cost of educational services .................       8,155,630         2,039,999
   General and administrative expenses ..........       4,937,628         1,414,603
   Bad debt expense .............................       1,168,720            52,056
                                                      -----------        ----------
Total costs and expenses ........................      14,261,978         3,506,658
                                                      -----------        ----------
Loss from operations ............................        (851,859)           (5,416)
Interest income .................................          25,634            23,092
Interest expense ................................        (589,283)          (46,578)
                                                      -----------        ----------
Loss before income taxes ........................      (1,415,508)          (28,902)
Income tax provision ............................          37,621            49,632
                                                      -----------        ----------
Net loss ........................................     $(1,453,129)       $  (78,534)
                                                      ===========        ==========
Net loss per share of common stock ..............     $      (.38)       $     (.02)
                                                      ===========        ==========

Weighted average number of common and common
 equivalent shares outstanding, excluding
 common shares held in escrow ...................       3,854,851         3,493,802
                                                      ===========        ==========


See accompanying notes.


                                   F-20

182398-1

                    Whitman Medical Corp. and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)




                                                               For The Six
                                                               Months Ended
                                                               September 30,
                                                           1995            1994
                                                      -------------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss .......................................     $(1,453,129)     $   (78,534)
Adjustments to reconcile net loss
 to net cash used in operating
 activities:
   Depreciation and amortization ...............         523,372          210,286
   Bad debt expense.............................       1,168,720           52,056
   Loss on sale of equipment ...................          26,425
   Changes in operating assets and
       liabilities:
         Restricted cash .......................         (81,276)
         Accounts receivable ...................       1,815,858       (1,238,678)
         Inventory .............................        (392,350)
         Other current assets ..................         159,787          (34,794)
         Deferred costs ........................          (4,878)         (83,004)
         Deposits and other assets .............        (217,481)         (42,553)
         Accounts payable ......................         (92,570)          (4,998)
         Accrued expenses ......................         107,430           78,690
         Income taxes payable ..................           4,722           48,261
         Deferred tuition revenue ..............      (1,458,538)         944,149
                                                     -----------       ----------

Net cash provided from (used in)
   operating activities ........................         106,092         (149,119)
                                                     -----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment and leasehold
   improvements ................................        (462,313)        (104,248)
Proceeds from sale of equipment ................                           11,300
                                                     -----------       ----------
Net cash used in investing
   activities ..................................        (462,313)         (92,948)

CASH FLOWS  FROM FINANCING ACTIVITIES
Proceeds from revolving line of credit
   and long-term borrowings ....................       3,850,000
Principal payment on revolving line of
   credit and long-term borrowings .............      (4,183,621)
Principal payments of capitalized
   lease obligations ...........................        (266,697)        (82,970)
                                                     -----------      ----------
Proceeds from exercise of options -
   common stock ...............................           20,638
                                                     -----------      ----------
Net cash used in
   financing activities ........................        (579,680)        (82,970)
                                                     -----------      ----------



See accompanying notes.


                                     F-21

182398-1

                    Whitman Medical Corp. and Subsidiaries
               Consolidated Statements of Cash Flows - continued
                                  (Unaudited)


                                                                            For The Six
                                                                            Months Ended
                                                                            September 30,
                                                                      1995                 1994
                                                                     ------               ------
Decrease in cash and
   cash equivalents ......................................          $  (935,901)        $ (325,037)

Cash and cash equivalents at
   beginning of period ...................................            1,658,104          1,369,462
                                                                    -----------         ----------
Cash and cash equivalents
   at end of period ......................................          $   722,203         $1,044,425
                                                                    ===========         ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION
   Interest paid .........................................          $   518,086         $   46,575
                                                                    ===========         ==========

   Income taxes paid .....................................          $     7,389         $   78,842
                                                                    ===========         ==========

   Equipment and leasehold
       improvements financed through
       capital leases ....................................          $ 1,160,758         $1,081,660
                                                                    ===========         ==========



See accompanying notes.


                                     F-22

182398-1

                    Whitman Medical Corp. and Subsidiaries
                  Notes to Consolidated Financial Statements

                              September 30, 1995
                                  (Unaudited)

Reference is made to the financial statements included in the Company's Annual Report on Form 10K for the year ended March 31, 1995.

The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X and, in the opinion of the management of the Company, include all adjustments, which are of a normal recurring nature, necessary for a fair presentation of financial position and the results or operations and cash flows for the periods presented. However, the financial statements do not include all information and footnotes required for a presentation in accordance with generally accepted accounting principles. These consolidated financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included or incorporated by reference in the Company's 1995 Annual Report on Form 10-K. The results of operations for the interim periods are not necessarily indicative of the results of operations to be expected for the full year.

The accompanying financial statements include the accounts of Whitman Medical Corp. and its subsidiaries, all of which are wholly owned. All intercompany accounts and transactions have been eliminated.

Certain September 30, 1994 balances have been reclassified to conform to the current year's presentation.

Accounts receivable and deferred revenue balances reflect the activity of currently enrolled students. Amounts from future enrollment have been removed.

1. ACQUISITION

On December 21, 1994, the Company completed the purchase of Sanford-Brown College, a privately held proprietary business and allied healthcare college. Sanford-Brown was acquired for $3.5 million in cash and $500,000 (98,232 shares) in common stock and contingent consideration of $2.4 million in cash and 510,806 shares of common stock held in escrow at September 30, 1995.

The following table summarizes, on an unaudited pro forma basis, the combined results of operations of the Company and its subsidiaries for the six months ended September 30, 1994 as though the aquisition of Sanford Brown College was made at the beginning of fiscal year 1995:

Revenues ......................................  $10,899,363
Income before taxes ...........................      272,470
Net income ...................................       148,190
Net income per share ..........................          .04


2. PROBABLE ACQUISITION

On September 12, 1995, the Company entered into an Agreement and Plan of Merger with MDJB, Inc. ("MDJB") pursuant to which MDJB will merge into a wholly owned subsidiary of the Company. Upon the merger of MDJB into the subsidiary, 1,250,000 registered shares of the Company's common stock will be exchanged for all of the outstanding MDJB stock.

The following table summarizes, on an unaudited pro forma basis, the first six months of operations of MDJB for fiscal 1996 and 1995 combined with the results of operations of the Company and Sanford Brown based on the pooling of interests method of accounting of the Company and its subsidiaries for the six months ended September 30, 1995 and 1994 as though the acquisition described above was made at the beginning of each fiscal year:

                                              Six Months Ended          Six Months Ended
                                             September 30, 1995        September 30, 1994
                                             ------------------        ------------------
          Revenues                              $17,757,946             $14,611,675
          (Loss) income before taxes               (833,840)                591,149
          Net (loss) income                      (1,084,667)                315,751
          Net (loss) income per share           $      (.21)            $       .06


                                     F-23

182398-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors
M.D.J.B., Inc.
Colorado Springs, Colorado

We have audited the accompanying consolidated balance sheets of M.D.J.B., Inc. as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of M.D.J.B., Inc. as of December 31, 1994 and 1993 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As described in Note 9, during the year ended December 31, 1992, M.D.J.B., Inc. changed its method of accounting for marketing costs.


STOCKMAN KAST RYAN & SCRUGGS, P.C.


Colorado Springs, Colorado
February 4, 1995
(except for Note 11 as to which
the date is September 12, 1995)

182435-1
                                      F-24

                                M.D.J.B., Inc.

                          Consolidated Balance Sheets


                                                                                 DECEMBER 31,         SEPTEMBER 30, 1995
ASSETS                                                                        1994          1993          UNAUDITED
                                                                              ----          ----      ------------------
Current assets:
   Cash and cash equivalents (Note 3)  ...............................   $   129,177     $    36,017   $   334,802
   Cash reserved for refunds (Note 8) ................................        34,026                        34,026
   Accounts receivable net of allowance for doubtful
       accounts of $10,944 and $11,668 at December 31,
       1994 and 1993, respectively  (Note 3) .........................     1,750,727       1,524,144     1,993,529
   Merchandise and supplies inventory (Note 3) .......................       235,089         211,814       219,375
   Prepaid expenses ..................................................       292,095         307,824       270,516
                                                                         -----------     -----------   -----------
Total current assets .................................................     2,441,114       2,079,799     2,852,248
Property and equipment (Notes 2, 3 and 4) ............................     1,649,326       1,621,225     1,676,278
Other assets .........................................................        37,504          41,366        34,734
                                                                         -----------     -----------   -----------
Total ................................................................   $ 4,127,944     $ 3,742,390   $ 4,563,260
                                                                        ============     ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable, including checks written against
       future deposits of $143,691 and $132,641 at
       December 31, 1994 and 1993, respectively ......................   $   622,422     $   543,360   $   135,380
   Accrued expenses ..................................................       167,957         158,374        86,149
   Income taxes payable (Note 5) .....................................       122,651          49,000        95,144
   Line of credit payable (Note 3) ...................................                        37,000
   Note payable to former stockholder (Note 6) .......................                                      39,401
   Current portion of obligations under capitalized
       leases (Note 4) ...............................................       204,492         195,291       213,556
   Current portion of deferred income tax liability (Note 5) .........        27,758
   Prepaid tuition and fees ..........................................       135,063         153,723       168,281
   Deferred tuition and fees .........................................     1,653,993       1,531,375     1,906,349
                                                                         -----------      ----------    ----------
Total current liabilities ............................................     2,934,336       2,668,123     2,644,260

Long-term liabilities:
   Long-term Revolving Note (Note 3) ................................                                      750,000
   Obligations under capitalized leases,
       net of current portion (Note 4) ...............................       222,884         214,767       233,163
   Deferred income tax liability,
       net of current portion  (Note 5) ..............................        46,232          44,750        73,990
                                                                         -----------      ----------    ----------
Total long-term liabilities ..........................................       269,116         259,517     1,057,153
                                                                         -----------      ----------    ----------
Total liabilities ....................................................     3,203,452       2,927,640     3,701,413

Commitments and contingencies
   (Notes 6, 7 and 8)
Stockholders' equity:
   Common stock, no par value, 10,000,000 shares authorized, 1,168,122,
       1,198,875 and 1,125,847 shares outstanding at December 31, 1994
       and 1993 and September 30, 1995 respectively (Note 6) .........       436,899         535,525       308,794
   Retained earnings .................................................       487,593         279,225       706,053
   Treasury stock, 51,000 shares .....................................                                    (153,000)
                                                                         -----------     -----------   -----------
Total stockholders' equity ...........................................       924,492         814,750       861,847
                                                                         -----------     -----------   -----------
Total ................................................................   $ 4,127,944     $ 3,742,390   $ 4,563,260
                                                                         ===========     ===========   ===========


See notes to consolidated financial statements


182435-1
                                      F-25

                                M.D.J.B., Inc.

                       Consolidated Statements of Income



                                                                                                   FOR THE NINE MONTHS
                                                                                                   ENDED SEPTEMBER 30,
                                                      FOR THE YEAR ENDED DECEMBER 31,             1995             1994
                                                  1994             1993            1992         UNAUDITED        UNAUDITED
                                                  ----             ----            ----         ---------        ---------

Revenues:
   Tuition and fees                            $ 6,538,737     $ 6,087,274     $ 5,696,221     $ 5,327,699      $ 4,710,271
   Bookstore sales                                 722,459         735,046         772,950         636,321          539,692
   Marketing division sales                        521,816         172,812                         408,316          360,848
   Other                                            84,511          67,404          43,608          48,487           56,676
                                               -----------     -----------     -----------     -----------      -----------
Total                                            7,867,523       7,062,536       6,512,779       6,420,823        5,667,487

Operating expenses:
   Cost of educational services                  5,662,689       5,448,285       4,761,987       4,097,154        3,853,881
   General and administrative
     expenses                                    1,394,818       1,240,874       1,185,780       1,509,291        1,052,339
   Marketing division expenses                     342,059          96,350                         402,177          379,955
   Bad debt expense                                 61,601          53,436          31,542          38,080           39,000
                                               -----------     -----------     -----------     -----------      -----------
Total                                            7,461,227       6,838,945       5,979,309       6,046,702        5,325,175
                                               -----------     -----------     -----------     -----------      -----------
Income from operations                             406,296         223,591         533,470         374,121          342,312

Other income (expenses):
   Interest income                                                  16,295           5,535
   Interest expense                                (42,821)        (38,488)        (26,039)        (34,762)         (43,985)
                                               -----------     -----------     -----------     -----------      -----------
Total                                              (42,821)        (22,193)        (20,504)        (34,762)         (43,985)
Income before provisions for income
   taxes, extraordinary credits and
   cumulative effect of accounting
   change                                          363,475         201,398         512,966         339,359          298,327
Provisions for income taxes (Note 5)               155,107          62,140         180,070         120,899          125,720
                                               -----------     -----------     -----------     -----------      -----------
Income before extraordinary credits
   and cumulative effect of
   accounting change                               208,368         139,258         332,896         218,460          172,607
Extraordinary credits-- benefits of
   income tax loss carryforward (Note 5)                                            42,200
Cumulative effect of accounting
   change on years prior to
   1992 (Note 10)                                                                 (425,897)
                                               -----------     -----------     -----------     -----------      -----------
Net income (loss)                                 $208,368        $139,258        $(50,801)       $218,460         $172,607
                                                  ========        ========      ===========      =========         ========



See notes to consolidated financial statements.


182435-1
                                      F-26

                                M.D.J.B., Inc.

          Consolidated Statements of Changes in Stockholders' Equity



                                          COMMON STOCK           TREASURY STOCK         PAID-IN     RETAINED
                                      SHARES       AMOUNT     SHARES        AMOUNT      CAPITAL     EARNINGS    TOTAL
                                      ------       ------     ------        ------      -------     --------    -----

Balance, January 1, 1992 .....        99,500    $ 115,000     (10,000)    $(35,000)      $35,000     $190,768    $305,768
Cancellation of treasury stock       (10,000)     (35,000)     10,000       35,000
Common stock issued in
 connection with capital
 previously contributed
 (Note 6) ....................        10,000       35,000                                (35,000)
10 for 1 stock split (Note 6)        895,500
Issuance of common stock .....       109,000      218,000                                                         218,000
Net loss .....................                                                                        (50,801)    (50,801)
                                   --------------------------------------------------------------------------------------
Balance, December 31, 1992 ...     1,104,000      333,000                                             139,967     472,967
Repurchase and cancellation
 of stock previously issued ..       (36,583)    (112,999)                                                       (112,999)
Issuance of common stock .....       131,458      315,524                                                         315,524
Net income ...................                                                                        139,258     139,258
                                   --------------------------------------------------------------------------------------
Balance, December 31, 1993 ...     1,198,875      535,525                                             279,225     814,750
Repurchase and cancellation
 of stock previously issued ..       (30,753)     (98,626)                                                        (98,626)
Net income ...................                                                                        208,368     208,368
                                   --------------------------------------------------------------------------------------

Balance, December 31, 1994 ...     1,168,122      436,899                                             487,593     924,492

Repurchase of stock
 previously issued (unaudited).                               (51,000)   (153,000)                               (153,000)
Repurchase and cancellation
 of stock previously issued
 (unaudited) .................       (51,000)    (153,000)                                                       (153,000)
Issuance of common stock
 (unaudited) .................         8,725       24,895                                                          24,895
Net income (unaudited) .......                                                                       218,460      218,460
                                   --------------------------------------------------------------------------------------
Balance, September 30, 1995 ..     1,125,847    $ 308,794     (51,000)   $(153,000)  $    --      $  706,053    $ 861,847
 (unaudited)                     ========================================================================================


182435-1
                                      F-27


                                                                                                             FOR THE NINE MONTHS
                                                                               FOR THE YEAR ENDED             ENDED SEPTEMBER 30,
                                                                                  DECEMBER 31,                 1995         1994
                                                                         1994         1993            1992   UNAUDITED    UNAUDITED
                                                                       --------     --------        ------   ---------    ---------
Cash flows from operating activities:
                Net income (loss) .................................   $ 208,368    $ 139,258    $ (50,801)   $ 218,460   $ 172,607
                Adjustments to reconcile net income (loss)
                   to cash and cash equivalents provided by
                   (used in) operating activities:
                   Depreciation and amortization ..................     442,867      408,995      311,563      368,613     326,305
                   Bad debt expense ...............................      61,661       53,436       31,542       38,080      39,000
                   Common stock issued in lieu of cash
                     compensation .................................                   59,523      126,000
                   Deferred income tax expense (credit) ...........      32,456       12,140      (15,500)
                   Changes in operating assets and liabilities:
                      Restricted cash .............................     (34,026)                                           (34,026)
                      Accounts receivable .........................    (288,244)    (362,604)    (488,039)    (280,882)   (189,603)
                      Inventory ...................................     (23,275)     (18,643)     (44,349)      15,714     (20,230)
                      Other current assets ........................      15,729        3,015      422,726       21,579    (138,702)
                      Deposits and other assets ...................       3,862        3,741                    (6,588)     (5,149)
                      Accounts payable ............................      79,062       62,755       90,690     (487,042)   (130,261)
                      Accrued expenses ............................       9,583     (151,267)     207,420      (81,808)    (41,421)
                      Accrued income taxes payable ................      70,435      (56,260)     153,370      (27,507)     73,504
                      Deferred and prepaid tuition and fees .......     103,958     (255,680)     186,178      285,574     383,749
                      Other .......................................      34,041        3,735       (2,216)
                                                                      ---------    ---------    ---------    ---------    ---------
Net cash and cash equivalents provided by
                (used in) operating activities ....................     716,477      (97,856)     928,584       64,193     435,773

Cash flows from investing activities:
                Purchase of equipment and leasehold
                   improvements ...................................    (253,992)    (226,320)    (560,638)    (213,309)   (221,788)
                Purchase of investment ............................                                (7,000)
                                                                      ---------    ---------    ---------    ---------    ---------
                Net cash and cash equivalents used in
                   investing activities ...........................    (253,992)    (226,320)    (567,638)    (213,309)   (221,788)

Cash flows from financing activities:
                Principal payments on capital lease obligations ...    (233,699)    (191,439)    (154,420)    (153,555)   (107,933)
                Net borrowings (repayments) under line of
                   credit agreement ...............................     (37,000)      37,000                   750,000     (37,000)
                Proceeds from sale of common stock ................                  213,024       92,000       24,895
                Repurchase of common stock ........................     (98,626)    (112,999)                 (153,000)    (96,626)
                Payments received on notes receivable .............                  109,478          823
                Loans to others ...................................                               (40,301)
                Principal payments on note payable to
                   former stockholders ............................                               (12,785)    (113,599)
                Repayment of note payable .........................                               (21,759)
                                                                      ---------    ---------    ---------    ---------   ---------
Net cash and cash equivalents provided by
                (used in) financing activities ....................    (369,325)      55,064     (136,442)     354,741    (241,559)
                                                                      ---------    ---------    ---------    ---------   ---------
Net increase (decrease) in cash and
                cash equivalents ..................................      93,160     (269,112)     224,504      205,625     (27,574)
Cash and cash equivalents, beginning of year ......................      36,017      305,129       80,625      129,177      36,017
                                                                      ---------    ---------    ---------    ---------   ---------
Cash and cash equivalents, end of year ............................   $ 129,177    $  36,017    $ 305,129    $ 334,802   $   8,443
                                                                      =========    =========    =========    =========   =========
Supplemental cash flow information is as follows:
                Equipment acquired under capital leases ...........   $ 251,017    $ 235,251    $ 407,593    $ 177,898   $  78,536
                Interest paid .....................................      47,375       37,153       25,836       33,143      43,985
                Income taxes paid .................................      52,217      109,790                   148,405
                Lease security deposit converted to note payable ..                                40,000
                Note payable issued in connection with purchase
                   of treasury stock ..............................                                            153,000
                Sale of investment for note receivable ............                                30,000


See notes to financial statements

182435-1
                                      F-28

                                M.D.J.B., INC.

                  Notes to Consolidated Financial Statements
           (Information as of and for the nine month periods ended
                  September 30, 1995 and 1994 is unaudited)



1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business


M.D.J.B., Inc. (M.D.J.B.) is the sole shareholder of Colorado Technical University, Inc. (Colorado Tech). Colorado Tech is a for-profit private educational institution which offers higher education in engineering, computer science, and high-tech management. It is accredited by the Commission on Institutions of Higher Education of the North Central Association of Colleges and Schools. Colorado Tech offers programs leading to Associates, Bachelors, Masters and Doctorate degrees. It also offers professional certificates and customized corporate training which are not a part of these degree programs.


M.D.J.B. also provides marketing services to the general public through its marketing division, known as Concept Communications.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of M.D.J.B. and Colorado Tech. Intercompany transactions and balances have been eliminated.


REVENUE AND EXPENSE RECOGNITION

M.D.J.B. recognizes revenues and expenses on the accrual basis.
Tuition and fee income is recognized as revenue over the term of the course to which it relates.

Effective January 1, 1995, M.D.J.B. adopted Statement of Position (SOP) 93-7, "Reporting on Advertising Costs." The SOP generally requires advertising costs to be expensed as incurred. In adopting the SOP, M.D.J.B.'s total advertising, selling and promotional costs are expensed as incurred in 1995 rather than deferred and amortized, as in prior periods. Adoption of the SOP in 1995 resulted in charges of $407,090 for the nine months ended September 30, 1995 which consists of two components: $89,600 results from the amortization of the prepaid marketing balance of December 31, 1994 and $314,490 results from marketing expenditures incurred during the nine months ended September 30, 1995.

Prior to adopting the SOP, marketing costs were deferred and amortized to expense in the subsequent calendar quarter in order to match expenses with the revenues derived from related marketing efforts.

CASH AND CASH EQUIVALENTS

For purposes of the statements of cash flows, cash and cash equivalents include cash on hand and all highly liquid investments purchased with a maturity of three months or less.


MERCHANDISE AND SUPPLIES INVENTORIES

Inventories consist of books, classroom supplies and other items which are valued at the lower of first-in, first-out (FIFO) cost or market.

PROPERTY AND EQUIPMENT


Property and equipment are recorded at cost. Depreciation, including amortization of capitalized leases, is calculated using the straight-line method over the assets estimated useful lives as follows: equipment - five years; furniture, fixtures and improvements - ten years; and capitalized equipment leases - over the lease term which is generally five years.


182435-1
                                      F-29

                                M.D.J.B., INC.

                  Notes to Consolidated Financial Statements
            (Information as of and for the nine month periods ended
                  September 30, 1995 and 1994 is unaudited)


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

PREPAID AND DEFERRED TUITION AND FEES

M.D.J.B. collects tuition and fees in excess of amounts due for the current quarter (for example, a student may pay for more than one quarter and the entire amount is deposited with M.D.J.B.). These amounts are classified as prepaid tuition. Should the student not register for further classes, the amount is refunded.

Deferred tuition and fees represent tuition and fee income to be earned in future quarters. Upon registration for classes, a student's account is charged for the student's tuition and fees; however revenue is deferred until the quarter begins, at which point revenue is prorated over the quarter. Tuition and fees are refundable up to two weeks after the start of a quarter.

RECLASSIFICATIONS

Certain reclassifications of prior year amounts have been made to conform to the current year presentation.

INTERIM FINANCIAL STATEMENTS

The financial statements of M.D.J.B. for the nine months ended September 30, 1995 and 1994 are unaudited. In management's opinion, the financial statements reflect all adjustments necessary for a fair presentation of the results for these periods, all adjustments being of a normal and recurring nature. M.D.J.B.'s revenues and expenses are subject to seasonal variations and, as a result, the interim financial statements may not be indicative of M.D.J.B.'s operations for the related fiscal years.


2.    PROPERTY AND EQUIPMENT


Property and equipment consist of the following:
                                                                   SEPTEMBER 30,
                                                 DECEMBER 31,          1995
                                              1994         1993    (UNAUDITED)
                                           ----------   ---------- ------------

Equipment ...............................  $1,466,199   $1,305,356   $1,613,452
Furniture, fixtures and improvements ....   1,282,713    1,166,058    1,363,732
Capitalized equipment leases ............     721,141      646,689      879,078
                                           ----------   ----------   ----------
                                            3,470,053    3,118,103    3,856,262
Less accumulated depreciation ...........   1,820,727    1,496,878    2,179,984
                                           ----------   ----------   ----------
Net .....................................  $1,649,326   $1,621,225   $1,676,278
                                           ==========   ==========   ==========

3.    LINE OF CREDIT AND LONG-TERM REVOLVING NOTE

At December 31, 1994, M.D.J.B. has a $600,000 revolving line of credit with a bank under a loan agreement which expires May 30, 1995. Interest is payable monthly at 1 1/2% over the bank's prime rate, with an interest rate floor of 6% and ceiling of 11%. The line of credit is secured by cash, accounts receivable, inventory and equipment, and is guaranteed by the President of M.D.J.B. The loan agreement also requires M.D.J.B. to maintain certain minimum financial ratios; all of which have been exceeded at December 31, 1994.

As of September 30, 1995, M.D.J.B. has a $750,000 long-term revolving note with a bank under a loan agreement which expires May 30, 1997. Interest is payable monthly at 1% over the bank's prime rate with an interest rate floor of 7 1/2% and ceiling of 12 1/2%. The line of credit is secured by cash, accounts receivable, inventory and equipment and is guaranteed by the President of M.D.J.B. The loan agreement also requires M.D.J.B. to maintain certain minimum financial ratios.


182435-1
                                      F-30

                                M.D.J.B., INC.


                  Notes to Consolidated Financial Statements
           (Information as of and for the nine month periods ended
                  September 30, 1995 and 1994 is unaudited)




4.    CAPITAL LEASES

M.D.J.B. leases certain of its property and equipment under non cancelable lease agreements which are accounted for as capital leases.

As of December 31, 1994, future minimum lease payments under capital leases are as follows:

Years Ending December 31,
     1995 .........................................   $235,895
     1996 .........................................    145,531
     1997 .........................................     65,543
     1998 .........................................     23,628
     1999 .........................................     11,814
                                                      --------
Total minimum lease payments ......................    482,411
Less amount representing interest at 9.0% per annum     55,035
                                                      --------
Present value of capitalized lease obligations ....    427,376
Less current portion ..............................    204,492
                                                      --------
Long-term portion .................................   $222,884
                                                      ========

Accumulated depreciation on assets under capital leases was $92,554, $172,881, $193,885 and $271,605 at December 31, 1994, 1993, 1992 and September 30, 1995,
respectively.


5.    INCOME TAXES

M.D.J.B. files a consolidated income tax return with its wholly-owned subsidiary, Colorado Tech.

Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes, was issued by the Financial Accounting Standards Board (FASB) in February 1992, effective January 1, 1993, with earlier adoption encouraged. M.D.J.B. elected to adopt the new standard effective January 1, 1992. Adoption of this standard did not affect prior year financial statements.

Temporary differences, giving rise to the deferred tax liability, consist primarily of excess depreciation and marketing expenses deducted for tax purposes over the amount deducted for financial reporting purposes.

M.D.J.B. uses the flow-through method of accounting for investment tax credits. For the year ended December 31, 1992, M.D.J.B. utilized investment tax credits of $17,000, which were generated in a prior period to reduce its tax provision.


182435-1
                                     F-31

                                M.D.J.B., INC.
                  Notes to Consolidated Financial Statements
            (Information as of and for the nine month periods ended
                  September 30, 1995 and 1994 is unaudited)


5.    INCOME TAXES (CONTINUED)

Provision for income tax for the years ended December 31, 1994, 1993 and 1992 consists of the following:

                                                     1994      1993        1992
                                                 --------   -------   ---------
Current federal and state income taxes
 (including charges in lieu of taxes of $42,200
 for the year ended December 31, 1992) ...       $122,651   $50,000   $ 195,570
Deferred federal and state income taxes ..         32,456    12,140     (15,500)
                                                 --------   -------   ---------
Total ....................................       $155,107   $62,140   $ 180,070
                                                 ========   =======   =========

The difference between the statutory income tax rates and the effective tax rates are summarized below for the years ended December 31:

                            1994      1993       1992
                          ------    ------     ------

Statutory tax rate ....    34.0%     34.0%      34.0%
State income taxes, net     1
Permanent differences .     5.4
Other, net ............     2.3      (3.1)       1.1
                          ------    ------     ------
                           42.7%     30.9%      35.1%
                          ======    ======     ======

Deferred tax liabilities consist of the following at December 31:

                                 1994          1993
                                 ----          ----
Prepaid expenses ...........   $ 31,300    $ 34,890
Depreciation ...............     46,390      13,770
Accounts receivable reserves     (3,700)     (3,910)
                               --------    --------

Deferred tax liability .....   $ 73,990    $ 44,750
                               ========    ========

For the year ended December 31, 1992, the income tax provision contains charges in lieu of taxes of $42,200, which represents taxes that would have been required in the absence of operating loss carryforwards. The income tax benefit resulting from the partial utilization of the operating loss carryforwards is presented as an extraordinary credit. M.D.J.B. utilized approximately $113,000 of its net operating loss carryforwards during 1992 to reduce income taxes.

182435-1
                                     F-32

                                M.D.J.B., INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information as of and for the nine month periods ended
                  September 30, 1995 and 1994 is unaudited)


6.    COMMON STOCK

On June 26, 1992, the Board of Directors authorized a 10 for 1 stock split, thereby increasing the number of shares issued and outstanding by 895,500. In conjunction with the stock split, the Board of Directors amended the Articles of Incorporation, giving M.D.J.B. authority to issue 10,000,000 shares of common stock, without par value.

During 1989, an individual affiliated with M.D.J.B. contributed $35,000 to M.D.J.B. for future issuance of stock. During 1992, stock was issued to the individual and the contribution was reclassified as common stock.

During the year ended December 31, 1993 and 1992 and in accordance with the MDJB Stock Bonus Plan dated December 31, 1992, the Board of Directors authorized the issuance of 19,841 and 63,000 shares, respectively, of M.D.J.B.'s common stock to certain employees and officers of M.D.J.B. as bonuses for services provided. The shares issued were valued at $3.00 per share in 1993 and $2.00 per share in 1992, which were the most recent selling prices of the stock at the dates authorized.

During the year ended December 31, 1993 and 1992 MDJB also issued shares of stock to employees in accordance with MDJB's Stock Purchase Policy which was implemented January 1, 1992. This Policy allows employees to purchase shares of MDJB stock equal to their profit sharing bonus.


At December 31, 1994, M.D.J.B. has committed to repurchase 102,000 shares of common stock from a stockholder for $3.00 per share. In January 1995, M.D.J.B. did repurchase the shares for $153,000 cash and a note payable of $153,000. The note is payable in monthly installments of $13,309, including interest at 8%, due December 31, 1995, and collateralized by the stock repurchased.

M.D.J.B. and all of its stockholders are parties to a stock redemption agreement dated June 26, 1992 as amended and restated. The agreement requires stockholders who wish to sell their shares to offer them to M.D.J.B. and, if M.D.J.B. declines to purchase the shares, then to other M.D.J.B. stockholders. If both M.D.J.B. and the other M.D.J.B. stockholders decline to purchase the shares, all restrictions are then removed from the shares and they may be sold to other parties. The agreement also provides that M.D.J.B. will purchase shares from stockholders upon a death or disability.

The stock redemption agreement provides for its termination upon the merger of M.D.J.B. In conjunction with the Plan of Merger described in Note 11, M.D.J.B. stockholders have approved the suspension of all redemption provisions of the agreement until termination of the Merger Agreement.


7.    COMMITMENTS AND CONTINGENCIES

M.D.J.B. leases its building under a noncancelable operating lease, which expires May 31, 2008.

Future minimum lease payments for each of the next five years, and in the aggregate, are:

      Year ended December 31,
              1995 ......................... $   502,914
              1996 .........................     511,081
              1997 .........................     519,247
              1998 .........................     527,413
              1999 .........................     535,580
          Subsequent to 1999                   4,830,425
                                             -----------
          Total                               $7,426,660
                                             ===========


182435-1
                                     F-33

                                M.D.J.B., INC.

                  Notes to Consolidated Financial Statements
           (Information as of and for the nine month periods ended
                  September 30 1995 and 1994 is unaudited)


7.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

Building rental expense was as follows:

      Year ended December 31,
          1994 ................... $496,585
          1993 ...................  483,929
          1992 ...................  493,490


8.    STUDENT FINANCIAL ASSISTANCE PROGRAMS

M.D.J.B. participates in various Federal and State of Colorado student financial assistance programs. These programs provide grants and loans to eligible students. The results of the operations of the programs are not included in these financial statements. The student financial assistance programs administered by Colorado Tech are subject to program reviews by the U.S. Department of Education, Colorado Commission on Higher Education (CCHE) and the Colorado Student Loan Program (CSLP). These reviews could produce disallowed costs that would result in liabilities to Colorado Tech. In addition, the programs are audited every year by an independent certified public accountant. The U.S. Department of Education, CCHE, and CSLP have completed examinations through June 30, 1993. The independent certified public accountants have completed their examinations through June 30, 1994. These examinations resulted in no material exceptions or liabilities.


Through these programs, Colorado Tech awards student financial assistance based on the number of credit hours for which a student registers. Refund of student financial assistance funds occurs if a recipient of Federal student financial assistance takes fewer credit hours than they had originally been registered and upon which awards had been made. Effective in 1994, Colorado
Tech is required to maintain minimum cash reserves for the refund of Federal Student financial assistance equal to one quarter of the total dollar amount of refunds paid in the previous year. To comply with Federal regulations, at December 31, 1994, Colorado Tech has $34,026 reserved for possible future refunds. The amount reserved is in excess of the minimum Federal requirements and the funds are maintained in a separate bank account. During the year ended December 31, 1994, Colorado Tech paid refunds of $135,237. Actual refunds due at December 31, 1994 of $4,040 are included in current liabilities. Deferred and prepaid tuition and fees recorded in the accompanying balance sheets include amounts for possible future refunds.




182435-1
                                     F-34

                                M.D.J.B., INC.

                  Notes to Consolidated Financial Statements
            (Information as of and for the nine month periods ended
                  September 30, 1995 and 1994 is unaudited)


9.    CHANGE IN METHOD OF ACCOUNTING FOR MARKETING COSTS

During 1992, M.D.J.B. changed its method of accounting for marketing costs. Prior to 1992, marketing costs (exclusive of marketing salaries and benefits) incurred during an academic quarter were capitalized and amortized over the following 24 months. Effective January 1, 1992, marketing costs incurred during a quarter are accumulated and recognized as an expense in the following quarter. Management believes the new method more closely relates marketing costs to revenues derived from the marketing efforts. The effect of the change was to increase income before extraordinary credit and net income for 1992 by $89,107. The cumulative effect of the change in prior years is recorded as a one-time charge to income. There was no tax effect as a result of this change.

The following pro forma amounts are presented showing the effect of applying the change retroactively:

                                                       1992
                                                       ----
                                              ACTUAL        PRO FORMA
                                              ------        ---------
         Income before extraordinary item      $332,896      $332,896
                                              =========      ========
         Net Income (loss)                    $ (50,801)     $437,471
                                              ==========     ========

10.     PROFIT-SHARING PLAN AND RETIREMENT SAVINGS PLAN

PROFIT-SHARING PLAN -- M.D.J.B. maintains a profit-sharing plan for full-time and part-time employees of Colorado Tech and M.D.J.B. Amounts provided are determined at the discretion of the Board of Directors. Profit-sharing expense for the years ended December 31, 1994, 1993 and 1992 was $63,051, $57,600 and $65,852, respectively, and are included with salaries and employee benefits in the statements of income.

RETIREMENT SAVINGS PLAN -- M.D.J.B. maintains a 401(k) retirement savings plan for its full-time employees. Each participant in the plan may elect to contribute up to 15% of annual salary to the plan, subject to certain limitations. M.D.J.B. may make contributions to the plan. M.D.J.B. made no contributions to the plan during the years ended December 31, 1994, 1993 and 1992.

11.     SUBSEQUENT EVENT

On September 12, 1995, M.D.J.B. entered into an Agreement and plan of merger (the Agreement) with Whitman Medical Corporation and Whitman Acquisition Corporation (Whitman). The Agreement will result in M.D.J.B. being acquired by and becoming a wholly owned subsidiary of Whitman. The consummation of the transaction is subject to certain terms and conditions including approval of the stockholders of both M.D.J.B. and Whitman and numerous regulatory approvals.

182435-1
                                     F-35

                                                                         ANNEX A



             FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

  This Amendment to Agreement and Plan of Merger (this "Amendment") dated as of December 13, 1995 by and among Whitman Medical Corp., a New Jersey Corporation ("Whitman"), Whitman Medical Acquisition Corporation, a Delaware Corporation ("Acquisition") and M.D.J.B., Inc., a Colorado Corporation ("MDJB").

                                 RECITALS

  WHEREAS, each of Whitman, Acquisition and MDJB are parties to a certain Agremeent and Plan of Merger dated as of September 12, 1995 (the "Merger Agreement"); and

  WHEREAS, each of the parties hereto desire to amend the Merger Agreement as provided herein.

                                AGREEMENT

  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Subparagraph (a) of Section 11.01 of the Merger Agreement is hereby deleted and replaced with the following:

                "(a)   by the Board of Directors of MDJB or Acquisition if the
Closing Date shall not have taken place on or prior to March 29, 1996;"

        2. All terms and provisions of the Merger Agreement not expressly modified herein shall remain unmodified and in full force and effect.

        3. This Amendment shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of New Jersey, disregarding principles of conflict of laws and the like.

        4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

  IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this amendment as of the date first above written.

ATTEST:                         WHITMAN MEDICAL



By:                             By: /s/   Randy S. Proto
   --------------------------   -----------------------
    Name:                          Name:  Randy S. Proto
    Title:                         Title: President


ATTEST:                         WHITMAN MEDICAL ACQUISITION
                                CORPORATION


By:                             By: /s/   Randy S. Proto
   --------------------------   -----------------------
    Name:                          Name:  Randy S. Proto
    Title:                         Title: President


ATTEST:                         M.D.J.B., INC.



By:                             By: /s/  David D. O'Donnell
   --------------------------   ----------------------------
    Name:                         Name:  David D. O'Donnell
    Title:                        Title: Chairman and President


ATTEST:                         COLORADO TECHNICAL UNIVERSITY, INC.



By:                             By: /s/  David D. O'Donnell
   --------------------------   ----------------------------
    Name:                         Name:  David D. O'Donnell
    Title:                        Title: Chairman


                                     A-1





                        AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER, (this "Agreement") dated as of September 12, 1995 by and among Whitman Medical Corp., a New Jersey corporation ("Whitman"), Whitman Medical Acquisition Corporation, a Delaware corporation ("Acquisition") and MDJB, Inc., a Colorado corporation ("MDJB").

                                   RECITALS

  WHEREAS, the Boards of Directors of MDJB, Whitman and Acquisition deem it advisable and in the best interests of the shareholders of such corporations to effect the merger of MDJB with and into Acquisition (the "Merger") pursuant to this Agreement;

                                   AGREEMENT

  NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER AND RELATED TRANSACTIONS

  1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, certificates of merger (the "Certificates of Merger"), shall be duly prepared, executed and acknowledged by Acquisition and such other parties as may be appropriate and thereafter simultaneously delivered to the Secretary of State of the State of Colorado for filing, as provided in the Colorado Business Corporation Act (the "CBCA") and the Secretary of State of the State of Delaware for filing, as provided in the Delaware General Corporation Law ("DGCL"), respectively, as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of the Certificates of Merger with the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware, respectively, or at such time thereafter as is provided in the Certificates of Merger (the "Effective Time").

  1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., as soon as practicable after the closing conditions set forth in Articles VIII, IX and X have been met or waived, at the offices of Robinson, St. John & Wayne, Two Penn Plaza East, Newark, New Jersey, unless another time, date or place is agreed to in writing by the parties hereto.

  1.3     Effects of the Merger.


182435-1
                                      A-2

          (a) At the Effective Time, (i) the separate existence of MDJB shall cease and MDJB shall be merged with and into Acquisition and Acquisition, as the surviving corporation in the Merger under the name "Whitman Medical Acquisition Corporation" shall continue its corporate existence under the laws of the State of Delaware, (ii) the Certificate of Incorporation of Acquisition as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation after the Effective Time and thereafter may be amended or repealed as provided by law (provided that by virtue of the Merger, Article III of such Certificate of Incorporation shall be amended to change the name of Acquisition to a name selected by Whitman following the Effective Time and (iii) the Bylaws of Acquisition as in effect immediately prior to the Effective Time shall be the By-laws after the Effective Time and thereafter may be amended or repealed in accordance with its terms, the Certificate of Incorporation of Acquisition and as provided by law.

          (b) At and after the Effective Time, the Merger will have the effects set forth in Section 106 of the CBCA and Section 259 of the DGCL.

  1.4 Absence of Control. Subject to any specific provisions of this Agreement, it is the intent of the parties that Acquisition and Whitman by reason of this Agreement shall not (until consummation of the transactions contemplated hereby) control, and shall not be deemed to control, directly or indirectly, MDJB or any of its Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of MDJB or any of its Subsidiaries.

                                  ARTICLE II

                                  DEFINITIONS

  2.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

                   "Accounts" shall mean all accounts, account receivable, other receivables, contract rights, chattel paper, insurance claims and proceeds and notes receivable of MDJB.

                   "Accreditations" shall mean accreditations, licenses, permits, certifications, approvals, and other governmental and regulatory authorizations required under all laws, rules and regulations applicable to or affecting MDJB or the Institution as described in Schedule 5.31 exclusive of the Certification.

                   "Acquisition" is defined in the introduction to this Agreement.

                   "Application" shall mean the U.S. Department of Education application for Institutional Participation, ED Form: E40-34P, [EXPIRATION DATE _/9_.]


182435-1
                                      A-3

                   "Books and Records" shall mean all records pertaining to the assets, liabilities, customers, or suppliers of MDJB (including the corporate minute book, corporate tax returns, stock ledger and related items).

                   "Certification" shall mean certification by the U.S. Department of Education for institutional participation in the programs of student financial assistance pursuant to Title IV of the Higher Education Act of 1965, as amended.

                   "Claims" shall mean with respect to MDJB and any Subsidiary, all claims, causes of action, chooses in action, rights of recovery and rights of set-off of whatever kind or description.

                   "Closing Date Balance Sheet" shall mean the consolidated balance sheet of MDJB as of the closing date to be delivered to Acquisition within thirty (30) days of the Closing Date.

                   "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                   "Colorado Tech" shall mean Colorado Technical University, Inc., a Colorado corporation and wholly-owned Subsidiary of MDJB.

                    "Condition Subsequent" shall have the meaning set forth in
Section 7A.4 hereof.

                   "Contract" shall mean with respect to MDJB or any Subsidiary any of the agreements, contracts, leases, notes, loans, evidence of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments to which MDJB or any Subsidiary is a party or to which any of its assets are subject, whether oral or written express or implied.

                   "Contract Rights" shall mean with respect to MDJB or any Subsidiary all of MDJB's or any Subsidiary's rights and obligations under the Contracts.

                   "ED" shall mean the U.S. Department of Education.

                   "ED Certification Period" shall have the meaning set forth in Section 7A.4 hereof.

                   "Encumbrances" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance or other right of third parties.

                    "Escrow Portion" shall have the meaning set forth in
Section 3.2 hereof.

                    "Facilities" shall have the meaning set forth in Section
5.20.

                    "Facility Leases" shall mean all of the Leases of Facilities listed on Schedule 5.20.

                   "Financial Statements" shall have the meaning ascribed thereto in Section 5.08 hereof.


182435-1
                                      A-4

                   "Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, vehicles and other tangible personal property owned by MDJB as of the Balance Sheet Date plus all additions, replacements or deletions since the Balance Sheet Date in the ordinary course of MDJB's or any Subsidiary's business.

                   "Fractional Share Consideration" shall have a meaning ascribed thereto in Section 3.1(d) hereof.

                   "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

                   "Guaranty Agency" shall mean a state or private nonprofit organization that has an agreement with the Secretary under which it administers a loan program under Title IV, and including, without limitation, the Colorado Student Loan Program, United Student Aid Fund, and Higher Education Assistance Agency.

                    "HEA" shall mean the Higher Education Act of 1965, as amended, 20 U.S.C. 1001 et seq.

                   "Institutional Accrediting Agency" shall mean the accrediting agency that grants the Colorado Tech institutional accreditation and that Acquisition has declared prior to Closing will be the Colorado Tech institutional accreditor.

                   "Institution" shall mean the educational institution operated by Colorado Tech located in Colorado Springs, Colorado.

                   "Insurance Policies" shall mean with respect to MDJB the insurance policies set forth on Schedule 5.33 hereto.

                    "Interim Financial Statements" shall have the meaning ascribed thereto in Section 5.08 hereof.

                   "Intellectual Property" shall have the meaning ascribed thereto in Section 5.19 hereof.

                   "Inventory" shall mean all of MDJB's and any Subsidiary's inventory and supplies and all other materials utilized in connection with the conduct of its business operation.

                   "Leasehold Estates" shall mean all of MDJB's and any Subsidiary's rights and obligations as lessee under the Leases and all leasehold improvements.

                   "Leases" shall mean all of the leases of MDJB and any Subsidiary's listed on the Schedules hereto and all other leases relating to the Purchased Assets which are not required to be scheduled pursuant to this Agreement.

                   "Material Adverse Effect" shall mean with respect to MDJB or Whitman, as appropriate in the context, a material adverse effect on (i) its assets, the business or the condition (financial or

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otherwise), properties, liabilities, reserves, working capital, earnings, technology, Prospects or relations with customers, suppliers, distributors, employees or regulators of such entity or any Subsidiary or (ii) the right or ability of such entity to consummate the transactions contemplated hereby.

                    "Merger Consideration" shall have the meaning set forth in
Section 3.2 hereof.

                   "MDJB Common Stock" shall mean the common stock, no par value per share of MDJB.

                   "MDJB Shareholders' Meeting" shall mean the special meeting of Shareholders of MDJB to consider and vote upon the Merger contemplated by this Agreement.

                   "Other Rights" shall mean all assignable or conveyable rights under licenses, permits, approvals, qualifications or the like relating directly or indirectly to the business of MDJB issued or to be issued prior to the Closing by any government or by any governmental unit, agency, body or instrumentality whether Federal, State, local, foreign or other.

                   "Per Share Stock Consideration" shall have the meaning ascribed thereto in Section 3.2 hereto.

                   "Permits" shall mean all licenses, permits and other governmental authorizations necessary to carry on the business MDJB and any Subsidiary as presently conducted and as proposed to be conducted.

                   "Prospects" shall mean, with respect to MDJB or Whitman, as appropriate in the context, and any Subsidiary taken as a whole, the future of MDJB's or Whitman's business based upon MDJB's or Whitman's business plans or other projections and shall not mean the expectations of the other party.

                    "Rescission Right" shall have the meaning set forth in
Section 7A.4 hereof.

                   "Registration Statement" or "S-4" shall mean the registration statement to be filed with the U.S. Securities and Exchange Commission on Form S-4 to register 1,250,000 Shares of Whitman Common Stock for distribution in accordance with Articles III and IV hereof.

                   "Stockholders" shall mean the stockholders of MDJB.

                   "Subsidiary" means any corporation, association or other entity in which MDJB or Whitman, as appropriate in the context, controls, directly or indirectly 50% or more of the outstanding securities or 50% or more of the total equity interest of such entity.

                   "Tax" or "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which MDJB or any Subsidiary may be liable.


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                   "Title IV Programs" shall mean the programs of student
financial assistance in effect under Title IV of the Higher Education Act of 1965, as amended.

                   "Vehicles" shall mean all automobiles and other vehicles listed on Schedule 5.24 attached hereto.

                   "Whitman Common Stock" shall mean the registered common stock, no par value per share, of Whitman.

                   "Whitman Shareholders' Meeting" shall mean the special meeting of the Shareholders of Whitman to consider and vote upon the Merger contemplated by this Agreement.

                                  ARTICLE III

                          MANNER OF CONVERTING SHARES

3.1       Conversion.

  (a) Subject to the provisions of this Article III and of Article I, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of each of Acquisition and MDJB shall be converted as follows:

          (i) Each of the shares of capital stock of Acquisition issued and outstanding immediately prior to the Effective Time shall remain outstanding;

          (ii) Subject to the provisions of Section 3.3, each share of MDJB Common Stock, no par value per share (collectively, the "Shares") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Per Share Stock Consideration; and

          (iii) Each outstanding share of MDJB Common Stock as to which a written notice of election to dissent is filed in accordance with Title 7-113 of the CBCA at or prior to the Stockholders' Meeting and not withdrawn at or prior to the Stockholders' Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive Whitman Common Stock hereunder unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her MDJB Common Stock under such Title, at which time his or her shares shall be converted into Whitman Common Stock as set forth in Section 3.1(a) (ii). All such shares of MDJB Common Stock as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the time of such vote and which are not voted in favor of the Merger are herein called "Dissenting Stock." MDJB shall give Whitman prompt notice upon receipt by MDJB of any written demands for appraisal rights or withdrawal of such demands, and MDJB shall give Whitman the opportunity to direct all negotiations and proceedings with respect to such demands. MDJB shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of Whitman, settle or offer to settle any such demands. Each holder of MDJB Common Stock who becomes entitled, pursuant to provisions of said Title 7-113, to payment for his

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  or her shares of MDJB Common Stock under the provisions of said title shall receive the fair market value (as determined pursuant to Title 7-113) for each share of Dissenting Stock in payment therefor from Whitman and such shares of MDJB Common Stock shall be canceled.

  (b) The calculations of the computations required by this Article III shall be prepared by Whitman prior to the Closing date and shall be set forth in a statement furnished to MDJB not later than one day prior to Closing showing in reasonable detail the manner of calculation.

  (c) Each of the shares of MDJB capital stock held by Whitman or any of its wholly owned Subsidiaries or MDJB or any of its wholly owned Subsidiaries shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

  (d) Subject to the terms of Section 3.2 hereof, each holder of shares of MDJB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Whitman Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Whitman Common Stock multiplied by the closing price of the Whitman Common Stock on the trading day immediately preceding the Closing as reported by the American Stock Exchange (the "Fractional Share Consideration"). No such holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share.

  (e) At the Effective Time, the stock transfer books of MDJB shall be closed as to holders of MDJB Common Stock and no transfer of MDJB Common Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Article IV of this Agreement to Whitman's stock transfer agent or such other agent as the parties may agree (the "Exchange Agent"), such certificates shall be canceled and, subject to the terms of Section 3.2 and Article 7A hereof, exchanged for certificates representing the number of whole shares of Whitman and a check representing the amount of cash for fractional shares, if any, into which the MDJB Common Stock represented thereby was converted in the Merger.

  3.2 Conversion of MDJB Common Stock. A. Subject to Section 3.3, each share of MDJB Common Stock outstanding at the Effective Time shall be converted into the right to receive the quotient of (i) 1,250,000 shares of Whitman Common Stock divided by (ii) the total number of MDJB shares outstanding ("Per Share Stock Consideration"). Schedule 3.2 hereto sets forth the allocation of the Per Share Stock Consideration to each of the MDJB Stockholders including the cash payments to such Stockholders representing the Fractional Share Consideration to each Stockholder.

                   B. On the Closing Date, the Per Share Stock Consideration and the Fractional Share Consideration shall be deemed issued to the Stockholders of MDJB in accordance with the allocations set forth in Schedule
3.2 and in the manner provided in Article IV hereof (collectively, the "Merger Consideration"). Each of Whitman, Acquisition, MDJB and the Stockholders hereby acknowledge and agree that notwithstanding the terms of Article IV hereof, pending the satisfaction of the Condition Subsequent (as defined in Section 7A.1 hereof), the Merger Consideration shall be held in escrow by Whitman. Upon satisfaction of the Condition Subsequent, the Merger Consideration,

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exclusive of the Escrow Portion which shall be retained in accordance with
Article XII hereof, will be delivered to the Stockholders of MDJB as provided in Article IV and Whitman's Rescission Right, as defined and set forth in
Article VIIA hereof, shall lapse. In the event the Condition Subsequent to the Merger is not satisfied within the time period and in accordance with the requirements specified in Section 7A.4 hereof, Whitman shall be deemed to have exercised its Rescission Right and shall (i) deliver to the Stockholders of MDJB all the capital stock of Acquisition in proportion to each Stockholder's interest in MDJB immediately prior to the Merger (as shown on Schedule 3.2 hereof), (ii) cancel the shares of Whitman Common Stock comprising a portion of the Merger Consideration and (iii) transfer the Fractional Share Consideration comprising a portion of the Merger Consideration to a general operating account of Whitman for its benefit, all as more particularly described in Section 7A.4 hereof.

                   C. Eighty seven thousand five hundred (87,500) shares of Whitman Common Stock comprising a portion of the Merger Consideration shall be held in escrow in accordance with the terms and provisions of Section 12.01 hereof (the "Escrow Portion"). Schedule 3.2 hereto sets forth the relative contributions of each MDJB Stockholder to the Escrow Portion. Subject to the provisions of Article XII hereof, the Escrow Portion shall be released to the MDJB Stockholders in accordance with the allocation set forth on Schedule 3.2 hereof on the Escrow Release Date (as defined in Section 12.06).


  3.3 Transmittal Procedures. Appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of MDJB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as Whitman and MDJB shall mutually agree ("Transmittal Form") shall be mailed on such date as MDJB and Whitman shall mutually agree ("Mailing Date") to each holder of record of MDJB Common Stock as of five business days prior to the Mailing Date ("Transmittal Form Record Date").


                                  ARTICLE IV

                              EXCHANGE OF SHARES

  4.1 Exchange Procedures. Upon the Effective Time, Whitman shall issue to the Exchange Agent the number of shares of Whitman Common Stock issuable in the Merger (after reduction for the Escrow Portion) and the amount of cash payable in the Merger for fractional Shares; provided that notwithstanding any other provision of this Agreement, Whitman shall not issue to the Exchange Agent Whitman Common Stock or cash payable with respect to shares of MDJB Common Stock unless and until share certificates and the required transmittal materials pursuant to Article III and Article IV have been received in proper form by the Exchange Agent. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to Whitman Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled

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thereto. Notwithstanding the foregoing, the Merger Consideration shall be retained by the Exchange Agent or Whitman in escrow pending the satisfaction, or failure to satisfy, the Condition Subsequent, as provided in Section 3.2 and Section 7A.4 hereof.

  Each holder of a certificate formerly representing MDJB Common Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in the Transmittal Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing the Whitman Common Stock into which the shares of MDJB Common Stock shall have been converted pursuant hereto after deduction to give effect to the Escrow Portion. Whitman shall cause the Exchange Agent to accept such certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 4.1, each certificate representing MDJB Common Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Whitman Common Stock (or cash for fractional shares thereof) into which the MDJB Common Stock are convertible.

  To the extent provided by Section 3.1(d) of this Agreement, each holder of shares of MDJB Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional shares of Whitman Common Stock to which such holder would otherwise be entitled. Whitman shall not be obligated to deliver the Per Share Stock Consideration to which any former holder of MDJB Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificate) representing shares of MDJB Common Stock for exchange as provided in this
Article IV. In addition, certificates surrendered for exchange by any person constituting an "Affiliate" of MDJB for purposes of Rule 144(a) under the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing whole shares of Whitman Common Stock until Whitman has received a written agreement from such person as provided in
Section 7.12. If any certificate for shares of Whitman Common Stock, or any check representing cash is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

  4.2 Voting and Dividends. Former stockholders of record of MDJB shall not be entitled to vote after the Effective Time at any meeting of Whitman stockholders, unless such holders have exchanged their certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates) representing MDJB Common Stock for certificates representing Whitman Common Stock, and/or cash, in accordance with the provisions of this Agreement. Upon such exchange, notwithstanding the escrow of the Merger Consideration in accordance with Section 3.2 and 7A.4 hereof, each MDJB Stockholder shall be deemed the record owner of the Whitman Common Stock as provided in Schedule 3.2 hereto. No dividends or other distribution declared or

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made after the Effective Time with respect to Whitman Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of MDJB Common Stock with respect to the shares of Whitman Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder until the holder of such certificate of MDJB Common Stock shall surrender such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificates). Subject to the effect of applicable laws and the satisfaction of the Condition Subsequent provided in Article VIIA hereof, following surrender of any such certificate of MDJB Common Stock (or customary affidavits and indemnification regarding the loss or destruction of such certificates), there shall be paid to the holder of the certificates representing whole shares of Whitman Common Stock issued in exchange therefor (after deduction for the Escrow Portion), without interest, the amount of any cash payable with respect to a fractional share of Whitman Common Stock to which such holder is entitled pursuant to Section 3.1.

  4.3 No Liability. Any other provision of this Agreement notwithstanding, neither Acquisition, Whitman, MDJB nor the Exchange Agent shall be liable to a holder of MDJB Common Stock for any amount paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

  4.4 Withholding Rights. Whitman or the Exchange Agent shall be entitled to deduct and withhold from the Per Share Stock Consideration and the Fractional Share Consideration otherwise payable pursuant to this Agreement to any holder of shares of MDJB Common Stock such amounts as Whitman or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Whitman or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of MDJB Common Stock in respect of which such deduction and withholding was made by Whitman or the Exchange Agent.

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF MDJB AND COLORADO TECH

          The following representations and warranties are made by each of MDJB and Colorado Tech, on a joint and several basis, and by each of the Shareholders of MDJB (the "Shareholders"), on a several basis, to Acquisition and Whitman, and shall continue in full force and effect after the date hereof and, subject to the survival provisions hereinbelow, after the Closing Date. Unless the context indicates to the contrary, each of MDJB and Colorado Tech shall be referred to collectively in this Article V as ("MDJB").

          Section 5.01. Organization and Capitalization. MDJB is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with an authorized capital stock consisting of 10,000,000 shares of common stock, no par value per share, of which 1,074,847 shares of common stock are issued and outstanding. All of the aforesaid issued and outstanding shares are duly authorized, have been validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 5.01, there are no outstanding preemptive, conversion or other rights, options, warrants, or

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agreements granted or issued by or binding upon MDJB for the purchase or acquisition of any shares of its capital stock. The Stockholders listed on
Schedule 3.2 hereto are the record owners of all of the issued and outstanding shares of MDJB Common Stock. Except as set forth in Schedule 5.01 , no Shareholder has been granted options or other rights to purchase any shares of Common Stock from any other Shareholder. Except as set forth on Schedule 5.01, there are no voting trusts or other agreements or understanding with respect to the voting of any shares of MDJB Common Stock. Except as set forth on
Schedule 5.01 MDJB does not own, directly or indirectly any outstanding stock or securities convertible into capital stock of any other corporation or participating interest in any partnership, joint venture or other business enterprise.

          Section 5.02. Power and Authority. MDJB has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification. All such jurisdictions are listed on Schedule 5.02.

          Section 5.03. Certificate of Incorporation and By-Laws of MDJB. Copies of the Certificate of Incorporation of MDJB and Colorado Tech, each (and all amendments thereto), certified as of a recent date by their respective Secretary of State of the state of incorporation of MDJB and Colorado Tech, each and the by-laws of MDJB, each certified by its corporate secretary, are attached hereto as Schedule 5.03 and are true, complete and correct.

          Section 5.04. Authority for Agreement. The Board of Directors of each of MDJB, and Colorado Tech has approved this Agreement, and have authorized the execution and delivery and performance hereof. MDJB has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby subject to shareholder approval. This Agreement is a legal, valid and binding obligation of MDJB enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

          Section 5.05. Registration Statement. When the Registration Statement shall be filed with the United States Securities and Exchange Commission ("SEC") and subsequently declared effective by the SEC (the "Registration Statement Effective Date"), the information with respect to MDJB set forth in the Registration Statement will be true and correct, except that no representation is hereby made as to any statements or omissions as described in this clause with respect to which, prior to the Registration Statement Effective Date, MDJB shall have requested in writing any addition or modification to the Registration Statement, which shall be necessary in order to make the Registration Statement not untrue or misleading in any material respect, unless such addition or modification shall have been made by Whitman prior to the Effective Date. Whitman agrees to timely provide prior to filing drafts of and amendments to the Registration Statement to MDJB so that MDJB may comply with the representation in this Section 5.05. If MDJB does not object to a draft or amendment within five (5) business days after receipt, it shall be deemed an acceptance by MDJB of the information with respect to MDJB contained therein.

          Section 5.06. No Violation to Result. Except as set forth on
Schedule 5.06, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

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          (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of MDJB or any Contract, note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which MDJB is a party or by which any of their respective properties or assets are bound;

          (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

          (c) will not result in a violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to MDJB; and

          (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon the properties or assets of any of MDJB.

          Section 5.07. No Existing Defaults. Except as set forth in Schedule 5.07, MDJB is not in default:

          (a) under any of the material terms of any Contract, note, debt instrument, security agreement or mortgage or under any other commitment, contract, agreement, license, lease or other instrument, whether written or oral, to which it is a party or by which any of its properties or assets are bound;

          (b) under any material law, judgment, decree, order, rule regulation or other legal requirement or any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise), at law or in equity, and applicable to it or to any of its properties or assets; or

          (c)  in the payment of any material monetary obligations or debts.

There exists no condition or event which, after notice or lapse of time or both, would constitute a default in connection with any of the foregoing.

          Section 5.08. Financial Statements. (a) The audited financial statements of MDJB as of and for the fiscal years ended December 31, 1994, 1993 and 1992, respectively (which financial statements, including, without limitation, any notes thereto and reports thereon are hereinafter collectively called the "Financial Statements"), and the unaudited financial statements of MDJB as of and for the six (6) months ended June 30, 1995 (the "Interim Financial Statements"), all of which are attached hereto as Schedule 5.08, are complete and correct in all material respects, fairly present the financial position of MDJB and the results of operations as of the respective dates and for the periods indicated thereon in all material respects and have been prepared in accordance with GAAP applied on a consistent basis. MDJB has no material liability or obligation, fixed, contingent, known, unknown or otherwise, not reflected in the December 31, 1994 balance sheet included in the Financial Statements or not reflected in the Interim Financial Statements, and all provisions, reserves and allowances provided for therein are adequate,

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except for liabilities or obligations incurred between July 1, 1995 and the date of this Agreement in the ordinary and usual course of business consistent with past practices and with the representations and warranties set forth herein, except for expenses incurred in connection with the transactions contemplated by this Agreement.

          Section 5.09. No Adverse Changes. From December 31, 1994 to the date of this Agreement, except as disclosed on Schedule 5.09 hereto and except as otherwise permitted herein:

          (a) MDJB has not sustained any damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, embargo, riot, act of God or the public enemy, flood, volcanic eruption, accident, other calamity or other similar event (whether or not covered by insurance) materially and adversely affecting the business, properties, financial condition or operations of MDJB;

          (b) there have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, Prospects, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of MDJB which have had or is likely to have a Material Adverse Effect on the business, properties, Prospects, financial condition or operations of MDJB, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such Material Adverse Effect before or after the Closing Date; and

          (c) MDJB has taken all necessary action so that MDJB has performed all of the acts specified in Sections 7.02(a), (c) and (o) hereof and has refrained from performing any of the acts specified in Sections 7.02(a), (b),
(d), (e), (f), (g), (h), (i), (j), (k), (l), (m) and (n) hereof.

          Section 5.10. Employee Plans and Agreements. Schedule 5.10 contains an accurate and complete list of all plans, contracts, programs and arrangements, whether written or oral, including, but not limited to, employment agreements, union contracts, pensions, welfare benefits, deferred compensation, supplemental retirement, severance, salary continuation, and other employee benefit plans, programs, policies or arrangements of every kind, maintained by MDJB and providing benefits to any employee or former employee (or dependents of such employee) of MDJB, whether or not any of the foregoing is funded, (i) to which MDJB has any obligations or (ii) with respect to which MDJB has made any payments or contributions or may otherwise have any liability (including any such plan or arrangement formerly maintained by MDJB (the "Plans")). MDJB has delivered to Acquisition, with respect to each Plan, accurate and complete copies of all current plan documents, including amendments and related trusts, the most recent annual actuarial valuation report (including a copy of the census forwarded to the actuary for such report), if any, the last filed Form 5500 or 5500-C and Schedules A and B thereto, the most recent completed annual and periodic accounting of related plan assets, if any, all rulings, if any, of the Internal Revenue Service (the "IRS"), the documents relating to the most recent request for an IRS determination letter, and the most recent IRS determination letter.

          Except as set forth on Schedule 5.10 hereto:

          (a) all of the Plans which are "employee pension benefit plans," within the meaning of Section 3(2) of the Employee Retirement Income Security Act ("ERISA"), which plans are identified as such on Schedule 5.10 hereto, and the trusts, if any, forming a part thereof (each a "Pension Plan and Trust") now

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meet, and since the date of the most recent IRS determination letter have met, the requirements for the qualification under Section 401(a) or 403 of the Code in all respects and are now, and since the date of the most recent IRS determination letter have been, exempt from taxation under Section 501(a) of the Code;

          (b) the IRS has issued a favorable determination letter, on the dates identified on Schedule 5.10, with respect to the qualification of each Pension Plan and Trust, if any, relating thereto, and has not taken any action to revoke such letter;

          (c) to the best of MDJB's and the Shareholders' knowledge, MDJB has performed in all respects all obligations required to be performed by it under, (including, but not limited to, the making of all contributions required by any collective bargaining agreement), is not in default under or in violation of, and MDJB has no knowledge of any such default or violation by any other party to, any and all of the Plans;

          (d) MDJB is not a "disqualified person" or "party in interest" (as defined in Section 4975 of the Code and Section 3 of ERISA, respectively) and has not engaged in any "prohibited transactions," as such term is defined in
Section 4975 of the Code and Section 406 of ERISA, which could subject any Plan (or its related trust) or MDJB or any plan fiduciary to any tax or penalty imposed under Section 4975(a) of the Code or the 5% penalty under
Section 502(i) of ERISA;

          (e) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Plan or against the assets of any Plan;

          (f) no Plan which is subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in ERISA), whether or not waived;

          (g) each "fiduciary" and every "plan official" (as defined in Section 412 of ERISA) of each Plan is bonded to the extent required by such
Section 412;

          (h) no proceeding has been initiated to terminate any Plan and no "reportable event" within the meaning of Section 4043(b)(1)-(9), 4062(e), 4063(a) or 4041(f) of ERISA has occurred with respect to any Plan (other than those which may result from the transactions contemplated hereby);

          (i) no Plan is a "multiple employer plan" within the meaning of the Code or ERISA or the regulations promulgated thereunder or a "multi-employer plan" as defined in Section 3(37) of ERISA;

          (j) to the best of MDJB's and the Shareholders' knowledge, MDJB is in compliance with, and each Plan has been operated in all respects in accordance with, its provisions and in compliance with the rules and regulations governing each such employee benefit plan, including without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation (the "PBGC") and the Department of the Treasury pursuant to the provisions of ERISA and the Code;

          (k) assuming Acquisition assumes MDJB's existing 401(k) Plan, the execution and performance of this Agreement will not constitute a stated triggering event under any Plan that will result in any

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payment (whether of severance pay or otherwise) becoming due from MDJB to any employee or former employee (or dependents of such employee) of MDJB;

          (l) there are no severance payments which are or could become payable by MDJB to any director, officer or other employee of MDJB under the terms of any oral or written agreement or commitment, custom, trade or practice; and

          (m) each Plan has been amended to comply with the Tax Equity and Fiscal Responsibility Act, the Deficit Reduction Act, Tax Reform Act of 1986 and the Retirement Equity Act and, in each case, such amendments have been filed with the IRS before the end of the applicable remedial amendment period.

          Acquisition is aware of MDJB's plans to change the Trustee and service provider of its 401(k) Plan as in effect on the date hereof.

          Section 5.11. Full Disclosure. The written information furnished by MDJB or by any of the directors, officers, employees, agents, accountants or representatives of MDJB to Acquisition pursuant to this Agreement, the information contained in the schedules referred to in this Agreement, and the other information furnished to Acquisition by MDJB or by any of the directors, officers, employees, agents, accountants or representatives of MDJB and at any time prior to the Closing Date (pursuant to the request of Acquisition or otherwise), does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make all such information not misleading.

          Section 5.12. Taxes. (a) Except as set forth on Schedule 5.12 MDJB has prepared (or caused to be prepared) and timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all material tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all material taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheets included in the Financial Statements and the Interim Financial Statements include appropriate provisions for all taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. MDJB has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any taxes. MDJB is not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against MDJB, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of taxes, interest or penalties, against MDJB.

          (b) Neither MDJB nor the Shareholders has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of
Section 368 of the Code.

          Section 5.13. Accounts Receivable. All of the Accounts receivable of MDJB as reported on the Financial Statements and the Interim Financial Statements represent bona fide claims against debtors for

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


sales made or services performed in the ordinary and usual course of business and in accordance with applicable orders, contracts, standards or requirements. Such receivables are, and shall be, subject to no defenses, counter-claims or rights of setoff and, other than collected amounts of such receivables as of the date of this Agreement, will be fully collectible in the ordinary and usual course of business without unreasonable cost to Acquisition in collection efforts, except to the extent of any reserve with respect thereto expressly set forth in said financial statements.

          Section 5.14 . [Intentionally Omitted.]

          Section 5.15. Condition of Assets. The December 31, 1994 balance sheet of MDJB included in the Financial Statements reflects all of the properties and assets of MDJB except for (i) property and assets disposed of or acquired by MDJB since December 31, 1994 in the ordinary and usual course of business and consistent with the representations and warranties of MDJB contained herein, and (ii) leased properties and assets. All of the properties and assets of MDJB are in good operating condition, free from any defect, ordinary wear and tear excepted.

          Section 5.16. Title to Assets. Except as otherwise set forth on
Schedule 5.16 hereto, MDJB has good and marketable title to the assets that are material to the operation or conduct of its business, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, and defects in title. As of the Closing Date, MDJB will have good and marketable title to such properties and assets, free and clear of any and all liens, encumbrances, security agreements, equities, options, claims, charges, pledges, restrictions, encroachments, defects in title and easements except as otherwise set forth on Schedule 5.16 hereto.

          Section 5.17. Inventory. The inventory of MDJB as reported on the Financial Statements and Interim Financial Statements will consist solely of items of a quality and quantity usable or saleable in the normal course of business, subject to normal obsolescence in accordance with MDJB's historical operations.

          Section 5.18. Prepaid Items, etc. The prepaid items recorded on MDJB's balance sheet included in the Financial Statements and Interim Financial Statements constitute a full and complete presentation of each and every prepaid item which MDJB is entitled to list, in accordance with GAAP on the asset side of its balance sheet.

          Section 5.19. Intellectual Property. Schedule 5.19 hereto, constitutes a true and complete list of all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications and product composition formulae owned or used by MDJB including without limitation the trade name "Colorado Tech College" (collectively, "Intellectual Property"). MDJB owns or possesses adequate licenses or other rights to use all trademarks, certification marks, trade names, service marks, copyrights, patents, patent applications, trade secrets, product composition formulae, computer programs, product development records and other proprietary processes and information used in its business, and the same are sufficient in all respects to conduct the business as currently conducted. Except as described in Schedule 5.19 hereto, MDJB is not required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted or as proposed to be conducted. All patents, patent applications and rights to inventions or discoveries (whether or not patentable) owned or held by any officer, director, stockholder, employee, consultant or

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



agent of MDJB relating to the business of MDJB have been duly and effectively transferred to MDJB and, except as described on Schedule 5.19 hereto, to the best of our knowledge, none of the operations of MDJB infringe, and no one has asserted to MDJB that such operations do infringe, the patents, patent applications, trademarks, certifications marks, trade names, service marks, trade secrets or other intellectual property rights of anyone.

          Section 5.20. Real Property. Schedule 5.20 constitutes a true and complete list of all leaseholds of real property leased by MDJB or to which MDJB may have any leaseholds rights (the "Premises"). Acquisition is aware of MDJB's Plans to acquire an additional 3,700 square feet of space by subleasing from an existing Tenant such space in the building currently occupied by MDJB. With respect to each and every parcel of land described in Schedule 5.20 hereto and the portion of the buildings, structures and improvements thereon leased by MDJB (collectively, the "Facilities"):

          (a) except as otherwise disclosed on Schedule 5.20 there are no outstanding written or oral leases or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Facilities or any part or parts thereof;

          (b) except as a matter of record, no person, firm or corporation other than MDJB has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Facilities or any part or parts thereof;

          (c) there have been no improvements to, construction on, work done at, and/or services or material supplied to, the Facilities or any part or parts thereof since January 1, 1995;

          (d) MDJB is not in violation of or in default under the terms of any oral or written lease or other agreement covering or in any way affecting the Facility;

          (e) the Facilities are subject to a valid certificate of occupancy and are sufficient and adequate for the conduct and the operation of the business of MDJB;

          (f) MDJB has not granted to any person, firm or corporation any right or rights in and to the Facilities or any part or parts thereof which would prevent or interfere with Acquisition's occupancy and possession of the Facilities; and

          (g) to the best of MDJB's and the Shareholders' knowledge, MDJB has performed all obligations imposed by any governmental authority in connection with the improvement of the Facilities.

          Section 5.21. Buildings. Each of the Facilities constituting part of the Premises is of sound structural integrity, ordinary wear and tear excepted and is usable and adequate for its intended purpose and to conduct the business of MDJB as such business is now being conducted.

          Section 5.22. Utilities. There are no restraints respecting availability of public utilities, including, but not limited to, adequate amounts of water, sewer, gas and electricity and the Facilities are adequately serviced by all such utilities; all payments, assessments, deposits and other charges relating to such utilities and any other existing on-site improvements or off-site improvements (including public or quasi-public utilities or services) have been paid in full to the extent that they are due.

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



          Section 5.23. Machinery and Equipment. MDJB owns or has adequate rights to all machinery and equipment (including, without limitation, machinery and equipment under development or construction) used or necessary for use in its trade or business, and all such machinery and equipment is in operating condition and free from any defect, ordinary wear and tear excepted.

          Section 5.24. Vehicles. MDJB owns all cars, trucks, and other motor vehicles used or necessary for use in its trade or business and each such car, truck, aircraft or motor vehicle is in good operating condition and free from any defect and is identified and listed on Schedule 5.24 hereto.

          Section 5.25. Brokers. MDJB has not engaged any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby.

          Section 5.26. Contracts. Schedule 5.26 hereto constitutes a true and complete list of each Contract or agreement requiring aggregate payments by MDJB or receipt by MDJB, of in excess of $10,000 and to which MDJB is a party, or by which any MDJB or its assets is bound, in any respect, including, but not limited to, each such contract which is:

          (a)  a license or a lease;

          (b) a contract, agreement or commitment for the purchase, sale or lease of materials, equipment, real or personal property, capital assets or supplies;

          (c) a contract, agreement or commitment for the sale by MDJB of products or the performance of any services;

          (d) a management, advisory or collective bargaining agreement or a non-competition or nondisclosure agreement;

          (e) a pension, profit sharing, bonus, retirement, deferred compensation, stock option, employee stock purchase, insurance or other employee benefit plan or arrangement;

          (f) a contract or agreement with an agent, dealer or sales representative or franchisee;

          (g) a contract or agreement with employees, consultants, stockholders, directors or officers, or any agreement relating to a power of attorney;

          (h) a loan or guaranty agreement, credit agreement, note or other evidence of indebtedness, forward contract, consignment agreement, custody agreement, or indenture or instrument evidencing liens or secured transactions (exclusive of the contracts, agreements and the like referred to in subsection
(k) below);

          (i) a contract, license or other agreement relating to a patent, invention or discovery (whether or not patentable), trade secret, trademark, service mark, certification mark, trade name or copyright or application for any of the foregoing;

          (j)  a contract of insurance; or

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          (k) notwithstanding the foregoing $10,000 threshold, Schedule 5.26 includes a copy of each form of agreement between MDJB and its students and an accounts receivable listing relating to the rendering of services to students and/or to the receipt of payment by MDJB for such services from any student, governmental entity or other source.

Each of the contracts or agreements listed in Schedule 5.26 hereto is in full force and effect, is a valid, binding and enforceable obligation by or against MDJB and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default or breach thereunder of MDJB. MDJB has delivered or caused to be delivered or made available to Acquisition correct and complete copies of each contract or agreement listed in Schedule 5.26 hereto and all modifications or amendments thereto, and every oral contract or agreement is listed on Schedule 5.26, and all modifications or amendments thereto, are correctly and completely summarized in all material respects on Schedule 5.26 hereto.

          Section 5.27. Assets Sufficient. The assets owned or leased by MDJB constitute all the property, real and personal, tangible and intangible, and are sufficient for the conduct of MDJB's business as currently conducted. Except as set forth on Schedule 5.27 no such asset is subject to or held under any lease, mortgage, security agreement, conditional sales contract or other title retention agreement, or is other than in the sole possession and control of MDJB.

          Section 5.28. Litigation. Except as set forth in Schedule 5.28 hereto, there is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or to the best of MDJB's and the Shareholders' knowledge threatened against or affecting MDJB or involving any of its property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To the best of MDJB's and the Shareholders' knowledge there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation. MDJB is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

          Section 5.29. Compliance with Laws. To the best of MDJB's and the Shareholders' knowledge, MDJB has complied with all laws, municipal by-laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business. Without limiting the generality of the foregoing, MDJB is in compliance in all material respects with:

          (a) all applicable laws relating to the protection of human health and safety, including, without limitation, the Occupational Safety and Health Act of 1970, as amended, and all regulations and standards issued thereunder by the Secretary of Labor or the Occupational Safety and Health Administrator or other governmental agency or authority acting at any time thereunder;

          (b) all applicable laws relating to protection of the environment, including, without limitation, the Resource Conservation and Recovery Act ("RCRA") and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA");


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



          (c) all applicable laws administered by the Department of Education or by any state or local governmental entity with jurisdiction over education matters including, without limitation, all government programs for grants or financial aid to students and accreditation of educational institutions;

          (d)  all applicable laws relating to equal employment opportunity; and

          (e) all zoning, building and other laws, ordinances, rules, regulations, plans and directives of governmental authorities, Boards of Fire Underwriters and other entities having jurisdiction, as well as all private restrictions and covenants (whether or not registered or of record), in each case without reliance on non-conforming use or similar rule.

          Except as set forth in Schedule 5.29 hereto, MDJB has not received any notice or citation for noncompliance with any of the foregoing, and to the best of MDJB's and the Shareholders' knowledge, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing.


          Section 5.30.  Compliance with Title IV Programs.

          (a) Schedule 5.30 hereto lists all agreements between MDJB and ED or any other governmental unit, agency, body or instrumentality relating to any federal program for the funding of student loans or other forms of financial aid for education under the Title IV Programs (the "Financial Aid"). Each of such agreements listed in Schedule 5.30 hereto is in full force and effect, is a valid, binding and enforceable obligation by or against MDJB and to the best of MDJB's and the Shareholders' knowledge, no event has occurred which constitutes or, with the giving of notice or the passage of time, or both, would constitute, a default or breach thereunder. MDJB has delivered or caused to be delivered to Acquisition correct and complete copies of each contract or agreement listed in Schedule 5.30 hereto and all modifications and amendments thereto.

          (b) Schedule 5.30 hereto also lists each program pursuant to which Financial Aid is provided to or on behalf of MDJB including a description of whether such Financial Aid is provided pursuant to the Pell Grant Program, 20 U.S.C. 1070(a), et seq., the Guaranteed Student Loan Program, including the Stafford Loan Program, 20 U.S.C. 1071, et seq., the Plus Program, 20 U.S.C. 1078-2 and the Supplemental Loans for Students Program, 20 U.S.C. 1078-1, the Perkins Loan Program, 20 U.S.C. 1087(aa), et seq., the Supplemental Educational Opportunity Grant Program, 20 U.S.C. 1070(b) et seq. and the College Work-Study Program, or otherwise.

          (c) Except as set forth on Schedule 5.30 hereto, to the best knowledge of MDJB and the Shareholders, there exists no set of facts which could have an adverse effect on the ability of Acquisition to enter into a program participation agreement with ED.

          (d) MDJB has, for the fiscal years 1991 and 1992, a published cohort default rate of 12.1%, 16.8% respectively, and for fiscal year 1993, a pre-published cohort default rate of 11.9%.


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          (e) MDJB has previously delivered to Acquisition true and complete copies of all correspondence received or sent by or on behalf of MDJB during the past three (3) years from or to the U.S. Department of Education or any other governmental or regulatory authority having jurisdiction over the provision, funding or approval of the Financial Aid. This shall include, without limitation (i) any documentation relating to the agreements described in Section 5.30(a) above; (ii) any reports relating to any audits, program reviews or examinations conducted by ED or others; (iii) notices or correspondence concerning the qualification of any of MDJB for the receipt of the Financial Aid; and (iv) notices or correspondence indicating an intention to withdraw, suspend or terminate the provision of Financial Aid to MDJB.

          (f) Except as set forth on Schedule 5.30 hereto, MDJB is and during the past five (5) years has been in compliance in all material respects with any and all applicable statutes pursuant to which it receives Financial Aid, including, without limitation, those described in Section 5.30(b) hereof, and all regulations promulgated thereunder. Without limiting the generality of the foregoing, except as otherwise described in Schedule 5.30 hereto MDJB (i) maintains cash balances in the Title IV federal funds account not in excess of its three-business day requirements and (ii) to the best of MDJB's and the Shareholders' knowledge, is in compliance with applicable Federal statutes and regulations governing record keeping and student file maintenance and information disclosure requirements to students and others in connection with the provision of its Financial Aid.

          (g) To the best knowledge of MDJB and the Shareholders, from 1989 to present no principal, affiliates (as those terms are defined in 34 C.F.R. part
85) owners, stockholders, trustees, or any other individual or entity holding an ownership interest in MDJB, whether legal or equitable, is or has been a principal, affiliate, owner, stockholder or trustee or holds an ownership interest, whether legal or equitable in any other Title IV participating institutions other than as disclosed in Schedule 5.30. No Title IV participating institution is, or has been, administered commonly, jointly or in conjunction with MDJB.

          Section 5.31. Institutional Approval and Accreditation. Schedule
5.31 hereto lists each state and governmental department and/or agency and independent accrediting commission that has authorized, licensed and accredited the Institution operated by MDJB, including, without limitation, the NCA and the department of education, or other similar state agency, in Colorado ("State Authorization"). Except as otherwise set forth on Schedule
5.31 hereto, the Institution operated by MDJB, as described on Schedule 5.31 hereto, has received all necessary licenses, permits, approvals and accreditation necessary for its existing operation and receipt of Financial Aid, including, without limitation, State Authorization and accreditation by the NCA, and to the best of MDJB's and the Shareholders' knowledge, is in compliance with the terms of all such licenses, permits, approvals and accreditations.

          Section 5.32. Environmental Matters. Except as set forth on Schedule
5.32 hereto, MDJB has not stored, nor is storing, any hazardous wastes, as defined by RCRA, for ninety days or more, and:

          (a) MDJB has not generated, stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substance for itself or for any other person or entity, nor has any other person or entity stored, transported, recycled, disposed of or otherwise handled in any way any waste material or hazardous substances;


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



          (b) there are no locations where any waste material or hazardous substances from the operation of MDJB have been stored, treated, recycled or disposed of;

          (c) to the best of MDJB's knowledge, there are no Contaminants (as defined hereinbelow) located on or within the Premises;

          (d) there is no ongoing release and there has been no past release of Contaminants into the environment from the operation of the business of MDJB;

          (e) there are no PCBs nor any asbestos contained in or otherwise parts of the Premises or the Facilities and no product compositions used in the business of MDJB contain more than five percent of the element beryllium;

          (f) MDJB has not been required by any governmental authority to make any expenditure to achieve or maintain compliance with any environmental standard;

          (g) MDJB has no knowledge of any information indicating that any person, including any employee, may have impaired health or that the environment may have been damaged as the result of the operation of the business of MDJB or as the result of the release of Contaminants from the Premises or the Facilities; and

          For the purposes of Section 5.32(c), (d) and (g), the term "Contaminants" includes any pollutant, waste materials, petroleum and petroleum products and hazardous substances, as defined by CERCLA.

          Section 5.33. Insurance. MDJB has in full force and effect (with no overdue premiums) the policies of insurance, or renewals thereof, in the amounts and for the periods set forth in Schedule 5.33 hereto, which Schedule constitutes a true and complete list of all policies of insurance to which MDJB is a party that relate to its assets or operations. To the best of MDJB's and the Shareholders' knowledge, such policies adequately cover all risks reasonably foreseeable in the operation and conduct of MDJB's business. MDJB has not received any notices of, or been threatened with, cancellation with regard to its policies of insurance. The policies listed on Schedule 5.33 will remain in full force and effect through the Closing Date and the consummation of the transactions contemplated herein.

          Section 5.34. Licenses, Permits and Approvals. To the best of MDJB's and the Shareholders' knowledge, MDJB has all licenses, permits, approvals, qualifications or the like, issued or to be issued to MDJB by any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise) or any third party necessary for the conduct of such MDJB's trade or business and all such items are in full force and effect. Except as set forth on Schedule 5.34 hereto, no registration with, approval by, consent or clearance or other action from or prenotification to any governmental agency or any third party is required in connection with the execution and performance of this Agreement by of MDJB.

          Section 5.35. Employee Compensation and Agreements with Affiliates.
Schedule 5.35 hereto constitutes a true and complete list of all the stockholders, directors and officers of MDJB and all employees of MDJB earning or receiving more than $60,000 annually from MDJB. Except as set forth and described on such Schedule, to the best of MDJB's and the Shareholders' knowledge, no

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







stockholder, directors or officers and no employees listed thereon nor any affiliate of any such person has, either directly or indirectly:

          (a) an interest in any corporation, partnership, proprietorship, association or other person or entity which furnishes or sells those services or products which are furnished to or sold by MDJB; or

          (b) a beneficial interest in any contract or agreement to which MDJB is a party or by which MDJB or its properties are bound.

          For the purpose of this Agreement, the term "affiliate" means any person that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any such person or, directly or indirectly, is related to or otherwise associated with any such person.

          Section 5.36. Labor Relations. In general, MDJB has good and amicable relations with its employees, and does not have any reason to believe that this situation will change or that any collective representation of the employees has been or is being considered by such employees.

          Section 5.37. True Copies. All documents furnished or caused to be furnished to Acquisition by MDJB are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

          Section 5.38 Access to Data. MDJB, each of the Shareholders or their representative(s), if any, has been afforded the opportunity to obtain any information in connection with any representations or information supplied to MDJB and has had all of his/her/its inquiries to Acquisition answered in full, and has been furnished all requested materials relating to Acquisition. He/She/It acknowledges receipt of Whitman's report on Form 10-K for the year ended March 31, 1995, reports on Form 10-Q for the quarters ended June 30, 1994, September 30, 1994 and December 31, 1994, and proxy statement dated September 24, 1994 respecting the annual meeting held on October 20, 1994.

          Section 5.39. Survival of Representations and Warranties of MDJB and the Shareholders. The representations and warranties made in Article V of this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective time with the same force and effect as though such representations and warranties had been made at the Effective Time, and shall survive the Effective Time until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB.




                                  ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF WHITMAN AND ACQUISITION

          The following representations and warranties are made by Acquisition and Whitman to MDJB:


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







          Section 6.01. Organization and Capitalization. Each of Whitman and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey as to Whitman, and Delaware as to Acquisition and authorized to do business in all jurisdictions where the conduct of their business makes such authorization necessary.

          Section 6.02. Authority for Agreement. The Board of Directors of each of Whitman and Acquisition has approved this Agreement and has authorized the execution and delivery hereof. Each of Whitman and Acquisition has full power, authority and legal right to enter into this Agreement and, to consummate the transactions contemplated hereby subject to the approval of the Shareholders of Whitman. This Agreement has been duly executed and delivered by each of Whitman and Acquisition and is a legal, valid and binding obligation of each of Whitman and Acquisition, enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general.

          Section 6.03. No Violation to Result. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby:

          (a) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of Acquisition or Whitman or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which Acquisition or Whitman is a party or by which Acquisition or Whitman or any of their respective properties or assets are bound;

          (b) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;

          (c) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to either Acquisition or Whitman; and

          (d) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon the properties or assets of either Acquisition or Whitman.

          Section 6.04. SEC Filings. Neither Whitman's report on Form 10-K for the year ended March 31, 1995 nor reports on Form 10-Q for the quarters ended June 30, 1994, September 30, 1994 and December 31, 1994 (each such document having been delivered to MDJB) contained, as of their respective dates, any untrue statement of a material fact, or omitted to state any material fact necessary to make the statements or facts contained thereon, in light of the circumstances under which they were made, not misleading. Whitman is in material compliance with all applicable SEC rules and regulations.

          Section 6.05. No Adverse Changes. After March 31, 1995 to the date of this Agreement, except as disclosed in Schedule 6.05 hereto there has not been any:


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          (a) actions which have resulted in or, to the best of Whitman's knowledge, may result in a Material Adverse Effect on the assets, liabilities, business, condition (financial or otherwise), operations or results of Whitman and its Subsidiaries taken as a whole;

          (b) failure to operate the business of Whitman or its Subsidiaries in the ordinary course consistent with past practice; or

          (c) revaluation by Whitman of any material assets of Whitman or its Subsidiaries including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or

          (d) issuance by Whitman of any shares of stock or other equity securities (other than pursuant to any stock option plans, employee benefit plans, or obligations to employee or directors).

          Section 6.06. Whitman Common Stock. As and when required by the provisions of this Agreement and subject to the terms and conditions hereof, Whitman will reserve for issuance and issue shares of Whitman Common Stock to the shareholders of MDJB. The shares of Whitman Common Stock to be issued in accordance with this Agreement will have been duly authorized and upon such issuance will be validly issued, fully paid and nonassessable and will be registered under the Securities Act of 1933, as amended pursuant to the Registration Statement.

          Section 6.07 Ownership of Acquisition. All of the outstanding shares of capital stock of, and all other ownership interest in, Acquisition (i) are validly issued, fully paid and non- assessable and free of any preemptive rights, and (ii) are owned by Whitman, free and clear of all liens, claims, pledges, agreements or encumbrances, such that Whitman directly owns the entire equity interest in Acquisition.

          Section 6.08 Tax Matters. Neither Whitman nor Acquisition has taken or agreed to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of Section 368 of the Code.

          Section 6.09 Litigation. Except as set forth on Schedule 6.09 hereto, there is no litigation, suit, proceeding, action, claim or investigation, at law or in equity, pending or to the best of Whitman's knowledge, threatened against or effecting Whitman or its Subsidiaries or involving any of their respective property or assets, pursuant to which an adverse determination in such matter would have a Material Adverse Effect on Whitman and its Subsidiaries taken as a whole.

          Section 6.10 Full Disclosure. The Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q furnished by Whitman to MDJB pursuant to this Agreement, the information contained in the Schedules referred to in this Agreement and the disclosure relating to Whitman and its Subsidiaries to be included in the Registration Statement does not and will not contain any untrue statement of a material fact and does not and will not omit to state any material fact necessary to make such information not misleading.


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          Section 6.11 Access to Data. Whitman, Acquisition and their representatives, if any, have been afforded the opportunity to ask questions of representatives of MDJB in connection with the representations and information supplied by MDJB and have been furnished all requested materials relating to MDJB.

          Section 6.12. True Copies. All documents furnished or caused to be furnished to MDJB by Acquisition or Whitman are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

          Section 6.13. Survival of Representations and Warranties of Whitman and Acquisition. The representations and warranties of Acquisition and Whitman made in this Agreement are correct, true and complete as of the date hereof and will be correct, true and complete as at the Effective Time with the same force and effect as though such representations and warranties had been made at the Closing Date, and shall survive the Effective Time until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB.

                                  ARTICLE VII

                                MDJB'S CONDUCT
                    AND TRANSACTIONS PRIOR TO CLOSING DATE
                   AND CERTAIN AGREEMENTS; CERTAIN COVENANTS

          Section 7.01. Access to Properties and Records. (a) MDJB (which shall be deemed to include Colorado Tech for purposes of this Article VII unless the context clearly provides otherwise) shall afford to the officers, employees, attorneys, accountants and other authorized representatives of Acquisition, free and full access to all of MDJB's assets, properties, Books and Records, and employees in order to afford Acquisition as full an opportunity of review, examination and investigation as Acquisition shall desire to make of the affairs of MDJB, and Acquisition shall be permitted to make extracts from, or take copies of, such books, records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and MDJB shall furnish or cause to be furnished to Acquisition such reasonable financial and operating data and other information about MDJB's business, properties and assets which any of Acquisition's respective officers, employees, attorneys, accountants or other authorized representatives may request provided that Acquisition and its agents shall give advance notice to MDJB of any intended visit to any Facility or meeting with MDJB's employees and shall not unreasonably interfere with the operations of MDJB's business.

          (b) Until the Merger has been consummated (and if the Merger is not consummated, at all times hereafter), MDJB, Whitman and Acquisition will not disclose or use any information obtained in the course of their respective investigations. If the proposed Merger is not consummated, Whitman and Acquisition and its representatives will return all documents, worksheets and data to MDJB and MDJB and its representatives will return all documents, worksheets and data to Whitman and Acquisition and, except as required by law neither party shall discuss or release information to any third person (except the attorneys, accountants and representatives of the parties) with respect to such unconsummated Merger. Such obligation of confidentiality shall not extend to any information which is shown to have been previously known by MDJB, Whitman or Acquisition, as the case may be, or generally known to

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others engaged in the same trade or business as MDJB, Whitman or Acquisition or made known to MDJB, Whitman or Acquisition or the public by a third party.

          Section 7.02. Interim Covenants of MDJB. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by Acquisition or as otherwise set forth in Schedule 7.02 hereto, MDJB shall take all necessary action so that:

          (a) MDJB shall keep its business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, and shall use its good faith efforts to keep available the services of its directors, officers, employees and agents and to maintain the goodwill and reputation associated with its business. Acquisition acknowledges that Marilyn Sullivan intends to resign as an employee of Colorado Tech and from the Board of Directors of MDJB and Colorado Tech;

          (b) MDJB shall not make any change in its constituent documents, i.e., Certificate of Incorporation or by-laws;

          (c) MDJB shall exercise its good faith efforts to maintain all of its properties and assets that are material to the operation or conduct of its business, tangible or intangible, in good operating condition and repair, and take all reasonable steps necessary to keep its operations functioning properly, ordinary wear and tear excepted;

          (d) MDJB shall not purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or subject to lien or security interest or any other encumbrance properties or assets other than in the ordinary and usual course of its business consistent with past practices and with the representations and warranties contained herein and not in breach of any of the provisions of this Article VIII; and in the case of assets having a replacement value of $1,000 or more, for a consideration at least equal to the fair value of such property or asset;

          (e) MDJB shall not, other than in the ordinary and usual course of its business consistent with past practices, grant any salary increase to, or increase the draw of, any of its officers or directors, or enter into any new, or amend or alter any existing, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, any employment agreement with any officer or any consulting agreement;

          (f) MDJB shall not incur any bank indebtedness or make any borrowings, or issue any commercial paper other than in the ordinary and usual course of its business consistent with past practices;

          (g) MDJB shall not pay any obligation or liability (fixed or contingent) or discharge or satisfy any lien or encumbrance, or settle any claim, liability or suit pending or threatened against it or any of its properties, except for current liabilities included in the Financial Statements or Interim Financial Statements and current liabilities incurred between the date of this Agreement and the Closing Date in

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the ordinary and usual course of its business consistent with past practices and with its representations and warranties contained herein and not in breach of any of the provisions of this Article VII;

          (h) MDJB shall not enter into any leases of real property or equipment and machinery other than in the ordinary and usual course of its business consistent with past practices and except for an additional 3,700 square feet of leased space;

          (i) MDJB shall not, without first obtaining the written consent of Acquisition, enter into any contract, agreement or commitment, including without limiting the generality of the foregoing, any contract, agreement or commitment (A) for the purchase of any materials or supplies, if such contract, agreement or commitment exceeds $50,000 individually and is outside the ordinary course of MDJB's business, except for the acquisition and installation of its planned Student Information System which is described on
Schedule 7.02 hereto and is hereby approved by Whitman and Acquisition; or (B) in which any person listed on Schedule 5.35, any affiliate of such person or any Shareholder of MDJB has any beneficial interest;

          (j) MDJB shall not, other than in the ordinary course of its business consistent with past practices, further encumber or permit to be further encumbered any of its properties or assets;

          (k) MDJB shall not form any subsidiary and, except as otherwise set forth in Schedule 7.02(k) hereof, it shall not issue, grant, sell, redeem, combine, change or purchase any shares, notes or other securities or make any commitments to do so;

          (l) MDJB shall not effect any subdivision of its outstanding capital stock, purchase or, except as otherwise set forth in Schedule 7.02 (k) hereof, redeem any capital stock, or declare, make or pay any dividend, distribution or payment in respect of its capital stock;

          (m) MDJB shall not, other than in the ordinary course of its business consistent with past practices, grant or issue any options, warrants or other rights to acquire any capital stock or other of its equity securities, whether by conversion or otherwise, or make any commitment to do so;

          (n) MDJB shall not, other than in the ordinary and usual course of its business consistent with past practices, curtail purchases or accelerate shipments beyond customer requirements, or modify, amend, cancel or terminate any existing contracts or agreements; and

          (o) MDJB shall maintain in full force and effect each of the policies of insurance listed on Schedule 5.33 hereto.

                   Section 7.03. Information. MDJB shall furnish Acquisition, upon request, with all information concerning MDJB reasonably required for inclusion in the Registration Statement or any application made by Acquisition to the SEC or any governmental or regulatory body in connection with the transactions contemplated by this Merger, including, without limitation, the consolidated financial statements of MDJB, including the required accountant's reports and consents, necessary for the preparation of the Registration Statement.


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          Section 7.04. Interim Financial Statements of MDJB. As soon as practicable but in any event within 30 days after the end of each month after the date of this Agreement, MDJB will deliver to Acquisition unaudited balance sheets of MDJB as at the end of such month and as at the end of the comparative month of the preceding year, together with the related unaudited statements of income for the month then ended (including changes in stockholders' equity and cash flows on a quarterly basis). All such financial statements shall fairly present the financial position, results of operations and cash flows of MDJB as at or for the periods indicated, in accordance with GAAP except as otherwise indicated in such statements, and such financial statements shall be accompanied by an opinion of the chief financial officer of MDJB to such effect.

          Section 7.05. Public Announcements. Acquisition and MDJB will consult with each other with respect to any announcement to the public or any statement to their employees generally concerning or relating to the Merger. Prior to the Closing Date neither Acquisition nor MDJB will make any announcement to the public without the prior written consent of the other, except for announcements which Acquisition believes on the written advice of its counsel to be required by applicable securities laws or stock exchange rules. MDJB shall be provided with a copy of such announcement.

          Section 7.06. Notice of Breach. (a) Whitman and Acquisition will promptly give notice to MDJB of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by Acquisition or a failure by Acquisition to comply with any covenant, condition or agreement contained herein.

          (b) MDJB will promptly give notice to Acquisition of the occurrence of any event or the failure of any event to occur that results in a breach of any representation or warranty by MDJB or a failure by MDJB to comply with any covenant, condition or agreement contained herein.

          (c) MDJB shall promptly notify Whitman and Acquisition of (i) any material change in its condition, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity, (iii) the institution or the threat of material litigation involving MDJB or any Subsidiary or (iv) any event or condition that might reasonably be expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. As used in the preceding sentence, "material litigation" means any case, arbitration or other adversary proceeding or other matter which would have been required to be disclosed pursuant to Section 5.28 if in existence on the date hereof. MDJB shall also promptly notify Whitman and Acquisition of any adverse development involving any matter disclosed on an exhibit hereto in response to Section 5.28 which shall occur after the date hereof and in any event MDJB shall regularly advise Whitman and Acquisition of significant changes in the status of any such matters.

          (d) Whitman shall promptly notify MDJB of any event or condition that might reasonably be expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time.

          Section 7.07. Representations. Whitman, Acquisition and MDJB (a) will take all reasonable action necessary to render accurate as of the Closing Date their respective representations and warranties contained herein, (b) will refrain from taking any action which would render any such representation or

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warranty inaccurate in any material respect as of such time, and (c) will use their good faith efforts to perform or cause to be satisfied each covenant or condition to be performed or satisfied by them.

          Section 7.08. Negotiations with Third Parties. Neither MDJB nor the Shareholders will furnish any information to, or initiate or participate in discussions or negotiations with, third parties relating to, or otherwise cause or seek to cause or permit to occur any merger, sale or other disposition of any substantial part of the assets or stock of MDJB.

          Section 7.09. S-4; Regulatory Matters.

          (a) Whitman, Acquisition and MDJB shall promptly prepare and file with the SEC the Proxy Statement and Whitman and Acquisition shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement shall be included. Each of Whitman and Acquisition shall provide reasonable opportunity for the other to review and comment upon the contents of the Proxy Statement and the Registration Statement and shall not include therein or omit therefrom any information to which counsel to the other shall reasonably object. After the date of the mailing of the Proxy Statement, each of Whitman, Acquisition and MDJB agrees promptly to notify the other of and to correct any information which either of them shall have furnished for inclusion in the Proxy Statement that shall have become false or misleading in any material respect. Each of Whitman, Acquisition and MDJB shall use best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, except that Whitman shall have the right to delay the declaration of effectiveness of the Registration Statement for a period of up to twenty-five business days to permit the disclosure of material information concerning Whitman or its Affiliates. Whitman shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Whitman Common Stock in the Merger.

          (b) Whitman, Acquisition and MDJB shall cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings and to obtain the requisite regulatory approvals and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable following MDJB's Stockholders' Meeting.

          Section 7.10. Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as reasonably practicable, including, without limitation, using their respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and to cause any of the conditions to the Closing hereunder which are to be satisfied by such party to be satisfied. Whitman shall, and shall cause its Subsidiaries, as it relates to their contracts, agreements, regulations, rules, etc., to use their best efforts to obtain consents of all third parties and Governmental Entities necessary or, in the reasonable opinion of MDJB, desirable for the consummation of the transactions contemplated by this Agreement. MDJB shall, and shall cause its Subsidiaries, as it relates their contracts, agreements, regulations, rules, etc., to use their best efforts

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to obtain consents of all third parties and Governmental Entities necessary or, in the reasonable opinion of Whitman, desirable for the consummation of the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of Whitman shall be deemed to have been granted authority in the name of MDJB to take all such necessary or desirable action. MDJB, Whitman and MDJB, as the case may be, upon request, shall deliver to the other party hereto such appropriate certifications or opinions by such party's officers or counsel as such other party shall reasonably request under the circumstances.

          Section 7.11. Whitman's Notice of Breach. Whitman shall promptly notify MDJB of (i) any material change in its condition, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental entity or (iii) institution or threat of material litigation involving Whitman or any Subsidiary with respect to Whitman and its Subsidiaries or (iv) any event or condition that might reasonably expected to cause any of its representations, warranties or covenants set forth herein not to be true and correct in all material respects as of the Effective Time. "Material Litigation" shall have the meaning ascribed in Section 7.06 hereof with respect to Whitman and its Subsidiaries

          Section 7.12. Affiliates. At least forty days prior to the Closing Date, MDJB shall deliver to Whitman and Acquisition a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of MDJB, "Affiliates" of MDJB for purposes of Rule 145 under the Securities Act. MDJB shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Whitman and Acquisition prior to the Closing Date a written "Affiliates" agreement, in customary form, providing that such person shall dispose of the Whitman Common Stock to be received by such person in the Merger only in accordance with applicable law and, in addition, in such agreement, such Affiliate shall represent that they have no present plan or intention to dispose of any such shares of Whitman capital stock.

          Section 7.13 Whitman's Quarterly Reports on Form 10-Q. Commencing upon the date of execution of this Agreement and continuing to the earlier to occur of (i) the Effective Time and (ii) the termination of this Agreement, Whitman shall provide to MDJB a copy of its quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission promptly upon the filing of such reports with the Commission.

                                 ARTICLE VIIA

               PERFORMANCE BY THE PARTIES SUBSEQUENT TO CLOSING

          Section 7A.1. Covenants of Whitman and Acquisition Pending Expiration of the Condition Subsequent. Whitman and Acquisition covenant and agree with MDJB and its Stockholders that from and after the Closing and until the satisfaction of the condition subsequent described in Section 7A.4 hereof (the "Condition Subsequent") or the exercise of Whitman's Rescission Right (as provided herein), unless otherwise agreed in writing by a majority in interest of the Stockholders, Whitman and Acquisition (i) shall not mortgage, pledge, assign, sell or otherwise transfer any of the assets of MDJB or Colorado Tech other than in the ordinary course of Whitman's and Acquisition's business,
(ii) shall conduct the

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business, operations, activities and practices of the Institution and
Whitman's and Acquisition's business acquired pursuant to the Merger in the usual and ordinary course, consistent with past practices, (iii) shall use its best efforts to preserve the business organization of Colorado Tech intact, continue the present services of MDJB's and Colorado Tech's employees at the Closing (which efforts shall include maintaining in all material respects existing employee benefit plans and 401(k) plans), and preserve the goodwill of the suppliers, students and others with whom MDJB or Colorado Tech has a business relationship, (iv) shall use reasonable efforts to maintain the tangible property of MDJB and Colorado Tech in the same condition as it now exists, ordinary usage, wear and tear excepted, (v) shall not breach any agreements necessary for Colorado Tech's operations including the operations of the Institution, (vii) shall not enter into any contract or commitment the performance of which may extend beyond the expiration of the Condition Subsequent, except those made in the ordinary course of its business, the terms of which are consistent with past practice and reasonable in light of current conditions, (viii) shall not sell, transfer, lease or otherwise dispose of any of the assets of MDJB or Colorado Tech other than sales of inventory in the ordinary course of business and consistent with past practice, (ix) shall not fail to pay prior to delinquency taxes and similar charges that might become a lien or charge upon any of the assets of MDJB or Colorado Tech, or (x) shall not waive or permit the loss of any substantial right.

          Section 7A.2. Financial Condition. Until the satisfaction of the Condition Subsequent or Whitman's exercise of the Rescission Right, Acquisition shall maintain sufficient, unimpaired equity capital as shall be acceptable to the ED and other governmental, quasi-governmental, or accrediting agency authorities including satisfaction of all applicable financial responsibility regulations and standards, so as to provide reasonable assurances that Acquisition shall be financially capable of obtaining Acquisition's Accreditations and Certifications and performing its obligations hereunder.

          Section 7A.3. Administration in Accordance with Accreditations and Certifications. Until the satisfaction of the Condition Subsequent or Whitman's exercise of the Rescission Right, Whitman and Acquisition shall administer and operate the Institution in accordance with all material federal and state laws, statutes, rules and regulations and in accordance with all permits, accreditations, authorizations and agreements issued by or entered into with any federal, state or local government, quasi-governmental or accrediting agency in any way regulating or otherwise relating to the administration and operation of the Institution. Subject to the terms and provisions of this Agreement, Whitman and Acquisition shall work in good faith to obtain any and all approvals from the ED, any state education regulatory authority and any other governmental, quasi-governmental or accrediting agency that may be necessary or appropriate to vest in Acquisition the right and authority to administer and operate the Institution and to certify Acquisition for participation in Title IV Programs in the same manner and to the same extent as Colorado Tech prior to the Merger.


          Section 7A.4. Condition Subsequent to Obligations of Whitman and Acquisition. (a) If within 120 calendar days after the Closing Date (the "ED Certification Period"), the ED has advised Whitman or Acquisition in writing that it does not intend to certify, whether absolutely or provisionally, Acquisition for participation in Title IV Programs, and after diligently pursuing an appeal of such decision for an additional 30 days, Whitman has been unsuccessful in securing the Certification, whether absolutely or provisionally, of Acquisition for participation in the Title IV Programs, Whitman shall (unless the ED Certification Period is extended as provided in subparagraph (c) hereof) rescind the Merger by giving written notice to each of the Stockholders to such effect (the "Rescission Right").

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Within ten (10) days of the date of Whitman's Rescission Right notice, Whitman shall (i) deliver to the former MDJB Stockholders all of the outstanding capital stock (including the corporate minute book, resolutions, etc.) of Acquisition so that each Stockholder receives such number of shares of Acquisition capital stock as equals his/her percentage interest in MDJB immediately prior to the Merger, (ii) cancel each share of Whitman Common
Stock comprising a portion of the Merger Consideration then held in escrow by Whitman or the Exchange Agent, (iii) transfer the aggregate Fractional Share Consideration comprising a portion of the Merger Consideration to a general operating account of Whitman for its benefit, and (iv) deliver the resignations of any officers and directors of Acquisition appointed by Whitman before or after the Merger. Upon satisfaction of Whitman's obligations in connection with its exercise of the Rescission Right, the Merger of Acquisition and MDJB shall be deemed rescinded. After giving effect to the exercise of the Rescission Right, Acquisition will be a corporation having identity of share ownership (both as to individual shareholders and as to ownership percentage) as that of MDJB preceding the Merger. Whitman shall neither be a shareholder of Acquisition following the exercise of the Rescission Right nor will any officer or director of Whitman have a similar position in Acquisition following the rescission. Each of Whitman, Acquisition, MDJB and the Stockholders acknowledge and agree that the sole purpose of the Rescission Right is to revert the parties to the position each occupied prior to the Effective Time of the Merger and treat each party as if the Merger had never been consummated.

          (b) Each of Whitman, Acquisition, MDJB and the Stockholders acknowledge and agree that during the ED Certification Period, Whitman will provide Acquisition with advances up to the amount of the funding that Colorado Tech would have received under Title IV Programs in the absence of Colorado Tech's termination from eligibility for funding under Title IV Programs as a result of the Merger (the "Advances"). In the event the Condition Subsequent is not satisfied, Whitman will continue to provide the Advances (on terms substantially similar to that provided by Whitman during the ED Certification Period) for a period of 120 days following the date of Whitman's notice of exercise of the Rescission Right (the "Post- Rescission Funding Period"). All Advances made by Whitman during the ED Certification Period and the Post-Rescission Funding Period shall be repaid by Acquisition as follows:

                   (i) all accounts receivable of Acquisition or Colorado Tech received by virtue of Title IV Program funding that would have been collected by Colorado Tech in the absence of the change of control resulting from the Merger and that are collected following Whitman's exercise of the Rescission Right, shall upon collection be dedicated and applied in full to the repayment of the Advances; and

                   (ii) the balance of the Advances remaining unpaid following the application of the accounts receivable as provided in subparagraph (a) above, solely as a result of such accounts receivable being uncollectable by reason of the change of control of Colorado Tech (exclusive of any bad debts for which reserves are provided in its financial statements), shall be converted to a term loan payable by Acquisition to Whitman, which term loan shall (i) have a term of (3) years, (ii) provide for monthly payments of principal in an amount necessary to amortize the loan in equal installments over its term and (iii) bear interest at a fixed rate equal to the prime rate of Citibank, N.A. in effect as of the date of Whitman's Rescission Right notice.


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          (c) Whitman and Acquisition may agree in writing to extend the ED
Certification Period by an additional period not to exceed 120 days.

          Section 7A.5. Disbursement of Title IV Funds. Each of MDJB and Colorado Tech agrees that they will continue to disburse Title IV funds in accordance with 34 C.F.R. ss. 668.26.

          Section 7A.6. Best Efforts to Satisfy Condition Subsequent. Whitman and Acquisition (with the cooperation and assistance of Colorado Tech and its employees) shall diligently pursue Certification, through timely and complete filings of the requisite documents and properly responding to inquiries of the ED. Prior to and after the Closing, Whitman, Acquisition, MDJB and Colorado Tech shall provide to the ED and to all state regulatory agencies and accrediting bodies all information reasonably required or reasonably requested by any of such agencies or bodies, and each of Whitman, Acquisition, MDJB and Colorado Tech shall use their best efforts to satisfy promptly all requirements and demands of the ED or of any such agency or body requisite to obtaining Certification , whether absolute or provisional, within the time period specified in Section 7A.4 hereof.

                                 ARTICLE VIII

                   CONDITIONS TO OBLIGATIONS OF THE PARTIES

          Section 8.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each of Whitman, Acquisition and MDJB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) The stockholders of MDJB shall have approved all matters relating to the Merger required to be approved by such stockholders by the vote required under the CBCA at the MDJB Stockholders' Meeting.

          (b) The stockholders of Whitman shall have approved all matters relating to the Merger required to be approved by such stockholders by the vote required under the New Jersey Business Corporation Act at the Whitman Shareholders' Meeting.

          (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) Neither Whitman, Acquisition nor MDJB shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger and no proceeding shall have been initiated by any Governmental Entity and be continuing seeking such an injunction. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation thereof illegal.

          (e) Whitman and Acquisition shall have received all state securities and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby.


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          (f) The shares of Whitman Common Stock which shall be issued to the holders of the Common Stock of MDJB upon consummation of the Merger shall have been authorized for trading on the American Stock Exchange subject to official notice of issuance.

          Section 8.02. Best Efforts to Satisfy Conditions. Acquisition shall diligently pursue certification, through timely and complete filing of the requisite documents and in promptly responding to inquires. Prior to the Closing, MDJB and Acquisition shall provide to the ED and to all state regulatory agencies and accrediting bodies all information required or reasonably requested by any of them, and Acquisition and MDJB shall use their best efforts to satisfy promptly all requirements and demands of the ED or any such agency or body requisite to obtaining certification or provisional certification as soon as practicable.


                                  ARTICLE IX

             CONDITIONS TO WHITMAN'S AND ACQUISITION'S OBLIGATIONS

          All obligations of Whitman and Acquisition under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived by Acquisition in writing.

          Section 9.01. Representations and Warranties True at the Closing Date. At the Closing Date, the representations and warranties of MDJB and Colorado Tech contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby and by the operations of MDJB and Colorado Tech as permitted by the provisions of Section 9.02 from the date hereof to the Closing Date, and at the Closing Date each of MDJB and Colorado Tech has delivered to Acquisition a certificate to such effect signed by the President and the Chief Financial Officer.

          Section 9.02. MDJB's Performance. Each of the obligations of MDJB and Colorado Tech to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Closing Date, and at the Closing Date each of MDJB and Colorado Tech shall have delivered to Acquisition a certificate to such effect signed by the President and the Chief Financial Officer.

          Section 9.03. Authority. All action required to be taken by, or on the part of, MDJB and Colorado Tech to authorize the execution, delivery and performance of this Agreement by MDJB and Colorado Tech and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of each such entity. This Agreement and the Merger shall have been approved and adopted by a majority of the shares of the MDJB Common Stock entitled to vote of the MDJB Shareholders' Meeting in accordance with the CGCL.

          Section 9.04. Opinion of MDJB's Counsel. Acquisition shall have been furnished an opinion or opinions of Norman A. Palermo, Esq., counsel to MDJB and Colorado Tech, dated the date of the Closing Date, in form substantially as set forth on Schedule 9.04 hereto.


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          Section 9.05. No Material Adverse Change. There shall have been, between the date hereof and the Closing Date, (i) no material adverse change in the condition, financial or otherwise, of MDJB or Colorado Tech, (ii) no resignations or terminations of, or indications of an intention or plan to resign, employment by a large number of employees such that the continued operations of MDJB's or Colorado Tech's business would be materially and adversely affected, and (iii) no terminations of, or indications of an intention or plan to terminate, the use to a material extent of the services of MDJB or Colorado Tech; and at the Closing Date each MDJB and Colorado Tech shall have delivered to Acquisition a certificate to such effect signed by its President and the Chief Financial Officer.

          Section 9.06. Assignment of Contracts. MDJB shall have received consents under all Contracts, agreements, commitments, understandings and instruments to which MDJB or Colorado Tech is a party or by which either or both is bound which require the consent of any other party or person to the assignment thereof either by the terms thereof or as a matter of law for their assumption or performance by Acquisition.

          Section 9.07 Certificates. MDJB and Colorado Tech shall have furnished Acquisition with such certificates of the officers to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Acquisition, which shall include, but not be limited to:

          (a) A certificate executed by the Secretary or an Assistant Secretary of MDJB and Colorado Tech certifying as of the Closing Date (a) a true and complete copy of the Articles of Incorporation of each entity; (b) a true and complete copy of the bylaws of each entity; (c) a true and complete copy of the resolutions of the board of directors of each entity authorizing the execution, delivery and performance of this Agreement by each entity and the consummation of the transactions contemplated hereby; (d) incumbency matters; and (e) approval and adoption of this Agreement and Plan of Merger by the consent of the requisite number of stockholders of MDJB and Colorado Tech;

          (b) A certificate executed by the President and the Chief Financial Officer of each of MDJB and Colorado Tech certifying that, as of the Closing Date, the conditions set forth in Article IX with respect to MDJB and Colorado Tech have been satisfied;

          (c) A copy of the articles of incorporation of MDJB and Colorado Tech and all amendments thereto, certified as of a recent date by the Secretary of State of their respective state of incorporation;

          (d) A certificate of the appropriate Secretary of State certifying the good standing of each of MDJB and Colorado Tech in its state of incorporation and all states where each is qualified to do business;

          (e) Evidence reasonably satisfactory to Acquisition that after the Closing Date, Acquisition may lawfully occupy the Premises and the Facilities;

          (f) Any and all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to Acquisition that such transfer taxes and charges have been paid or provided for; and


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          (g) A certificate executed by each of MDJB and Colorado Tech certifying as of the Closing Date that the certificates delivered to Acquisition pursuant to this Section 9.07 are true and correct in all material respects.

          Section 9.08. Employment. David O'Donnell shall have entered into an employment agreement with Acquisition or an affiliate on or before the Closing Date in substantially the form of Exhibit A hereto.

          Section 9.09. Audited Financial Statements. Acquisition shall have received audited financial statements with respect to MDJB as of and for the year ended December 31, 1994, and reviewed financial statements for the period ending with the most recently completed calendar month preceding the Closing Date.

          Section 9.10 Acquisition's Review. There shall not have come to the attention of Acquisition, as a result of its review described in Section 7.01 hereof or otherwise, any material information, (i) not previously disclosed to Acquisition despite inquiry of MDJB by Acquisition; or (ii) indicating the occurrence of an event since the date of the execution of this Agreement that is likely to have a Material Adverse Effect.

          Section 9.11. Assignment and Assumption of Leases. MDJB shall have delivered Assignment, Assumption and Consent agreements with respect to each Facility, duly executed by each landlord providing for terms and conditions no less favorable than those contained in the existing leases.
          Section 9.12. MDJB's Equity. MDJB shall demonstrate, represent and warrant that MDJB's stockholders equity as of December 31, 1994 and June 30, 1995 is $924,492.00 and $994,692, respectively, and that there has been no material decrease in such net equity between June 30, 1995 and the Closing Date.

          Section 9.13. Acid Test and Tangible Net Equity. At the Closing, MDJB shall demonstrate, represent and warrant that (i) MDJB meets or exceeds, or is not required to maintain, an acid test of 1 to 1 as required by and determined in accordance with 34 C.F.R., 668.15 and (ii) MDJB has a positive Tangible Net Equity as required by and determined in accordance with 34 C.F.R. 668.15.

          Section 9.14. Dissenter' Rights of Appraisal. Holders of MDJB Common Stock shall not have exercised appraisal rights under the CBCA in respect of more than 3% of shares of MDJB Common Stock outstanding prior to the Closing Date.

          Section 9.15. Pooling Accounting Treatment. Whitman will receive a letter from Ernst & Young LLP, its independent auditors, regarding that firm's concurrence with Whitman management's conclusions as to the appropriateness of pooling of interest accounting for the merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this agreement.

          Section 9.16. Tax Representation Letter. Each of the Shareholders owning ten percent (10%) or more of the MDJB Common Stock shall have executed and delivered to Whitman the Tax Representation Letter in the form attached hereto as Exhibit B.


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          Section 9.17. Affiliates Agreement. Each officer, director and shareholder owning beneficially 10% or more of the MDJB Common Stock (after giving effect to the issuance of shares underlying stock options, warrants or other securities or agreements that are convertible into MDJB Common Stock within 60 days of the Closing Date) shall have executed and delivered to Whitman the Affiliate Letter Agreement in the form attached hereto as Exhibit C.





                                   ARTICLE X

                             CONDITIONS TO MDJB'S
                                  OBLIGATIONS

          All obligations of MDJB under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived in writing by MDJB.

          Section 10.01. Representations and Warranties True at the Closing Date. At the Closing Date, the representations and warranties of Whitman and Acquisition contained in this Agreement will be true and correct in all material respects at and as of such time, except to the extent affected by the transactions contemplated hereby, and at the Closing Date, each of Whitman and Acquisition shall have delivered to MDJB a certificate to such effect signed by the President and the Chief Financial Officer of Acquisition.

          Section 10.02. Acquisition's Performance. Each of the obligations of Whitman and Acquisition to be performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at the Closing Date, and at the Closing Date Acquisition shall have delivered to MDJB a certificate to such effect signed by its President and the Chief Financial Officer.

          Section 10.03. Authority. All action required to be taken by, or on the part of Whitman and Acquisition to authorize the execution, delivery and performance of this Agreement by Whitman and Acquisition and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of each such entity. This Agreement and the Merger shall have been approved and adopted by a majority of the shares of Whitman Common Stock entitled to vote at the Whitman Shareholders' Meeting in accordance with the New Jersey Business Corporation Act.

          Section 10.04. Opinion of Counsel of Acquisition. MDJB shall have been furnished an opinion of Robinson, St. John & Wayne, counsel to Acquisition and Whitman, dated the Closing Date, in form substantially as set forth in Schedule 10.04 hereto.

          Section 10.05. No Material Adverse Change. There shall have been, between the date hereof and the Closing Date no material adverse change in the condition, financial or otherwise, of Acquisition,

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and at the Closing Date Acquisition and Whitman shall have delivered to MDJB a certificate to such effect signed by the President and the Chief Financial Officer of Acquisition.

          Section 10.06. Employment. David O'Donnell shall have been offered an employment agreement with Acquisition or an affiliate on or before the Closing Date in substantially the form of Exhibit A hereto.

          Section 10.07. Certificates. Acquisition and Whitman shall have furnished to MDJB with such certificates of the officers of Acquisition and Whitman and others to evidence compliance with the conditions set forth in this Article X as may be reasonably requested by MDJB, which shall include, but not be limited to:

          (a) A certificate executed by the Secretary or an Assistant Secretary of Acquisition and Whitman certifying as of the Closing Date (a) a true and complete copy of the resolutions of the board or directors of Acquisition and Whitman authorizing the execution, delivery and performance of this Agreement by Acquisition and Whitman and the consummation of the transactions contemplated hereby; (b) incumbency matters; and (c) if applicable, approval and adoption of this Agreement and Acquisition by the stockholders of Acquisition;

          (b) A certificate executed by the President and the Chief Financial Officer of Acquisition and Whitman certifying that, as of the Closing Date, the conditions set forth in Article X with respect to Acquisition have been satisfied;

          (c) Any and all forms, certificates and/or other instruments required to pay the transfer and recording taxes and charges arising from the transactions contemplated by this Agreement, together with evidence reasonably satisfactory to MDJB that such transfer taxes and charges have been paid; and

          (d) A certificate executed by Acquisition and Whitman certifying as of the Closing Date that the certificates delivered to MDJB pursuant to this
Section 10.07 are true and correct in all material respects.

          Section 10.08. MDJB's Review. There shall not have come to the attention of MDJB, any material information (i) not previously disclosed to MDJB despite the inquiry of Acquisition or Whitman by MDJB; or (ii) indicating the occurrence of events since the date of execution of this Agreement that is likely to have a Material Adverse Effect.


                                  ARTICLE XI

                                  TERMINATION


          Section 11.01. Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the Merger abandoned:

                   (a) by the Board of Directors of MDJB or Acquisition if the Closing Date shall not have taken place on or prior to January 31, 1996;

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                   (b)  by the Board of Directors of Acquisition at any time
  prior to the Closing Date if:

          (i) a material condition to Acquisition's performance under this Agreement or a covenant of MDJB or Colorado Tech contained herein shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such covenant or condition; or

        (ii) a material default or breach of this Agreement shall be made by MDJB or Colorado Tech; or

        (iii) since December 31, 1994, there shall be a material adverse change in the results of operations of MDJB or Colorado Tech or any adverse change in the business, income before income taxes (as compared with the same period in the preceding year), Prospects, manner of conducting the business, financial condition or any asset of MDJB or Colorado Tech, which change is material; or


        (iv) the Board of Directors of Acquisition shall have determined in its reasonable opinion that the transactions contemplated by this Agreement have become inadvisable or impracticable by reason of the institution or threat by state, local or federal governmental authorities or by any other person of: (A) litigation or proceedings to restrain or prohibit the consummation of the transactions contemplated by this Agreement or which seeks substantial damages in connection with this Agreement or the transactions contemplated hereby; or (B) other litigation or proceedings the outcome of which in the reasonable opinion of Acquisition would have a material adverse effect on the business, results of operations, prospects, manner of conducting the business, financial condition or any material asset of MDJB, Colorado Tech or Acquisition; or

        (v) the Board of Directors of Acquisition shall have determined in its reasonable opinion that the results of the due diligence investigation of MDJB is unsatisfactory.

        (c) by the Board of Directors of MDJB at any time prior to the Closing Date if:

        (i) a material condition to MDJB's performance under this Agreement shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such condition; or

        (ii) a material default or breach of this Agreement shall be made by Whitman or Acquisition; or

        (iii) since March 31, 1995 there shall be a material adverse change in the results of operations of Acquisition or Whitman, or any material adverse change in the business, results of operations (as compared with the same period in the preceding year), prospects, manner of conducting the business, financial condition or any asset of Acquisition or Whitman, except as disclosed to MDJB in writing on or prior to the date hereof.


        Section 11.02. Additional Right of Acquisition to Terminate. As soon as practicable after execution of this Agreement, Acquisition and/or Acquisition's representative and MDJB and/or MDJB's representative shall together meet with officials from ED's Institutional Participation Division ("IPD") to inform IPD of this Agreement and determine whether IPD reasonably anticipates that Acquisition will

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be able to obtain Certification for the Colorado Tech subsequent to the proposed Merger. If, on the basis of the above-described meeting, Acquisition reasonably believes that IPD will not certify the Institutions at any time or in a timely manner, then notwithstanding any other provision of this Agreement to the contrary, Acquisition may elect to terminate this Agreement by notice to MDJB given not less than five (5) business days prior to the Closing Date, including in such notice the basis for the belief upon which the election is taken. Acquisition may withdraw its election if, subsequent to the giving of notice, it is satisfied that the basis cited in the notice has been satisfactorily resolved, the determination of Acquisition to be dispositive.



                                  ARTICLE XII

                                INDEMNIFICATION


        Section 12.01. Indemnification of Acquisition and Whitman. (a) The Shareholders shall, on a several basis, indemnify and hold Acquisition and Whitman harmless in respect of each and all of the following, provided that a claim in writing is made against Acquisition or Whitman within the survival periods specified hereinabove:

        (i) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, non-fulfillment of any agreement or obligation on the part of MDJB or Colorado Tech contained in this Agreement (or any exhibits or schedules hereto) and from any misrepresentation in or omission from any certificate, exhibit, schedule, instrument or other information furnished to Acquisition or Whitman by MDJB, Colorado Tech or by any of their respective officers; and


        (ii) All demands, assessments, judgments, costs and legal and other expenses, including, without limitation, reasonable attorneys' fees, arising from or in connection with any action, suit, proceeding or settlement or claim incident to the foregoing Section 12.01(a) or involving a third-party action against Whitman or Acquisition.

        (b) The Shareholders shall have no liability with respect to the inaccuracy or breach of representations and warranties of MDJB or Colorado Tech or for any other liability provided in this Section 12.01 unless (i) written notice of any claim, loss, damage or cost is given within the survived period specified in Section 5.39 hereof, and (ii) all such aggregate losses, costs, damages and expenses actually paid or suffered by Acquisition or Whitman by reason of subparagraph (a) (i) and/or (ii) above, exceed Twenty Five Thousand and 00/100 ($25,000) (the "Deductible"), in which case the Shareholders will be liable for such aggregate losses, costs, damages and expenses to the extent they exceed the Deductible and not to exceed the Escrow Portion.


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  (c) Any claim for indemnification under this Section 12.01 in excess of the
Deductible shall be satisfied from the Escrow Portion allocated to each Shareholder, on a pro rata basis, based upon the Closing Date Fair Market Value of Whitman Common Stock. For purposes of this Section 12.01, "Closing Date Fair Market Value" shall mean the closing sales price of Whitman's Common Stock as reported by the American Stock Exchange on the trading day immediately prior to the Closing Date as accurately reported in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, any newspaper, trade journal or stock reporting service selected by Whitman). No Shareholder shall have any liability for indemnification under this Section
12.01 for claims which in the aggregate exceed the Closing Date Fair Market Value of the Escrow Portion allocated to such Shareholder as shown on Schedule
3.2. If as of the Escrow Release Date (as defined in Section 12.06 hereof) the aggregate claims for indemnification under this Section 12.01 (and Whitman's exercise of the set-off rights provided hereunder) are less than the Closing Date Fair Market Value of the Escrow Portion for each such claim, the remaining Escrow Portion shall be released to the Shareholders, on a pro rata basis, with cash payments made to any Shareholder that would otherwise be entitled to a fractional share from the Escrow Portion then remaining (based on the Closing Date Fair Market Value.

  The provisions of this Section 12.01 (c) may be illustrated by the following example:

                    If the aggregate claims subject to indemnification prior to the Escrow Release Date total $250,000 (after giving effect to the $25,000 Deductible) and the Closing Date Fair Market Value of the Whitman Stock is $2.00 per share, the entire Escrow Portion would be subject to set-off by Whitman hereunder and the Shareholders would have no further liability for indemnification under this Section 12.01. If, however, the Closing Date Fair Market Value of the Whitman Common Stock is $10.00 per share, only 25,000 shares of the Escrow Portion would be subject to set-off by Whitman. Assuming no other claims for indemnification were made by Whitman or Acquisition prior to the Escrow Release Date, the remaining 62,500 shares comprising the Escrow Portion would be distributed on the Escrow Release Date by Whitman to the Shareholders on a pro rata basis.


                   (d) Whitman shall have the right to set-off against the Escrow Portion the amount of any loss, cost, damage or expense actually paid, suffered or incurred by Acquisition or Whitman by reason of Section 12.01(a)(i) and/or (ii). Whitman's right of set-off with respect to non- third party claims may be exercised upon the relevant determination date. Whitman shall provide the Shareholders with written notice of a set-off for any indemnity loss under this Section 12.01 shall be limited to the Escrow Portion. Whitman's exercise of its set-off rights with respect to third-party claims shall be deemed to have occurred upon the final resolution of such third-party claim in accordance with Section 12.03 hereof. Whitman, Acquisition, MDJB and the Shareholders hereby acknowledge and agree that Whitman's and Acquisition's sole remedy for indemnity under this Section 12.01 shall be limited to the Escrow Portion. If Whitman is determined by a court of competent jurisdiction to have wrongfully set-off claims against the Escrow Portion, Whitman's liability to the Shareholders shall be limited to the number of shares wrongfully set off from the Escrow Portion.


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          Section 12.02. Indemnification of MDJB and Shareholders. (a)
Acquisition and Whitman shall indemnify and hold MDJB harmless in respect of each and all of the following, provided that a claim in writing is made against MDJB within the survival periods specified hereinabove:

        (i) Any and all damage or deficiency resulting from any misrepresentation, breach of warranty, non-fulfillment of any agreement or obligation on the part of Acquisition or Whitman contained in this Agreement (or any exhibits or schedules hereto) and from any misrepresentation in or omission from any certificate, exhibit, schedule, instrument or other information furnished to MDJB in connection with this Agreement by Acquisition, Whitman or any of their respective officers.

        (ii) All demands, assessments, judgments, costs and legal and other expenses, including, without limitation, reasonable attorneys' fees, arising from or in connection with any action, suit, proceeding or settlement of claim incident to the foregoing Section 12.02(a) or involving a third-party action against MDJB.

                   (b) Neither Whitman nor Acquisition shall have any liability with respect to the inaccuracy or breach of representations and warranties of Acquisition or Whitman or for such other liability provided in this Section 12.02 unless (i) written notice of any claim, loss, damage or cost is given within the survival period specified in Section 6.13 hereof, and
(ii) all such aggregate losses, costs, damages and expenses actually paid and suffered by MDJB by reason of subparagraphs (a) (i) and (ii) above, exceed Twenty Five Thousand Dollars ($25,000) (the "Deductible"), in which case the Whitman will be liable for such aggregate losses, costs, damages and expenses to the extent they exceed the Deductible. The sole remedy for a post-closing claim shall be for losses, costs, damages and expenses actually paid or suffered by MDJB. No claim may be made for rescission of the purchase and sale or for punitive, special, consequential or indirect damages.

                  Section 12.03. Notices, Participation, and Settlement. Promptly after receipt by any party hereto of notice of a claim or commencement of any action (legal or administrative) which, if successful, might require another party hereto to indemnify such other party, the indemnified party will give written notice thereof to the indemnifying party of such claim or the commencement of such action, provided that the failure of any indemnified party to give such written notice shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnified party is actually prejudiced by such failure. If a claim is so noticed, the indemnifying party shall be entitled to participate in the resolution of such claim, and if such action is brought against any indemnified party, the indemnifying party shall be entitled to participate and assume defense thereof with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election to so assume defense thereof, the indemnifying party shall have no obligation for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. No indemnifying party shall make any settlement of any claims without the written consent of the indemnified party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the indemnified party or its assets, employees or business. With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the indemnifying party upon the earlier to occur of; (i) the entry of a judgment against the indemnified party and the

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expiration of any applicable appeal period, of if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment;
(ii) the entry of an unappealable judgment or final appellate decision against the indemnified party; or (iii) a settlement of the claim. Notwithstanding the foregoing, expenses by counsel to the indemnified party shall be reimbursed on a current basis by indemnifying party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by indemnifying party upon demand by the indemnified party. Any claim for indemnity shall be reduced by the amount of any insurance proceeds received. In no event shall a Shareholder be required to advance any funds as all claims for indemnity are to be satisfied from the Escrow Portion and no Shareholder shall have any liability beyond his or her allocable share of the Escrow Portion (except as otherwise provided in Section 12.01(e)).

                   Section 12.04. Indemnification for Brokers. Acquisition and 1the Shareholders shall each indemnify and hold harmless the other against any losses, claims, expenses (including court costs and attorneys' fees), costs or liabilities to which the indemnified party may become subject relating to any brokerage or finders' fees or agents' or banker's commissions or other similar charges incurred by the indemnifying party in connection with this Agreement or any transaction contemplated hereby.

                   Section 12.05. Title IV Liabilities. Upon Acquisition receiving certification from the ED authorizing Colorado Tech College to participate in Title IV Programs, and until the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB, the Shareholders shall be severally liable with Acquisition for Title IV liabilities arising prior to the Closing date and any Shareholder liabilities will be satisfied from the Escrow Portion.


        In the case that the Department of Education, Guaranty Agency or other agency indicates that it will conduct a review for a period prior to the Closing Date, the Shareholders shall have the option of being present at the Colorado Tech College facilities under review, and the Shareholders shall have the right to be present during and participate in any discussions or interviews with the reviewers.


        Section 12.06. Release of Escrow Portion. Whitman shall release to each Shareholder his or her allocable share of the Escrow Portion, if any, after giving effect to the exercise of the set-off rights granted to Whitman in accordance with Section 12.01, upon the later to occur of (i) the satisfaction of the Condition Subsequent and (ii) the issuance of the first independent audit report (following the completion of the Merger) on the combined results of Acquisition and MDJB (the "Escrow Release Date"); provided, however, that notwithstanding the foregoing, in no event shall the Escrow Portion be released following the exercise of Whitman's Rescission Right (as defined and provided in Section 7A.4 hereof).


        Section 12.07. Acquisition's Insurance Requirements. For a period of three (3) years following the Effective Time, Acquisition shall maintain liability insurance coverage known as "Tail Coverage" covering the prior acts and omissions of the officers and directors of MDJB and Colorado Tech preceding the Effective Time. In addition, Acquisition shall maintain Director and Officer

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



Liability Insurance for each of its officers and directors for a period of at least three (3) years following the Effective Time.

                                 ARTICLE XIII

                                 MISCELLANEOUS


        Section 13.01. Successors, Assigns and Third Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, none of the parties hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Notwithstanding the foregoing, Whitman and Acquisition may assign their rights, but not their obligations under this Agreement to a wholly-owned subsidiary of Whitman or Acquisition without the consent of MDJB or Colorado Tech. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


        Section 13.02. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of New Jersey, disregarding principles of conflict of laws and the like.


        Section 13.03. Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however that if such unlawful clause is so material to the party for whose benefit the clause was originally included so that such party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be arbitrated pursuant to Section 13.09 hereof.


        Section 13.04. Certain Words. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement.


        Section 13.05. Notices. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing, delivered by certified mail or a national overnight delivery services and shall be deemed to have been given when received, and shall be addressed as follows:


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


              (a)      If to Acquisition or Whitman:               Whitman Medical Corp.
                                                                   485E U.S. Highway 1 South
                                                                   Suite 100
                                                                   Iselin, New Jersey 08830
                                                                   Attn: Mr. Randy S. Proto
                                                                   Telephone:  (908) 636-3640
                                                                   Fax:             (908) 636-3667

                       with a copy to:                             William P. Oberdorf, Esq.
                                                                   Robinson, St. John & Wayne
                                                                   Two Penn Plaza East
                                                                   Newark, New Jersey 07105
                                                                   Telephone:  (201) 491-3300
                                                                   Fax:             (201) 491-3333

              (b)      If to MDJB or Colorado Tech:                MDJB, Inc.
                                                                   c/o Colorado Technical University
                                                                   4435 N. Chestnut Street
                                                                   Colorado Springs, Colorado 80907-3876
                                                                   Telephone:  (719) 598-0200
                                                                   Fax:             (719) 598-3740

                       with a copy to:                             Norman A. Palermo, Esq.
                                                                   102 East Pikes Peak Avenue
                                                                   Colorado Springs, CO. 80903
                                                                   Telephone:  (719) 471-7700
                                                                   Fax:             (719) 471-7704

              (c)      If to the Shareholders:                     David O'Donnell, as
                                                                   Agent for the Shareholders
                                                                   Colorado Technical University
                                                                   4435 N. Chestnut Street
                                                                   Colorado Springs, Colorado 80907-3876
                                                                   Telephone:  (719) 598-0200
                                                                   Fax:             (719) 598-3740




              with a copy to:                                      Norman A. Palermo, Esq.
                                                                   102 East Pikes Peak Avenue
                                                                   Colorado Springs, Colorado 80903
                                                                   Telephone:  (719) 471-7700
                                                                   Fax:             (719) 471-7704



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







or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

              Section 13.06. Expenses. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses. Without limiting the generality of the foregoing, any and all fees and expenses of any attorneys, accountants or investment bankers of the parties hereto incurred in connection with this Agreement or the transactions contemplated hereby shall be borne by the party incurring such expense and shall not be assumed by any other party; provided, however, that in no event shall the legal, accounting and other fees and expenses incurred by or on behalf of MDJB and/or Colorado Tech exceed an aggregate of $75,000 without the prior written consent of Whitman.

          Section 13.07. Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.


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








          Section 13.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement.

              Section 13.09. Arbitration. Any controversy or claim arising out of or relating solely to Section 13.03 shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, by a tribunal sitting in Newark, New Jersey if such claim is made by MDJB, or in Colorado Springs, Colorado if such claim is made by Whitman or Acquisition, and judgment on the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

           IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this as of the date first above written.

ATTEST:                                        WHITMAN MEDICAL CORP.


By: /s/ Gary A. Camp                           By: /s/ Randy s. Proto
    ----------------                               ------------------
Name:Gary A. Camp                              Name: Randy S. Proto
Title: Vice President-Marketing                Title:   President





ATTEST:                                        WHITMAN MEDICAL ACQUISITION
                                               CORPORATION



By: /s/ William Lichtenstein                   By: /s/ Randy S. Proto
    ------------------------                       ------------------
Name: William Lichtenstein                     Name: Randy S. Proto
Title:   President of UDS                      Title:   President



ATTEST:                                         MDJB, INC.


By: /s/ William E. Ayen                         By: /s/ David D. O'Donnell
    -------------------                             ----------------------
Name: William E. Ayen                           Name: David D. O'Donnell
Title:    Secretary                             Title:   Chairman and President

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



ATTEST:                                         COLORADO TECHNICAL UNIVERSITY,
                                                INC.

By:/s/ William E. Ayen                          By: /s/ David D. O'Donnell
   -------------------                              ----------------------
Name: William E. Ayen                           Name: David D. O'Donnell
Title:    Secretary                             Title: Chairman



                                     A-50

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



                                                                       ANNEX B

                                  ARTICLE 113

                              DISSENTERS' RIGHTS

PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

Section 7-113-101.  Definitions.  For purposes of this article:

           (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

           (2) "Corporation" means the issuer of the shares held by a Dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

           (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this Article.

           (4) "Fair Value," with respect to a Dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the Dissenter objects, excluding any appreciation or deprecation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

           (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

           (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

           (7) "Shareholder" means either a record shareholder or a beneficial shareholder.

Section 7-113-102.  Right to dissent.

           (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the Fair Value of his or her shares in the event of any of the following corporate actions:

                   (a) Consummation of a plan of merger to which the corporation is a party if:

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                                      B-1

                            (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation, or

                            (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

                   (b) Consummation of a plan of share exchange to which the
            corporation is a party as the corporation whose shares will be acquired;

                   (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholders' vote is required under section 7-112-102(1); and

                   (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

           (2) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the Fair Value of the shareholder's shares in the event of:

                   (a) An amendment to the articles of incorporation that
            materially and adversely affects rights in respect of the shares because it:

                            (I) Alters or abolishes a preferential right of the shares; or

                            (II) Creates, alters, or abolishes a right in
                   respect of redemption of the shares, including a provision respecting a sinking fund for their redemption or repurchase; or

                   (b) An amendment to the articles of incorporation that
            affects rights in respect of the shares because it:

                            (I) Excludes or limits the right of the shares to
                   vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                            (II) Reduces the number of shares owned by the
                   shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

           (3) A shareholder is entitled to dissent and obtain payment of the Fair Value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

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



           (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 7-113-103.  Dissent by Nominees and Beneficial Owners.

           (1) A record shareholder may assert Dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts Dissenters' rights. The rights of a record shareholder under this subsection
(1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

           (2) A beneficial shareholder may assert Dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

                   (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts Dissenters' rights; and

                   (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

           (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, Dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise Dissenters' rights. Any such requirement shall be stated in the Dissenters' notice given pursuant to section 7-113-203.

PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

Section 7-113-201.  Notice of Dissenters' Rights.

           (1) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert Dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as

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



provided by this subsection (1) to shareholders not entitled to vote shall not affect any action taken at the shareholders' meeting for which the notice was to have been given.

           (2) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert Dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) to shareholders not entitled to vote shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given.

Section 7-113-202.  Notice of Intent to Demand Payment.

           (1) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert Dissenters' rights shall:

                   (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

                   (b) Not vote the shares in favor of the proposed corporate action.

           (2) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, a shareholder who wishes to assert Dissenters' rights shall not execute a writing consenting to the proposed corporate action.

           (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

Section 7-113-203.  Dissenters' Notice.

           (1) If a proposed corporate action creating Dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written Dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

           (2) The Dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating Dissenters' rights under section 7-113-102 and shall:


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







                   (a) State that the corporate action was authorized and
            state the effective date or proposed effective date of the corporate action;

                   (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

                   (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                   (d) Supply a form for demanding payment, which form shall
            request a Dissenter to state an address to which payment is to be made;

                   (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

                   (f) State the requirement contemplated in section
            7-113-103(3), if such requirement is imposed; and

                   (g)      Be accompanied by a copy of this article.

Section 7-113-204.  Procedure to Demand Payment.

           (1) A shareholder who is given a Dissenters' notice pursuant to section 7-113-203 and who wishes to assert Dissenters' rights shall, in accordance with the terms of the Dissenters' notice:

                   (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

                   (b) Deposit the shareholder's certificates for certificated shares.

           (2) A shareholder who demands payment in accordance with subsection
(1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of Dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

           (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.


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



           (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the Dissenters' notice is not entitled to payment for the shares under this article.

Section 7-113-205.  Uncertificated Shares.

           (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

           (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

Section 7-113-206.  Payment.

           (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating Dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each Dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the Dissenter's shares, the amount the corporation estimates to be the Fair Value of the Dissenter's shares, plus accrued interest.

           (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

                   (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

                   (b) A statement of the corporation's estimate of the Fair Value of the shares;

                   (c) An explanation of how the interest was calculated;

                   (d) A statement of the Dissenter's right to demand payment under section 7- 113-209; and

                   (e) A copy of this article.

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Section 7-113-207.  Failure to Take Action.

           (1) If the effective date of the corporate action creating Dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

           (2) If the effective date of the corporate action creating Dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new Dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

           Section 7-113-208. Special Provisions Relating to Shares Acquired After Announcement of Proposed Corporate Action.

           (1) The corporation may, in or with the Dissenters' notice given pursuant to section 7- 113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating Dissenters' rights under section 7-113-102 and state that the Dissenter shall certify in writing, in or with the Dissenter's payment demand under section 7- 113-204, whether or not the Dissenter (or the person on whose behalf Dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any Dissenter who does not so certify in writing, in or with the payment demand, that the Dissenter or the person on whose behalf the Dissenter asserts Dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the Dissenter agrees to accept it in full satisfaction of the demand.

           (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

Section 7-113-209.  Procedure if Dissenter is Dissatisfied With Payment or
Offer.

           (1) A Dissenter may give notice to the corporation in writing of the Dissenter's estimate of the Fair Value of the Dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the Fair Value of the shares and interest due, if:

                   (a) The Dissenter believes that the amount paid under
           section 7-113-206 or offered under section 7-113-208 is less than the Fair Value of the shares or that the interest due was incorrectly calculated;


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



                   (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

                   (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

           (2) A Dissenter waives the right to demand payment under this section unless the Dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the Dissenter's shares.

PART 3.  JUDICIAL APPRAISAL OF SHARES

Section 7-113-301.  Court Action.

           (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the Fair Value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each Dissenter whose demand remains unresolved the amount demanded.

           (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

           (3) The corporation shall make all Dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each Dissenter shall be by registered or certified mail, to the address stated in such Dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the Dissenter's shares, or as provided by law.

           (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more person as appraisers to receive evidence and recommend a decision on the question of Fair Value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.


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           (5) Each Dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the Fair Value of the Dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the Fair Value, plus interest, of the Dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

Section 7-113-302.  Court Costs and Counsel Fees.

           (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the Dissenters, in amounts the court finds equitable, to the extent the court finds the Dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

           (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts due the court finds equitable:

                   (a) Against the corporation and in favor of any Dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

                   (b) Against either the corporation or one or more Dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

           (3) If the court finds that the services of counsel for any Dissenter were of substantial benefit to other Dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the Dissenters who were benefitted.


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



                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Pursuant to the provisions of the Delaware General Corporation Law ("Delaware GCL"), Acquisition has adopted provisions in its Certificate of Incorporation and Bylaws which require Acquisition to indemnify its officers and directors to the fullest extent permitted by law, and eliminate the personal liability of its directors to Acquisition or its stockholders for monetary damages for breach of their duty of due care except (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware GCL (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived any improper personal benefit. In addition, Acquisition's Certificate of Incorporation and Bylaws require Acquisition to indemnify its directors and officers, permit Acquisition to insure its directors and officers and permit Acquisition to indemnify or insure its employees or agents to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary, except that Acquisition shall not be obligated to advance expenses or to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense,(ii) for any amounts paid in settlement or an action indemnified against by Acquisition without the prior written consent of Acquisition, or (iii) in connection with any event in which the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


(a) The following exhibits are furnished as part of this Regulatory Statement.
     2.1  Merger Agreement (appears in ANNEX A to Proxy Statement-Prospectus)
     2.2 Amendment to Merger Agreement (appears in ANNEX A to Proxy Statement-Prospectus)
     3.1  Certificate of Amendment of Whitman Medical Corp.**
     4.1  Form of Certificate of Common Stock*
     5.1  Opinion of Robinson, St. John & Wayne**
     8.1  Opinion of Robinson, St. John & Wayne**
    23.1  Consent of Ernst & Young LLP
    23.2  Consent of Stockman, Kast, Ryan and Scuggs
    23.3  Consent of KPMG Peat Marwick LLP
    23.4  Consent of Robinson, St. John & Wayne (appears in Exhibit 5.1)
    24.1  Power of Attorney**

---------------------------
*Incorporated by reference to Whitman's Registration Statement on Form S-18,
 Registration Statement No. 2-71623, filed April 3, 1981, as amended, as the same number exhibit.

**Previously filed.



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



  (b) Financial Statement Schedule(s):

  Schedules have been omitted for the reason that they are not required or not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Issuer pursuant to the provisions referred to in Item 20, or otherwise, the Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this matter.

  The undersigned registrant hereby undertakings:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

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                                     II-2

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement-Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents fled subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


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                                     II-3

                                  SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey on February 13, 1996.


                                                     WHITMAN MEDICAL CORP.


                                                     By: /s/ Randy S. Proto
                                                         --------------------
                                                        Name: Randy S. Proto
                                                         Title: President




 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 13th day of February, 1996.


   /s/ Randy S. Proto                   *    /s/ Phillip Frost, M.D.
------------------------                -------------------------------------
Name: Randy S. Proto                    Name: Phillip Frost, M.D.
Title:   President                      Title:  Chairman of the Board of
Directors

* /s/ Joseph Lichtenstein

-----------------------------------
Name: Joseph Lichtenstein
Title:   Vice President, Secretary,
          Treasurer, and Director

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                                     II-4

* /s/ Isaac Kaye                                  * /s/ Jack R. Borsting
------------------                                -----------------------
Name: Isaac Kaye                                  Name: Jack R. Borsting
Title:   Director                                 Title:   Director


* /s/ Richard C. Pfenniger, Jr.                   * /s/ Peter S. Knight
------------------------------                    -------------------------
Name: Richard C. Pfenniger, Jr.                   Name: Peter S. Knight
Title:   Director                                 Title:   Director

* By: /s/ Randy S. Proto
      ------------------
     Randy S. Proto, Attorney-in-fact

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                                     II-5

                                              Index to Exhibits




Item No.                       Description                          Page No.

 2.1                 Merger Agreement (appear's in Annex
                     A to the Proxy-Statement-Prospectus)**

 2.2 Amendment to Merger Agreement (appears in Annex A to the Proxy Statement-Prospectus)**

 3.1                 Certificate of Amendment of Whitman
                     Medical Corp.**

 4.1                 Form of Certificate of Common Stock*

 5.1                 Opinion of Robinson, St. John & Wayne**

 8.1                 Opinion of Robinson, St. John &
                     Wayne**

23.1                 Consent of Ernst & Young LLP

23.2                 Consent of Stockman, Kast, Ryan & Scuggs

23.3                 Consent of KMPG Peat Marwick LLP

23.4                 Consent of Robinson, St. John &
                     Wayne (appears in Exhibit 5.1)

24.1                 Power of Attorney**


------------------------------
*Incorporated by reference to Whitman's Registration Statement on Form S-18, Registration Statement No. 2-21623, filed April 3, 1981, as amended, as the same number exhibit.


**Previously filed.


182435-1